Filed Pursuant to Rule 424(b)(3)
Registration Statement File No. 333-165466

Prospectus Supplement

Interests in

JACKSONVILLE SAVINGS BANK
401(k) PROFIT SHARING PLAN

Offering of Participation Interests in up to 630,516 Shares of

JACKSONVILLE BANCORP, INC.
Common Stock

In connection with the conversion of Jacksonville Bancorp, MHC from the mutual to the stock form of organization,  Jacksonville Bancorp, Inc., a newly formed Maryland corporation (“Jacksonville Bancorp-Maryland”), is offering shares of common stock for sale.  Accordingly, in connection with the conversion, Jacksonville Bancorp-Maryland is allowing participants in the Jacksonville Savings Bank 401(k) Profit Sharing Plan (the “Plan”) to invest all or a portion of their accounts in participation interests in the common stock of Jacksonville Bancorp-Maryland (“Jacksonville Bancorp-Maryland Common Stock”). Based upon the value of the Plan assets at December 31, 2009, the trustee of the Plan could purchase up to 630,516 shares of Jacksonville Bancorp-Maryland Common Stock, at the purchase price of $10.00 per share.  This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in Jacksonville Bancorp-Maryland Common Stock at the time of the stock offering.

The prospectus of Jacksonville Bancorp-Maryland dated May 14, 2010, is provided with this prospectus supplement.  It contains detailed information regarding the reorganization and stock offering of Jacksonville Bancorp-Maryland and the financial condition, results of operations and business of Jacksonville Bancorp, Inc., the federal mid-tier holding company of Jacksonville Savings Bank (“Jacksonville Bancorp-Federal”) and Jacksonville Savings Bank.  This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 19 of the prospectus.

The interests in the Plan and the offering of the shares of Jacksonville Bancorp-Maryland Common Stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency.  Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Jacksonville Bancorp-Maryland, in the stock offering, of participation interests in Jacksonville Bancorp-Maryland Common Stock acquired by the Plan.  No one may use this prospectus supplement to reoffer or resell interests in shares of Jacksonville Bancorp-Maryland Common Stock acquired through the Plan.

You should rely only on the information contained in this prospectus supplement and the prospectus.  Jacksonville Bancorp-Maryland, Jacksonville Savings Bank and the Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Neither the delivery of this prospectus supplement and the prospectus nor any sale of Jacksonville Bancorp-Maryland Common Stock or participation interests representing an ownership interest in Jacksonville Bancorp-Maryland Common Stock shall under any circumstances imply that there has been no change in the affairs of Jacksonville Bancorp-Maryland, Jacksonville Bancorp-Federal, Jacksonville Savings Bank, or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is May 14, 2010.

THE OFFERING
Securities Offered
Jacksonville Bancorp-Maryland is offering participation interests in shares of common stock of Jacksonville Bancorp-Maryland (“Jacksonville Bancorp-Maryland Common Stock”) acquired by the Jacksonville Savings Bank 401(k) Profit Sharing Plan (the “Plan”).  The participation interests represent your indirect ownership of shares of Jacksonville Bancorp-Maryland Common Stock through the Plan.  At the purchase price of $10.00 per share, the Plan may acquire up to 630,516 shares of Jacksonville Bancorp-Maryland Common Stock in the stock offering, based on the fair market value of the Plan’s assets as of December 31, 2009.

Only employees of Jacksonville Savings Bank may become participants in the Plan and only participants may purchase participation interests in shares of Jacksonville Bancorp-Maryland Common Stock.  Your investment in shares of Jacksonville Bancorp-Maryland Common Stock in connection with the stock offering is subject to the purchase priorities listed below.

Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank is contained in the accompanying prospectus.  The address of the principal executive office of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank is 1211 West Morton Avenue, P.O. Box 880, Jacksonville, IL 62651-0880.  Jacksonville Savings Bank’s telephone number at this address is (217) 245-4111.

All questions about this Prospectus Supplement should be addressed to Diana Tone, Chief Financial Officer at Jacksonville Savings Bank; telephone number: (217) 245-4111; email: dtone@jacksonvillesavings.com

Questions about the common stock being offered or about the prospectus may be directed to the Stock Information Center at (877) 860-2070.

Election to Purchase Common Stock
In connection with the stock offering, you may elect to transfer all or part of your account balances in the Plan to be used to purchase shares of Jacksonville Bancorp-Maryland Common Stock sold in the stock offering.  The trustee of the Plan will purchase Jacksonville Bancorp-Maryland Common Stock in accordance with your directions. However, such directions are subject to purchase priorities and purchase limitations, as described below.  Following the stock offering, the trustee will then transfer your purchased shares of Jacksonville Bancorp-Maryland Common Stock to a brokerage account that is set up within the Plan on your behalf.

Shares of Jacksonville Bancorp-Maryland Common Stock being sold in the stock offering are different from the common stock of Jacksonville Bancorp-Federal, the federal mid-tier holding company of Jacksonville Savings Bank, that is currently held by the Plan.  Jacksonville Bancorp-Federal will be eliminated in the conversion of Jacksonville Bancorp, MHC into Jacksonville Bancorp-Maryland, which will become the newly formed stock holding company of Jacksonville Savings Bank.  At the close of the conversion and offering, shares of common stock of Jacksonville Bancorp-Federal held in the Plan will be exchanged for shares of Jacksonville Bancorp-Maryland Common Stock pursuant to an exchange ratio (discussed in greater detail in the accompanying prospectus).

Purchase Priorities	All Plan participants are eligible to purchase participation interests in Jacksonville Bancorp-Maryland Common Stock sold in the offering. The shares of Jacksonville Bancorp-Maryland Common Stock are being offered at $10.00 per share in a subscription offering and community offering in the following descending order of priority:

Subscription Offering:

	(1)	Depositors of Jacksonville Savings Bank with $50 or more on deposit as of the close of business on December 31, 2008, get first priority.

	(2)	Jacksonville Savings Bank’s tax-qualified plans, including the employee stock ownership plan and the Plan, get second priority.

	(3)	Depositors of Jacksonville Savings Bank with $50 or more on deposit as of the close of business on March 31, 2010, get third priority.

	(4)	Depositors of Jacksonville Savings Bank as of the close of business on May 10, 2010, get fourth priority.

Community Offering:

	(5)	Residents of the Illinois counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott get fifth priority.

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(6)	Public stockholders of Jacksonville Bancorp-Federal as of the close of business on May 10, 2010, get sixth priority.

If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase Jacksonville Bancorp-Maryland Common Stock in the subscription offering and you may use funds in the Plan to pay for the shares of Jacksonville Bancorp-Maryland Common Stock.  You may also be able to purchase shares of Jacksonville Bancorp-Maryland Common Stock in the subscription offering even though you are ineligible to purchase through subscription offering categories (1), (3) or (4) if Jacksonville Bancorp-Maryland determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans.

The trustee of the Plan will purchase shares of Jacksonville Bancorp-Maryland Common Stock sold in the stock offering in accordance with your directions.  No later than the end of the subscription and community offering period, the amount that you elect to transfer from your existing Plan account balance for the purchase of shares of Jacksonville Bancorp-Maryland Common Stock in connection with the stock offering will be removed from the investment funds you select and transferred to an interest-bearing savings account maintained by Jacksonville Savings Bank as an investment in the Plan, pending the closing of the stock offering.  Following the offering period, we will determine whether all, or any portion of, your order will be filled (if the offering is oversubscribed, you may not receive any, or all of, your order, depending on your purchase priority, as described above).  The amount that can be used toward your order will be applied to the purchase of shares of Jacksonville Bancorp-Maryland Common Stock.

In the event the offering is oversubscribed, i.e., there are more orders for Jacksonville Bancorp-Maryland Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase participation interests in Jacksonville Bancorp-Maryland Common Stock in the offering, the amount that cannot be invested in Jacksonville Bancorp-Maryland Common Stock, and any interest earned on such amount, will be transferred from the interest-bearing savings account maintained by Jacksonville Savings Bank (as an investment in the Plan) and reinvested in the existing investment funds of the Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions).  The prospectus describes the allocation procedures in the event of an oversubscription.  If you choose not to direct the investment of your account balances towards the purchase of any participation interests in Jacksonville Bancorp-Maryland Common Stock sold in the offering, your account balances will remain in the investment options of the Plan as previously directed by you.

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Minimum and Maximum Investment
In connection with the stock offering, the Plan will permit you to direct the trustee to transfer all, or part of, your assets in the Plan to be used to purchase participation interests in Jacksonville Bancorp-Maryland Common Stock sold in the offering.  The trustee of the Plan will then subscribe for shares of Jacksonville Bancorp-Maryland Common Stock offered for sale in the offering, in accordance with each participant’s direction.  The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the subscription and community offerings. In order to purchase participation interests in Jacksonville Bancorp-Maryland Common Stock through the Plan, the minimum investment is $250, which will purchase 25 shares.  The maximum investment any individual can make through the Plan and outside the Plan is $250,000, which will purchase 25,000 shares.

Value of Plan Assets
As of December 31, 2009, the market value of the assets of the Plan was approximately $6,305,169, which is eligible to purchase Jacksonville Bancorp-Maryland Common Stock in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2009.

How to Order
Enclosed is a Special Investment Election Form on which you can elect to purchase participation interests in Jacksonville Bancorp-Maryland Common Stock sold in the offering.  Please note the following stipulations concerning this election:

●	You can direct all or a portion of your current Plan account to purchase Jacksonville Bancorp-Maryland Common Stock in increments of $10.00.

●	Your election is subject to a minimum purchase of 25 shares, which equals $250.

●	Your election, plus any order you placed outside the Plan, are together subject to a maximum purchase of 25,000 shares, which equals $250,000.

●	The election period for the Plan opens May 24, 2010 and closes 12:00 noon, Central Time, on June 8, 2010.

●
During the stock offering period, you will not be permitted to change the investment amounts that you designated to be used to purchase shares of Jacksonville Bancorp-Maryland Common Stock on your Special Investment Election Form.

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● During the election period, the dollar amounts you designated will be transferred to an interest-bearing savings account maintained by Jacksonville Savings Bank. If you elect to transfer a dollar amount from a particular investment option under the Plan and, at the time that the transfer is made, you do not have a sufficient dollar amount in that investment option to process your entire election due to market fluctuation, the trustee will withdraw up to 100% of your balance in that investment option (rounded down to the nearest $10.00 increment) and apply only the amount withdrawn to the purchase of shares of Jacksonville Bancorp-Maryland Common Stock for your Plan account.

●
The amount transferred to the interest-bearing savings account maintained by Jacksonville Savings Bank will be held separately until the offering closes.  Therefore, this money is not available for distributions, loans, or withdrawals until the transaction is completed, which is after the closing of the subscription offering period.

If you wish to use all or part of your account balance in the Plan to purchase participation interests in shares of Jacksonville Bancorp-Maryland Common Stock issued in the stock offering, you should indicate that decision on the Special Investment Election Form. If you do not wish to make an election, you should check the box at the bottom of the Special Investment Election Form and return the form to _Diana Tone, Chief Financial Officer, at Jacksonville Savings Bank, 1211 West Morton Avenue, P.O. Box 880, Jacksonville, Illinois 62651-0880 or by faxing it to (217)- 245-2010, by no later than 12:00 noon, Central Time, on Tuesday June 8, 2010.

Order Deadline	If you wish to purchase participation interests in shares of Jacksonville Bancorp-Maryland Common Stock with all or a part of your Plan account balance, you must return your Special Investment Election Form to Diana Tone, Chief Financial Officer, at Jacksonville Savings Bank, 1211 West Morton Avenue, P.O. Box 880, Jacksonville, Illinois 62651-0880 or by faxing it to (217)-245-2010, by no later than 12:00 noon, Central Time, on June 8, 2010. You may return your Special Investment Election Form by hand delivery, mail or by faxing it so long as it is returned by the time specified.

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Irrevocability of Transfer Direction
Once you make an election to transfer amounts in your Plan account to purchase participation interests in shares of Jacksonville Bancorp-Maryland Common Stock in connection with the stock offering, you may not change your election.  Your election is irrevocable until after the stock offering has concluded.  You will, however, continue to have the ability to transfer amounts not directed towards the purchase of participation interests in shares of Jacksonville Bancorp-Maryland Common Stock among all of the other investment options in the Plan on a daily basis.

Future Direction to Purchase and Sell Common Stock
You will be able to purchase or sell participation interests in shares of Jacksonville Bancorp-Maryland Common Stock through your established brokerage account within the Plan after the offering. Please note that if you are an officer of Jacksonville Savings Bank that is restricted by the regulations of the Office of Thrift Supervision from selling shares of Jacksonville Bancorp-Maryland Common Stock acquired in the stock offering for one year, the participation interests representing the shares of common stock that you purchased in the stock offering will not be tradable until the one-year trading restriction has lapsed.  Any common stock that you held in the Plan prior to the stock offering is freely tradable and not subject to this one-year trading restriction.

You may also elect to transfer your future contributions or your account balance in the Plan to your brokerage account to be used to purchase shares of Jacksonville Bancorp-Maryland Common Stock.  After the offering, to the extent that shares are available, the trustee of the Plan will acquire shares of Jacksonville Bancorp-Maryland Common Stock at your election through your established brokerage account in open market transactions at the prevailing price, which may be less than or more than $10.00 per share.  You may change your investment allocation on a daily basis.  Special restrictions may apply to purchasing shares of Jacksonville Bancorp-Maryland Common Stock by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal stockholders of Jacksonville Bancorp-Maryland.

Voting Rights of Common Stock
The Plan provides that you may direct the trustee as to how to vote any shares of Jacksonville Bancorp-Maryland Common Stock held by the Plan, and the interest in such shares that is credited to your account.  If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly.  All voting instructions will be kept confidential.

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DESCRIPTION OF THE PLAN

Introduction

Jacksonville Savings Bank originally adopted the Jacksonville Savings Bank 401(k) Profit Sharing Plan (the “Plan”) effective as of January 1, 1989, and subsequently amended and restated the Plan effective January 1, 2007.  The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Jacksonville Savings Bank intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code.  Jacksonville Savings Bank will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act  (“ERISA”).  The Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA.  As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan).  The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA.  The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan.  Copies of the Plan are available to all employees by filing a request with the Plan administrator at Jacksonville Savings Bank, 1211 West Morton Avenue, P.O. Box 880, Jacksonville, Illinois 62651-0880.  You are urged to read carefully the full text of the Plan.

Eligibility and Participation

Employees who are at least age 21 and have one year of service with Jacksonville Savings Bank in which they complete 1,000 hours of service are eligible to enter the Plan on the first day of the quarter coincident with or next following the date on which the employee meets the eligibility requirements. Certain members of a collective bargaining unit, non-resident aliens and independent contractors are not eligible to participate in the Plan.  The Plan year is January 1 to December 31 (the “Plan Year”).

As of December 31, 2009, there were approximately 110 employees and former employees eligible to participate in the Plan and 90 employees participating by making elective deferral contributions.

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Contributions Under the Plan

Salary Deferrals.  You are permitted to defer, on a pre-tax basis, up to 100% of your compensation, subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf.  For purposes of the Plan, “compensation” means your total wages received from Jacksonville Savings Bank, excluding your salary deferrals under Code Sections 402(h)(1)(B) (SEP deferrals), 125 (cafeteria plan), 132(f)(4) (transportation), 402(e)(3) (401(k) deferrals), 403(b) and 457(b).  In 2010, the annual compensation of each participant taken into account under the Plan is limited to $245,000.  (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code).  You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement in accordance with the policy set by Jacksonville Savings Bank.

Employer Matching Contributions. In its discretion, Jacksonville Savings Bank may make matching contributions to the Plan, equal to a fixed percentage of your salary deferrals.  The fixed percentage will be determined annually by Jacksonville Savings Bank.

Discretionary Employer Contributions.  Jacksonville Savings Bank may make discretionary employer contributions to the Plan.

Limitations on Contributions

Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2010, the amount of your before-tax contributions may not exceed $16,500 per calendar year.  In addition, if you are at least 50 years old in 2010, you will be able to make a “catch-up” contribution of up to $5,500 in addition to the $16,500 limit.  The “catch-up” contribution limit may be adjusted periodically by law, based on changes in the cost of living.  Contributions in excess of these limits, as applicable to you, are known as excess deferrals.  If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral.  In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed.  Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

Contribution Limit. Generally, the law imposes a maximum limit on the amount of contributions you may receive under the Plan.  This limit applies to all contributions to the Plan, including your salary deferrals and all other employer contributions made on your behalf during the year, excluding earnings and any transfers/rollovers.  For the Plan Year beginning January 1, 2010, this total cannot exceed the lesser of $49,000 or 100% of your annual base compensation.

Benefits Under the Plan

Vesting.  At all times, you have a fully vested, nonforfeitable interest in the salary deferrals you have made and in employer matching contributions.  Employer discretionary contributions are subject to a 6-year graded vesting schedule in which such amounts vest at the rate of 20% each year after two years of service until a participant is 100% vested upon completion of 6 years of service.  In the event of your death or disability, your employer discretionary contributions would immediately become fully vested.

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Withdrawals and Distributions from the Plan

Applicable federal law requires the Plan to impose substantial restrictions on the right of a Plan participant to withdraw amounts held for his or her benefit under the Plan prior to the participant’s termination of employment with the employer.

Withdrawal upon Retirement.  You may withdraw from your account upon attainment of your Normal Retirement Date (attain age 65) or Early Retirement Date (age 55 and completion of 7 years of service).  However, if you continue working past your Normal Retirement Date or Early Retirement Date, the distribution of your benefits will be postponed until you actually retire, unless you elect to receive an in-service distribution (as described below).  You may also leave your account in the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70½, except that distributions to a participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of the Plan or the effective date of the amendment of the Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the participant attains age 70½ or the calendar year in which the participant retires.

Withdrawal upon Termination.  You may request a distribution from your account if your termination of employment occurs before your Normal Retirement Date or Early Retirement Date.

Withdrawal upon Disability. If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

Withdrawal upon Death.  If you die while you are a participant in the Plan, the value of your entire account will be payable to your beneficiary.

In-Service Distribution.  While employed, you are eligible to receive an in-service distribution from your account after your attainment of age 59½, provided the amounts in your account have been allocated for at least 2 years, or you have been a participant in the Plan for at least 5 years.  You may also receive an in-service distribution after you have attained your Normal Retirement Date. However, you will be eligible to request a distribution of your rollover contributions at any time.

Hardship.  In the event you incur a financial hardship, you may request an in-service withdrawal of a portion of your Plan account attributable to your salary deferrals.

Form of Distribution.  Your benefits under the Plan will be distributed to you or your beneficiary as a single lump-sum payment.

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Investment of Contributions and Account Balances

All amounts credited to your accounts under the Plan are held in the Plan trust (the “Trust”) which is administered by the trustee appointed by Jacksonville Savings Bank’s Board of Directors.

Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following investment options:

1.	Jacksonville Savings Bank Certificate of Deposit (CD)
2.	The Bond Fund of America
3.	American Balanced Fund
4.	The Income Fund of America
5.	Capital World Growth and Income Fund
6.	Fundamental Investors
7.	The Investment Company of America
8.	Washington Mutual Investors Fund
9.	AMCAP Fund
10.	New Perspective Fund
11.	SMALLCAP World Fund
12.	The Growth Fund of America
13.	American Funds Target Date Retirement 2010
14.	American Funds Target Date Retirement 2015
15.	American Funds Target Date Retirement 2020
16.	American Funds Target Date Retirement 2025
17.	American Funds Target Date Retirement 2030
18.	American Funds Target Date Retirement 2035
19.	American Funds Target Date Retirement 2040
20.	American Funds Target Date Retirement 2045
21.	American Funds Target Date Retirement 2050
22.	Jacksonville Bancorp-Federal Common Stock

In connection with the offering, the Plan now provides that in addition to the investment options specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in shares of Jacksonville Bancorp-Maryland Common Stock.  You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the options listed above.  If you fail to provide an effective investment direction, your contributions will not be contributed to the Plan.  Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time.  This may be done either by telephone or electronic medium. You may also redirect the investment of your investment accounts such that a fixed dollar amount of any one or more investment accounts may be transferred to any one or more other investment accounts either by telephone or electronic medium.

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Performance History and Description of Funds

The following provides performance data with respect to the investment options available under the Plan:

	Performance as of March 31, 2010
Fund	Total Return YTD1	Total Return 1 Yr1	Total Return Annualized 3 Yrs1	Total Return Annualized 5 Yrs1	Total Return Annualized 10 Yrs1
Jacksonville Savings Bank CD	n/a	n/a	n/a	n/a	n/a
The Bond Fund of America	2.37%	17.96%	1.66%	3.05%	5.02%
American Balanced Fund	4.20%	35.58%	-0.29%	3.15%	6.04%
The Income Fund of America	3.01%	39.46%	-2.52%	3.60%	6.38%
Capital World Growth and Income Fund	0.15%	47.92%	-2.16%	6.11%	6.73%
Fundamental Investors	4.32%	49.23%	-2.40%	5.00%	3.34%
The Investment Company of America	3.25%	43.32%	-3.51%	2.57%	2.46%
Washington Mutual Investors Fund	3.94%	42.53%	-5.19%	1.30%	3.29%
AMCAP Fund	5.72%	55.01%	-1.14%	3.34%	2.35%
New Perspective Fund	2.38%	51.54%	-0.08%	6.72%	3.54%
SMALLCAP World Fund	6.85%	74.65%	-2.77%	6.88%	1.44%
The Growth Fund of America	4.17%	45.94%	-2.25%	4.10%	1.10%
American Funds 2010 Target Date	2.43%	34.38%	-0.73	n/a	n/a
American Funds 2015 Target Date	2.55%	36.36%	-0.88	n/a	n/a
American Funds 2020 Target Date	2.84%	39.57%	-1.59	n/a	n/a
American Funds 2025 Target Date	3.22%	43.33%	-1.83	n/a	n/a
American Funds 2030 Target Date	3.30%	45.51%	-1.56	n/a	n/a
American Funds 2035 Target Date	3.30%	45.84%	-1.58	n/a	n/a
American Funds 2040 Target Date	3.29%	46.37%	-1.55	n/a	n/a
American Funds 2045 Target Date	3.27%	46.20%	-1.56	n/a	n/a
American Funds 2050 Target Date	3.32%	46.17%	-1.53	n/a	n/a
Jacksonville Bancorp-Federal Common Stock2	29.00%	29.00%	-4.00%	-5.00%	-5.50%

1  Returns do not reflect sale charges, which would result in a lower total return on your investment.
2 Performance history provided by Morningstar Equity Research as of March 5, 2010.

The following is a description of each of the Plan’s investment funds and other investments:

Jacksonville Savings Bank Certificate of Deposit (CD).  This investment option allows participants to hold their Plan assets in an interest-bearing savings account within the Plan.

The Bond Fund of America.  The fund seeks to provide as high a level of current income as is consistent with preservation of capital.  The fund is broadly diversified fixed-income fund with flexibility to respond to various bond market conditions.

American Balance Fund.  The fund seeks to provide conservation of capital, current income and long-term growth of capital and income by investing in stocks, bonds, and other fixed-income securities.  The fund takes a balanced approach and is managed as if it constitutes the complete investment program of the prudent investor.

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The Income Fund of America.  The fund seeks to provide current income and, secondarily, growth of capital through a flexible mix of equity and debt instruments.  The fund seeks investments in both the stock and bond markets that provide an opportunity for above-average current income and long-term capital growth.  The fund has typically provided income well in excess of that provided by stocks in general.

Capital World Growth and Income Fund.  The fund seeks to provide long-term growth of capital with current income by investing in established, growing companies all over the world including the United States.  With the flexibility to take advantage of opportunities around the world, the fund invests primarily in blue chip stocks issued by companies in the world’s largest stock markets.  The fund is conservatively managed and focuses on established companies that pay regular dividends.

Fundamental Investors.  The fund seeks to provide long-term growth of capital and income primarily through investments in common stocks.  Using principles of fundamental analysis, the fund seeks undervalued and overlooked opportunities with the potential for long-term growth.  Companies under consideration for the portfolio often have strong balance sheets, high-quality products and leading market share.  The fund’s holdings typically represent good value and possess above-average potential for growth in sales, earnings and dividends.

The Investment Company of America.  The fund seeks to provide long-term growth of capital and income, placing greater emphasis on future dividends than on current income.  The fund is one of the nation’s oldest and largest mutual funds.  It emphasizes investments in well-established blue chip companies, representing a wide cross section of the U.S. economy.

Washington Mutual Investors Fund.  The fund seeks to provide current income and the opportunity for growth of principal consistent with sound common-stock investing.  The fund seeks to be at least 95% invested in equity-type securities.  The fund invests in stocks that meet strict standards evolving from requirements originally established by the U.S. District Court for the District of Columbia for the investment of trust funds.  The fund may not invest in companies that derive their primary revenues from alcohol or tobacco.

AMCAP Fund.  The fund seeks to provide long-term growth of capital.  The fund invests in established growth companies of any size with proven records of steady, above-average earnings and the potential to grow faster than the general market.  Special emphasis is given to companies with rapid growth potential in expanding sectors of the U.S. economy.

New Perspective Fund.  The fund seeks to provide long-term growth of capital through investments all over the world, including the United States.  The fund diversifies among blue chip companies in the United States and abroad, emphasizing multinational or global companies and focusing on opportunities generated by changes in global trade patterns and economic and political relationships.

SMALLCAP World Fund.  The fund seeks to provide long-term growth of capital by investing in the stocks of smaller companies in the United States and around the world.  The fund is one of the few small-company growth funds that invests globally.  Normally, at least 80% of assets will be invested in equities of issuers typically having market capitalizations up to $3.5 billion.

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The Growth Fund of America.  The fund seeks to provide long-term growth of capital through a diversified portfolio of common stocks.  The fund has the flexibility to invest wherever the best growth opportunities may be.  The fund emphasizes companies that appear to offer opportunities for long-term growth, and may invest in cyclical companies, turnarounds, and value situations.

American Fund Target Date Retirement Series.  The series consists of ten target date fund portfolios, each with a retirement date ranging from 2010 through 2055 in five-year increments.  Each target date fund serves as a single diversified retirement portfolio with an underlying investment strategy aligned with that expected retirement date.  The target funds are designed to address two of the major challenges facing those saving for retirement.  First, they seek to help younger investors achieve higher growth potential over time by including a higher allocation of equities.  Second, for investors closer to retirement, the funds lessen the impact of the market volatility by gradually moving to a more income-oriented focus over time.

Jacksonville Bancorp-Federal Common Stock.  Jacksonville Bancorp-Federal is a federally chartered majority-owned subsidiary of Jacksonville Bancorp, MHC, a mutual holding company.  Following the offering, Jacksonville Bancorp-Federal, a federal corporation, will cease to exist, but will be succeeded by a new Maryland corporation with the name Jacksonville Bancorp, Inc. (Jacksonville Bancorp-Maryland), which will be 100% owned by its public stockholders.  Shares of Jacksonville Bancorp-Federal, which were held by the Plan prior to the conversion and offering will be converted into new shares of Jacksonville Bancorp-Maryland Common Stock, in accordance with the exchange ratio as provided in the prospectus.

Jacksonville Bancorp-Maryland Common Stock.  In connection with the stock offering, you may, in the manner described earlier, direct the trustee to invest all or a portion of your Plan account in Jacksonville Bancorp-Maryland Common Stock.  The trustee will use all amounts elected by participants to acquire shares of Jacksonville Bancorp-Maryland Common Stock in the conversion and common stock offering.  After the offering, you may elect to invest all or a portion of your payroll deduction contributions or matching contributions in Jacksonville Bancorp-Maryland Common Stock.   You may also elect to invest in the Jacksonville Bancorp-Maryland Common Stock with all or a portion of your accounts currently invested in other funds under the Plan.  It is expected that all purchases will be made at prevailing market prices.  Under certain circumstances, the trustee may be required to limit the daily volume of shares purchased.  Pending investment in Jacksonville Bancorp-Maryland Common Stock, amounts allocated towards the purchase of shares in the offering will be held in an interest-bearing savings account maintained by Jacksonville Savings Bank.  In the event of an oversubscription, any earnings that result therefrom will be reinvested among the other funds of the Plan in accordance with your then existing investment election.

Performance of Jacksonville Bancorp-Maryland Common Stock will depend on a number of factors, including the financial condition and profitability of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank and market conditions for Jacksonville Bancorp-Maryland Common Stock generally.  For a discussion of materials risks you should consider, see “Risk Factors” beginning on page 19 of the prospectus and “Notice of Your Rights Concerning Employer Securities” below.

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An investment in any of the investment options listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  As with any investment option, there is always a risk that you may lose money on your investment in any of the investment options listed above.

Administration of the Plan

The Trustee and Custodian.  The trustee of the Plan is Jacksonville Savings Bank Trust Department.  Jacksonville Savings Bank Trust Department serves as trustee for all the investments funds under the Plan, including during the offering period for Jacksonville Bancorp-Maryland Common Stock.

Plan Administrator.  Pursuant to the terms of the Plan, the Plan is administered by the Plan administrator, Jacksonville Savings Bank.  The address of the Plan administrator is 1211 West Morton Avenue, P.O. Box 880, Jacksonville, IL 62651-0880, telephone number is (217) 245-4111.  The Plan administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to Plan Participants.  The Plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

It is the intention of Jacksonville Savings Bank to continue the Plan indefinitely.  Nevertheless, Jacksonville Savings Bank may terminate the Plan at any time.  If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts.  Jacksonville Savings Bank reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Jacksonville Savings Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

14

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan.  Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances.  Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.  Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

As a “tax-qualified retirement plan,” the Code affords the Plan special tax treatment, including:

(1)	the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Jacksonville Savings Bank will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59½, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Jacksonville Savings Bank.  The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Jacksonville Savings Bank, which is included in the distribution.

15

Jacksonville Bancorp-Maryland Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Jacksonville Bancorp-Maryland Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Jacksonville Bancorp-Maryland Common Stock; that is, the excess of the value of Jacksonville Bancorp-Maryland at the time of the distribution over its cost or other basis of the securities to the trust.  The tax basis of Jacksonville Bancorp-Maryland Common Stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Jacksonville Bancorp-Maryland Common Stock at the time of distribution, less the amount of net unrealized appreciation.  Any gain on a subsequent sale or other taxable disposition of Jacksonville Bancorp-Maryland Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Jacksonville Bancorp-Maryland Common Stock.  Any gain on a subsequent sale or other taxable disposition of Jacksonville Bancorp-Maryland Common Stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain.  The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities.

Federal law provides specific rights concerning investments in employer securities.  Because you may in the future have investments in Jacksonville Bancorp-Maryland Common Stock under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The Plan must allow you to elect to move any portion of your account that is invested in Jacksonville Bancorp-Maryland Common Stock from that investment into other investment alternatives under the Plan.  You may contact the Plan administrator shown above for specific information regarding this right, including how to make this election.  In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification.  All of the investment options under the Plan are available to you if you decide to diversify out of your investment in Jacksonville Bancorp-Maryland Common Stock.

The Importance of Diversifying Your Retirement Savings.  To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio.  Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money.  This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly.  If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified.  Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the Plan.  No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk.  Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in employer common stock through the Plan.

16

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the Plan to help ensure that your retirement savings will meet your retirement goals.

Additional Employee Retirement Income Security Act (“ERISA”) Considerations

As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan’s assets by participants and beneficiaries.  The Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary.  The effect of this is two-fold.  First, you will not be deemed a “fiduciary” because of your exercise of investment discretion.  Second, no person who otherwise is a fiduciary, such as Jacksonville Savings Bank, the Plan administrator, or the Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in Jacksonville Bancorp-Maryland Common Stock, the regulations under Section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA.  These regulations also require that your exercise of voting and similar rights with respect to Jacksonville Bancorp-Maryland Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Jacksonville Bancorp-Maryland.   Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership.  Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Jacksonville Bancorp-Maryland, a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission.  Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Jacksonville Bancorp-Maryland’s fiscal year.  Discretionary transactions in and beneficial ownership of Jacksonville Bancorp-Maryland Common Stock by officers, directors and persons beneficially owning more than 10% of Jacksonville Bancorp-Maryland Common Stock generally must be reported to the Securities and Exchange Commission by such individuals.

17

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Jacksonville Bancorp-Maryland of profits realized by an officer, director or any person beneficially owning more than 10% of Jacksonville Bancorp-Maryland Common Stock resulting from non-exempt purchases and sales of Jacksonville Bancorp-Maryland Common Stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met.  These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Jacksonville Bancorp-Maryland Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of Jacksonville Bancorp-Maryland Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of Jacksonville Bancorp-Maryland Common Stock for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2009, is available upon written request to the Plan administrator at the address shown above.

18

LEGAL OPINION

The validity of the issuance of Jacksonville Bancorp-Maryland Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Jacksonville Savings Bank in connection with Jacksonville Bancorp-Maryland’s stock offering.

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PROSPECTUS
(Proposed Holding Company for Jacksonville Savings Bank)
Up to 1,351,250 Shares of Common Stock
(Subject to increase to up to 1,553,938 shares)

Jacksonville Bancorp, Inc., a Maryland corporation (“Jacksonville Bancorp-Maryland”), is offering shares of common stock for sale in connection with the “second step” conversion of Jacksonville Bancorp, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the 54.1% ownership interest in Jacksonville Bancorp, Inc. (“Jacksonville Bancorp-Federal”), a federally chartered company, now owned by Jacksonville Bancorp, MHC.  The existing shares of Jacksonville Bancorp-Federal common stock held by the public will be exchanged for shares of common stock of Jacksonville Bancorp-Maryland.  All shares of common stock are being offered for sale at a price of $10.00 per share. Jacksonville Bancorp-Federal’s common stock is currently traded on the Nasdaq Capital Market under the symbol “JXSB.” We expect that shares of Jacksonville Bancorp-Maryland common stock also will trade on the Nasdaq Capital Market under the symbol “JXSBD” for a period of 20 trading days after the completion of the offering. Thereafter, Jacksonville Bancorp-Maryland’s trading symbol will revert to “JXSB.”

If you are or were a depositor of Jacksonville Savings Bank:
●	You may have priority rights to purchase shares of common stock.
If you are currently a stockholder of Jacksonville Bancorp-Federal:
●
Each of your shares of common stock will be exchanged at the conclusion of the offering for between 0.9615 and 1.3009 shares (subject to adjustment to up to 1.4960 shares) of common stock of Jacksonville Bancorp-Maryland.

●
Your percentage ownership will remain the same as your current percentage ownership interest in Jacksonville Bancorp-Federal, exclusive of additional shares that you may purchase in the offering and your receipt of cash in lieu of fractional exchange shares.

●
You may have the opportunity to purchase additional shares of common stock in the subscription offering, based on your priority rights as a depositor, or in the community offering after priority orders are filled.

If you fit none of the categories above, but are interested in purchasing shares of our common stock:
●	You may have the opportunity to purchase shares of common stock after priority orders are filled.

We are offering up to 1,351,250 shares of common stock for sale on a best efforts basis.  We may sell up to 1,553,938 shares of common stock because of demand for the shares or changes in market conditions, without resoliciting subscribers.  In addition to the shares we are selling, we also will simultaneously issue up to 1,147,459 shares of common stock to current stockholders of Jacksonville Bancorp-Federal in exchange for their existing shares.  The number of shares to be issued in the exchange may be increased to up to 1,319,578 shares, if we sell enough shares to reach the adjusted maximum of the offering range.  We must sell a minimum of 998,750 shares in the offering, and we must issue at least 848,122 shares in the exchange in order to complete the offering and the exchange of existing shares.  We reserve the right to have the employee stock ownership plan purchase more than 4% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range.

  The minimum number of shares you may order is 25.  The offering is expected to expire at 12:00 noon, Central Time, on June 15, 2010.  We may extend this expiration date without notice to you until July 30, 2010, unless the Office of Thrift Supervision approves a later date, which may not be beyond June 29, 2012.  Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond July 30, 2010, or the number of shares of common stock to be sold is increased to more than 1,553,938 shares or decreased to less than 998,750 shares.  If the offering is extended beyond July 30, 2010, or if the number of shares of common stock to be sold is increased to more than 1,553,938 shares or decreased to less than 998,750 shares, we will resolicit subscribers, and you will have the opportunity to maintain, change or cancel your order.  If you do not provide us with a written indication of your intent, your funds will be returned to you, with interest. Funds received prior to the completion of the subscription offering and community offering will be held in a segregated account at Jacksonville Savings Bank. All subscriptions received will bear interest at Jacksonville Savings Bank’s statement savings rate, which is currently 0.50% per annum. Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis in the subscription offering. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, and then to Jacksonville Bancorp-Federal public stockholders as of May 10, 2010.  The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time.  We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a syndicated community offering managed by Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

OFFERING SUMMARY
Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares:	998,750	1,175,000	1,351,250	1,553,938
Gross offering proceeds:	$9,987,500	$11,750,000	$13,512,500	$15,539,375
Estimated offering expenses, excluding selling agent commissions and expenses:	$912,500	$912,500	$912,500	$912,500
Selling agent commissions and expenses (1):	$328,679	$373,888	$419,096	$471,085
Estimated net proceeds:	$8,746,321	$10,463,613	$12,180,904	$14,155,790
Estimated net proceeds per share:	$8.76	$8.91	$9.01	$9.11

(1)
The amounts shown assume that 75% of the shares are sold in the subscription and community offerings and the remaining 25% are sold in a syndicated community offering.  The amounts shown include: (i) selling commissions payable by us to Keefe, Bruyette & Woods, Inc. in connection with the subscription offering equal to 1.5% of the aggregate dollar amount of common stock sold in the subscription offering and 2.5% of the aggregate dollar amount of common stock sold in the community offering (net of insider purchases of 100,000 shares and 62,158 shares purchased by our employee stock ownership plan), or approximately $150,494 at the adjusted maximum of the offering range; (ii) expenses and selling commissions payable by us to Keefe, Bruyette & Woods, Inc. and any other broker-dealers participating in the syndicated offering equal to 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering, or approximately $293,091 (inclusive of $60,000 in expenses) at the adjusted maximum of the offering; and (iii) other expenses of the offering payable to Keefe, Bruyette & Woods, Inc. as selling agent estimated to be $27,500.  See “Pro Forma Data” and “The Conversion and Offering—Plan of Distribution; Selling Agent Compensation” for information regarding compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering used to determine the estimated offering expenses.  If all shares of common stock are sold in the syndicated community offering, the maximum selling agent commissions and expenses would be $664,250, $770,000, $875,750 and $997,363 at the minimum, midpoint, maximum, and adjusted maximum levels of the offering, respectively.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 19.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.  Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities regulator has approved or disapproved of these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Keefe, Bruyette & Woods

For assistance, please contact the Stock Information Center at (877) 860-2070.
The date of this prospectus is May 14, 2010.

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SUMMARY

The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of Jacksonville Bancorp-Federal common stock for shares of Jacksonville Bancorp-Maryland common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled “Risk Factors.”

The Companies

Jacksonville Bancorp, MHC

Jacksonville Bancorp, MHC is the federally chartered mutual holding company of Jacksonville Bancorp-Federal, a federal corporation. It is regulated exclusively by the Office of Thrift Supervision.  Jacksonville Bancorp, MHC’s principal business activity is the ownership of 1,038,738 shares of common stock of Jacksonville Bancorp-Federal, or 54.1% of the issued and outstanding shares as of December 31, 2009.  Upon completion of the conversion and offering, Jacksonville Bancorp, MHC will no longer exist.

Jacksonville Bancorp, MHC’s executive offices are located at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Its telephone number at this address is (217) 245-4111.

Jacksonville Bancorp-Federal

Jacksonville Bancorp-Federal is a federally chartered corporation that owns all of the outstanding common stock of Jacksonville Savings Bank, an Illinois chartered savings bank. It is regulated exclusively by the Office of Thrift Supervision.  At December 31, 2009, Jacksonville Bancorp-Federal had consolidated assets of $288.8 million, deposits of $254.7 million and stockholders’ equity of $25.3 million.  After the completion of the conversion and offering, Jacksonville Bancorp-Federal will cease to exist, and will be succeeded by a new Maryland corporation with the name Jacksonville Bancorp, Inc.  As of December 31, 2009, Jacksonville Bancorp-Federal had 1,920,817 shares of common stock issued and outstanding.  As of that date, Jacksonville Bancorp, MHC owned 1,038,738 shares of common stock of Jacksonville Bancorp-Federal, representing 54.1% of the issued and outstanding shares of common stock.  The remaining shares were owned by the public.

Jacksonville Bancorp-Federal’s executive offices are located at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Its telephone number at this address is (217) 245-4111.

Jacksonville Bancorp-Maryland

Jacksonville Bancorp-Maryland is a newly formed Maryland corporation that will own all of the outstanding common stock of Jacksonville Savings Bank upon completion of the conversion and the offering.  Jacksonville Bancorp-Maryland will be the successor to Jacksonville Bancorp-Federal. It will be regulated exclusively by the Office of Thrift Supervision.  We chose to incorporate under the laws of the state of Maryland because Maryland has a comprehensive corporate statute similar in many respects to the corporate law of Illinois, the state in which we are located, and Delaware corporate law, the jurisdiction where many large corporations choose to incorporate.  However, Maryland has a lower franchise tax than Illinois or Delaware.  Our annual cost to be a Maryland corporation is estimated to be $300 as compared to approximately $26,000 in Illinois and approximately $180,000 in Delaware.

Jacksonville Bancorp-Maryland’s executive offices are located at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Its telephone number at this address is (217) 245-4111.

Jacksonville Savings Bank

Jacksonville Savings Bank is an Illinois-chartered savings bank headquartered in Jacksonville, Illinois.  We conduct our business from our main office and six branch offices, two of which are located in Jacksonville and one of which is located in each of the following Illinois communities: Virden, Litchfield, Chapin, and Concord.  We were originally chartered in 1916 as a state-chartered savings and loan association and converted to a state-chartered savings bank in 1992.  We have been a member of the Federal Home Loan Bank System since 1932.  In 1995, Jacksonville Savings Bank converted to an Illinois chartered stock savings bank and reorganized from the mutual to the mutual holding company form of organization.  In 1997 and 2000, Jacksonville Savings Bank acquired Litchfield Community Savings, S.B. and Chapin State Bank, respectively.  In 2002, Jacksonville Savings Bank reorganized into the “two-tiered” mutual holding company form of organization.

We are a community-oriented savings bank engaged primarily in the business of attracting retail deposits from the general public in our market area and using such funds, together with borrowings and funds from other sources, to primarily originate mortgage loans secured by one- to four-family residential real estate, commercial and agricultural real estate loans and consumer loans. We also originate commercial and agricultural business loans and multi-family real estate loans.  Additionally, we invest in United States Government agency securities, bank-qualified, general obligation municipal issues, and mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof.  We maintain a portion of our assets in liquid investments, such as overnight funds at the Federal Home Loan Bank. We also operate an investment center at our main office.  The investment center is operated through Financial Resources Group, Inc., Jacksonville Savings Bank’s wholly-owned subsidiary.

Jacksonville Savings Bank is subject to comprehensive regulation and examination by the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation.

Jacksonville Savings Bank’s executive offices are located at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Its telephone number at this address is (217) 245-4111 and its website address is www.jacksonvillesavings.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Our Current Organizational Structure

In 1995, Jacksonville Savings Bank’s mutual predecessor reorganized into the mutual holding company form of organization and sold approximately 46% of its shares of common stock to depositors of Jacksonville Savings Bank and issued the remaining 54% of its common stock to Jacksonville Bancorp, MHC. In 2002, Jacksonville Savings Bank reorganized into a two-tier mutual holding company structure by creating Jacksonville Bancorp-Federal as a mid-tier stock holding company.  As part of the reorganization, each share of Jacksonville Savings Bank common stock held by public stockholders and by Jacksonville Bancorp, MHC was exchanged for a share of Jacksonville Bancorp-Federal, and Jacksonville Savings Bank became a wholly-owned subsidiary of Jacksonville Bancorp-Federal.

Pursuant to the terms of Jacksonville Bancorp, MHC’s plan of conversion and reorganization, Jacksonville Bancorp, MHC will convert from the mutual holding company to the stock holding company corporate structure.  As part of the conversion, we are offering for sale in a subscription offering and possibly in a community offering and syndicated community offering, the majority ownership interest in Jacksonville Bancorp-Federal that is currently held by Jacksonville Bancorp, MHC.  Upon the completion of the conversion and offering, Jacksonville Bancorp, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership.  Upon completion of the conversion, each public stockholder of Jacksonville Bancorp-Federal will receive shares of common stock of Jacksonville Bancorp-Maryland in exchange for such stockholder’s shares of Jacksonville Bancorp-Federal common stock pursuant to an exchange ratio that ensures that the public stockholders will own the same percentage of common stock of Jacksonville Bancorp-Maryland after the conversion as they held in Jacksonville Bancorp-Federal immediately prior to the conversion (excluding any new shares purchased by them in the offering).

The following diagram shows our current organizational structure, which is commonly referred to as the “two-tier” mutual holding company structure:

After the conversion and offering are completed, we will be organized as a fully public stock holding company, as follows:

Business Strategy

Our goal is to operate and grow as a well-capitalized and profitable financial institution.  We seek to accomplish this goal by:

●	remaining a community-oriented financial institution;

●	increasing our commercial and agricultural real estate lending;

●	operating our business profitability while managing risks;

●	increasing our share of lower-cost deposits; and

●	increasing and diversifying our sources of non-interest income.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Strategy” for a more detailed discussion of our business strategy.

Reasons for the Conversion

We are converting to the fully public stock form of ownership and conducting the offering at this time in order to increase our capital to enhance our capacity to grow and to respond to changing regulatory and market conditions, as well as greater flexibility to effect acquisitions of banks and other financial institutions.  We believe that our conversion to a fully public company and the capital we will raise from the sale of our common stock will facilitate our continued growth and the successful implementation of our business strategy:

●	to increase our capital to support internal growth through lending in the communities we serve;

●	to enhance existing products and services and support the development of new products and services;

●	to facilitate growth through branch and whole bank acquisitions, as opportunities arise;

●	to improve our overall competitive position; and

●	to improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition.  Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Jacksonville Bancorp, MHC is required to own a majority of Jacksonville Bancorp-Federal’s outstanding shares of common stock.  Potential sellers often want stock for at least part of the purchase price.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise.  We currently have no arrangements or understandings regarding any specific acquisition.

We also are undertaking the conversion at this time to reduce the uncertainty to Jacksonville Bancorp-Federal and its stockholders associated with potential changes in applicable statutes, regulations and policies affecting mutual holding companies.  In this regard, recent legislative proposals would eliminate our primary federal regulator, the Office of Thrift Supervision, and make the Board of Governors of the Federal Reserve System the exclusive regulator of all holding companies, including mutual holding companies.  The Federal Reserve Board currently does not allow mutual holding companies to waive the receipt of dividends from their mid-tier holding company subsidiaries, and any waived dividends are considered in determining whether the ownership interests of minority stockholders are diluted in the event of a second-step conversion.

Terms of the Conversion and Offering

Pursuant to Jacksonville Bancorp, MHC’s plan of conversion and reorganization, we will convert from a partially public to a fully public holding company structure.  In the conversion, we are selling shares that represent the ownership interest in Jacksonville Bancorp-Federal currently held by Jacksonville Bancorp, MHC.

We are offering between 998,750 and 1,351,250 shares of common stock to eligible depositors of Jacksonville Savings Bank, to our tax-qualified employee benefit plans and, to the extent shares remain available, to residents of the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, then to our existing public stockholders and to the general public.  The number of shares of common stock to be sold may be increased to up to 1,553,938 shares as a result of regulatory considerations, demand for the shares of common stock in the offering, or changes in the market for financial institution stocks in particular.  Unless the number of shares of common stock to be offered is increased to more than 1,553,938 shares or decreased to fewer than 998,750 shares, or the offering is extended beyond July 30, 2010, subscribers will not have the opportunity to change or cancel their stock orders once submitted.  If the number of shares of common stock to be sold is increased to more than 1,553,938 shares or decreased to fewer than 998,750 shares, or if the offering is extended beyond July 30, 2010, subscribers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a subscriber regarding any resolicitation, the subscriber’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled. No extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond June 29, 2012.

The purchase price of each share of common stock to be offered for sale in the offering is $10.00.  All investors will pay the same purchase price per share.  Investors will not be charged a commission to purchase shares of common stock in the offering.  Keefe, Bruyette & Woods, Inc., our marketing advisor and sales agent in the offering, will use its best efforts to assist us in selling shares of our common stock.  Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares of common stock in the offering.

Persons Who May Order Shares of Common Stock in the Offering

We are offering the shares of common stock in a “subscription offering” in the following descending order of priority:

(i)	First, to depositors with accounts at Jacksonville Savings Bank with aggregate balances of at least $50.00 at the close of business on December 31, 2008.

(ii)
Second, to Jacksonville Savings Bank’s tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, who will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan currently intends to purchase up to 4% of the shares of common stock sold in the offering, with the remaining shares in this purchase priority allocated to our 401(k) plan.

(iii)	Third, to depositors with accounts at Jacksonville Savings Bank with aggregate balances of at least $50.00 at the close of business on March 31, 2010.

(iv)	Fourth, to depositors of Jacksonville Savings Bank at the close of business on May 10, 2010.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given first to natural persons (including trusts of natural persons) and then other persons (including any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or political subdivision of a government) residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, and then to Jacksonville Bancorp-Federal public stockholders as of May 10, 2010.  The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time.  We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Keefe, Bruyette & Woods, Inc.

We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering.  We have not established any set criteria for determining whether to accept or reject a purchase order in the community offering or the syndicated community offering and, accordingly, any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order.  Shares will be allocated first to categories in the subscription offering.  A detailed description of share allocation procedures can be found in the section of this prospectus entitled “The Conversion and Offering.”

How We Determined the Offering Range and the $10.00 Per Share Stock Price

The amount of common stock we are offering is based on an independent appraisal of the estimated market value of Jacksonville Bancorp-Maryland, assuming the conversion and offering are completed.  RP Financial, LC., our independent appraiser, has estimated that, as of February 19, 2010, this market value ranged from $18.5 million to $25.0 million, with a midpoint of $21.7 million.  Based on this valuation, the ownership interest of Jacksonville Bancorp, MHC being sold in the offering and the $10.00 per share price, the number of shares of common stock being offered for sale by Jacksonville Bancorp-Maryland will range from 998,750 shares to 1,351,250 shares.  If market conditions warrant, the market value of Jacksonville Bancorp-Maryland can be increased to $28.7 million and the number of shares being offered for sale can be increased to 1,553,938 shares.  The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.  The appraisal is based in part on Jacksonville Bancorp-Federal’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of 10 publicly traded savings bank and thrift holding companies that RP Financial, LC. considered comparable to Jacksonville Bancorp-Federal.

The peer group consists of 10 thrift holding companies with assets between $198 million and $1.0 billion as of December 31, 2009.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in millions)
Citizens Community Bancorp, Inc. (CZWI)	NASDAQ	Eau Claire, WI	$567
FFD Financial Corp. (FFDF)	NASDAQ	Dover, OH	198
First Capital, Inc. (FCAP)	NASDAQ	Corydon, IN	457
First Savings Financial Group (FSFG)	NASDAQ	Clarksville, IN	491
HopFed Bancorp, Inc. (HFBC)	NASDAQ	Hopkinsville, KY	1,022
Liberty Bancorp, Inc. (LBCP)	NASDAQ	Liberty, MO	406
LSB Financial Corp. (LSBI)	NASDAQ	Lafayette, IN	364
River Valley Bancorp (RIVR)	NASDAQ	Madison, IN	385
Wayne Savings Bancshares (WAYN)	NASDAQ	Wooster, OH	403
WVS Financial Corp. (WVFC)	NASDAQ	Pittsburgh, PA	392

The following are average financial ratios for the peer group companies:

●	average assets of $469 million;

●	average non-performing assets of 1.72% of total assets;

●	average loans of 68.2% of total assets;

●	average equity of 9.15% of total assets; and

●	average net income of 0.27% of average assets.

The following table presents a summary of selected pricing ratios for the peer group companies and Jacksonville Bancorp-Maryland (on a pro forma basis) based on annualized earnings and other information as of and for the twelve months ended December 31, 2009, and stock price information for the peer group companies as of February 19, 2010, as reflected in the appraisal report.  Compared to the average pricing of the peer group, our pro forma pricing ratios at the maximum of the offering range indicated a 19.5% premium on a price-to-earnings basis, a premium of 4.4% on a price-to-book basis and a premium of 6.9% on a price-to-tangible book basis.  Premium pricing ratios result from our generally higher level of equity, more favorable credit quality and higher earnings.  Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the offering, and did not consider one valuation approach to be more important than the other.  Instead, in approving the appraisal, the board concluded that these ranges represented the appropriate balance of the two approaches to establishing our valuation, and the number of shares to be sold, in comparison to the peer group institutions.  The estimated appraised value and the resulting premium/discount took into consideration the potential financial impact of the conversion and offering as well as the trading price of Jacksonville Bancorp-Federal common stock. The closing price of the common stock was $10.00 per share on January 22, 2010, the last trading day immediately preceding the announcement of the conversion, and $11.89 per share on February 19, 2010, the effective date of the appraisal.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Jacksonville Bancorp-Maryland (on a pro forma basis, assuming completion of the conversion)
Adjusted Maximum	25.36	x	72.52%	77.88%
Maximum	22.61	x	66.23%	71.38%
Midpoint	20.09	x	60.20%	65.15%
Minimum	17.47	x	53.65%	58.28%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.92	x	63.46%	66.79%
Medians	17.70	x	62.98%	65.09%

(1)
Price-to-earnings multiples calculated by RP Financial, LC. in the independent appraisal are based on an estimate of “core,” or recurring, earnings.  These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate market value.  Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and offering the shares of our common stock will trade at or above the $10.00 per share purchase price.  Furthermore, the pricing ratios presented in the appraisal were utilized by RP Financial, LC. to estimate our market value and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group.  The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

The independent appraisal will be updated prior to the completion of the conversion. If the appraised value changes to either below $18.5 million or above $28.7 million, we will resolicit persons who submitted stock orders.  See “The Conversion and Offering—Stock Pricing and Number of Shares to be Issued.”

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion

Employee Stock Ownership Plan.  Our tax-qualified employee stock ownership plan currently expects to purchase up to 4% of the shares of common stock we sell in the offering, or 62,158 shares of common stock, assuming we sell the maximum, as adjusted, number of shares proposed to be sold which, when combined with the existing employee stock ownership plan, will be less than 8% of the shares outstanding following the conversion.  If we receive orders for more shares of common stock than the maximum of the offering range, the employee stock ownership plan will have first priority to purchase shares over this maximum, up to a total of 4% of the shares of common stock sold in the offering.  We reserve the right to purchase shares of common stock in the open market following the offering in order to fund all or a portion of the employee stock ownership plan, subject to Office of Thrift Supervision approval.  Assuming the employee stock ownership plan purchases 47,000 shares in the offering, at the midpoint of the offering range, we will recognize additional compensation expense of approximately $23,500 annually (or approximately $14,377 after tax) over a 20-year period, assuming the loan to the employee stock ownership plan has a 20-year term and an interest rate equal to the prime rate as published in The Wall Street Journal, and the shares of common stock have a fair market value of $10.00 per share for the full 20-year period.  If, in the future, the shares of common stock have a fair market value greater or less than $10.00, the compensation expense will increase or decrease accordingly.  We also reserve the right to have the employee stock ownership plan purchase more than  4% of the shares of common stock sold in the offering if necessary to complete the offering at the minimum of the offering range. When combined with the common stock purchased by the employee stock ownership plan in the 1995 stock offering of Jacksonville Savings Bank (and subsequently converted to Jacksonville Bancorp-Federal common stock) that are converted to shares of Jacksonville Bancorp-Maryland (pursuant to the exchange ratio), the total shares purchased by the plan will be not greater than 8% of the shares of Jacksonville Bancorp-Maryland that will be outstanding following the conversion, as required by the Office of Thrift Supervision regulations. Assuming the maximum of the offering range, the most shares that could be purchased by the employee stock ownership plan in the offering would be approximately 112,442 shares.

Under the terms of the employee stock ownership plan, shares that are allocated to employees will be voted by the plan trustee based on directions received by the employee.  Unallocated shares will be voted by the plan trustee in the same proportion as allocated shares pursuant to directions received by the employees.

Stock-Based Benefit Plan.  We also currently intend to implement a new stock-based benefit plan no earlier than six months after completion of the conversion.  Stockholder approval of this plan would be required.  We currently anticipate seeking stockholder approval after one year from the completion of the conversion.  The terms and conditions of such a stock-based benefit plan, including the number of shares available per award under the plan and the types of awards, have not been determined at this time.  If the stock-based benefit plan is implemented within 12 months following the completion of the conversion, the plan will reserve a number of shares up to 10% of the shares of common stock sold in the offering, or up to 117,500 shares of common stock at the midpoint of the offering range, for issuance pursuant to grants of stock options to key employees and directors, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Jacksonville Bancorp-Federal or Jacksonville Savings Bank.  If the shares of common stock issued upon the exercise of options come from authorized but unissued shares of common stock, stockholders would experience dilution of up to 5.13% in their ownership interest in Jacksonville Bancorp-Maryland.  Stock option grants made pursuant to a plan implemented within 12 months following the completion of the conversion and the offering would be subject to Office of Thrift Supervision regulations, including a requirement that stock options vest over a period of not less than five years.  If the stock-based benefit plan is adopted more than one year after the completion of the conversion, the plan would not be subject to Office of Thrift Supervision restrictions described above, including limits on the total number of options or shares available for award under the plan, and we may elect to implement a stock-based benefit plan containing features that are different from those described above. Shares underlying stock options may not be voted on corporate matters put to a stockholder vote.  For a description of our current stock-based benefit plans, see “Management—Benefit Plans.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are expected under the new stock-based benefit plan as a result of the conversion.  The table also shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market.  A portion of the stock grants shown in the table below may be made to non-management employees.

	Number of Shares to be Granted or Purchased (1)			Dilution
				Resulting	Value of Grants, in
			As a	From	Thousands (2)
		At	Percentage	Issuance of		At
	At	Maximum	of Common	Shares for	At	Maximum,
	Minimum of	as adjusted	Stock to be	Stock-Based	Minimum	as adjusted,
	Offering	of Offering	Sold in the	Benefit plans	of Offering	of Offering
	Range	Range	Offering	(3)	Range	Range

Employee stock ownership plan	39,950	62,158	4.0%	0.00%	$400	$622
Stock options	99,875	155,394	10.0	5.13%	222	345
Total	139,825	217,552	14.0%	5.13%	$622	$967

(1)
The table assumes that the stock-based benefit plan awards a number of options equal to 10% of the shares of common stock sold in the offering as if the plan is implemented within one year after the completion of the conversion and offering.  If the stock-based benefit plan is implemented more than 12 months after the completion of the conversion and offering, grants of options may exceed these percentage limitations.

(2)
For purposes of this table, fair value for stock awards is assumed to be the same as the offering price of $10.00 per share.  The fair value of stock options has been estimated at $2.22 per option using the Black-Scholes option pricing model, adjusted for the exchange ratio, with the following assumptions:  a grant-date share price and option exercise price of $10.00; an expected option life of ten years; a dividend yield of 3.0%; a risk-free interest rate of 3.85%; and a volatility rate of 21.42%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

(3)	Represents the dilution of stock ownership interest. No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

We may fund our stock-based benefit plan through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 1996 and 2001 Stock Option Plans are exercised during the first year following completion of the offering, they will be funded with newly issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except under extraordinary circumstances.  We have been advised by the staff of the Office of Thrift Supervision that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance for purposes of this test.

The following table presents information as of December 31, 2009 regarding our employee stock ownership plan, our 1996 and 2001 Stock Option Plans, our 1996 Recognition and Retention Plan and our proposed stock-based benefit plan.  The table below assumes that 2,498,709 shares are outstanding after the offering, which includes the sale of 1,351,250 shares in the offering at the maximum of the offering range and the issuance of 1,147,459 shares in exchange for shares of Jacksonville Bancorp-Federal using an exchange ratio of 1.3009.  It also assumes that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion

Employee Stock Ownership Plan:	Employees
Shares purchased in 1995 offering (1)		87,031	(2)	$870,310		3.5%
Shares to be purchased in this offering		54,050		540,500		2.2
Total employee stock ownership plan shares		141,081		$1,410,810		5.7%

Restricted Stock Awards:	Directors and Officers
1996 Recognition and Retention Plan(1)		43,515	(3)	$435,150	(4)	1.7%
Total shares of restricted stock		43,515		$435,150		1.7%

Stock Options:	Directors and Officers
1996 Stock Option Plan (1)		108,787	(5)	$1,087,870		4.4%
2001 Stock Option Plan (1)		111,877	(6)	1,118,770		4.5
New stock options		135,125		$1,351,250	(7)	5.4
Total stock options		355,789		$3,557,890		14.3	% (8)

Total of stock benefit plans		540,385		$5,403,850		21.7%

(1)           The number of shares indicated has been adjusted for the 1.3009 exchange ratio at the maximum of the offering range.
(2)	As of December 31, 2009, all of these shares, or 66,901 shares prior to adjustment for the exchange, have been allocated.
(3)	As of December 31, 2009, all of these shares, or 33,450 shares prior to adjustment for the exchange, have been awarded, and all of the shares prior to adjustment for the exchange, have vested.
(4)
The value of restricted stock awards is determined based on their fair value as of the date grants are made.  For purposes of this table, the fair value of awards under the new stock-based benefit plan is assumed to be the same as the offering price of $10.00 per share.

(5)
As of December 31, 2009, options to purchase 108,787 of these shares, or 83,625 shares prior to adjustment for the exchange, have been awarded, and no options remain available for future grants.  At December 31, 2009, 4,500 unexercised and fully vested options were outstanding under this plan prior to adjustment for the exchange.

(6)
As of December 31, 2009, options to purchase 111,877 of these shares, or 86,000 shares prior to adjustment for the exchange, have been awarded, and options to purchase 1,430 of these shares, or 1,100 shares prior to adjustment for the exchange, remain available for future grants. At December 31, 2009, 28,845 unexercised and fully vested options were outstanding under this plan prior to adjustment for the exchange.

(7)
The weighted-average fair value of stock options has been estimated at $2.22 per option, adjusted for the exchange rate, using the Black-Scholes option pricing model. The fair value of stock options uses the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 3.00%; expected life, 10 years; expected volatility, 21.42%; and risk-free interest rate, 3.85%.

(8)
The number of stock options set forth in the table would exceed regulatory limits if a stock-based benefit plan was adopted within one year of the completion of the conversion. Accordingly, the number of new stock options set forth in the table would have to be reduced such that the aggregate amount of stock options would be 10% or less, unless we obtain a waiver from the Office of Thrift Supervision, or we implement the plan after twelve months following the completion of the conversion.  Our current intention is to implement a new stock-based benefit plan no earlier than twelve months after completion of the conversion.

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Jacksonville Bancorp-Maryland at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted.  The following table presents the total estimated fair value of the options to be available for grant under the stock-based benefit plan using the Black-Scholes option pricing model, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share.  The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	99,875 Options at Minimum of Range	117,500 Options at Midpoint of Range	135,125 Options at Maximum of Range	155,394 Options at Maximum of Range, As Adjusted
$8.00	$1.78	$177,778	$209,150	$240,523	$276,601
10.00	2.22	221,723	260,850	299,978	344,975
12.00	2.66	265,668	312,550	359,433	413,348
14.00	3.11	310,611	365,425	420,239	483,275

The tables presented above are provided for informational purposes only.  There can be no assurance that our stock price will not trade below $10.00 per share.  Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 19.

The Exchange of Existing Shares of Jacksonville Bancorp-Federal Common Stock

If you are currently a stockholder of Jacksonville Bancorp-Federal, your shares will be canceled at the conclusion of the offering and become the right to receive shares of common stock of Jacksonville Bancorp-Maryland.  The number of shares of common stock you receive will be based on an exchange ratio determined as of the closing of the conversion, which will depend upon our final appraised value.  The following table shows how the exchange ratio will adjust, based on the valuation of Jacksonville Bancorp-Maryland and the number of shares of common stock issued in the offering.  The table also shows the number of shares of Jacksonville Bancorp-Maryland common stock a hypothetical owner of Jacksonville Bancorp-Federal common stock would receive in exchange for 100 shares of Jacksonville Bancorp-Federal common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering.

			Shares of Jacksonville Bancorp-
			Maryland to be Issued for		Total Shares of		Equivalent	Shares to be
	Shares to be Sold in This		Shares of Jacksonville Bancorp-		Common Stock		Value of Shares	Received
	Offering		Federal		to be Issued in		Based Upon	for 100
					Conversion and	Exchange	Current Market	Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Shares

Minimum	998,750	54.08%	848,122	45.92%	1,846,872	0.9615	$9.62	96
Midpoint	1,175,000	54.08	997,790	45.92	2,172,790	1.1312	11.31	113
Maximum	1,351,250	54.08	1,147,459	45.92	2,498,709	1.3009	13.01	130
15% above Maximum	1,553,938	54.08	1,319,578	45.92	2,873,515	1.4960	14.96	149

(1)           Represents the value of shares of Jacksonville Bancorp-Maryland common stock received in the conversion by a holder of one share of Jacksonville Bancorp-Federal, at the exchange ratio, assuming the market price of $10.00 per share.

If you own shares of Jacksonville Bancorp-Federal common stock in a brokerage account in “street name,” you do not need to take any action to exchange your shares of common stock.  If you own shares in the form of Jacksonville Bancorp-Federal stock certificates, you will receive a transmittal form with instructions to surrender your stock certificates after consummation of the conversion. New certificates of Jacksonville Bancorp-Maryland common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and your Jacksonville Bancorp-Federal stock certificates.

You should not submit a stock certificate until you receive a transmittal form.

No fractional shares of Jacksonville Bancorp-Maryland common stock will be issued to any public stockholder of Jacksonville Bancorp-Federal.  For each fractional share that otherwise would be issued, Jacksonville Bancorp-Maryland will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share subscription price.

Outstanding options to purchase shares of Jacksonville Bancorp-Federal common stock also will convert into and become options to purchase new shares of Jacksonville Bancorp-Maryland common stock. The number of shares of common stock to be received upon exercise of these options will be determined pursuant to the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected by the conversion.  At December 31, 2009, there were 33,345 outstanding options to purchase shares of Jacksonville Bancorp-Federal common stock, all of which have vested.  Such outstanding options will be converted into options to purchase 32,061 shares of common stock at the minimum of the offering range and 43,378 shares of common stock at the maximum of the offering range.  Because Office of Thrift Supervision regulations prohibit us from repurchasing our common stock during the first year following the conversion unless compelling business reasons exist for such repurchases, we may use authorized but unissued shares to fund option exercises that occur during the first year following the conversion.  If all existing options were exercised for authorized, but unissued shares of common stock following the conversion, stockholders would experience dilution of approximately 1.71% at both the minimum and the maximum of the offering range.

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25.

If you are not currently a Jacksonville Bancorp-Federal stockholder –

No individual may purchase more than 25,000 shares ($250,000) of common stock.  If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed 50,000 shares ($500,000) of common stock:

●	your spouse or relatives of you or your spouse living in your house;

●	most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

●	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying deposit accounts registered to the same address will be subject to the overall purchase limitation of 50,000 shares ($500,000).

See the detailed description of “acting in concert” and “associate” in the section of this prospectus headed “The Conversion and Offering—Limitations on Common Stock Purchases.”

If you are currently a Jacksonville Bancorp-Federal stockholder –

In addition to the above purchase limitations, there is an ownership limitation for stockholders other than our employee stock ownership plan.  Shares of common stock that you purchase in the offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Jacksonville Bancorp-Federal common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion.

Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

How You May Purchase Shares of Common Stock

In the subscription offering and community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order made payable directly to Jacksonville Bancorp, Inc.; or

(ii)	authorizing us to withdraw funds from Jacksonville Savings Bank savings and certificate of deposit accounts (not checking accounts) designated on the stock order form.

Jacksonville Savings Bank is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.  Additionally, you may not use a Jacksonville Savings Bank line of credit check or third party check to pay for shares of common stock.  Please do not submit cash.

You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to Jacksonville Bancorp, Inc. or authorization to withdraw funds from one or more of your Jacksonville Savings Bank deposit accounts, provided that we receive the stock order form before 12:00 noon, Central Time, on June 15, 2010, which is the end of the offering period.  Checks and money orders will be deposited with Jacksonville Savings Bank upon receipt. If permitted by the Office of Thrift Supervision, in the event we resolicit large purchasers, such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares.   We will pay interest at Jacksonville Savings Bank’s statement savings rate from the date funds are processed until completion or termination of the conversion, at which time subscribers will receive interest checks.  You may not designate a withdrawal from Jacksonville Savings Bank accounts with check-writing privileges.  Please provide a check instead, because we cannot place holds on checking accounts.  If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).  You may not designate a withdrawal from a Jacksonville Savings Bank individual retirement account.  If you wish to use funds in such an account, please see “—Using IRA Funds.”

Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty.  If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal.

All funds authorized for withdrawal from deposit accounts at Jacksonville Savings Bank must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest within the account at the applicable deposit account rate until that time.  A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you.

Funds withdrawn from deposit accounts at Jacksonville Savings Bank may reduce or eliminate the depositor’s liquidation rights.  Please see the section of this prospectus entitled “The Conversion and Offering—Liquidation Rights” for further information.

By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by Jacksonville Savings Bank, Jacksonville Bancorp-Maryland or the federal government.  After we receive an order for shares of our common stock, the order cannot be cancelled or changed.

Using IRA Funds

You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA.  However, shares of common stock must be held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, Jacksonville Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our common stock. If you wish to use some or all of the funds in your Jacksonville Savings Bank individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June 15, 2010 offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at Jacksonville Savings Bank or elsewhere.  Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Delivery of Stock Certificates

Certificates representing shares of common stock sold in the subscription offering and community offering will be mailed to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals.  It is possible that until certificates for the common stock are delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the common stock will have begun trading.  If you are currently a stockholder of Jacksonville Bancorp-Federal, see “The Conversion and Offering—Exchange of Existing Stockholders’ Stock Certificates.”

How We Intend to Use the Proceeds From the Offering

We estimate net proceeds from the offering will be between $8.7 million and $12.2 million, or $14.2 million if the offering range is increased by 15%.  Jacksonville Bancorp-Maryland intends to retain between $4.0 million and $5.6 million of the net proceeds, or $6.5 million if the offering range is increased by 15%.  Approximately $4.4 million to $6.1 million of the net proceeds (or $7.1 million if the offering range is increased by 15%) will be invested in Jacksonville Savings Bank.

A portion of the net proceeds retained by Jacksonville Bancorp-Maryland will be loaned to the employee stock ownership plan to fund its purchase of shares of common stock in the offering (between 39,950 shares and 54,050 shares, or 62,158 shares if the offering is increased by 15%).  The employee stock ownership plan was established in connection with our 1995 stock offering.  As of December 31, 2009, there were no shares remaining unallocated in the plan. The remainder of the net proceeds will be used for general corporate purposes, including paying cash dividends and repurchasing shares of our common stock when permissible under Office of Thrift Supervision regulations.  Funds invested in Jacksonville Savings Bank will be used to reduce wholesale funding and support increased lending and new products and services.  The net proceeds retained by Jacksonville Bancorp-Maryland and Jacksonville Savings Bank also may be used to expand our retail banking franchise by acquiring new branches or by acquiring other financial institutions, or other financial services companies as opportunities arise, although we do not currently have any agreements or understandings regarding any acquisition transaction and it is impossible to determine when, if ever, such opportunities may arise. We currently have no arrangements or understandings regarding any specific acquisition.  Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Please see the section of this prospectus entitled “How We Intend to Use the Proceeds from the Offering” for more information on the proposed use of the proceeds from the offering.

You May Not Sell or Transfer Your Subscription Rights

Office of Thrift Supervision regulations prohibit you from transferring your subscription rights.  If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights.  We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights.  We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights.  On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do.  You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility.  In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date.  Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation if there is an oversubscription.

Deadline for Orders of Common Stock

If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) by the Stock Information Center no later than 12:00 noon, Central Time, on June 15, 2010, unless we extend this deadline.  You may submit your order form and payment either by mail using the stock order return envelope provided, by overnight delivery to the indicated address on the order form or by delivering your order form in person at any of Jacksonville Savings Bank’s branch offices. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond July 30, 2010 or the number of shares of common stock to be sold is increased to more than 1,553,938 shares or decreased to fewer than 998,750 shares.  In either of these cases, purchasers will have the right to maintain, change or cancel their orders. If we do not receive a written response from a purchaser regarding any resolicitation, the purchaser’s order will be canceled and all funds received will be returned promptly with interest, and deposit account withdrawal authorizations will be canceled. No extension may last longer than 90 days. All extensions, in the aggregate, may not last beyond June 29, 2012.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 noon, Central Time, on June 15, 2010, whether or not we have been able to locate each person entitled to subscription rights.

TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF JUNE 15, 2010 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO JUNE 15, 2010 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO JUNE 15, 2010.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 998,750 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range.  Specifically, we may:

(i)	increase the purchase and ownership limitations;

(ii)	seek regulatory approval to extend the offering beyond the July 30, 2010 expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering; and/or

(iii)	Increase the purchase of shares by the employee stock ownership plan.

Purchases by Officers and Directors

We expect our directors and executive officers, together with their associates, to subscribe for 100,000 shares of common stock in the offering.  The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering.  Following the conversion, our directors and executive officers, together with their associates, are expected to own 317,655 shares, 356,068 shares or 394,485  shares of common stock, or 17.2%, 16.4% or 15.8% of our total outstanding shares of common stock at the minimum, midpoint or maximum of the offering range, respectively.

Market for Common Stock

Existing publicly held shares of Jacksonville Bancorp-Federal’s common stock are traded on the Nasdaq Capital Market under the symbol “JXSB.” Upon completion of the conversion, the shares of common stock of Jacksonville Bancorp-Maryland will replace the existing shares. We expect the new shares will trade on the Nasdaq Capital Market under the symbol “JXSBD” for a period of 20 trading days after the completion of the offering. Thereafter, our trading symbol will revert to “JXSB.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Jacksonville Bancorp-Federal currently has more than three market makers, including Keefe, Bruyette & Woods, Inc., and Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

Our Dividend Policy

We have paid quarterly cash dividends since the second quarter of 1995.  We currently pay a quarterly cash dividend of $0.075 per share, or $0.30 on an annualized basis.  After we complete the conversion, we intend to continue to pay dividends on our outstanding shares of common stock.  We expect that the level of cash dividends per share after the conversion and offering will be consistent with the current amount of dividends per share we pay on our common stock, as adjusted for the additional shares issued pursuant to the exchange ratio.  For example, based on the current annualized cash dividend of $0.30 per share and an assumed exchange ratio of 1.1312 at the midpoint of the offering range, the annualized cash dividend, if paid, would be approximately $0.26 per share, which represents an annual dividend yield of 2.6% at the midpoint of the offering range, based upon a stock price of $10.00 per share.   However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, the rate of tax on dividends, statutory and regulatory limitations, and general economic conditions.  We cannot assure you that we will not reduce or eliminate dividends in the future.

See “Selected Consolidated Financial and Other Data of Jacksonville Bancorp-Federal and Subsidiary” and “Market for the Common Stock” for information regarding our historical dividend payments.

Tax Consequences

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, Jacksonville Savings Bank, Jacksonville Bancorp-Maryland, persons eligible to subscribe in the subscription offering, or existing stockholders of Jacksonville Bancorp-Federal.  Existing stockholders of Jacksonville Bancorp-Federal who receive cash in lieu of fractional share interests in shares of Jacksonville Bancorp-Maryland will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Conditions to Completion of the Conversion

We cannot complete the conversion and offering unless:

●	The plan of conversion and reorganization is approved by at least a majority of votes eligible to be cast by members of Jacksonville Bancorp, MHC;

●
The plan of conversion and reorganization is approved by at least two-thirds of the outstanding shares of common stock of Jacksonville Bancorp-Federal as of May 10, 2010, including shares held by Jacksonville Bancorp, MHC. (Because Jacksonville Bancorp, MHC owns 54.1% of the outstanding shares of Jacksonville Bancorp-Federal common stock, Jacksonville Bancorp, MHC and its executive officers and directors will significantly influence the outcome of this vote);

●
The plan of conversion and reorganization is approved by at least a majority of the outstanding shares of common stock of Jacksonville Bancorp-Federal as of May 10, 2010, excluding those shares held by Jacksonville Bancorp, MHC;

●	We sell at least the minimum number of shares of common stock offered; and

●
We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

Jacksonville Bancorp, MHC intends to vote its shares in favor of the plan of conversion and reorganization.  At December 31, 2009, Jacksonville Bancorp, MHC owned 54.1% of the outstanding shares of common stock of Jacksonville Bancorp-Federal.  At May 10, 2010, the directors and executive officers of Jacksonville Bancorp-Federal and their affiliates owned 226,369 shares of Jacksonville Bancorp-Federal, or 11.8% of the outstanding shares of common stock and 25.7% of the outstanding shares of common stock, excluding shares owned by Jacksonville Bancorp, MHC. They intend to vote those shares in favor of the plan of conversion and reorganization.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time.  The Stock Information Center will be closed on weekends and bank holidays.  The toll-free phone number is (877) 860-2070. In addition, a representative of Keefe, Bruyette and Woods, Inc. will be available to meet with you in person between 9:00 a.m. and 5:00 p.m. on June 10, 11, 14 and 15, 2010, at Jacksonville Savings Bank’s main office at 1211 W. Morton Avenue, Jacksonville, Illinois.

RISK FACTORS

You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

Risks Related to Our Business

Non-residential loans increase our exposure to credit risks.

Over the last several years, we have increased our non-residential lending in order to improve the average yield of our interest-earning assets and reduce the average maturity of our loan portfolio.  At December 31, 2009, our portfolio of commercial and agricultural real estate loans totaled $56.7 million, or 32.6% of our total loans, compared to $33.9 million, or 23.8% of our total loans at December 31, 2005. The largest category of these loans is secured by farmland. Our portfolio of commercial business and agricultural business loans totaled $34.4 million, or 19.8% of our total loans at December 31, 2009, compared to $28.7 million, or 20.2% of our total loans at December 31, 2005. These loans are typically secured by equipment or inventory. It is difficult to assess the future performance of our non-residential loan portfolio due to the recent origination or purchase of many of these loans.  These loans may have delinquency or charge-off rates above our historical experience, which could adversely affect our future performance. Non-residential loans, consisting of commercial and agricultural real estate loans, commercial and agricultural business loans and multifamily loans, 30 days or more delinquent were $1.4 million or 1.52% of non-residential loans at December 31, 2009 as compared to $952,000 or 0.99% of non-residential loans at December 31, 2008.  We try to mitigate the risk associated with non-residential loans by limiting the term of these types of loans to generally no more than five years and making such loans to borrowers with whom we have done business with in the past. Purchased non-residential loans may have higher risk due to longer durations and borrowers with whom we have had no existing relationship. Purchased loans 30 days or more delinquent consisted of one loan with a balance totaling $493,000 as of December 31, 2009.

Non-residential loans generally have more risk than one- to four-family residential mortgage loans.  Because the repayment of commercial and agricultural real estate loans and commercial and agricultural business loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of these loans can be affected by adverse conditions in the real estate market or the local economy. Loans secured by agricultural real estate and agricultural businesses which rely on the successful operation of a farm can be adversely affected by fluctuations in crop prices and changes in weather conditions. These developments may result in smaller harvests and less income for farmers which may adversely impact such borrower’s ability to repay a loan. Many of our borrowers also have more than one commercial and agricultural real estate loan or commercial and agricultural business loan outstanding with us.  Consequently, an adverse development with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.  Finally, if we foreclose on a commercial and agricultural real estate or commercial loan, our holding period for the collateral, if any, typically is longer than for one- to four-family residential mortgage loans because there are fewer potential purchasers of the collateral. Because we plan to continue to increase our originations of commercial and agricultural real estate and commercial loans, it may be necessary to increase the level of our allowance for loan losses because of the increased risk characteristics associated with these types of loans. Any such increase to our allowance for loan losses would adversely affect our earnings.

Our loan portfolio has significant concentrations among a small number of borrowers and, as a result, we could be adversely affected by difficulties experienced by a small number of borrowers.

As a result of large loan concentrations among a relatively small number of borrowers, we could incur significant losses if these borrowers are unable to repay their loans. At December 31, 2009, we had 16 borrowers with aggregate loan balances of $41.6 million, which represented 23.6% of our total loan portfolio at that date. These loans are primarily commercial and agricultural real estate loans and commercial and agricultural business loans, including purchased loan participations. Aggregate loan balances to these borrowers ranged from $1.0 million to $5.5 million for our largest borrower. While we seek to control our risk and minimize losses on these large loan concentrations, if one or more of our large borrowers were to default on their loans we could incur significant losses.

A portion of our loan portfolio consists of loan participations secured by properties outside our market area.  Loan participations may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit monitoring.

We occasionally purchase commercial real estate and commercial business loan participations secured by properties outside our market area in which we are not the lead lender. We have purchased loan participations secured by properties in diverse geographic areas such as in Nebraska, Iowa, Minnesota, Arizona and Florida.  These participations are secured by various types of collateral such as hotels, senior living facilities, stores and condominium developments. Loan participations may have a higher risk of loss than loans we originate because we rely on the lead lender to monitor the performance of the loan. Moreover, our decision regarding the classification of a loan participation and loan loss provisions associated with a loan participation are made in part based upon information provided by the lead lender. A lead lender also may not monitor a participation loan in the same manner as we would for loans that we originate.  At December 31, 2009, our loan participations totaled $12.6 million, or 7.3% of our loan portfolio.  At December 31, 2009, commercial real estate loan participations outside our market area totaled $9.8 million, or 17.3% of the commercial and agricultural real estate loan portfolio, and commercial business loan participations outside our market area totaled $1.3 million, or 3.7% of the commercial and agricultural business loan portfolio. At December 31, 2009, loan participations delinquent 60 days or more totaled $493,000. If our underwriting of these participation loans is not sufficient, our non-performing loans may increase and our earnings may decrease.

If the allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our customers may not repay their loans according to the original terms, and the collateral, if any, securing the payment of these loans may be insufficient to pay any remaining loan balance.  We may experience significant loan losses, which may have a material adverse effect on our operating results.  We make various assumptions and judgments about the collectability of the loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans.  If our assumptions are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to the allowance.  Additions to the allowance would decrease our net income. At December 31, 2009, our allowance for loan losses was $2.3 million, or 1.30% of total loans and 117.20% of non-performing loans, compared to $1.9 million, or 1.05% of total loans and 162.47% of non-performing loans, at December 31, 2008.

In determining the amount of the allowance for loan losses, management reviews delinquent loans for potential impairments in our carrying value.  Additionally, we apply a factor to the loan portfolio principally based on historical loss experience applied to the composition of the loan portfolio and integrated with management’s perception of risk in the economy.  Since we use assumptions regarding individual loans and the economy, the current allowance for loan losses may not be sufficient to cover actual loan losses, and increases in the allowance may be necessary.  Consequently, we may need to significantly increase the provision for losses on loans, particularly if one or more of our larger loans or credit relationships becomes delinquent or if we expand non-residential lending such as commercial and agricultural real estate loans. As we continue to increase our originations of such loans, increased provisions for loan losses may be necessary, which would decrease our earnings.

Bank regulators periodically review our allowance for loan losses and may require an increase to the provision for loan losses or further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

If our non-performing assets increase, our earnings will suffer.

At December 31, 2009, our non-performing assets (which consist of non-accrual loans, loans 90 days or more delinquent, and foreclosed real estate assets) totaled $2.3 million, which is an increase of $368,000 or 18.7% from our non-performing assets at December 31, 2008. Delinquent loans 30 days or greater increased to $3.8 million, or 2.14% of total loans at December 31, 2009 from $3.2 million, or 1.72% of total loans at December 31, 2008.  Delinquent loans may become non-performing if the borrower does not bring the loan current.  Our non-performing assets adversely affect our net income in various ways. We do not record interest income on non-accrual loans or real estate owned. We must provide for probable losses which results in additional provisions for loan losses. As circumstances warrant, we must write down the value of properties in our other real estate owned portfolio to reflect changing market values. Additionally, we have legal fees associated with the resolution of problem assets as well as additional costs such as taxes, insurance and maintenance related to our other real estate owned. The resolution of non-performing assets also requires the active involvement of management, which can adversely affect the amount of time we devote to the income-producing activities of Jacksonville Savings Bank.  If our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance accordingly.

We could experience further impairment losses on the value of our mortgage servicing rights.

A significant aspect of our business is the origination of one- to four-family residential mortgage loans for sale on a servicing retained basis. The fees we receive for servicing such loans are referred to as mortgage servicing rights. At December 31, 2009, the unpaid principal balances of mortgage loans serviced for others was $148.0 million. Mortgage servicing rights fair values are sensitive to movements in interest rates as expected future net servicing income depends on the projected outstanding principal balances of the underlying loans, which can be greatly reduced by prepayments.  Prepayments usually increase when mortgage interest rates decline and decrease when mortgage interest rates rise. If the fair value of our mortgage servicing rights is less than the carrying value of such rights, we may be required to recognize an impairment loss. Such impairment can occur due to changes in interest rates, loan performance or prepayment of the underlying mortgage.  At December 31, 2008, we recognized an impairment loss related to our mortgage servicing rights of $428,000.  Subsequently, during 2009, we recorded a recovery of $123,000.

Changes in interest rates could adversely affect our financial condition and results of operations.

Our financial condition and results of operations are significantly affected by changes in interest rates.  Our results of operations depend substantially on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.  Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in net interest income.

Changes in interest rates may also affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs.  Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans. Also, increases in interest rates may extend the life of fixed-rate assets, which would restrict our ability to reinvest in higher yielding alternatives, and may result in customers withdrawing certificates of deposit early so long as the early withdrawal penalty is less than the interest they could receive from higher interest rates.

Changes in interest rates also affect the current fair value of our interest-earning securities portfolio.  Generally, the value of securities moves inversely with changes in interest rates.  At December 31, 2009, the fair value of our portfolio of investment securities and mortgage-backed securities totaled $78.2 million.  Gross unrealized losses on these securities totaled $159,000 at December 31, 2009.

Any rise in market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans, thereby increasing the possibility of default.

Higher Federal Deposit Insurance Corporation insurance premiums and special assessments will adversely affect our earnings.

Recent bank failures coupled with deteriorating economic conditions have significantly reduced the Deposit Insurance Fund’s reserve ratio. On February 27, 2009, the Federal Deposit Insurance Corporation issued a final rule that alters the way the Federal Deposit Insurance Corporation calculates federal deposit insurance assessment rates. Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate.  This initial base assessment rate ranges from 12 to 45 basis points, depending on the risk category of the institution.  The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate.  The adjustments to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits.  The total base assessment rate ranges from 7 to 77.5 basis points of the institution’s deposits. At December 31, 2009, our assessment rate was 14.66 basis points. In addition, on May 22, 2009, the Federal Deposit Insurance Corporation adopted a final rule levying a five basis point special assessment on each insured depository institution’s assets minus Tier 1 capital as of June 30, 2009.  We recorded an expense of $137,000 during the quarter ended June 30, 2009, to reflect the special assessment.  Any further special assessments that the Federal Deposit Insurance Corporation levies will be recorded as an expense during the appropriate period.

The Federal Deposit Insurance Corporation also has adopted a rule pursuant to which all insured depository institutions were required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012.  This pre-payment was due on December 30, 2009.  The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 was equal to the modified third quarter assessment rate plus an additional three basis points.  In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012.  We are required to record the pre-payment as a prepaid expense, which will be amortized to expense as incurred each quarter.  Our prepayment amount totaled $1.4 million.

These actions will significantly increase our noninterest expense in 2010 and in future years as long as the increased premiums are in place.

If we are unable to borrow funds, we may not be able to meet the cash flow requirements of our depositors, creditors, and borrowers, or the operating cash needed to fund corporate expansion and other corporate activities.

Liquidity is the ability to meet cash flow needs on a timely basis at a reasonable cost.  Our liquidity is used to make loans and to repay deposit liabilities as they become due or are demanded by customers.  Liquidity policies and procedures are established by the board, with operating limits set based upon the ratio of loans to deposits and percentage of assets funded with non-core or wholesale funding.  We regularly monitor our overall liquidity position to ensure various alternative strategies exist to cover unanticipated events that could affect liquidity.  We also establish policies and monitor guidelines to diversify our wholesale funding sources to avoid concentrations in any one market source.  Wholesale funding sources include federal funds purchased, securities sold under repurchase agreements, non-core deposits, and debt.  Jacksonville Savings Bank is a member of the Federal Home Loan Bank of Chicago, which provides funding through advances to members that are collateralized with mortgage-related assets.

We maintain a portfolio of available-for-sale securities that can be used as a secondary source of liquidity.  There are other sources of liquidity available to us should they be needed.  These sources include the sale of loans, the ability to acquire national market, non-core deposits, issuance of additional collateralized borrowings such as Federal Home Loan Bank advances and federal funds purchased, and the issuance of preferred or common securities.

If our stock price remains below book value, we will continue to evaluate our goodwill balances for impairment quarterly, and if the values of our businesses have declined, we could recognize an impairment charge for our goodwill.

We performed a quarterly goodwill assessment as of December 31, 2009.  Based upon our analyses, we concluded that the fair value of capital exceeded the fair value of our assets and liabilities and, therefore, goodwill was not considered impaired as of that date.  It is possible that our assumptions and conclusions regarding the valuation of our business could change adversely, which could result in the recognition of impairment for our goodwill, which could have a material adverse effect on our financial condition and results of operations.

Our business may continue to be adversely affected by the continued weakness in the national and local economies.

Our operations are significantly affected by national and local economic conditions. Substantially all of our loans, excluding purchased loan participations, are to businesses and individuals in Cass, Morgan, Macoupin and Montgomery Counties, Illinois and surrounding communities. All of our branches and most of our deposit customers are also located in these counties. The severe economic recession of 2008 and 2009, as well as the continuing weakness of the economic recovery both nationally and in our market area could have a material adverse effect on our business, financial condition, results of operations and prospects. In particular, these counties have experienced declines in real estate values, increased foreclosures and higher unemployment rates.

A further deterioration in economic conditions in our market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition and results of operations:

● demand for our products and services may decline;

● loan delinquencies, problem assets and foreclosures may increase;

● collateral for our loans may continue to decline in value; and

● the amount of our low-cost or non-interest bearing deposits may decrease.

The United States economy remains weak and unemployment levels are high.  The prolonged economic downturn will adversely affect our business and financial results.

The United States experienced a severe economic recession in 2008 and 2009.  While economic growth has resumed recently, the rate of growth has been slow and unemployment remains at very high levels and is not expected to improve in the near future.  Loan portfolio quality has deteriorated at many financial institutions reflecting, in part, the weak national economy and high unemployment.  In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline.  The continuing real estate downturn also has resulted in reduced demand for the construction of new housing and increased delinquencies in construction, residential and commercial mortgage loans. Bank and bank holding company stock prices have declined substantially, and it is significantly more difficult for banks and bank holding companies to raise capital or borrow in the debt markets.

The Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that the ratio of noncurrent assets plus other real estate owned to assets as a percentage of assets for Federal Deposit Insurance Corporation-insured financial institutions rose to 3.32% as of December 31, 2009, from 0.95% as of December 31, 2007.  For the twelve months ended December 31, 2009, the Federal Deposit Insurance Corporation Quarterly Banking Profile has reported that annualized return on average assets was 0.09% for Federal Deposit Insurance Corporation-insured financial institutions compared to 0.81% for the year ended December 31, 2007.  The Nasdaq Bank Index declined 38% between December 31, 2007 and December 31, 2009. At December 31, 2009, our non-performing assets as a percentage of assets was 0.81%, and our return on average assets was 0.47% for the year ended December 31, 2009.

Continued negative developments in the financial services industry and the domestic and international credit markets may significantly affect the markets in which we do business, the market for and value of our loans and investments, and our ongoing operations, costs and profitability.  Moreover, continued declines in the stock market in general, or stock values of financial institutions and their holding companies specifically, could adversely affect our stock performance.

Strong competition may limit growth and profitability.

Competition in the banking and financial services industry is intense.  We compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, government sponsored entities, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere.  Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide.  Our profitability depends upon our ability to successfully compete in our market areas.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Illinois Department of Financial and Professional Regulation, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Such regulators govern the activities in which we may engage, primarily for the protection of depositors and the Deposit Insurance Fund.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the ability to impose restrictions on a bank’s operations, reclassify assets, determine the adequacy of a bank’s allowance for loan losses and determine the level of deposit insurance premiums assessed.  Any change in such regulation and oversight, whether in the form of regulatory policy, new regulations or legislation or additional deposit insurance premiums, could have a material impact on our operations.  Because our business is highly regulated, the laws and applicable regulations are subject to frequent change.  Any new laws, rules and regulations could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

Legislative proposals have been introduced that would eliminate the Office of Thrift Supervision, Jacksonville Bancorp-Federal’s primary federal regulator, which would require Jacksonville Bancorp-Maryland to become regulated by different bank regulatory agencies.

Legislation has been introduced in the United States Senate and House of Representatives that would implement sweeping changes to the current bank regulatory structure.  A bill passed by the House of Representatives would eliminate our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The House legislation would grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all bank and thrift holding companies.  If the House bill is enacted, Jacksonville Bancorp-Maryland would become a holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Jacksonville Bancorp-Maryland would not be subject to as a savings and loan holding company regulated by the Office of Thrift Supervision.

Under the Senate bill, the Office of Thrift Supervision would also be eliminated by merging it into the Office of the Comptroller of the Currency.  The Federal Reserve Board would be responsible for promulgating regulations for bank and savings and loan holding companies such as Jacksonville Bancorp-Maryland with the Federal Deposit Insurance Corporation being responsible for the application and enforcement of such regulations.

Both the House bill and the Senate proposal would establish new government entities to write consumer protection rules, and in certain cases, to conduct examinations and  to implement enforcement actions relating to consumer protection. Compliance with new regulations and being supervised by one or more new regulatory agencies would likely increase our operating expenses.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and our income.

In response to the financial crisis of 2008 and early 2009, Congress has taken actions that are intended to strengthen confidence and encourage liquidity in financial institutions, and the Federal Deposit Insurance Corporation has taken actions to increase insurance coverage on deposit accounts. In addition, there have been proposals made by members of Congress that would reduce the amount delinquent borrowers are otherwise contractually obligated to pay on their mortgage loans and limit the ability of lenders to foreclose on mortgage collateral.

The potential exists for additional federal or state laws and regulations, or changes in policy, affecting lending and funding practices and liquidity standards.  Moreover, bank regulatory agencies have been active in responding to concerns and trends identified in examinations, and have issued many formal enforcement orders requiring capital ratios in excess of regulatory requirements. Bank regulatory agencies, such as the Illinois Department of Financial and Professional Regulation, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, govern the activities in which we may engage, primarily for the protection of depositors, and not for the protection or benefit of potential investors. In addition, new laws and regulations may increase our costs of regulatory compliance and of doing business, and otherwise affect our operations. New laws and regulations may significantly affect the markets in which we do business, the markets for and value of our loans and investments, the fees we can charge, and our ongoing operations, costs and profitability. Legislative proposals limiting our rights as a creditor may result in credit losses or increased expense in pursuing our remedies as a creditor.

If our investment in the Federal Home Loan Bank of Chicago becomes impaired, our earnings and stockholders’ equity could decrease.

We are required to own common stock of the Federal Home Loan Bank of Chicago to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank’s advance program.  The aggregate cost of our Federal Home Loan Bank common stock as of December 31, 2009 was $1.1 million.  Federal Home Loan Bank common stock is not a marketable security and can only be redeemed by the Federal Home Loan Bank.  However, the Federal Home Loan Bank of Chicago is currently prohibited by its regulator from repurchasing or redeeming its outstanding stock until its financial condition improves.

Federal Home Loan Banks may be subject to accounting rules and asset quality risks that could materially lower their regulatory capital. In an extreme situation, it is possible that the capitalization of a Federal Home Loan Bank, including the Federal Home Loan Bank of Chicago, could be substantially diminished or reduced to zero. Consequently, we believe that there is a risk that our investment in Federal Home Loan Bank of Chicago common stock could be deemed impaired at some time in the future, and if this occurs, it would cause our earnings and stockholders’ equity to decrease by the amount of the impairment charge.

System failure or breaches of our network security could subject us to increased operating costs as well as litigation and other liabilities.

The computer systems and network infrastructure we use could be vulnerable to unforeseen problems. Our operations are dependent upon our ability to protect our computer equipment against damage from physical theft, fire, power loss, telecommunications failure or a similar catastrophic event, as well as from security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. Any damage or failure that causes an interruption in our operations could have a material adverse effect on our financial condition and results of operations. Computer break-ins, phishing and other disruptions could also jeopardize the security of information stored in and transmitted through our computer systems and network infrastructure, which may result in significant liability to us and may cause existing and potential customers to refrain from doing business with us. Although we, with the help of third-party service providers, intend to continue to implement security technology and establish operational procedures to prevent such damage, there can be no assurance that these security measures will be successful. In addition, advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to encrypt and protect customer transaction data. A failure of such security measures could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Offering

The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them later at or above the $10.00 purchase price in the offering.  In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price.  The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time.  After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of Jacksonville Bancorp-Maryland and the outlook for the financial services industry in general.  Price fluctuations may be unrelated to the operating performance of particular companies.

Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.

Jacksonville Bancorp-Maryland intends to invest between $4.4 million and $6.1 million of the net proceeds of the offering (or $7.1 million at the adjusted maximum of the offering range) in Jacksonville Savings Bank.  Jacksonville Bancorp-Maryland may use the remaining net proceeds to invest in short-term investments, repurchase shares of common stock, pay dividends or for other general corporate purposes.  Jacksonville Bancorp-Maryland also expects to use a portion of the net proceeds it retains to fund a loan for the purchase of shares of common stock in the offering by the employee stock ownership plan.  Jacksonville Savings Bank may use the net proceeds it receives to fund new loans, purchase investment securities, acquire financial institutions or financial services companies, build new branches or acquire branches, or for other general corporate purposes.  However, with the exception of the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing of such applications. We have not established a timetable for the reinvestment of the net proceeds, and we cannot predict how long it may take to reinvest the net proceeds in a prudent manner.

Our return on equity will be low following the stock offering.  This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Following the stock offering, we expect our consolidated equity to be between $34.4 million at the minimum of the offering range and $39.6 million at the adjusted maximum of the offering range. Based upon our income for the year ended December 31, 2009, and these pro forma equity levels, our return on equity would be 4.05% and 3.52% at the minimum and adjusted maximum of the offering range, respectively. We expect our return on equity to remain low until we are able to leverage the additional capital we receive from the stock offering. Although we will be able to increase net interest income using proceeds of the stock offering, our return on equity will be negatively affected by higher expenses from the costs of being a public company and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income and non-interest income and leverage the capital raised in the stock offering, we expect our return on equity to remain low, which may reduce the market price of our shares of common stock.

The implementation of a stock-based benefit plan may dilute your ownership interest.

We intend to adopt a new stock-based benefit plan following the offering, subject to receipt of stockholder approval. This stock-based benefit plan may be funded either through open market purchases or from the issuance of authorized but unissued shares of common stock of Jacksonville Bancorp-Maryland. While our intention is to fund this plan through open market purchases, stockholders would experience a 5.13% reduction in ownership interest at the adjusted maximum of the offering range in the event newly issued shares of our common stock are used to fund stock options under the plan in an amount equal to up to 10.0% of the shares sold in the offering.  In the event we adopt the plan within twelve months following the conversion, shares of common stock reserved for issuance pursuant to grants of options under the stock-based benefit plan would be limited to 10.0% of the total shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Jacksonville Bancorp-Federal or Jacksonville Savings Bank.  In the event we adopt the plan more than twelve months following the conversion, the plan will not be subject to these limitations, including limits on the total number of options or shares available for award under the plan, and we may elect to implement a stock-based benefit plan containing features that are different from those described above.

Implementing a stock-based benefit plan would increase our compensation and benefit expenses  and adversely affect our profitability.

We intend to adopt a new stock-based benefit plan after the offering, subject to stockholder approval, which would increase our annual employee compensation and benefit expenses related to the stock options granted to participants under our stock-based benefit plan.  The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options actually granted under the plan, the fair market value of our stock options on the date of grant, the vesting period and other factors which we cannot predict at this time.  If the stock-based benefit plan is implemented within twelve months of the completion of the offering, the number of shares of common stock reserved for issuance for grants of options under such stock-based benefit plan may not exceed 10.0% of the shares sold in the offering, subject to adjustment as may be required by Office of Thrift Supervision regulations or policy to reflect stock options previously granted by Jacksonville Bancorp-Federal or Jacksonville Savings Bank.  Assuming the market price of the common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share; the dividend yield on the stock is 3.0%; the expected option life is ten years; the risk-free interest rate is 3.85% and the volatility rate on the shares of common stock is 21.42%, the estimated grant-date fair value of the options using a Black-Scholes option pricing analysis is $2.22 per option granted.  Assuming this value is amortized over a five-year vesting period, the corresponding annual expense associated with all the stock options would be approximately $68,995 ($62,000 after tax) at the adjusted maximum of the offering range.  If we award options or other stock awards in excess of these amounts under a stock-based benefit plan adopted more than twelve months after the completion of the offering, our costs would increase further.

In addition, we would recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts (i.e., as the loan used to acquire these shares is repaid), and we would recognize expense for stock options over the vesting period of awards made to recipients.  The expense in the first year following the offering has been estimated to be approximately $31,079 ($19,014 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock.  For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion.”

Various factors may make takeover attempts more difficult to achieve.

Our board of directors has no current intention to sell control of Jacksonville Bancorp-Maryland. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it more difficult for companies or persons to acquire control of Jacksonville Bancorp-Maryland without the consent of our board of directors.  You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock.  The factors that may discourage takeover attempts or make them more difficult include:

●
Office of Thrift Supervision Regulations.  Office of Thrift Supervision regulations prohibit, for three years following the completion of a conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a savings and loan holding company regulated by the Office of Thrift Supervision without the prior approval of the Office of Thrift Supervision.

●
Articles of incorporation of Jacksonville Bancorp-Maryland and statutory provisions. Provisions of the articles of incorporation and bylaws of Jacksonville Bancorp-Maryland and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes, even if the takeover is favored by a majority of our stockholders.  These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors.  Specifically, under sections 3-601 through 3-605 of the Maryland General Corporation Law, any person who acquires more than 10% of the common stock of Jacksonville Bancorp-Maryland without the prior approval of its board of directors would be prohibited from engaging in any type of business combination with Jacksonville Bancorp-Maryland for a five-year period. Any business combination after the five year prohibition would be subject to super-majority stockholder approval or minimum price requirements. Additional provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, the election of directors to staggered terms of three years and not permitting cumulative voting in the election of directors.  Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

●
Articles of incorporation of Jacksonville Savings Bank.  The articles of incorporation of Jacksonville Savings Bank will provide that for a period of five years from the closing of the conversion and offering, no person other than Jacksonville Bancorp-Maryland may directly or indirectly acquire or offer to acquire the beneficial ownership of more than 10% of any class of equity security of Jacksonville Savings Bank.  This provision will not apply to any tax-qualified employee benefit plan of Jacksonville Savings Bank or Jacksonville Bancorp-Maryland or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Jacksonville Bancorp-Maryland or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Jacksonville Savings Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

●
Issuance of stock options.  We also intend to grant stock options to key employees and directors that will require payments to these persons in the event of a change in control of Jacksonville Bancorp-Maryland. These payments may have the effect of increasing the costs of acquiring Jacksonville Bancorp-Maryland, thereby discouraging future takeover attempts.

●
Employment and change in control agreements.  Jacksonville Bancorp-Federal has employment agreements with certain of its executive officers that will remain in effect following the stock offering. Jacksonville Bancorp-Maryland intends to enter into a change in control agreement with its Chief Financial Officer following the stock offering.  These agreements may have the effect of increasing the costs of acquiring Jacksonville Bancorp-Maryland, thereby discouraging future takeover attempts.

There may be a decrease in stockholders’ rights for existing stockholders of Jacksonville Bancorp-Federal.

As a result of the conversion, existing stockholders of Jacksonville Bancorp-Federal will become stockholders of Jacksonville Bancorp-Maryland. In addition to the provisions discussed above that may discourage takeover attempts that are favored by stockholders, some rights of stockholders of Jacksonville Bancorp-Maryland will be reduced compared to the rights stockholders currently have in Jacksonville Bancorp-Federal.  The reduction in stockholder rights results from differences between the federal and Maryland charters and bylaws, and from distinctions between federal and Maryland law.  Many of the differences in stockholder rights under the articles of incorporation and bylaws of Jacksonville Bancorp-Maryland are not mandated by Maryland law but have been chosen by management as being in the best interests of Jacksonville Bancorp-Maryland and its stockholders.  The articles of incorporation and bylaws of Jacksonville Bancorp-Maryland differ from the charter and bylaws of Jacksonville Bancorp-Federal with respect to the following provisions: (i) allowing the board of directors to change the authorized number of shares without stockholder approval; (ii) the restriction on the payment of dividends under Maryland corporate law; (iii) filling vacancies on the board of directors; (iv) limitations on liability for directors and officers; (v) indemnification of directors, officers, employees and agents; (vi) the calling of special meetings of stockholders; (vii) greater lead time required for stockholders to submit proposals for new business or to nominate directors; (viii) the right of a stockholder to examine the books and records of the company; (ix) limitations on the voting rights of stockholders owning more than 10% of our voting shares; (x) restrictions on certain types of business combinations with interested stockholders; (xi) consideration by the board of directors of certain factors when considering a change in control of the company; and (xii) approval by at least 80% of the outstanding shares of capital stock entitled to vote generally is required to amend the bylaws and certain provisions of the articles of incorporation. See “Comparison of Stockholders’ Rights For Existing Stockholders of Jacksonville Bancorp-Federal” for a discussion of these differences.

You may not revoke your decision to purchase Jacksonville Bancorp-Maryland common stock in the subscription offering after you send us your subscription.

Funds submitted or automatic withdrawals authorized in the connection with a purchase of shares of common stock in the subscription offering will be held by us until the completion or termination of the conversion and offering, including any extension of the expiration date.  Because completion of the conversion and offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC., among other factors, there may be one or more delays in the completion of the conversion and offering.  Orders submitted in the subscription offering are irrevocable, and subscribers will have no access to subscription funds unless the offering is terminated, or extended beyond July 30, 2010, or the number of shares to be sold in the offering is increased to more than 1,553,938 shares or decreased to fewer than 998,750 shares.

There may be a limited market for our common stock, which may lower our stock price and make it more difficult for investors to sell their shares of our common stock.

We currently trade on the Nasdaq Capital Market and plan to continue to do so following the conversion. However, we cannot guarantee that the shares of common stock will be regularly traded. Even if a liquid market develops for our common stock, there is no assurance that it can be maintained.  An active, orderly trading market depends on the presence and participation of willing buyers and sellers which neither Jacksonville Bancorp-Maryland nor the market makers in the common stock can control.  This may affect your ability to sell your shares on short notice, and the sale of a large number of shares at one time could temporarily depress the market price of our common stock.  For these reasons, our common stock should not be viewed as a short-term investment.

Additionally, the aggregate purchase price of common stock sold in the offering is based on an independent appraisal.  After our shares begin trading, the marketplace will determine the price per share, which may be influenced by various factors, such as prevailing interest rates, investor perceptions of Jacksonville Bancorp-Maryland, economic conditions and the outlook for financial institutions.  Price fluctuations may be unrelated to the operating performance of particular companies.  In several cases, due to market volatility, shares of common stock of newly converted savings institutions traded below the price at which the shares were sold in the companies’ initial public offerings.  We cannot assure you that, after the conversion, the trading price of our common stock will be at or above $10.00.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
OF JACKSONVILLE BANCORP-FEDERAL AND SUBSIDIARY

The summary financial information presented below is derived in part from the consolidated financial statements of Jacksonville Bancorp-Federal.  The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1.  The information at December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008 is derived in part from the audited consolidated financial statements of Jacksonville Bancorp-Federal that appear in this prospectus.  The information at December 31, 2007, 2006 and 2005 and for the years ended December 31, 2007, 2006 and 2005 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

	At December 31,
	2009	2008	2007	2006	2005
	(In thousands)
Selected Financial Condition Data:

Total assets	$288,846	$288,275	$288,489	$267,372	$253,946
Cash and cash equivalents	15,696	7,145	12,175	9,331	6,681
Investment securities	38,455	50,988	66,295	79,978	80,821
Mortgage-backed securities	40,984	27,795	15,415	8,210	8,646
Loans, net(1)	173,683	182,948	175,867	154,838	142,272
Federal Home Loan Bank of Chicago stock, at cost	1,109	1,109	1,109	1,109	1,539
Foreclosed assets, net	383	769	364	152	456
Bank owned life insurance	4,095	3,907	3,186	334	311
Deposits	254,700	238,151	245,721	232,913	218,370
Federal Home Loan Bank of Chicago advances	—	13,500	10,000	4,000	8,000
Short-term borrowings	3,789	7,633	4,936	5,035	3,350
Stockholders’ equity	25,263	24,259	22,618	21,145	20,103

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(In thousands, except per share amounts)
Selected Operating Data:

Interest income	$14,420	$15,908	$15,609	$13,978	$12,423
Interest expense	5,432	7,716	9,056	7,031	4,986
Net interest income	8,988	8,192	6,553	6,947	7,437
Provision for loan losses	2,575	310	155	60	245
Net interest income after provision for loan losses	6,413	7,882	6,398	6,887	7,192
Noninterest income	4,209	3,161	2,492	2,235	2,174
Noninterest expense	9,126	9,221	8,261	7,893	8,054
Income before income tax	1,497	1,822	629	1,229	1,312
Provision for income taxes	101	304	10	334	412
Net income	$1,396	$1,518	$619	$895	$900
Earnings per share:
Basic	$0.72	$0.76	$0.31	$0.45	$0.46
Diluted	$0.72	$0.76	$0.31	$0.45	$0.45
Dividends per share	$0.30	$0.30	$0.30	$0.30	$0.30

(1)	Excludes loans held for sale of $814,000, $1.4 million, $1.9 million, $426,000 and $499,000 at December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

	At or For the Years Ended December 31,
	2009	2008	2007	2006	2005

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income to average total assets)	0.47%	0.52%	0.22%	0.35%	0.36%
Return on average equity (ratio of net income to average equity)	5.69%	6.59%	2.86%	4.37%	4.44%
Interest rate spread(1)	3.08%	2.70%	2.15%	2.48%	2.99%
Net interest margin(2)	3.30%	3.01%	2.53%	2.85%	3.18%
Efficiency ratio(3)	69.15%	81.22%	91.33%	85.97%	83.80%
Dividend pay-out ratio(4)	18.96%	18.75%	45.94%	31.69%	30.98%
Non-interest expense to average total assets	3.10%	3.14%	2.95%	3.05%	3.19%
Average interest-earning assets to average interest-bearing liabilities	111.14%	110.66%	110.69%	112.81%	109.07%
Average equity to average total assets	8.33%	7.85%	7.79%	7.90%	8.03%

Asset Quality Ratios:
Non-performing assets to total assets	0.81%	0.68%	0.51%	0.56%	0.65%
Non-performing loans to total loans	1.11%	0.64%	0.61%	0.86%	0.82%
Allowance for loan losses to non-performing loans	117.20%	162.47%	161.90%	137.90%	156.75%
Allowance for loan losses to total loans(5)	1.30%	1.05%	0.99%	1.19%	1.28%

Capital Ratios:
Total capital (to risk-weighted assets)	11.83%	10.94%	11.32%	12.34%	12.83%
Tier I capital (to risk-weighted assets)	10.70%	10.02%	10.38%	11.25%	11.66%
Tier I capital (to total assets)	7.44%	7.30%	7.02%	7.45%	7.31%

Other Data:
Number of full service offices	7	7	7	7	7
Full time equivalent employees	110	110	114	115	116

(1)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted- average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4)
The dividend payout ratio represents dividends declared per share divided by net income per share.  The following table sets forth total cash dividends paid per year, which is calculated by multiplying the dividends declared per share by the number of shares outstanding as of the applicable record date.

	For the Year Ended December 31
	2009	2008	2007	2006	2005
	(In Thousands)
Dividends paid to public stockholders	$265	$285	$284	$284	$279
Dividends paid to Jacksonville Bancorp, MHC	—	—	—	—	—
Total dividends paid	$265	$285	$284	$284	$279
Total dividends waived by Jacksonville Bancorp, MHC	$312	$312	$312	$312	$312
Total dividends paid and total dividends waived by Jacksonville Bancorp, MHC	$577	$597	$596	$596	$591

(5)	Total loans exclude loans held for sale.

RECENT DEVELOPMENTS

The following tables set forth selected consolidated historical financial and other data of Jacksonville Bancorp-Federal and its subsidiaries for the periods and at the dates indicated.  The information at December 31, 2009 is derived in part from, and should be read together with, the audited consolidated financial statements and notes thereto of Jacksonville Bancorp-Federal beginning at page F-1 of this prospectus.  The information at March 31, 2010 and for the three months ended March 31, 2010 and 2009 is unaudited, but reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results to be achieved for the remainder of 2010.

	At March 31, 2010	At December 31, 2009
	(In thousands)
Selected Financial Condition Data:

Total assets	$289,432	$288,846
Cash and cash equivalents	14,792	15,696
Investment securities	46,710	37,346
Mortgage-backed securities	36,642	40,984
Loans, net(1)	170,669	173,683
Federal Home Loan Bank of Chicago stock, at cost	1,109	1,109
Foreclosed assets, net	629	383
Bank owned life insurance	4,145	4,095
Deposits	255,138	254,700
Short-term borrowings	3,280	3,789
Stockholders’ equity	25,587	25,263

	For The Three Months Ended March 31,
	2010	2009
	(In thousands, except per share amounts)
Selected Operating Data:

Interest income	$3,234	$3,774
Interest expense	1,055	1,491
Net interest income	2,179	2,283
Provision for loan losses	275	350
Net interest income after provision for loan losses	1,904	1,933
Noninterest income	951	905
Noninterest expense	2,247	2,216
Income before income tax	608	622
Provision for income taxes	109	121
Net income	$499	$501
Earnings per share:
Basic	$0.26	$0.26
Diluted	$0.26	$0.26
Dividends per share	$0.08	$0.08

(1)	Excludes loans held for sale of $150,000 and $814,000 at March 31, 2010 and December 31, 2009, respectively.

	At or For the Three Months Ended March 31,
	2010	2009

Selected Financial Ratios and Other Data:

Performance Ratios:
Return on average assets (ratio of net income to average total assets)(1)	0.70%	0.68%
Return on average equity (ratio of net income to average equity)(1)	7.85%	8.26%
Interest rate spread(2)	3.13%	3.15%
Net interest margin(1)(3)	3.31%	3.40%
Efficiency ratio(4)	71.80%	69.49%
Dividend pay-out ratio(5)	13.26%	13.21%
Non-interest expense to average total assets(1)	3.15%	3.02%
Average interest-earning assets to average interest-bearing liabilities	111.43%	111.27%
Average equity to average total assets	8.90%	8.28%

Asset Quality Ratios:
Non-performing assets to total assets	1.02%	0.67%
Non-performing loans to total loans	1.33%	0.90%
Allowance for loan losses to non-performing loans	110.62%	138.01%
Allowance for loan losses to total loans	1.48%	1.25%

Capital Ratios:
Total capital (to risk-weighted assets)	12.23%	11.07%
Tier I capital (to risk-weighted assets)	10.98%	9.97%
Tier I capital (to average assets)	7.79%	7.18%

Other Data:
Number of full service offices	4	4
Full time equivalent employees	106	109

(1)	Annualized.
(2)	The interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)
The dividend payout ratio represents dividends declared per share divided by net income per share.  The following table sets forth total cash dividends paid per quarter, which is calculated by multiplying the dividends declared per share by the number of shares outstanding as of the applicable record date.

	For the Threes Months Ended March 31
	2010	2009
	(In thousands)

Dividends paid to public stockholders	$66	$66
Dividends paid to Jacksonville Bancorp, MHC	—	—
Total dividends paid	$66	$66
Total dividends waived by Jacksonville Bancorp, MHC	$78	$78
Total dividends paid and total dividends waived by Jacksonville Bancorp, MHC	$144	$144

Comparison of Financial Condition at March 31, 2010 and December 31, 2009

Total assets increased by $585,000 to $289.4 million at March 31, 2010 from $288.8 million at December 31, 2009.  Net loans decreased $3.0 million, or 1.7%, to $170.7 million at March 31, 2010 from $173.7 million at December 31, 2009.  The decrease in net loans reflected decreases of $2.2 million in commercial and agricultural real estate loans and $925,000 in commercial and agricultural business loans, due to both payoffs and the seasonal nature of agricultural business loan originations.  Available-for-sale investment securities increased $9.4 million, or 25.2%, to $46.6 million at March 31, 2010 from $37.2 million at December 31, 2009 primarily due to reinvestment of funds from calls, payments on mortgage-backed securities and decreased loan volume.  Mortgage-backed securities decreased $4.4 million, or 10.6%, to $36.6 million at March 31, 2010 from $41.0 million at December 31, 2009 due primarily to principal payments.  Notwithstanding the decrease in mortgage backed securities we increased the balance of our variable rate mortgage-backed securities portfolio by $5.2 million to $8.3 million as of March 31, 2010.  Cash and cash equivalents decreased $904,000 to $14.8 million at March 31, 2010 from $15.7 million at December 31, 2009.

Nonperforming assets increased $602,000 to $2.9 million, or 1.02% of total assets, as of March 31, 2010, compared to $2.3 million, or 0.81% of total assets, as of December 31, 2009.  The increase in nonperforming assets was due to a $356,000 increase in nonperforming loans and a $246,000 increase in real estate owned.  Within nonperforming assets, nonperforming loans increased to $2.3 million as of March 31, 2010, from $2.0 million at December 31, 2009.  The increase in nonperforming loans primarily reflected the non-accruing status of one commercial real estate loan totaling $493,000.  This loan is secured by a mortgage on a new hotel and management believes the reserves on this loan are adequate. The increase in real estate owned reflected the addition of two properties totaling $311,000 during the first quarter of 2010.  Both of these properties are under contract for sale and no additional losses are expected.

Total deposits increased $438,000 to $255.1 million at March 31, 2010, primarily due to a $1.8 million increase in transaction accounts, which was partially offset by a $1.2 million decrease in time deposits.  Other borrowings, which consisted of overnight repurchase agreements, decreased $509,000 to $3.3 million at March 31, 2010.

Stockholders’ equity increased $324,000 to $25.6 million at March 31, 2010.  The increase in stockholders’ equity resulted from net income of $499,000, which was partially offset by the payment of $66,000 in dividends and  $109,000 in other comprehensive loss.  Other comprehensive loss consisted of the decrease  in net unrealized gains, net of tax, on available-for-sale securities reflecting changes in market prices for securities in our portfolio. Other comprehensive loss does not include changes in the fair value of other financial instruments included on the balance sheet.

Comparison of Operating Results for the Three Months Ended March 31, 2010 and 2009

General. Net income for the three months ended March 31, 2010 was $499,000, or $0.26 per common share, basic and diluted, compared to net income of $501,000, or $0.26 per common share, basic and diluted, for the three months ended March 31, 2009.  The $2,000 decrease in net income was due to a $103,000 decrease in net interest income and a $32,000 increase in non-interest expense, partially offset by a $75,000 decrease in the provision for loan losses, a $12,000 decrease in income taxes and a $46,000 increase in non-interest income.  Our net interest income continues to benefit from a steep yield curve.  Low short-term market interest rates have resulted in our cost of funds decreasing faster than the yield on our loans.  Our interest income has been negatively affected by a decrease in interest income from mortgage-backed securities.

Interest Income.  Total interest income for the three months ended March 31, 2010 decreased $539,000, or 14.3%, to $3.2 million from $3.8 million for the same period of 2009.  The decrease in interest income reflected a $307,000 decrease in interest income on loans, a $62,000 decrease in interest income on investment securities, a $168,000 decrease in interest income on mortgage-backed securities and a $2,000 decrease in income from other interest-earning assets.

Interest income on loans decreased $307,000 to $2.7 million for the first quarter of 2010 from $3.0 million for the first quarter of 2009 due to decreases in the average yield on loans and the average balance of loans.  The average yield decreased to 6.11% during the first quarter of 2010 from 6.46% during the first quarter of 2009.  The 35 basis point decrease primarily reflected the low interest rate environment.  The average balance of the loan portfolio decreased $9.6 million to $174.9 million for the first quarter of 2010.  The decrease in the average balance of the loan portfolio reflected fewer sales of residential real estate loans into the secondary market during 2010 as compared to 2009.

Interest income on investment securities decreased $62,000 to $400,000 for the first quarter of 2010 from $462,000 for the first quarter of 2009. The decrease reflected a $6.3 million decrease in the average balance of the investment securities portfolio to $40.3 million during the first quarter of 2010, compared to $46.6 million for the first quarter of 2009.  The decrease in the average balance was primarily due to calls of U.S. agency securities, the majority of which were reinvested in tax-free municipal bonds, as well as mortgage-backed securities.  The average yield of investment securities was unchanged at 3.97% during the first quarters of 2010 and 2009.  The average yield does not reflect the benefit of the higher tax-equivalent yield of our municipal bonds, which is reflected in income tax expense.

Interest income on mortgage-backed securities decreased $168,000 to $161,000 for the first quarter of 2010, compared to $329,000 for the first quarter of 2009.  The decrease reflected a 306 basis point decrease in the average yield of mortgage-backed securities to 1.66% for the first quarter of 2010, compared to 4.72% for the first quarter of 2009.  The average yield has been affected by accelerated premium amortization resulting from higher national prepayment speeds on mortgage-backed securities.  The amortization of premiums on mortgage-backed securities, which reduces the average yield, increased to $330,000 during the first quarter of 2010, compared to $40,000 during the first quarter of 2009.  Interest income from the decrease in the average yield was partially offset by a $10.9 million increase in the average balance of mortgage-backed securities to $38.9 million during the first quarter of 2010.

Interest income on other interest-earning assets, which consisted of interest-earning deposit accounts and federal funds sold, decreased $2,000 during the first quarter of 2010 primarily due to a decrease in the average yield.  The average yield on other interest-earning assets decreased to 0.10% during the first quarter of 2010 from 0.19% during the first quarter of 2009.  The average balance of these accounts increased $139,000 to $9.4 million for the three months ended March 31, 2010 compared to $9.2 million for the three months ended March 31, 2009.

Interest Expense. Total interest expense decreased $436,000, or 29.3%, to $1.1 million for the three months ended March 31, 2010 compared to $1.5 million for the three months ended March 31, 2009.  The lower interest expense was due to a $387,000 decrease in the cost of deposits and a $49,000 decrease in the cost of borrowed funds.

Interest expense on deposits decreased $387,000 to $1.1 million for the three months ended March 31, 2010 compared to $1.4 million for the three months ended March 31, 2009.  The decrease in interest expense on deposits was primarily due to a 72 basis point decrease in the average rate paid to 1.81% during the first quarter of 2010 from 2.53% during the first quarter of 2009.  The decrease reflected low short-term market interest rates which continued during the first quarter of 2010.  The decrease in the average rate paid was partially offset by a $5.7 million increase in the average balance of deposits to $233.2 million for the first quarter of 2010.  The increase was primarily due to a $7.7 million increase in the average balance of transaction accounts.

Interest paid on borrowed funds decreased $49,000 to $2,200 for the first quarter of 2010 due to decreases in the average cost and in the average balance of borrowings.  The average rate paid on borrowed funds decreased to 0.27% during the first quarter of 2010 compared to 1.52% during the first quarter of 2009, reflecting the decrease in market rates.  The average balance of borrowed funds also decreased to $3.2 million during the first quarter of 2010 compared to $13.6 million during the same period of 2009.  The decrease was primarily due to the repayment of all our FHLB advances which had an average balance in the first quarter of 2009 of $7.4 million.  We had no FHLB advances during the first quarter of 2010.

Net Interest Income.  As a result of the changes in interest income and interest expense noted above, net interest income decreased by $103,000, or 4.5%, to $2.2 million for the three months ended March 31, 2010 from $2.3 million for the three months ended March 31, 2009.  Our interest rate spread decreased by two basis points to 3.13% during the first quarter of 2010 from 3.15% during the first quarter of 2009.  Our net interest margin decreased nine basis points to 3.31% for the first quarter of 2010 from 3.40% for the first quarter of 2009.  The decrease in our interest rate spread and net interest margin reflected the negative impact of accelerated premium amortization on our mortgage-backed securities resulting from higher national prepayment speeds.

Provision for Loan Losses. The provision for loan losses was determined by management as the amount needed to replenish the allowance for loan losses, after net charge-offs have been deducted, to a level considered adequate to absorb inherent losses in the loan portfolio, in accordance with accounting principles generally accepted in the United States of America.

The provision for loan losses totaled $275,000 during the first quarter of 2010, compared to $350,000 during the first quarter of 2009.  The decrease in the provision for loan losses reflected the decline in loan volume during the first quarter of 2010 and a lower level of specific allocations to the allowance for loan losses related to impaired loans. The allowance for loan losses increased $273,000 to $2.6 million at March 31, 2010 from $2.3 million at March 31, 2009.   Loans delinquent 30 days or more decreased $1.1 million during the first quarter of 2010 to $2.7 million, or 1.54% of total loans as of March 31, 2010 from $3.8 million, or 2.14% of total loans as of December 31, 2009. Loans delinquent 30 days or more totaled $2.6 million, or 1.44% of total loans at March 31, 2009.

Provisions for loan losses have been made to bring the allowance for loan losses to a level deemed adequate following management’s evaluation of the repayment capacity and collateral protection afforded by each problem credit.  This review also considered the local economy and the level of bankruptcies and foreclosures in our market area.

Non-Interest Income. Non-interest income increased $46,000, or 5.0%, to $951,000 for the three months ended March 31, 2010 from $905,000 for the same period in 2009.  The increase in non-interest income resulted primarily from increases of $124,000 in commission income, $82,000 in service charges on deposits, and $80,000 in gains on the sale of available-for-sale securities, partially offset by a decrease of $233,000 in income from mortgage banking operations.  The increase in commission income reflected improved market conditions and growth in customer accounts.  Service charges on deposits benefitted from the increase in insufficient fund fees related to the overdraft privilege program implemented during the second quarter of 2009.  The gains on the sale of securities reflected a higher volume of sales during the first quarter of 2010 as we changed the composition of a portion of the securities portfolio to include a greater percentage of variable-rate mortgage-backed securities and shorter term U.S. Agency securities.  The decrease in mortgage banking income was due to a lower volume of loan sales in 2010, as we sold $4.9 million of loans to the secondary market during the first quarter of 2010, compared to $32.6 million during the same period of 2009.  The decrease in loan sales in 2010 reflected higher loan originations for sale in 2009 as the decline in mortgage interest rates in 2009 resulted in a higher level of mortgage originations during the first quarter of 2009.

Non-Interest Expense. Total non-interest expense increased $32,000 to $2.25 million for the three months ended March 31, 2010 from $2.22 million for the same period of 2009.  The increase in non-interest expense consisted mainly of increases of $37,000 in compensation and benefits expense and $25,000 in data processing expense, partially offset by a $12,000 decrease in occupancy and equipment expense.  The increase in compensation and benefits expense resulted from normal salary and benefits increases.  Data processing expense increased due to a higher cost of software maintenance agreements.  Occupancy expense decreased due to lower depreciation expense during the first quarter of 2010, compared to the first quarter of 2009.

Income Taxes. The provision for income taxes decreased $12,000 to $109,000 during the first quarter of 2010 compared to the same period of 2009.  The decrease in the income tax provision reflected a decrease in taxable income due to lower income and an increase in the benefit of tax-exempt income.  The effective tax rate was 17.9% and 19.5% for the first quarters of 2010 and 2009, respectively.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to:

●	statements of our goals, intentions and expectations;

●	statements regarding our business plans, prospects, growth and operating strategies;

●	statements regarding the asset quality of our loan and investment portfolios; and

●	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions, either nationally or in our market areas, that are worse than expected;

●	competition among depository and other financial institutions;

●	changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

●	adverse changes in the securities markets;

●	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

●	our ability to enter new markets successfully and capitalize on growth opportunities;

●	our ability to successfully integrate acquired entities;

●	changes in consumer spending, borrowing and savings habits;

●	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

●	changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.  Please see “Risk Factors” beginning on page 19.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $8.8 million and $12.2 million, or $14.2 million if the offering range is increased by 15%.  Jacksonville Bancorp-Maryland expects to invest in Jacksonville Savings Bank not less than 50% of the net proceeds, or between $4.4 million and $6.1 million, or $7.1 million if the offering range is increased by 15%.  Between $400,000 and $541,000 (or $622,000 if the offering range is increased by 15%) will be used for the loan to the employee stock ownership plan for its purchase of up to 4% of the shares of common stock sold in the offering. After funding the loan to the employee stock ownership plan, we intend to retain between $4.0 million and $5.6 million of the net proceeds, or $6.5 million if the offering range is increased by 15%.

A summary of the anticipated net proceeds at the minimum, midpoint, maximum and adjusted maximum of the offering range and of the distribution of the net proceeds is as follows:

	Based Upon the Sale at $10.00 Per Share of
	998,750 Shares		1,175,000 Shares		1,351,250 Shares		1,553,938 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)

Offering proceeds	$9,988		$11,750		$13,513		$15,539
Less offering expenses	1,241		1,286		1,332		1,384
Net offering proceeds	$8,746	100.0%	$10,464	100.0%	$12,181	100.0%	$14,156	100.0%

Distribution of net proceeds:
To Jacksonville Savings Bank	$4,373	50.0%	$5,232	50.0%	$6,090	50.0%	$7,078	50.0%
To fund loan to employee stock ownership plan	$400	4.6%	$470	4.5%	$541	4.4%	$622	4.4%
Retained by Jacksonville Bancorp-Maryland	$3,974	45.4%	$4,762	45.5%	$5,550	45.6%	$6,456	45.6%

(1)
As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Jacksonville Savings Bank’s deposits.  The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates.  For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

Jacksonville Bancorp-Maryland May Use the Proceeds it Retains From the Offering:

●
to fund a loan to the employee stock ownership plan to purchase up to 4% of the shares of common stock sold in the offering (between $400,000 and $541,000, or $622,000 if the offering is increased by 15%);

●	to pay cash dividends to stockholders;

●	to repurchase shares of our common stock;

●	to invest in securities;

●
to finance the acquisition of financial institutions, or other financial services companies as opportunities arise, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

Jacksonville Savings Bank May Use the Net Proceeds it Receives From the Offering:

●	to fund new loans, including one- to four-family residential mortgage loans, commercial and agricultural real estate loans, commercial and agricultural business loans and consumer loans;

●	to enhance existing products and services and to support the development of new products and services;

●	to reduce wholesale funding;

●	to invest in securities;

●
to expand its retail banking franchise by acquiring new branches or by acquiring other financial institutions, or other financial services companies as opportunities arise, although we do not currently have any agreements to acquire a financial institution or other entity; and

●	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

We expect our return on equity to decrease as compared to our performance in recent years, until we are able to reinvest effectively the additional capital raised in the offering.  Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Our failure to effectively deploy the net proceeds may have an adverse impact on our financial performance and the value of our common stock.”

OUR DIVIDEND POLICY

We have paid quarterly cash dividends since the second quarter of 1995.  We currently pay a quarterly cash dividend of $0.075 per share, or $0.30 on an annualized basis.  After we complete the conversion, we intend to continue to pay dividends on our outstanding shares of common stock.  We expect that the level of cash dividends per share after the conversion and offering will be consistent with the current amount of dividends per share we pay on our common stock, as adjusted for the additional shares issued pursuant to the exchange ratio.  For example, based on the current annualized cash dividend of $0.30 per share and an assumed exchange ratio of 1.1312 at the midpoint of the offering range, the annualized cash dividend, if paid, would be approximately $0.26 per share, which represents an annual dividend yield of 2.6% of the midpoint of the offering range, based upon a stock price of $10.00 per share.   However, the dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions.  We cannot assure you that we will not reduce or eliminate dividends in the future.

Under the rules of the Illinois Department of Financial and Professional Regulation and the plan of conversion and reorganization, Jacksonville Savings Bank will not be permitted to pay dividends on its capital stock to Jacksonville Bancorp-Maryland, its sole stockholder, if Jacksonville Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion or any regulatory capital requirements applicable to Jacksonville Bancorp-Maryland.  In addition, Jacksonville Savings Bank will not be permitted to pay dividends or make a capital distribution to Jacksonville Bancorp-Maryland if its equity would be reduced below the amount of its liquidation account established in connection with the conversion, or if after making such distribution, it would be undercapitalized.  See “The Conversion and Offering—Liquidation Rights.” For information concerning additional federal and state law and regulations regarding the ability of Jacksonville Savings Bank to make capital distributions, including the payment of dividends to Jacksonville Bancorp-Federal, see “Taxation—Federal Taxation” and “Supervision and Regulation—Illinois Savings Bank Regulation.”

Jacksonville Bancorp-Maryland is not restricted by Illinois Department of Financial and Professional Regulation regulations on the payment of dividends to its stockholders except that it will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established in connection with the conversion.  However, the source of dividends will depend on the net proceeds retained by Jacksonville Bancorp-Maryland and earnings thereon, and dividends from Jacksonville Savings Bank.  In addition, Jacksonville Bancorp-Maryland will be subject to state law limitations on the payment of dividends. Maryland law generally limits dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent.  Finally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the conversion, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

See “Selected Consolidated Financial and Other Data of Jacksonville Bancorp-Federal and Subsidiary” and “Market for the Common Stock” for information regarding our historical dividend payments.

MARKET FOR THE COMMON STOCK

Jacksonville Bancorp-Federal’s common stock is currently traded on the Nasdaq Capital Market under the symbol “JXSB.” Upon completion of the conversion, the new shares of common stock of Jacksonville Bancorp-Maryland will replace the existing shares. We expect the new shares will trade on the Nasdaq Capital Market under the symbol “JXSBD” for a period of 20 trading days after the completion of the offering. Thereafter, our trading symbol will revert to “JXSB.” In order to list our stock on the Nasdaq Capital Market, we are required to have at least three broker-dealers who will make a market in our common stock.  Jacksonville Bancorp-Federal currently has more than three market makers, including Keefe, Bruyette & Woods, Inc. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker.  The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold.  There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering.  Purchasers of our common stock should have a long-term investment intent and should recognize that there may be a limited trading market in our common stock.

The following table sets forth the high and low trading prices for shares of Jacksonville Bancorp-Federal common stock and cash dividends paid per share for the periods indicated.  As of May 10, 2010, there were 882,079 publicly held shares of Jacksonville Bancorp-Federal common stock issued and outstanding (excluding shares held by Jacksonville Bancorp, MHC). In connection with the conversion, each existing publicly held share of common stock of Jacksonville Bancorp-Federal will be converted into a right to receive a number of shares of Jacksonville Bancorp-Maryland common stock, based upon the exchange ratio that is described in other parts of this prospectus.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”

At the close of business on May 10, 2010, there were 1,920,817 shares outstanding.  The high and low closing prices for the quarterly periods noted below were obtained from Nasdaq.

	Price Per Share		Cash
	High	Low	Dividend Declared
2010

Second quarter (through May 13, 2010)	$13.95	$11.42	$ N/A
First quarter	16.00	9.00	0.075

2009

Fourth quarter	$10.38	$8.14	$0.075
Third quarter	11.48	8.12	0.075
Second quarter	11.49	7.84	0.075
First quarter	9.75	7.01	0.075

2008

Fourth quarter	$10.00	$7.80	$0.075
Third quarter	10.15	9.03	0.075
Second quarter	12.60	10.15	0.075
First quarter	13.25	9.00	0.075

On January 22, 2010, the business day immediately preceding the public announcement of the conversion, and on May 13, 2010, the closing prices of Jacksonville Bancorp-Federal common stock as reported on the Nasdaq Capital Market were $10.00 per share and $11.52 per share, respectively.  At May 10, 2010, Jacksonville Bancorp-Federal had approximately 537 stockholders of record. On the effective date of the conversion, all publicly held shares of Jacksonville Bancorp-Federal common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Jacksonville Bancorp-Maryland common stock determined pursuant to the exchange ratio.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Options to purchase shares of Jacksonville Bancorp-Federal common stock will be converted into options to purchase a number of shares of Jacksonville Bancorp-Maryland common stock determined pursuant to the exchange ratio, for the same aggregate exercise price. See “Beneficial Ownership of Common Stock.”

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At December 31, 2009, Jacksonville Savings Bank exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The table below sets forth the historical equity capital and regulatory capital of Jacksonville Savings Bank at December 31, 2009, and the pro forma regulatory capital of Jacksonville Savings Bank, after giving effect to the sale of shares of common stock at a $10.00 per share purchase price and assuming the receipt by Jacksonville Savings Bank of between $4.4 million and $6.1 million of the net offering proceeds at the minimum and maximum of the offering range, respectively. The table assumes the receipt by Jacksonville Savings Bank of 50% of the net offering proceeds.

				Pro Forma at December 31, 2009, Based Upon the Sale in the Offering of
	Jacksonville Savings
	Bank Historical at
	December 31, 2009		998,750 Shares		1,175,000 Shares		1,351,250 Shares		1,553,938 Shares (1)
		Percent		Percent				Percent		Percent
		of Assets		of Assets		Percent of		of Assets		of Assets
	Amount	(2)	Amount	(2)	Amount	Assets (2)	Amount	(2)	Amount	(2)
					(Dollars in thousands)

Equity capital	$25,024	8.67%	$29,821	10.18%	$30,610	10.42%	$31,397	10.66%	$32,304	10.93%

Tier 1 risk-based capital(4)(5)	$21,601	10.70%	$26,398	13.02%	$27,187	13.40%	$27,974	13.78%	$28,881	14.21%
Tier 1 risk-based requirement(3)	8,073	4.00	8,108	4.00	8,115	4.00	8,122	4.00	8,130	4.00
Excess	$13,528	6.70%	$18,290	9.02%	$19,072	9.40%	$19,852	9.78%	$20,751	10.21

Core (leverage) capital(5)	$21,601	7.44%	$26,398	8.96%	$27,187	9.20%	$27,974	9.44%	$28,881	9.71%
Core (leverage) requirement (3)	11,611	4.00	11,786	4.00	11,820	4.00	11,854	4.00	11,894	4.00
Excess	$9,990	3.44%	$14,612	4.96%	$15,367	5.20%	$16,120	5.44%	$16,987	5.71%

Total risk-based capital (4)(5)	$23,891	11.83%	$28,688	14.15%	$29,477	14.53%	$30,264	14.91%	$31,171	15.34%
Risk-based requirement	16,146	8.00	16,216	8.00	16,230	8.00	16,243	8.00	16,259	8.00
Excess	$7,745	3.83%	$12,472	6.15%	$13,247	6.53%	$14,021	6.91%	$14,912	7.34%

Net Proceeds Infused			$4,373		$5,232		$6,090		$7,078
MHC capital contribution			824		824		824		824
Less: ESOP			(400)		(470)		(541)		(622)
Pro Forma Increase			$4,797		$5,586		$6,373		$7,280

(1)
As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market or general financial conditions following the commencement of the offering, or regulatory considerations.

(2)	Tangible and core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(3)
The current core capital requirement for financial institutions is 3% of total adjusted assets for financial institutions that receive the highest supervisory rating for safety and soundness and a 4% to 5% core capital ratio requirement for all other financial institutions.  In addition, the Federal Deposit Insurance Corporation requires a Tier 1 risk-based capital ratio of 4% or greater.

(4)	Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.
(5)
Pro forma capital levels assume that the employee stock ownership plan purchases 4.0% of the shares of common stock to be outstanding immediately following the stock offering with funds we lend.  Pro forma GAAP and regulatory capital have been reduced by the amount required to fund this plan.  See “Management” for a discussion of the employee stock ownership plan.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Jacksonville Bancorp-Federal at December 31, 2009 and the pro forma consolidated capitalization of Jacksonville Bancorp-Maryland after giving effect to the conversion and offering, based upon the assumptions set forth in the “Pro Forma Data” section.

		Pro Forma at December 31, 2009, Based upon the Sale in the Offering of
	Jacksonville	Minimum	Midpoint	Maximum	Maximum as
	Bancorp-Federal	998,750	1,175,000	1,351,250	adjusted 1,553,938
	Historical at	Shares at	Shares at	Shares at	Shares at
	December 31,	$10.00 per	$10.00 per	$10.00 per	$10.00 per
	2009	Share	Share	Share	Share (1)
	(Dollars in thousands)

Deposits (2)	$254,700	$253,890	$253,890	$253,890	$253,890
Borrowed funds	3,789	3,789	3,789	3,789	3,789
Total deposits and borrowed funds	$258,489	$257,679	$257,679	$257,679	$257,679
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $.01 par value, 25,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	20	18	22	25	29
Additional paid-in capital (3)	6,634	15,383	17,096	18,810	20,781
MHC capital contribution (3)	—	824	824	824	824
Retained earnings (5)	18,399	18,399	18,399	18,399	18,399
Accumulated other comprehensive income	696	696	696	696	696
Less:
Treasury stock	(486)	(486)	(486)	(486)	(486)
Common stock held by employee stock ownership plan (6)	—	(400)	(470)	(541)	(622)
Total stockholders’ equity	$25,263	$34,434	$36,081	$37,727	$39,621

Pro Forma Shares Outstanding
Total shares outstanding	1,920,817	1,846,872	2,172,790	2,498,709	2,873,515

Exchange shares issued	—	848,122	997,790	1,147,459	1,319,578

Shares offered for sale	—	998,750	1,175,000	1,351,250	1,553,938

Total stockholders’ equity as a percentage of total assets (2)	8.75%	11.92%	12.49%	13.06%	13.72%
Tangible equity ratio	7.80%	10.98%	11.55%	12.12%	12.77%

(1)
As adjusted to give effect to an increase in the number of shares of common stock that could occur due to a 15% increase in the offering range to reflect demand for shares, changes in market or general financial conditions following the commencement of the subscription and community offerings, or regulatory considerations.

(2)
Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the conversion and offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.  On a pro forma basis, reflects elimination of $810,000 of cash in Jacksonville Bancorp, MHC held as deposits of Jacksonville Savings Bank.

(3)
Jacksonville Bancorp-Federal currently has 10.0 million authorized shares of preferred stock and 20.0 million authorized shares of common stock, par value $0.01 per share.  On a pro forma basis, Jacksonville Bancorp-Maryland common stock and additional paid-in capital have been revised to reflect the number of shares of Jacksonville Bancorp-Maryland common stock to be outstanding, which is 1,846,872 shares, 2,172,790 shares, 2,498,709 shares and 2,873,515 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively.  On a pro forma basis, reflects transfer to equity of $824,000 of net assets in Jacksonville Bancorp, MHC.

(4)
No effect has been given to the issuance of additional shares of Jacksonville Bancorp-Maryland common stock pursuant to the exercise of options under a stock-based benefit plan. If this plan is implemented within the first year after the closing of the offering, an amount up to 10% of the shares of Jacksonville Bancorp-Maryland common stock sold in the offering will be reserved for issuance upon the exercise of options under the plan.  No effect has been given to the exercise of options currently outstanding. See “Management.”

(5)
The retained earnings of Jacksonville Savings Bank will be substantially restricted after the conversion.  See “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Illinois Savings Bank Regulation.”

(Footnotes continue on next page)

(6)
Assumes that 4.0% of the shares sold in the offering will be acquired by the employee stock ownership plan financed by a loan from Jacksonville Bancorp-Maryland.  The loan will be repaid principally from Jacksonville Savings Bank’s contributions to the employee stock ownership plan.  Since Jacksonville Bancorp-Maryland will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Jacksonville Bancorp-Maryland’s consolidated financial statements.  Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

PRO FORMA DATA

The following table summarizes historical data of Jacksonville Bancorp-Federal and pro forma data at and for the fiscal year ended December 31, 2009.  This information is based on assumptions set forth below and in the tables, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and offering.  Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation account to be established in the conversion or, in the unlikely event of a liquidation of Jacksonville Savings Bank, to the tax effect of the recapture of the bad debt reserve.  See “The Conversion and Offering—Liquidation Rights.”

The net proceeds in the tables are based upon the following assumptions:

(i)	100,000 shares of common stock will be purchased by our executive officers and directors, and their associates;

(ii)
our employee stock ownership plan will purchase 4.0% of the shares of common stock sold in the offering, with a loan from Jacksonville Bancorp-Maryland.  The loan will be repaid in substantially equal payments of principal and interest over a period of 20 years;

(iii)
Keefe, Bruyette & Woods, Inc. will receive a fee equal to 1.5% of the dollar amount of shares of common stock sold in the subscription offering, 2.5% of the dollar amount of shares of common stock sold in the community offering and 6.0% of the dollar amount of shares sold in the syndicated offering and 75% of the total shares will be subscribed for in the subscription offering.  No fee will be paid with respect to shares of common stock purchased by our qualified and non-qualified employee stock benefit plans, or stock purchased by our officers, directors and employees, and their immediate families; and

(iv)
total expenses of the offering, including the marketing fees to be paid to Keefe, Bruyette & Woods, Inc., will be between $1.2 million at the minimum of the offering range and $1.4 million at the maximum of the offering range, as adjusted.

We calculated pro forma consolidated net earnings for the fiscal year ended December 31, 2009 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 3.30% (2.02% on an after-tax basis), which represented a blended yield assuming 50% of the proceeds are invested at the 15-year conventional mortgage-backed securities rate and 50% are invested at the five year Treasury rate.  In light of current market interest rates, we consider this method to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by Office of Thrift Supervision regulations. The assumed 15-year fixed-rate mortgage backed securities yield was 3.91% based on the 15-year average rate from Freddie Mac’s Primary Mortgage Market Survey® for the week ending December 31, 2009 for a 15 year fixed rate mortgage (4.54%), less a servicing fee of 0.25% and a guarantee fee of 0.38%.  The assumed U.S. Treasury Note yield was 2.69% based on the five-year U.S. Treasury Note yield reported by SNL Financial as of December 31, 2009.  This method reflects the approximate use of proceeds anticipated by Jacksonville Bancorp-Maryland.  The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected.  Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders’ equity calculations for the assumed earnings on the net proceeds.

The pro forma table gives effect to the implementation of a stock-based benefit plan.  Subject to the receipt of stockholder approval, we have assumed that the stock-based benefit plan will grant options to acquire shares of common stock equal to 10% of our outstanding shares of common stock.  In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years.  We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $2.22 for each option.  In addition to the terms of the options described above, the Black-Scholes option pricing model assumed an estimated volatility rate of 21.42% for the shares of common stock, a dividend yield of 3.0%, an expected option life of ten years and a risk-free interest rate of 3.85%.  Finally, we assumed that 25% of the stock options were non-qualified options granted to directors, resulting in a tax benefit (at an assumed tax rate of 38.82%) for a deduction equal to the grant date fair value of the options.

We may grant options under a stock-based benefit plan in excess of 10%, of the shares sold in the offering and may include stock or equity awards in addition to options if the stock-based benefit plan is adopted more than one year following the stock offering.  In addition, we may grant options that vest sooner than over a five-year period if the stock-based benefit plan is adopted more than one year following the stock offering.

As discussed under “How We Intend to Use the Proceeds from the Offering,” we intend to contribute at least 50% of the net proceeds from the stock offering to Jacksonville Savings Bank, and we will retain the remainder of the net proceeds from the stock offering.  We will use a portion of the proceeds we retain for the purpose of making a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:

●	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the stock offering;

●	our results of operations after the stock offering; or

●	changes in the market price of the shares of common stock after the stock offering.

The following pro forma information may not represent the financial effects of the stock offering at the date on which the stock offering actually occurs and you should not use the table to indicate future results of operations.  Pro forma stockholders’ equity represents the difference between the stated amount of our assets and liabilities, computed in accordance with GAAP.  We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value.  Pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated.  Pro forma stockholders’ equity does not give effect to the impact of intangible assets, bad debt reserve or the liquidation account we will establish in the conversion in the unlikely event we are liquidated.

At or for the Fiscal Year Ended December 31, 2009 Based upon the Sale at $10.00 Per Share of
998,750 Shares	1,175,000 Shares	1,351,250 Shares	1,553,938 Shares (1)
(Dollars in thousands, except per share amounts)

Gross proceeds of offering	9,988	11,750	13,513	15,539
Less: Expenses	$1,241	$1,286	$1,332	$1,384
Estimated Net Proceeds	8,746	10,464	12,181	14,156
Less: Common stock purchased by employee stock ownership plan	(400)	(470)	(541)	(622)
Estimated net proceeds, as adjusted	$8,347	$9,994	$11,640	$13,534

For the Year Ended December 31, 2009
Consolidated net income:
Historical	$1,396	$1,396	$1,396	$1,396
Pro forma adjustments:
Income on adjusted net proceeds	169	202	235	273
Employee stock ownership plan (2)	(12)	(14)	(17)	(19)
Options granted under the stock-based benefit plan (3)	(40)	(47)	(54)	(62)
Pro forma net income	$1,512	1,536	$1,560	$1,588

Net income per share (4):
Historical	$0.78	$0.66	$0.57	$0.49
Pro form adjustments:
Income on adjusted net proceeds	0.09	0.09	0.10	0.10
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.01)	(0.01)
Options granted under the stock-based benefit plan (3)	(0.02)	(0.02)	(0.02)	(0.02)
Pro forma net income per share (4) (5)	$0.84	$0.72	$0.64	$0.56

Offering price to pro forma net income per share	11.90	x	13.89	x	15.63	x	17.86	x
Number of shares used in net income per share calculations (4)	1,808,919	2,128,140	2,447,361	2,814,466

At December 31, 2009
Stockholders’ equity:
Historical	$25,263	$25,263	$25,263	$25,263
Estimated net proceeds	8,746	10,464	12,181	14,156
Equity increase from MHC	824	824	824	824
Less: Common stock acquired by employee stock ownership plan (2)	(400)	(470)	(541)	(622)
Pro forma stockholders’ equity	34,434	36,081	37,727	39,621
Less: Intangible assets	(2,727)	(2,727)	(2,727)	(2,727)
Pro forma tangible stockholders’ equity	$31,707	$33,354	$35,000	$36,894

Stockholders’ equity per share:(6)
Historical	$13.67	$11.63	$10.12	$8.79
Estimated net proceeds	4.74	4.82	4.87	4.93
Plus: Assets received from the MHC	0.45	0.38	0.33	0.29
Less: Common stock acquired by employee stock ownership plan	(0.22)	(0.22)	(0.22)	(0.22)
Pro forma stockholders’ equity per share (5) (6)	$18.64	$16.61	$15.10	$13.79
Intangible assets per share	$(1.48)	$(1.26)	$(1.09)	$(0.95)
Pro forma tangible stockholders’ equity per share (5) (6)	$17.16	$15.35	$14.01	$12.84

Offering price as percentage of pro forma stockholders’ equity per share	53.65%	60.20%	66.23%	72.52%
Offering price as percentage of pro forma tangible stockholders’ equity per share	58.28%	65.15%	71.38%	77.88%
Number of shares outstanding for pro forma book value per share calculations	1,846,872	2,172,790	2,498,709	2,873,515

(1)
As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering, or regulatory considerations.

(2)
Assumes that 4.0% of shares of common stock sold in the offering will be purchased by the employee stock ownership plan.  For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Jacksonville Bancorp-Maryland.  Jacksonville Savings Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt.  Jacksonville Savings Bank’s total annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest.  ASC 7-18 requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees.  The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Jacksonville Savings Bank, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 38.82%.  The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity.  No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan.  The pro forma net income further assumes that 1,998, 2,350, 2,703 and 3,108 shares were committed to be released during the period at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and in accordance with ASC 7-18, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)
If approved by Jacksonville Bancorp-Maryland’s stockholders, the stock-based benefit plan may grant options to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering.  If the plan is implemented more than one year after completion of the conversion, the number of options may exceed 10% of the shares sold in the offering, and the plan may include stock or equity awards in addition to options.   Stockholder approval of the stock-based benefit plan may not occur earlier than six months after the completion of the conversion.  In calculating the pro forma effect of the stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $2.22 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 38.82%.  The actual expense of the stock-based benefit plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.  Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share.  There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share.  If a portion of the shares to satisfy the exercise of options under the stock-based benefit plan is obtained from the issuance of authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease.  The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.13% at the maximum of the offering range.

(4)
Per share figures include publicly held shares of Jacksonville Bancorp-Federal common stock that will be exchanged for shares of Jacksonville Bancorp-Maryland common stock in the conversion.  See “The Conversion and Offering—Share Exchange Ratio for Current Stockholders.”  Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 7-18, subtracting the employee stock ownership plan shares which have not been committed for release during the respective periods. See note 2.  The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.  Pro forma net income per share has been annualized for purposes of calculating the offering price to pro forma net earnings per share.

(5)
The retained earnings of Jacksonville Savings Bank will be substantially restricted after the conversion. See “Our Dividend Policy,” “The Conversion and Offering—Liquidation Rights” and “Supervision and Regulation—Illinois Savings Bank Regulation.”

(6)
Per share figures include publicly held shares of Jacksonville Bancorp-Federal common stock that will be exchanged for shares of Jacksonville Bancorp-Maryland common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering and (ii)  shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.9615, 1.1312, 1.3009 and 1.4960 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations.  The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus.  You should read the information in this section in conjunction with the business and financial information regarding Jacksonville Bancorp-Federal provided in this prospectus.

Overview

Our business consists principally of attracting deposits from the general public and using deposits and borrowings to originate mortgage loans secured by one- to four-family residences, commercial real estate and agricultural real estate. In addition, we originate commercial and agricultural business loans and consumer loans.  Our net income, like other financial institutions, is primarily dependent on our net interest income, which is the difference between the income earned on our interest-earning assets, such as loans and investments, and the cost of our interest-bearing liabilities, primarily deposits and borrowings.  Our net income is also affected by provisions for loan losses and other operating income and expenses. An important source of income is income from servicing loans which we have originated but sold into the secondary market.  General economic conditions, particularly changes in market interest rates, government legislation, monetary policies, and attendant actions of the regulatory authorities are the external influences affecting many of the factors of our net income.

Management has implemented various strategies designed to enhance our profitability.  These strategies include reducing our exposure to interest rate risk by selling fixed-rate loans and offering other fee-based services to our customers.  We recognize the need to establish and adhere to strict loan underwriting criteria and guidelines.  We generally limit our investment portfolio to securities issued by the United States Government and Government sponsored entities, mortgage-backed securities collateralized by United States Government sponsored entities, and bank-qualified general obligation municipal issues.

The 2008 and 2009 recession had a severe impact on the entire banking industry which caused increased bank failures nationwide and resulted in a decline in market interest rates. The low interest rate environment resulted in increased originations of our fixed-rate residential loans for sale to the secondary market during 2009. The Federal Home Loan Bank discontinued its Mortgage Partnership Program as of October 31, 2008. However, we continue to sell loans to Freddie Mac. During the year ended December 31, 2009, we sold $66.7 million of fixed-rate residential mortgage loans.  Market conditions and lower market interest rates resulted in our recognizing an impairment charge on our mortgage servicing rights during 2008.  Improved market conditions and higher long-term market interest rates during 2009 resulted in our recognition of a partial recovery of the impairment charge during 2009.  We do not have a subprime mortgage loan product.  Our investment portfolio has not been affected by the recession and financial crisis, since all our mortgage-backed securities are issued by United States Government or United States Government sponsored entities.  Since the real estate values in our market area did not increase as dramatically as they did in other parts of the nation prior to 2008, we have not experienced dramatic decreases in home values during the current recession.  While our level of non-performing assets increased during 2009, we attribute the increase more to specific borrower circumstances, rather than the economy in general.

We continue to service our existing borrowers and originate new loans to credit worthy borrowers in an effort to meet the credit needs of our community.  We intend to remain a community-oriented financial institution dedicated to meeting the credit and financial services needs of our customers in our market area.

Business Strategy

Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. Historically, our principal lending activity has been the origination of mortgage loans to finance or refinance one- to four-family residential real estate in our local market area, and we plan to continue to emphasize this type of lending.  Over the past several years, we have increased our origination of commercial and agricultural real estate loans, and we intend to increase our origination of these loans in the future.  We cannot assure you that we will be able to successfully implement our business strategy.

Highlights of our business strategy are as follows:

Remaining a Community-Oriented Financial Institution.  We were established in 1916 and have been operating continuously since that time.  We have grown internally and through two acquisitions that occurred in 1997 and 2000. In addition to traditional banking services, we offer our customers trust services and, through our wholly owned subsidiary, Financial Resources Group, Inc., we offer investment and brokerage products and services. We have been, and continue to be, committed to meeting the financial needs of the communities in which we operate, and we are dedicated to providing quality personal service to our customers.  For example, our business strategy emphasizes meeting the home ownership needs of our local community. We implement this strategy by using our mortgage banking operations to sell our one- to four-family residential mortgage loan originations with terms of 15 years or more to Freddie Mac with servicing retained.  By selling these loans into the secondary market, we are able to increase our level of new originations, and by retaining the servicing rights we are able to maintain a relationship with our local customers.

Increasing our Commercial and Agricultural Real Estate Lending.  We intend to continue to increase our originations of commercial and agricultural real estate loans as a means of increasing our interest income and improving our net interest margin. These loans are generally originated with rates that are fixed for five years or less, which assists us in managing our interest rate risk. In 2007, we hired a new Chief Lending Officer who had expertise in commercial lending, as well as local contacts in our market area, which has contributed to the growth in this portfolio. In support of this initiative, we have enhanced our internal loan review process.  At December 31, 2009, our commercial and agricultural real estate loans increased to $56.7 million or 32.6% of our total loan portfolio, as compared to $33.9 million or 23.8% of our total loan portfolio at December 31, 2005.  The additional capital raised in this offering will further increase our commercial lending capacity by enabling us to originate more loans and loans with larger balances.  Originating more commercial and agricultural real estate loans exposes us to increased risks.  See “Risk Factors —Risks Related to our Business— Non-residential loans increase our exposure to credit risks.”

Operating Our Business Profitability While Managing Risks.  We have been profitable in each of the last five years.  During this time we have emphasized identifying risks associated with our business and making business decisions that will ensure continued profitable operations while minimizing potential losses due to changes in economic conditions.  For example, we have a comprehensive internal loan review process and conservative underwriting criteria that are designed to minimize non-performing loans and assets as a percentage of total loans and assets.  At December 31, 2009, our non-performing loans totaled $2.0 million, or 1.11% of total loans, and our non-performing assets totaled $2.3 million, or 0.81% of total assets.  In addition, we evaluate the risks associated with our investments and make adjustments to our investment portfolio that reflect the perceived risks of our investments.  During the economic downturn and historically low interest rate environment, we maintained a higher level of our assets in mortgage-backed securities issued or guaranteed by the United States Government or Government sponsored entities which provide a higher yield than cash or cash equivalent investments and is more liquid than loans.  We believe that we can maintain profitability by balancing the risks and potential returns associated with each investment that we make.

Increasing our Share of Lower-Cost Deposits.  We remain committed to generating lower-cost and more stable core deposits.  We attract and retain transaction accounts by offering competitive products and rates, excellent customer service and a comprehensive marketing program.  Our efforts to attract and retain transaction accounts have resulted in an increase in the total number of accounts and balances. Our core deposits (consisting of checking accounts, money market accounts and savings accounts) increased $11.4 million to $109.1 million at December 31, 2009 from $97.7 million at December 31, 2008. At December 31, 2009, core deposits comprised 42.8% of our total deposits, compared to 41.0% of our total deposits at December 31, 2008.

Increasing and Diversifying our Sources of Non-interest Income. In order to reduce our reliance on net interest income and the impact of market rates on our financial results, we have sought to diversify our revenue stream by increasing our fee income. We offer a full-service trust department which primarily manages farms and personal estates.  As of December 31, 2009, our trust department managed or administered 100 trust accounts and had $50.1 million of trust assets under management. Through Financial Resources Group, Inc., a subsidiary of Jacksonville Savings Bank, we offer our customers the ability to buy and sell stocks, bonds, annuities and mutual funds. At December 31, 2009, we also were servicing $148.0 million in loans for which we received servicing income of $360,000 during the year ended December 31, 2009.

Expected Increase in Non-Interest Expense as a Result of the Conversion

Following the completion of the conversion, our non-interest expense is expected to increase because of the increased compensation expenses associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders.

Assuming that 1,553,938 shares are sold in the offering:

(i)
the employee stock ownership plan will acquire 62,158 shares of common stock with a $622,000 loan that is expected to be repaid over 20 years, resulting in an annual pre-tax expense of approximately $31,100 (assuming that the shares of common stock maintain a value of $10.00 per share); and

(ii)
the new stock-based benefit plan would award options to purchase a number of shares equal to 10% of the shares sold in the offering, or 155,394 shares, to eligible participants, and such options would be expensed as the options vest.  Assuming all options are awarded under the stock-based benefit plan at a price of $10.00 per share, and that the options vest over a minimum of five years, the corresponding annual pre-tax expense associated with options awarded under the stock-based benefit plan would be approximately $68,995 (assuming a grant-date fair value of $2.22 per option, using the Black-Scholes option valuation methodology).

The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term.  Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made.  Further, the actual expense of the shares awarded under the stock-based benefit plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share.

Critical Accounting Policies

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ significantly from those estimates under different assumptions and conditions.  Management believes the following discussion addresses our most critical accounting policies and significant estimates, which are those that are most important to the portrayal of our financial condition and results and require management’s most difficult, subjective and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. For a discussion of recent accounting pronouncements, see Note 1 of the Notes to Financial Statements.

Allowance for Loan Losses. We believe the allowance for loan losses is the critical accounting policy that requires the most significant judgments and assumptions used in the preparation of the consolidated financial statements.  The allowance for loan losses is a material estimate that is particularly susceptible to significant changes in the near term and is established through a provision for loan losses.  The allowance is based upon past loan experience and other factors which, in management’s judgment, deserve current recognition in estimating loan losses.  The evaluation includes a review of all loans on which full collectability may not be reasonably assured.  Other factors considered by management include the size and character of the loan portfolio, concentrations of loans to specific borrowers or industries, existing economic conditions and historical losses on each portfolio category.  In connection with the determination of the allowance for loan losses, management uses independent appraisals for significant properties, which collateralize loans.  Management uses the available information to make such determinations.  If circumstances differ substantially from the assumptions used in making determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be affected.  While we believe we have established our existing allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, there can be no assurance that regulators, in reviewing our loan portfolio, will not request an increase in the allowance for loan losses.  Because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that increases to the allowance will not be necessary if loan quality deteriorates.

Other Real Estate Owned. Other real estate owned acquired through loan foreclosures are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  The adjustment at the time of foreclosure is recorded through the allowance for loan losses.  Due to the subjective nature of establishing fair value when the asset is acquired, the actual fair value of the other real estate owned could differ from the original estimate.  If it is determined that fair value declines subsequent to foreclosure, the asset is written down through a charge to non-interest expense.  Operating costs associated with the assets after acquisition are also recorded as non-interest expense.  Gains and losses on the disposition of other real estate owned are netted and posted to non-interest expense.

Deferred Income Tax Assets/Liabilities. Our net deferred income tax asset arises from differences in the dates that items of income and expense enter into our reported income and taxable income.  Deferred tax assets and liabilities are established for these items as they arise.  From an accounting standpoint, deferred tax assets are reviewed to determine that they are realizable based upon the historical level of our taxable income, estimates of our future taxable income and the reversals of deferred tax liabilities.  In most cases, the realization of the deferred tax asset is based on our future profitability.  If we were to experience net operating losses for tax purposes in a future period, the realization of our deferred tax assets would be evaluated for a potential valuation reserve.

Impairment of Goodwill. Goodwill, an intangible asset with an indefinite life, was recorded on our balance sheet in prior periods as a result of acquisition activity.  Goodwill is evaluated for impairment annually, unless there are factors present that indicate a potential impairment, in which case, the goodwill impairment test is performed more frequently. During 2009, goodwill was evaluated quarterly due to market conditions.

Mortgage Servicing Rights. Mortgage servicing rights are very sensitive to movements in interest rates as expected future net servicing income depends on the projected outstanding principal balances of the underlying loans, which can be greatly reduced by prepayments.  Prepayments usually increase when mortgage interest rates decline and decrease when mortgage interest rates rise.

Fair Value Measurements. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  We estimate the fair value of financial instruments using a variety of valuation methods.  Where financial instruments are actively traded and have quoted market prices, quoted market prices are used for fair value.  When the financial instruments are not actively traded, other observable market inputs, such as quoted prices of securities with similar characteristics, may be used, if available, to determine fair value.  When observable market prices do not exist, we estimate fair value.  Other factors such as model assumptions and market dislocations can affect estimates of fair value.

Comparison of Financial Condition at December 31, 2009 and 2008

Total assets increased to $288.8 million at December 31, 2009, from $288.3 million at December 31, 2008.  Net loans decreased $9.3 million, or 5.1%, to $173.7 million as of December 31, 2009.  The decrease in net loans reflected an $8.2 million decrease in one- to four-family residential mortgage loans, primarily refinanced loans which were sold in the secondary market during 2009 with servicing retained.  Cash and cash equivalents increased $8.6 million to $15.7 million at December 31, 2009 from $7.1 million at December 31, 2008.  Available for sale investment securities decreased $12.4 million, or 25.1%, to $37.2 million at December 31, 2009 from $49.6 million at December 31, 2008, primarily due to $16.1 million in calls and $19.9 million in sales of U.S. Government securities and municipal bonds, partially offset by purchases of $23.3 million of U.S. Government securities and tax-free municipal bonds.  Mortgage-backed securities increased $13.2 million, or 47.5%, to $41.0 million at December 31, 2009 from $27.8 million at December 31, 2008.

At December 31, 2009, we owned $1.1 million of Federal Home Loan Bank of Chicago stock.  Management reviews this investment on a quarterly basis, in light of the Federal Home Loan Bank’s financial performance.  At December 31, 2009, management deemed that the Federal Home Loan Bank of Chicago stock was not impaired. We also hold $2.7 million in goodwill associated with our prior acquisition of Chapin State Bank.  In 2009, management reviewed goodwill for impairment quarterly.  Given the current market conditions and the fact that our common stock was trading below our book value, we performed our most recent analysis as of December 31, 2009.  This analysis, which considered recent market data for bank and thrift transactions, resulted in management’s conclusion to not take an impairment in 2009.

At December 31, 2009, we had $850,000 in mortgage servicing rights.  Our mortgage servicing rights asset represents approximately 57 basis points of the $148.0 million in loans that we serviced.  We obtain an independent valuation of the mortgage servicing rights at least annually.  Our updated valuation as of December 31, 2009, resulted in a higher value due to the increased value of the mortgage servicing rights originated prior to 2009.  Consequently, we recognized a recovery of $123,000 of an impairment charge of $428,000 that we recognized during 2008.

Total deposits increased $16.5 million, or 7.0%, to $254.7 million as of December 31, 2009, primarily due to increases of $11.4 million in transaction accounts and $5.1 million in time deposits. Management believes the increase in deposits reflected customers preferring to have their assets in FDIC insured deposits during the recession, as well as the effect of recent bank failures in our market area.  As a result of our increase in deposits, we were able to decrease our borrowings by $17.3 million to $3.8 million at December 31, 2009.

Stockholders’ equity increased $1.0 million to $25.3 million at December 31, 2009.  The increase resulted primarily from net income of $1.4 million and $358,000 in other comprehensive income, partially offset by the payment of $265,000 in dividends.  Stockholders’ equity was also affected by the repurchase of $486,000 of our common stock during the first quarter of 2009.  Other comprehensive income consisted of the increase in net unrealized gains, net of tax, on available for sale securities.  The change in net unrealized gains or losses on securities classified as available-for-sale is affected by market conditions and, therefore, can fluctuate daily.  Other comprehensive income does not include changes in the fair value of other financial instruments included on the balance sheet.

Comparison of Operating Results for the Years Ended December 31, 2009 and 2008

General. Net income for the year ended December 31, 2009 totaled $1.4 million, or $0.72 per common share, basic and diluted, compared to net income for the year ended December 31, 2008 of $1.5 million, or $0.76 per common share, basic and diluted.  The decrease of $122,000 in net income reflected a $2.3 million increase in the provision for loan losses, which primarily related to the deterioration of two commercial business relationships during 2009.  The increase in the provision for loan losses was partially offset by increases of $1.0 million in non-interest income and $796,000 in net interest income and decreases of $204,000 in income taxes and $95,000 in non-interest expense.  Our operations have benefited from the steepening yield curve in 2008 and 2009 as lower short-term interest rates resulted in our deposits repricing downward faster than our loans, which have yields tied to longer-term interest rates.

Interest Income. Interest income decreased to $14.4 million for the year ended December 31, 2009 from $15.9 million for the year ended December 31, 2008.  The $1.5 million decrease in interest income resulted from decreased income of $434,000 on loans, $518,000 on investment securities, $318,000 on mortgage-backed securities, and $218,000 on other interest-earning assets.

Interest income on loans decreased $434,000 to $11.6 million for 2009 from $12.0 million for 2008 due primarily to a decrease in the average yield of the loan portfolio, partially offset by an increase in the average balance of the loan portfolio.  The average yield of the loan portfolio decreased 42 basis points to 6.34% for 2009 from 6.76% for 2008. The decrease in the average yield reflected lower market interest rates in 2009.  The average balance of loans increased $4.9 million to $182.8 million during 2009.  The increase in the average balance of loans was primarily due to an increase in the average balance of commercial real estate loans, including participations purchased from other institutions.

Interest income on investment securities decreased $518,000 to $1.6 million in 2009 from $2.1 million for 2008, reflecting a $12.7 million decrease in the average balance of the investment securities portfolio to $40.7 million during 2009 from $53.4 million during 2008 and a slight decrease in the average yield.  The decrease in the average balance reflected an increase in calls and sales, a portion of which were reinvested in tax-free municipal bonds and mortgage-backed securities.  The average yield of investment securities decreased to 3.81% for 2009 from 3.88% for 2008.  This average yield does not reflect the benefit of the higher tax-equivalent yield of our municipal bonds, which was reflected as a reduction in income tax expense.

Interest income on mortgage-backed securities decreased $318,000 to $1.3 million in 2009 from $1.6 million in 2008, reflecting a 182 basis point decrease in the average yield of these securities to 3.13% for 2009 from 4.44% for 2008.  The decrease in the average yield was primarily due to accelerated premium amortization resulting from higher prepayments on mortgage-backed securities.  The decrease in the average yield was partially offset by a $8.5 million increase in the average balance of mortgage-backed securities to $40.4 million in 2009 from $31.9 million in 2008.

Interest income from other interest-earning assets, which consisted of interest-earning deposit accounts and federal funds sold, decreased $218,000 to $12,000 during 2009 primarily due to a 232 basis point decrease in the average yield.  The average yield of these other interest-earning assets decreased to 0.15% for 2009 from 2.47% for 2008, reflecting the decrease in short-term market interest rates.  The average balance of these assets decreased $1.1 million to $8.2 million during 2009 compared to 2008.

Interest Expense. Total interest expense decreased $2.3 million to $5.4 million during 2009 from $7.7 million during 2008.  The decrease in interest expense was due to decreases of $1.9 million in the cost of deposits and $432,000 in the cost of borrowings.

The cost of deposits decreased $1.9 million to $5.3 million in 2009 from $7.2 million in 2008 due primarily to a decrease in the average rate paid on deposits.  The average rate paid decreased 87 basis points to 2.27% during 2009 from 3.14% during 2008, reflecting a decrease in market interest rates as short-term interest rates decreased significantly at the end of 2008 and throughout 2009.  The average balance of deposits increased $6.1 million during 2009 to $234.3 million from $228.3 million during 2008.

The cost of borrowed funds decreased $432,000 to $116,000 in 2009 from $548,000 in 2008, primarily due to a 194 basis point decrease in the average rate paid on borrowed funds as well as a lower average balance of borrowed funds. The average rate paid decreased to 1.10% for 2009 from 3.04% for 2008, reflecting the decrease in market interest rates.  The average balance of borrowed funds also decreased $7.5 million to $10.5 million during 2009, primarily due to a $6.7 million decrease in the average balance of advances from the Federal Home Loan Bank.  The remainder of the balance consisted of securities sold under agreements to repurchase.

Net Interest Income.  Net interest income increased by $796,000, or 9.7%, to $8.9 million for the year ended December 31, 2009 from $8.2 million for the year ended December 31, 2008, primarily due to the improvement in our net interest rate spread and net interest margin.  Our interest rate spread increased by 38 basis points to 3.08% during 2009 from 2.70% during 2008.  Our interest rate spread was 3.61% at December 31, 2009.  Our net interest margin improved 29 basis points to 3.30% for the year ended December 31, 2009 from 3.01% for the year ended December 31, 2008.  The improvement in our net interest rate spread and net interest margin reflected the steepening yield curve as short-term market interest rates used to price our deposits declined significantly in 2008 and 2009, and the resulting decrease in the cost of our deposits and other liabilities was greater than the decrease in the yield on our loans and investments.

Provision for Loan Losses. The provision for loan losses is determined by management as the amount needed to replenish the allowance for loan losses, after net charge-offs have been deducted, to a level considered adequate to absorb known and probable losses in the loan portfolio, in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

We recorded a provision for loan losses of $2.6 million for the year ended December 31, 2009, compared to $310,000 during 2008.  The increase in the provision reflected charges to the allowance for loan losses due to the deterioration of two commercial business loan relationships during 2009. For a further discussion of the details of these two commercial business loan relationships, please see “Business of Jacksonville Bancorp-Federal and Jacksonville Savings Bank—Delinquencies and Classified Assets—Non-Performing Assets and Delinquent Loans.”  Charge-offs totaling $1.9 million were recognized during 2009 and additional specific provisions of $380,000 have been added to the allowance to absorb potential estimated losses related to these two loans.  The remainder of the increase in the provision for loan losses reflected an increase in the average balance of the loan portfolio and an increase in classified and special mention assets.  Net charge-offs increased during 2009 to $2.2 million from $142,000 during 2008.  The allowance for loan losses increased $356,000 to $2.3 million at December 31, 2009.

The provisions in 2009 and 2008 were made to bring the allowance for loan losses to a level deemed adequate following management’s evaluation of the repayment capacity and collateral protection afforded by each problem loan identified by management.  The review also considered the local economy and the level of bankruptcies and foreclosures in our market area.

Non-Interest Income. Non-interest income increased $1.0 million to $4.2 million for the year ended December 31, 2009 from $3.2 million for the year ended December 31, 2008.  The increase in non-interest income resulted primarily from increases of $541,000 in net income from mortgage banking operations, $556,000 in gains on sales of securities, and $102,000 in service charges on deposit accounts, which were partially offset by a decrease of $152,000 in commission income.  The increase in gains on sales of securities reflected the sale of $57.4 million in securities during 2009 in order to realize gains on the securities, and to restructure a portion of the portfolio into lower risk-weighted investments.  The increase in mortgage banking income was due to secondary market sales totaling $66.7 million in 2009 as compared to sales of $30.1 million in 2008, and an increase in the net capitalization of mortgage servicing rights. We expect the level of mortgage banking activity to moderate in 2010.  The increase in service charges on deposits reflected an increase in non-sufficient fund fees in 2009.  The decrease in commission income was due to reduced brokerage activity, which reflected current market conditions.

Non-Interest Expense. Non-interest expense decreased $95,000 to $9.1 million during the year ended December 31, 2009, compared to the year ended December 31, 2008.  The decrease in non-interest expense reflected a $123,000 recovery in the impairment of mortgage servicing rights during 2009, compared to an impairment charge of $428,000 during 2008.  The recovery reflected an increase in the value of mortgage servicing rights due to improved market conditions and reduced prepayment speeds as of December 31, 2009.  The lower level of non-interest expense also reflected a $71,000 decrease in data processing expense following the conversion of our core processing system during the third quarter of 2008. The decrease in non-interest expense was partially offset by a $508,000 increase in FDIC deposit insurance premiums.  The increase in FDIC premiums reflected the higher assessment rates for 2009 and approximately $137,000 related to the second quarter FDIC special assessment.  The increase in FDIC premiums also reflected an additional $2,000 in assessments related to our participation in the Temporary Liquidity Guarantee Program.  The increase compared to 2008 also reflected the remainder of a one-time FDIC credit for past contributions to the insurance fund of $107,000 that was used in 2008.

Income Taxes. The provision for income taxes decreased $204,000 to $101,000 during 2009 compared to 2008. The provision reflected a decrease in taxable income due to lower income and an increase in the benefit of tax-exempt investment securities.  Our effective tax rate was 6.7% for 2009 as compared to 16.7% for 2008 due to the increase in our tax-exempt investment securities.

Average Balances and Yields

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	At	For the Years Ended December 31,
	December
	31, 2009	2009			2008			2007
	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	6.23%	$182,813	$11,592	6.34%	$177,963	$12,026	6.76%	$165,715	$11,736	7.08%
Investment securities (2)	3.91	40,732	1,554	3.81 (6)	53,392	2,072	3.88 (6)	79,630	3,189	4.00 (6)
Mortgage-backed securities	4.05	40,381	1,262	3.13	31,921	1,580	4.95	12,282	596	4.85
Cash and cash equivalents	0.04	8,231	12	0.15	9,313	230	2.47	1,838	88	4.83
Total interest-earning assets	5.50	272,157	14,420	5.30	272,589	15,908	5.83	259,465	15,609	6.02
Non-interest-earning assets		22,626			20,642			18,169
Total assets		$294,783			$293,231			$277,634

Interest-bearing liabilities:
Interest bearing checking	0.32%	$29,009	$94	0.32%	$28,572	$199	0.70%	$25,820	$302	1.17%
Savings accounts	0.86	24,849	218	0.88	22,677	224	0.99	22,774	227	1.00
Certificates of deposit	2.65	149,124	4,586	3.08	147,891	6,112	4.13	145,325	6,846	4.71
Money market savings	1.02	26,750	378	1.41	24,442	584	2.39	22,502	989	4.40
Money market deposits	0.85	4,616	40	0.86	4,700	50	1.06	4,957	70	1.41
Total interest-bearing deposits	1.92	234,348	5,316	2.27	228,282	7,169	3.14	221,378	8,434	3.81
Federal Home Loan Bank advances		5,359	104	1.94	12,018	469	3.91	8,598	433	5.04
Short-term borrowings	0.19	5,168	12	0.94	6,028	78	1.29	4,438	189	4.26
Total borrowings	0.19	10,527	116	1.10	18,046	548	3.04	13,036	622	4.78
Total interest-bearing liabilities	1.89	244,875	5,432	2.22%	246,328	7,716	3.13%	234,414	9,056	3.86%
Non-interest-bearing liabilities(7)		25,360			23,881			21,586
Total liabilities		270,235			270,209			256,000
Stockholders’ equity		24,548			23,022			21,634
Total liabilities and stockholders’ equity		$294,783			$293,231			$277,634

Net interest income			$8,988			$8,192			$6,553
Net interest rate spread (3)	3.61%			3.08%			2.70%			2.15%
Net interest-earning assets (4)			$27,282			$26,261			$25,051
Net interest margin (5)				3.30%			3.01%			2.53%
Average interest-earning assets to average interest-bearing liabilities				111.14%			110.66%			110.69%

(1)	Includes non-accrual loans and loans held for sale and fees of $110,000 for 2009, $54,000 for 2008 and $93,000 for 2007.
(2)	Includes Federal Home Loan Bank stock and U.S. Agency securities.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.
(6)
We used an assumed 34% tax rate in computing tax equivalent adjustments. The tax equivalent yield of investment securities was 5.14%, 4.82%, and 4.26% for the years ended December 31, 2009, 2008 and 2007, respectively.  Tax equivalent adjustments to income on investment securities was $542,000, $503,000 and $203,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

(7)	Includes non-interest bearing deposits of $19.8 million, $18.5 million and $16.2 million for the years ended December 31, 2009, 2008 and 2007, respectively.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the fiscal years indicated.  The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume).  The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate).  The net column represents the sum of the prior columns.  For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume.

	Years Ended December 31, 2009 vs 2008			Years Ended December 31, 2008 vs 2007
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Rate	Volume		Rate	Volume
	(In thousands)
Interest-earning assets:
Loans	$(756)	$322	$(434)	$(553)	$843	$290
Investment securities	(34)	(484)	(518)	(96)	(1,021)	(1,117)
Mortgage-backed securities	(672)	354	(318)	12	972	984
Cash and cash equivalents	(194)	(24)	(218)	(62)	204	142

Total interest-earning assets	$(1,656)	$168	$(1,488)	$(699)	$998	$299

Interest-bearing liabilities:
Interest bearing checking	$(108)	$3	$(105)	$(132)	$29	$(103)
Savings accounts	(26)	20	(6)	(2)	(1)	(3)
Certificates of deposit	(1,577)	51	(1,526)	(853)	119	(734)
Money market savings	(257)	51	(206)	(484)	79	(405)
Money market deposits	(9)	(1)	(10)	(16)	(4)	(20)
Total interest-bearing deposits	(1,977)	124	(1,853)	(1,487)	222	(1,265)
Federal Home Loan Bank advances	(174)	(192)	(366)	(111)	147	36
Short-term borrowings	(56)	(9)	(65)	(163)	52	(111)
	(230)	(202)	(431)	(274)	199	(75)
Total interest-bearing liabilities	(2,207)	(77)	(2,284)	(1,761)	421	(1,340)

Change in net interest income	$551	$245	$796	$1,062	$577	$1,639

Management of Market Risk

As a financial institution, we face risk from interest rate volatility. Fluctuations in interest rates affect both our level of income and expense on a large portion of our assets and liabilities. Fluctuations in interest rates also affect the market value of all interest-earning assets.

The primary goal of our interest rate risk management strategy is to maximize net interest income while maintaining an acceptable interest rate risk profile. We seek to coordinate asset and liability decisions so that, under changing interest rate scenarios, portfolio equity and net interest income remain within an acceptable range.

Our policy in recent years has been to reduce our interest rate risk by better matching the maturities of our interest rate sensitive assets and liabilities, selling our long-term fixed-rate residential mortgage loans with terms of 15 years or more to the secondary market, originating adjustable rate loans, balloon loans with terms ranging from three to five years, and originating consumer and commercial business loans, which typically are for a shorter duration and at higher rates of interest than one- to four-family residential mortgage loans.  Our portfolio of mortgage-backed securities, including both fixed and variable rates, also provides monthly cash flow.  The remaining investment portfolio has been structured to better match the maturities and rates of our interest-bearing liabilities.  With respect to liabilities, we have attempted to increase our savings and transaction deposit accounts, which management believes are more resistant to changes in interest rates than certificate accounts.  The board of directors appoints the Asset-Liability Management Committee (“ALCO”), which is responsible for reviewing our asset and liability policies.  The ALCO meets quarterly to review interest rate risk and trends, as well as liquidity and capital requirements.

We use comprehensive asset/liability software provided by a third-party vendor to perform interest rate sensitivity analysis for all product categories.  The primary focus of our analysis is the effect of interest rate increases and decreases on net interest income.  Management believes that this analysis reflects the potential effects on current earnings of interest rate changes.  Call criteria and prepayment assumptions are taken into consideration for investment securities and loans.  All of our interest sensitive assets and liabilities are analyzed by product type and repriced based upon current offering rates.  The software performs interest rate sensitivity analysis by performing rate shocks of plus or minus 300 basis points in 100 basis point increments.

The following table shows projected results at December 31, 2009 and 2008, of the impact on net interest income from an immediate change in interest rates, as well as the benchmarks established by ALCO.  The results are shown as a dollar and percentage change in net interest income over the next twelve months.

	Change in Net Interest Income
	December 31, 2009		December 31, 2008		ALCO Benchmark
Rate Shock	$ Change	% Change	$ Change	% Change
	(Dollars in thousands)

+300 basis points	174	1.71	(143)	(1.46)	>(20.00)%
+200 basis points	220	2.16	(68)	(0.69)	>(20.00)%
+100 basis points	184	1.80	33	0.34	>(12.50)%
(100) basis points	(271)	(2.66)	95	0.97	>(12.50)%
(200) basis points	(412)	(4.05)	(12)	(0.12)	>(20.00)%
(300) basis points	(589)	(5.78)	(205)	(2.10)	>(20.00)%

The table above indicates that at December 31, 2009, in the event of a 200 basis point increase in interest rates, we would experience a 2.16% increase in net interest income.  In the event of a 100 basis point decrease in interest rates, we would experience a 2.66% decrease in net interest income.

The effects of interest rates on net interest income are not predictable. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments, and deposit run-offs, and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in these computations. Although some assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in market interest rates. Rates on other types of assets and liabilities may lag behind changes in market interest rates. Assets, such as adjustable rate mortgage loans, generally have features that restrict changes in interest rates on a short-term basis and over the life of the asset. After a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above. Additionally, increased credit risk may result if our borrowers are unable to meet their repayment obligations as interest rates increase.

Liquidity and Capital Resources

Liquidity is the ability to meet current and future short-term financial obligations.  Our ALCO Committee is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs of our customers as well as unanticipated contingencies.  At December 31, 2009, we had access to immediately available funds of approximately $22.2 million from the Federal Home Loan Bank of Chicago and $32.1 million in overnight federal funds purchased.

We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program.  Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

Our most liquid assets are cash and cash equivalents.  The levels of these assets are dependent on our operating, financing, and investing activities.  At December 31, 2009 and 2008, cash and cash equivalents totaled $15.7 million and $7.1 million, respectively.  Our primary sources of funds include customer deposits, proceeds from sales of loans, maturities and sales of investments, and principal repayments from loans and mortgage-backed securities (both scheduled and prepayments).  During the years ended December 31, 2009 and 2008, the most significant sources of funds have been deposit growth, investment calls, sales, and principal payments, and advances from the Federal Home Loan Bank.  These funds have been used for new loan originations.

Our cash and cash equivalents increased $8.6 million during the year ended December 31, 2009, compared to a decrease of $5.0 million during the year ended December 31, 2008.  Net cash provided by operating activities increased to $3.5 million during 2009 from $1.6 million during 2008.  Net cash provided by investing activities increased to $6.5 million during 2009 from the $5.0 million in cash used during 2008.  Cash provided by net loan originations and payments increased to $6.6 million during 2009 from the net cash used of $7.9 million during 2008.  Cash used in financing activities decreased to $1.5 million during 2009 from the $1.6 million in cash provided during 2008.  The decrease was primarily due to the increase in deposits of $16.5 million partially offset by the decrease in Federal Home Loan Bank advances of $13.5 million during 2009.

While loan sales and principal repayments on mortgage-backed securities are relatively predictable, deposit flows and early prepayments are more influenced by interest rates, general economic conditions, and competition.  We attempt to price our deposits to meet asset/liability objectives and stay competitive with local market conditions.

Liquidity management is both a short- and long-term responsibility of management.  We adjust our investments in liquid assets based upon management’s assessment of expected loan demand, projected purchases of investment and mortgage-backed securities, expected deposit flows, yields available on interest-bearing deposits, and liquidity of its asset/liability management program.  Excess liquidity is generally invested in interest-earning overnight deposits, federal funds sold, and other short-term U.S. agency obligations.  We use securities sold under agreements to repurchase as an additional funding source.  The agreements represent our obligations to third parties and are secured by investments which we pledge as collateral.  At December 31, 2009, we had $3.8 million in outstanding repurchase agreements, which were for overnight funding.

If we require funds beyond our ability to generate them internally, we have the ability to borrow funds from the Federal Home Loan Bank.  We may borrow from the Federal Home Loan Bank under a blanket agreement which assigns all investments in Federal Home Loan Bank stock as well as qualifying first mortgage loans equal to 150% of the outstanding balance as collateral to secure the amounts borrowed.  This borrowing arrangement is limited to the lesser of 30% of our total assets, 75% of the balance of qualifying one- to four-family residential loans, or twenty times the balance of Federal Home Loan Bank stock held by us.  At December 31, 2009, we had no outstanding advances and a borrowing capacity of approximately $22.2 million.

We maintain levels of liquid assets as established by the board of directors.  Our liquidity ratio, adjusted for pledged assets, at December 31, 2009 and 2008 was 30.7% and 24.1%, respectively.  This ratio represents the volume of short-term liquid assets as a percentage of net deposits and borrowings due within one year.

We must also maintain adequate levels of liquidity to ensure the availability of funds to satisfy loan commitments.  We anticipate that we will have sufficient funds available to meet our current commitments principally through the use of current liquid assets and through our borrowing capacity discussed above.  The following table summarizes our outstanding loan commitments at December 31, 2009 and 2008.  The commitments listed below include loans committed for sale to the secondary market of $895,000 and $12.4 million as of December 31, 2009 and 2008, respectively.

	December 31, 2009	December 31, 2008
	(In thousands)
Commitments to fund loans	$36,946	$50,723
Standby letters of credit	488	774

Quantitative measures established by regulation to ensure capital adequacy require Jacksonville Savings Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets and Tier I capital to average assets.  At December 31, 2009, Jacksonville Savings Bank meets all capital adequacy requirements to which it is subject.

The Director of the Illinois Department of Financial and Professional Regulation is authorized to require a savings bank to maintain a minimum capital level based upon the savings bank’s financial condition or history, management or earnings. If a savings bank’s core capital ratio falls below the required level, the Director may direct the savings bank to adhere to a specific written plan established by the Director to correct the savings bank’s capital deficiency, as well as a number of other restrictions on the savings bank’s operations, including a prohibition on the declaration of dividends by the savings bank’s board of directors.  At December 31, 2009, Jacksonville Savings Bank’s core capital ratio was 7.44% of total adjusted average assets, which exceeded the required ratio of 4.00%.

As of December 31, 2009, the Federal Deposit Insurance Corporation categorized Jacksonville Savings Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as adequately capitalized, Jacksonville Savings Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed Jacksonville Savings Bank’s category.  Jacksonville Savings Bank’s actual capital ratios at December 31, 2009 and 2008 are presented in the table below.

	Minimum Required	December 31, 2009 Actual	December 31, 2008 Actual

Tier 1 Capital to Average Assets	4.00%	7.44%	7.30%
Tier 1 Capital to Risk-Weighted Assets	4.00%	10.70%	10.02%
Total Capital to Risk-Weighted Assets	8.00%	11.83%	10.94%

Off-Balance Sheet Arrangements and Aggregate Contractual Obligations

Commitments. As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit, standby letters of credit and unused lines of credit.  While these contractual obligations represent our future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon.  Such commitments are subject to the same credit policies and approval process accorded to loans made by us.

Contractual Obligations.  In the ordinary course of our operations, we enter into certain contractual obligations.  Such obligations include operating leases for premises and equipment, agreements with respect to borrowed funds and deposit liabilities and agreements with respect to investments.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162.”  Effective for financial statements issued for interim and annual periods ending after September 15, 2009, the FASB Accounting Standards Codification TM (“ASC”) is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission under the authority of federal securities laws are also sources of authoritative GAAP for Securities and Exchange Commission registrants.  The ASC superseded all then-existing non Securities and Exchange Commission accounting and reporting standards.  All other non-grandfathered non Securities and Exchange Commission accounting literature not included in the ASC became non-authoritative. Following this Statement, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates.  The FASB will not consider Accounting Standards Updates as authoritative in their own right.  Accounting Standards Updates will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC.  This SFAS was codified within ASC 105.  The impact of adoption was not material on us.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or  Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which was codified into ASC 820.  This FSP provides additional guidance for estimating fair value in accordance with SFAS No. 157, “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased.  This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly.

In April 2009, the FASB issued FSP FAS 115-2 and FSP FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which were codified into ASC 320.  This FSP amends the other-than-temporary-impairment (“OTTI”) guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of OTTI on debt and equity securities in the financial statements.  This FSP does not amend existing recognition and measurement guidance related to OTTI of equity securities.  FSP FAS 115-2 and 124-2 was effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if FSP FAS 157-4 was adopted early as well.  We adopted FSP FAS 115-2 and 124-2 and FSP FAS 157-4 during 2009 and there was no material impact to our financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” which was codified into ASC 805.  This FSP amends and clarifies SFAS No. 141(R), “Business Combinations,” to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  There has been no impact during 2009 from adoption of FSP FAS 141(R)-1 on January 1, 2009.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” which was codified into ASC Topic 860.  Topic 860 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  Topic 860 addresses (1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.  This standard must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This standard must be applied to transfers occurring on or after the effective date.  The impact of adoption is not expected to be material to us.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which was codified into ASC Topic 810.  Topic 810 seeks to improve financial reporting by enterprises involved with variable interest entities by addressing (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The impact of adoption is not expected to be material to us.

Impact of Inflation and Changing Prices

The consolidated financial statements and related notes of Jacksonville Bancorp-Federal have been prepared in accordance with GAAP.  GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration of changes in the relative purchasing power of money over time due to inflation.  The impact of inflation is reflected in the increased cost of our operations.  Unlike industrial companies, our assets and liabilities are primarily monetary in nature.  As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

BUSINESS OF JACKSONVILLE BANCORP-MARYLAND

Jacksonville Bancorp-Maryland is a Maryland corporation, organized in March 2010.  Upon completion of the conversion, Jacksonville Bancorp-Maryland will become the holding company of Jacksonville Savings Bank and will succeed to all of the business and operations of Jacksonville Bancorp-Federal, and each of Jacksonville Bancorp-Federal and Jacksonville Bancorp, MHC will cease to exist. We chose to incorporate under the laws of the state of Maryland because Maryland has a comprehensive corporate statute similar in many respects to the corporate law of Illinois, the state in which we are located, and Delaware corporate law, the jurisdiction where many large corporations choose to incorporate.  However, Maryland has a lower franchise tax than Illinois or Delaware.  Our annual cost to be a Maryland corporation is estimated to be $300 as compared to approximately $26,000 in Illinois and approximately $180,000 in Delaware.

Initially following the completion of the conversion, Jacksonville Bancorp-Maryland will have no significant assets other than owning 100% of the outstanding common stock of Jacksonville Savings Bank, the net proceeds it retains from the offering, part of which will be used to make a loan to the Jacksonville Savings Bank Employee Stock Ownership Plan, and will have no significant liabilities.  See “How We Intend to Use the Proceeds From the Offering.”  Jacksonville Bancorp-Maryland intends to use the support staff and offices of Jacksonville Savings Bank and will pay Jacksonville Savings Bank for these services.  If Jacksonville Bancorp-Maryland expands or changes its business in the future, it may hire its own employees.

Jacksonville Bancorp-Maryland intends to invest the net proceeds of the offering as discussed under “How We Intend to Use the Proceeds From the Offering.”  In the future, we may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations.  There are, however, no current understandings or agreements for these activities.

BUSINESS OF JACKSONVILLE BANCORP-FEDERAL
AND JACKSONVILLE SAVINGS BANK

Jacksonville Bancorp, Inc.

Jacksonville Bancorp, Inc. is a Federal corporation.  Our only significant asset is our investment in Jacksonville Savings Bank.  We are majority owned by Jacksonville Bancorp, MHC, a Federally-chartered mutual holding company.  At December 31, 2009, Jacksonville Bancorp, Inc. had consolidated assets of $288.8 million, total deposits of $254.7 million, and stockholders’ equity of $25.3 million.

Jacksonville Savings Bank

Jacksonville Savings Bank is an Illinois-chartered savings bank headquartered in Jacksonville, Illinois.  We conduct our business from our main office and six branches, two of which are located in Jacksonville and one of which is located in each of the following Illinois communities: Virden, Litchfield, Chapin, and Concord.  We were originally chartered in 1916 as an Illinois-chartered mutual savings and loan association and converted to a mutual savings bank in 1992.  In 1995, Jacksonville Savings Bank converted to an Illinois chartered stock savings bank and reorganized from the mutual to the mutual holding company form of organization. In 1997 and 2000, Jacksonville Savings Bank acquired Litchfield Community Savings, S.B. and Chapin State Bank, respectively. In 2002, Jacksonville Savings Bank reorganized into the two-tiered mutual holding company form of organization.  We have been a member of the Federal Home Loan Bank System since 1932.  Our deposits are insured by the Federal Deposit Insurance Corporation.

We are a community-oriented savings bank engaged primarily in the business of attracting retail deposits from the general public in our market area and using such funds, together with borrowings and funds from other sources, to originate mortgage loans secured by one- to four-family residential real estate, commercial and agricultural real estate and consumer loans. We also originate commercial and agricultural business loans and multi-family real estate loans.  Additionally, we invest in United States Government agency securities, bank-qualified, general obligation municipal issues, and mortgage-backed securities issued or guaranteed by the United States Government or agencies thereof.  We maintain a portion of our assets in liquid investments, such as overnight funds at the Federal Home Loan Bank.

Our principal sources of funds are customer deposits, proceeds from the sale of loans, funds received from the repayment and prepayment of loans and mortgage-backed securities, and the sale, call, or maturity of investment securities.  Principal sources of income are interest income on loans and investments, sales of loans and securities, service charges, commissions, loan servicing fees and other fees.  Our principal expenses are interest paid on deposits, employee compensation and benefits, occupancy and equipment expense and Federal Deposit Insurance Corporation insurance premiums.

We operate an investment center at our main office.  The investment center is operated through Financial Resources Group, Inc., Jacksonville Savings Bank’s wholly-owned subsidiary.

Our principal executive office is located at 1211 W. Morton, Jacksonville, Illinois, and our telephone number at that address is (217) 245-4111. Our website address is www.jacksonvillesavings.com.  Information on this website is not and should not be considered to be a part of this prospectus.

Market Area

Our market area is Morgan, Macoupin, Montgomery and Cass counties, Illinois.  Our offices are located in communities that can generally be characterized as stable to low growth residential communities of predominantly one- to four-family residences.  Our market for deposits is concentrated in the communities surrounding our main office and six branch offices.  We are the largest independent financial institution headquartered in our market area.

The economy of our market area consists primarily of agriculture and related businesses, light industry and state and local government.  The largest employers in our market area are Pactiv Corporation, Passavant Area Hospital, and the State of Illinois.  During 2008 and continuing into 2009, the local economy experienced a downturn, although not as severe as the nationwide recession. As of December 2009, unemployment rates in our market area were: 8.0% in Cass County, 11.1% in Macoupin County, 14.1% in Montgomery County and 9.5% in Morgan County. This compared with unemployment rates of 10.8% in Illinois and 9.7 % in the United States as a whole.  While increased layoffs have resulted in higher unemployment levels, we have not seen a significant impact on our business.

Competition

We encounter significant competition both in attracting deposits and in originating real estate and other loans.  Our most direct competition for deposits historically has come from commercial banks, other savings banks, savings associations and credit unions in our market area, and we expect continued strong competition from such financial institutions in the foreseeable future.  We compete for deposits by offering depositors a high level of personal service and expertise together with a wide range of financial services. Our deposit sources are primarily concentrated in the communities surrounding our banking offices located in Morgan, Macoupin and Montgomery counties, Illinois.  As of June 30, 2009, we ranked first in FDIC-insured deposit market share (out of 33 bank and thrift institutions with offices in Morgan, Macoupin and Montgomery Counties, Illinois) with a 11.2% market share. Such data does not reflect deposits held by credit unions.

The competition for real estate and other loans comes principally from commercial banks, mortgage banking companies, government sponsored entities and other savings banks and savings associations.  This competition for loans has increased substantially in recent years as a result of the large number of institutions competing in our market areas as well as the increased efforts by commercial banks to increase mortgage loan originations.

We compete for loans primarily through the interest rates and loan fees we charge and the efficiency and quality of services we provide to borrowers and home builders.  Factors that affect competition include general and local economic conditions, current interest rate levels and the volatility of the mortgage markets.

Lending Activities

General.  Historically, our principal lending activity has been the origination of mortgage loans secured by one- to four-family residential properties in our local market area.  Over the past several years, we have increased our emphasis on originating loans secured by commercial and agricultural real estate. We also originate commercial and agricultural business loans secured by collateral other than real estate as well as unsecured commercial and agricultural business loans.  We also originate consumer loans, primarily home equity loans and loans secured by automobiles. At December 31, 2009, our loans receivable totaled $176.0 million, of which $38.6 million, or 22.2%, consisted of one- to four-family residential mortgage loans.  One- to four-family residential mortgage loans decreased $8.2 million, or 17.6%, during 2009 primarily due to the refinancing of loans in our portfolio which were subsequently sold in the secondary mortgage market.  The remainder of our loans receivable at December 31, 2009 consisted of commercial and agricultural real estate loans totaling $56.7 million, or 32.6% of total loans, consumer loans totaling $42.1 million, or 24.2% of total loans, commercial and agricultural business loans totaling $34.4 million, or 19.8% of total loans, and multi-family residential loans totaling $4.3 million, or 2.5% of total loans.  Of the amount included in consumer loans, $28.1 million, or 16.2% of total loans consisted of home equity and home improvement loans, and $6.1 million, or 3.5% of total loans, consisted of automobile loans.  The outstanding balance of unsecured loans totaled $4.4 million, or 2.5% of total loans, and $4.7 million, or 2.6% of total loans, as of December 31, 2009 and 2008, respectively.

We have made our interest-earning assets more interest rate sensitive by, among other things, originating variable interest rate loans, such as adjustable-rate mortgage loans and balloon loans with terms ranging from three to five years, as well as medium-term consumer loans and commercial business loans.  Our ability to originate adjustable-rate mortgage loans is substantially affected by market interest rates.

We originate fixed-rate residential mortgage loans secured by one- to four-family residential properties with terms up to 30 years.  We sell a significant portion of our one- to four-family fixed-rate residential mortgage loan originations directly to Freddie Mac.  We also sold one- to four-family fixed-rate residential mortgage loan originations to the Federal Home Loan Bank Mortgage Partnership Finance Program until the program was discontinued as of October 31, 2008.  During the years ended December 31, 2009 and 2008, we sold $66.7 million and $30.1 million of fixed-rate residential mortgage loans, respectively.  Loans are generally sold without recourse and with servicing retained.

At December 31, 2009, we were servicing $148.0 million in loans for which we received servicing income of $360,000 for the year ended December 31, 2009. Servicing fee income is recorded for fees earned servicing loans.  The fees are based on a contractual percentage of the outstanding principal and are recorded as non-interest income when earned as loan servicing fees.  The amortization of mortgage servicing rights is netted from the gains on sale of loans, both cash gains as well as the capitalized gains, and is included in mortgage banking operations, net, in non-interest income. As a result of the low interest rate environment in 2008, we recognized an impairment of $428,000 against the value of our mortgage servicing income. Subsequently, as long term interest rates began to rise, we were able to recognize a partial recovery of $123,000 during 2009.  For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 7 to our Consolidated Financials Statements.

Loan Portfolio Composition. Set forth below are selected data relating to the composition of our loan portfolio, by type of loan as of the dates indicated, excluding loans held for sale of $814,000, $1.4 million, $1.9 million, $426,000 and $499,000 for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Real estate loans:
One- to four-family residential (1)	$38,581	22.2%	$46,807	25.6%	$50,459	28.7%	$40,635	26.2%	$40,126	28.2%
Commercial and agricultural (2)	56,650	32.6	56,516	30.9	44,100	25.1	39,592	25.6	33,859	23.8
Multi-family residential	4,344	2.5	4,518	2.5	4,741	2.7	5,877	3.8	6,010	4.2
Total real estate loans	99,575	57.3	107,841	59.0	99,300	56.5	86,104	55.6	79,995	56.2

Commercial and agricultural business loans	34,393	19.8	35,356	19.3	36,539	20.8	32,837	21.2	28,679	20.2
Consumer loans:
Home equity/home improvement (3)	28,119	16.2	30,002	16.4	30,087	17.1	27,202	17.6	26,382	18.5
Automobile	6,118	3.5	5,842	3.2	5,334	3.0	5,275	3.4	4,580	3.2
Other	7,837	4.5	5,950	3.2	6,402	3.6	5,313	3.4	4,657	3.3
Total consumer loans	42,074	24.2	41,794	22.8	41,823	23.7	37,790	24.4	35,619	25.0
Total loans receivable	176,042	101.3	184,991	101.1	177,662	101.0	156,731	101.2	144,293	101.4

Less:
Unearned premium on purchased loans, unearned discount and deferred loan fees, net	69	—	109	—	29	—	29	—	175	0.1
Allowance for loan losses	2,290	1.3	1,934	1.1	1,766	1.0	1,864	1.2	1,846	1.3
Total loans receivable, net	$173,683	100.0%	$182,948	100.0%	$175,867	100.0%	$154,838	100.0%	$142,272	100.0%

(1)	Includes one- to four-family real estate construction loans of $54,000, $596,000, $352,000, $183,000 and $546,000 for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.
(2)
Includes commercial and agricultural real estate construction loans of $4.2 million, $2.5 million, $472,000, $0 and $193,000 for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

(3)	Includes real estate construction loans of $3.6 million, $1.1 million, $1.4 million, $370,000 and $1.9 million for the years ended December 31, 2009, 2008, 2007, 2006 and 2005, respectively.

One- to Four-Family Mortgage Loans.  Historically our primary lending origination activity has been one- to four-family, owner-occupied, residential mortgage loans secured by property located in our market area.  We generate loans through our marketing efforts, existing customers and referrals, real estate brokers, builders and local businesses.  We generally limit our one- to four-family loan originations to the financing of loans secured by properties located within our market area.  At December 31, 2009, $38.6 million, or 22.2% of our net loan portfolio, was invested in mortgage loans secured by one- to four-family residences.

Our fixed-rate one- to four-family residential mortgage loans are generally conforming loans, underwritten according to Freddie Mac guidelines. We generally originate both fixed- and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits established by the Federal Housing Finance Agency for Freddie Mac, which is currently $417,000 for single-family homes. At December 31, 2009, we had no one- to four-family residential mortgage loans with principal balances in excess of $417,000, commonly referred to as jumbo loans.

We originate for resale to Freddie Mac fixed-rate one- to four-family residential mortgage loans with terms of 15 years or more.  Our fixed-rate mortgage loans amortize monthly with principal and interest due each month.  Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option.  We offer fixed-rate one- to four-family residential mortgage loans with terms of up to 30 years without prepayment penalty.

We also currently offer adjustable-rate mortgage loans for terms ranging up to 30 years.  We generally offer adjustable-rate mortgage loans that adjust between one and five years on the anniversary date of origination.  Interest rate adjustments are up to two hundred basis points per year, with a cap of up to six hundred basis points on interest rate increases over the life of the loan. In a rising interest rate environment, such rate limitations may prevent adjustable-rate mortgage loans from repricing to market interest rates, which would have an adverse effect on our net interest income.  In the low interest rate environment that has existed over the past two years, our adjustable-rate portfolio has repriced downward resulting in lower interest income from this portion of our loan portfolio. We do not offer “teaser rates,” which are rates that are lower than market rates during the initial period of the loan.  Our adjustable-rate mortgage loans are generally underwritten at the then current market rate unless the loan qualifies as a “higher priced mortgage loan” in accordance with new federal regulations which require such loans to be underwritten at the fully indexed rate.  In determining whether to underwrite adjustable-rate mortgage loans that are not underwritten at the fully indexed rate, we consider factors such as a borrower’s loan-to-value ratio, debt-to-income ratio, job stability and historical repayment performance with Jacksonville Savings Bank.   We have used different interest indices for adjustable-rate mortgage loans in the past such as the average yield on U.S. Treasury securities, adjusted to a constant maturity of either one year, three years or five years.  Adjustable-rate mortgage loans secured by one- to four-family residential real estate totaled $11.8 million, or 30.6% of our total one- to four-family residential real estate loans receivable at December 31, 2009.  The origination of fixed-rate mortgage loans versus adjustable-rate mortgage loans is monitored on an ongoing basis and is affected significantly by the level of market interest rates, customer preference, our interest rate risk position and our competitors’ loan products.  During 2009, we originated $66.8 million of fixed-rate residential mortgage loans which were all subsequently sold in the secondary mortgage market and $5.3 million of adjustable-rate mortgage and balloon loans which were held in our portfolio.

The primary purpose of offering adjustable-rate mortgage loans is to make our loan portfolio more interest rate sensitive and to provide an alternative for those borrowers who meet our underwriting criteria, but are unable to qualify for a fixed-rate mortgage.  However, as the interest income earned on adjustable-rate mortgage loans varies with prevailing interest rates, such loans do not offer predictable cash flows in the same manner as long-term, fixed-rate loans.  Adjustable-rate mortgage loans carry increased credit risk associated with potentially higher monthly payments by borrowers as general market interest rates increase.  It is possible that during periods of rising interest rates that the risk of delinquencies and defaults on adjustable-rate mortgage loans may increase due to the upward adjustment of interest costs to the borrower, resulting in increased loan losses.

Our residential first mortgage loans customarily include due-on-sale clauses, which give us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as collateral for the loan.  Due-on-sale clauses are a means of imposing assumption fees and increasing the interest rate on our mortgage portfolio during periods of rising interest rates.

When underwriting residential real estate loans, we review and verify each loan applicant’s income and credit history.  Management believes that stability of income and past credit history are integral parts in the underwriting process.  Generally, the applicant’s total monthly mortgage payment, including all escrow amounts, is limited to 28% of the applicant’s total monthly income.  In addition, total monthly obligations of the applicant, including mortgage payments, should not generally exceed 38% of total monthly income.  Written appraisals are generally required on real estate property offered to secure an applicant’s loan.  For one- to four-family real estate loans with loan to value ratios of over 80%, we require private mortgage insurance. We require fire and casualty insurance on all properties securing real estate loans.  We may require title insurance, or an attorney’s title opinion, as circumstances warrant.

We do not offer an “interest only” mortgage loan product on one- to four-family residential properties (where the borrower pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also do not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan.  We do not offer a “subprime loan” program (loans that generally target borrowers with weakened credit histories typically characterized by payment delinquencies, previous charge-offs, judgments, bankruptcies, or borrowers with questionable repayment capacity as evidenced by low credit scores or high debt-burden ratios) or Alt-A loans (traditionally defined as loans having less than full documentation).

Commercial and Agricultural Real Estate and Multi-Family Residential Real Estate Loans.  We originate and purchase commercial and agricultural real estate and multi-family residential real estate loans.  At December 31, 2009, $56.7 million, or 32.6%, of our total loan portfolio consisted of commercial and agricultural real estate loans and $4.3 million, or 2.5%, consisted of multi-family real estate loans.  During 2009, loan originations secured by commercial and agricultural real estate totaled $9.2 million, as compared to $23.0 million in 2008. In 2008, commercial and agricultural real estate loan originations were greater than our historical levels. The increase in originations in 2008 was due to greater demand in our market area whereby we could make more loans to borrowers who were already known to us.  Our commercial and agricultural real estate loans are secured primarily by improved properties such as farms, retail facilities and office buildings, churches and other non-residential buildings.  At December 31, 2009, our commercial and agricultural real estate loan portfolio included $26.2 million in loans secured by farmland and $30.5 million in loans secured by other commercial properties.  The maximum loan-to-value ratio for commercial and agricultural real estate loans we originate is generally 80%. Our commercial and agricultural real estate loans are generally written up to terms of five years with adjustable interest rates.  Our adjustable-rate commercial and agricultural real estate loans are generally underwritten at the then current market rate.  The rates are generally tied to the prime rate and generally have a specified floor. Many of our adjustable-rate commercial real estate loans are not fully amortizing and therefore require a “balloon” payment at maturity. We have $2.4 million of interest only commercial and agricultural real estate loans. We purchase from time to time commercial real estate loan participations primarily from outside our market area where we are not the lead lender. All participation loans are approved following a review to ensure that the loan satisfies our underwriting standards. At December 31, 2009, commercial real estate loan participations totaled $10.8 million, or 19.1% of the commercial and agricultural real estate loan portfolio consisting primarily of loan participations outside of our market area which totaled $9.8 million, or 17.3% of the commercial and agricultural real estate loan portfolio. At December 31, 2009, loan participations delinquent 60 days or more totaled $493,000.

At December 31, 2009, our largest agricultural real estate loan was secured by farmland, had a principal balance of $3.1 million and was performing in accordance with its terms.  At the same date, the largest commercial real estate loan was secured by a funeral home with a principal balance of $3.2 million and was performing in accordance with its terms. At December 31, 2009, the largest multi-family residential real estate loan was secured by an apartment building with a principal balance of $2.2 million and was performing in accordance with its terms. At December 31, 2009, our largest commercial real estate loan participation was secured by condominiums with a principal balance of $2.3 million and was performing in accordance with its terms.

Our underwriting standards for commercial and agricultural real estate and multi-family residential real estate loans include a determination of the applicant’s credit history and an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan.  The income approach is primarily utilized to determine whether income generated from the applicant’s business or real estate offered as collateral is adequate to repay the loan. We emphasize the ratio of the property’s projected net cash flow to the loan’s debt service requirement (generally requiring a minimum ratio of 120%).  In underwriting a loan, we consider the value of the real estate offered as collateral in relation to the proposed loan amount.  Generally, the loan amount cannot be greater than 80% of the value of the real estate.  We usually obtain written appraisals from either licensed or certified appraisers on all multi-family, commercial, and agricultural real estate loans in excess of $250,000.  We assess the creditworthiness of the applicant by reviewing a credit report, financial statements and tax returns of the applicant, as well as obtaining other public records regarding the applicant.

Loans secured by commercial, agricultural, and multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances.  This increased credit risk is a result of several factors, including the effects of general economic conditions on income producing properties and the successful operation or management of the properties securing the loans.  Furthermore, the repayment of loans secured by commercial, agricultural, and multi-family real estate is typically dependent upon the successful operation of the related business and real estate property.  If the cash flow from the project is reduced, the borrower’s ability to repay the loan may be impaired.

Commercial and Agricultural Business Loans.  We originate commercial and agricultural business loans to borrowers located in our market area which are secured by collateral other than real estate or which can be unsecured.  We also purchase participations of commercial business loans from other lenders, which may be made to borrowers outside our market area. Commercial and agricultural business loans totaled $34.4 million, or 19.8%, of our total loan portfolio at December 31, 2009. Of this amount, commercial business loan participations outside of our market area represented $1.3 million, or 3.7% of the commercial and agricultural business loan portfolio. At December 31, 2009, commercial business loan participations totaled $1.8 million, or 5.3% of the commercial and agricultural business loan portfolio.  Commercial and agricultural business loans are generally secured by equipment and inventory. Commercial and agricultural business loans are generally offered with adjustable rates underwritten at the then current market rate tied to the prime rate or the average yield on U.S. Treasury securities, adjusted to a constant maturity of either one year, three years or five years and various terms of maturity generally from three years to five years.  On a limited basis, we will originate unsecured business loans in those instances where the applicant’s financial strength and creditworthiness has been established.  Commercial and agricultural business loans generally bear higher interest rates than residential loans, but they also may involve a higher risk of default since their repayment is generally dependent on the successful operation of the borrower’s business.  We generally obtain personal guarantees from the borrower or a third party as a condition to originating its business loans.  During the year ended December 31, 2009, we originated $27.3 million in commercial and agricultural business loans.  At that date, our largest commercial business loan was a $5.0 million line of credit with a principal balance of $1.5 million.  This loan was performing in accordance with its terms at December 31, 2009.  At December 31, 2009, our largest agricultural business loan was a line of credit of $4.5 million with no principal balance outstanding.

Our underwriting standards for commercial and agricultural business loans include a determination of the applicant’s ability to meet existing obligations and payments on the proposed loan from normal cash flows generated in the applicant’s business.  We assess the financial strength of each applicant through the review of financial statements and tax returns provided by the applicant.  The creditworthiness of an applicant is derived from a review of credit reports as well as a search of public records.  We periodically review business loans following origination. We request financial statements at least annually and review them for substantial deviations or changes that might affect repayment of the loan.  Our loan officers also visit the premises of borrowers to observe the business premises, facilities, and personnel and to inspect the pledged collateral.  Underwriting standards for business loans are different for each type of loan depending on the financial strength of the applicant and the value of collateral offered as security.

Consumer Loans. As of December 31, 2009, consumer loans totaled $42.1million, or 24.2%, of our total loan portfolio.  The principal types of consumer loans we offer are home equity loans and lines of credit and automobile loans. We also originate loans secured by deposit accounts, unsecured loans and mobile home loans.  We generally offer consumer loans on a fixed-rate basis.  At December 31, 2009, home equity and home improvement loans totaled $28.1 million, or 16.2%, of our total loan portfolio. Our home equity loans and lines of credit are generally secured by the borrower’s principal residence.  The maximum amount of a home equity loan or line of credit is generally 95% of the appraised value of a borrower’s real estate collateral less the amount of any prior mortgages or related liabilities.  Home equity loans and lines of credit are approved with both fixed and adjustable interest rates which we determine based upon market conditions.  Such loans may be fully amortized over the life of the loan or have a balloon feature.  Generally, the maximum term for home equity loans is 10 years.

At December 31, 2009, consumer loans secured by automobiles totaled $6.1 million, or 3.5% of our total loan portfolio.  We offer automobile loans with maturities of up to 60 months for new automobiles.  Loans secured by used automobiles will have maximum terms which vary depending upon the age of the automobile.  We generally originate automobile loans with a loan-to-value ratio below the greater of 80% of the purchase price or 100% of NADA loan value, although in the case of a new car loan the loan-to-value ratio may be greater or less depending on the borrower’s credit history, debt to income ratio, home ownership and other banking relationships with us.

Our underwriting standards for consumer loans include a determination of the applicant’s credit history and an assessment of the applicant’s ability to meet existing obligations and payments on the proposed loan.  The stability of the applicant’s monthly income may be determined by verification of gross monthly income from primary employment, and additionally from any verifiable secondary income.  We also consider the length of employment with the borrower’s present employer as well as the amount of time the borrower has lived in the local area.  Creditworthiness of the applicant is of primary consideration; however, the underwriting process also includes a comparison of the value of the collateral in relation to the proposed loan amount.  Of the consumer loans 90 days or more delinquent at December 31, 2009, 85.3% are home equity loans or lines of credit.  The largest loan in this category at December 31, 2009 had a principal balance of $44,000 and was secured by a residential mortgage.  No assurance can be given, however, that our delinquency rate or loss experience on consumer loans will not increase in the future.

Consumer loans entail greater risks than one- to four-family residential mortgage loans, particularly consumer loans secured by rapidly depreciating assets such as automobiles or loans that are unsecured.  In such cases, collateral repossessed after a default may not provide an adequate source of repayment of the outstanding loan balance because of damage, loss or depreciation.  Further, consumer loan payments are dependent on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy.  Such events would increase our risk of loss on unsecured loans.  Finally, the application of various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default.  At December 31, 2009, consumer loans 90 days or more delinquent, including those for which the accrual of interest has been discontinued, totaled $475,000, or 1.13%, of our total consumer loans.

Loan Portfolio Maturities and Yields.  The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2009.  Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

	One- to Four-Family Real Estate		Commercial and Agricultural Real Estate		Multi-Family Real Estate		Commercial and Agricultural Business
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2010	$3,748	7.51%	$11,647	6.06%	$15	9.50%	$14,906	5.72%
2011	5,071	7.23	5,192	4.77	356	6.84	2,032	6.42
2012	4,051	7.27	1,809	6.23	167	6.50	3,462	5.54
2013 to 2014	3,689	7.10	1,694	6.21	106	6.00	9,364	5.85
2015 to 2019	3,641	5.67	2,515	5.98	37	6.50	1,717	5.62
2020 to 2024	3,592	6.35	8,575	5.34	—	—	1,225	5.66
2025 and beyond	14,789	6.22	25,218	5.78	3,663	5.69	1,687	6.64

Total	$38,581	6.63%	$56,650	5.71%	$4,344	5.84%	$34,393	5.82%

	Home Equity/Home Improvement		Automobile		Other Consumer		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Due During the Years Ending December 31,
2010	$4,730	6.74%	$368	8.84%	$2,451	6.08%	$37,865	6.16%
2011	3,577	7.37	1,060	8.28	888	7.61	18,176	6.53
2012	4,217	7.46	1,502	7.62	833	8.10	16,041	6.88
2013 to 2014	5,921	6.88	3,114	7.25	1,006	7.84	24,894	6.55
2015 to 2019	7,359	5.69	74	8.72	551	7.40	15,894	5.80
2020 to 2024	1,620	7.15	—	—	894	8.12	15,906	5.94
2025 and beyond	695	6.77	—	—	1,214	9.43	47,266	6.04

Total	$28,119	6.71%	$6,118	7.63%	$7,837	7.54%	$176,042	6.23%

The following table sets forth at December 31, 2009, the dollar amount of all fixed-rate and adjustable-rate loans due after December 31, 2010.  At December 31, 2009, fixed-rate loans include $12.9 million in fixed-rate balloon payment loans with original maturities of five years or less.  The total dollar amount of fixed-rate loans and adjustable-rate loans due after December 31, 2010, was $69.9 million and $68.3 million, respectively.

	Due after December 31, 2010
	Fixed	Adjustable	Total
	(In Thousands)
Real estate loans:
One- to four-family residential	$25,829	$9,003	$34,832
Commercial and agricultural	5,497	39,507	45,004
Multi-family residential	629	3,700	4,329
Commercial and agricultural business loans	13,186	6,301	19,487
Consumer loans
Home equity/home improvement	14,180	9,210	23,390
Automobile	5,750	—	5,750
Other	4,803	582	5,385
Total loans	$69,874	$68,303	$138,177

Loan Origination, Solicitation and Processing.  Loan originations are derived from a number of sources such as real estate broker referrals, existing customers, builders, attorneys and walk-in customers.  Upon receipt of a loan application, a credit report is obtained to verify specific information relating to the applicant’s employment, income, and credit standing.  In the case of a real estate loan, an appraisal of the real estate intended to secure the proposed loan is undertaken by an independent appraiser approved by us.  A loan application file is first reviewed by a loan officer in our loan department who checks applications for accuracy and completeness, and verifies the information provided.  The financial resources of the borrower and the borrower’s credit history, as well as the collateral securing the loan, are considered an integral part of each risk evaluation prior to approval.  The board of directors has established individual lending authorities for each loan officer by loan type.  Loans over an individual officer’s lending limits must be approved by the officers’ loan committee consisting of the chairman of the board, president, chief lending officer and all lending officers, which meets three times a week, and has lending authority up to $500,000 depending on the type of loan.  Loans with a principal balance over this limit, up to $1.0 million, must be approved by the directors’ loan committee, which meets weekly and consists of the chairman of the board, president, senior vice president, chief lending officer and at least two outside directors, plus all lending officers as non-voting members.  The board of directors approves all loans with a principal balance over $1.0 million.  The board of directors ratifies all loans we originate.  Once the loan is approved, the applicant is informed and a closing date is scheduled.  We typically fund loan commitments within 30 days.

If the loan is approved, the borrower must provide proof of fire and casualty insurance on the property serving as collateral which insurance must be maintained during the full term of the loan; flood insurance is required in certain instances.  Title insurance or an attorney’s opinion based on a title search of the property is generally required on loans secured by real property.

Origination, Purchase and Sale of Loans.  Set forth below is a table showing our loan originations, purchases, sales and repayments for the years indicated.  It is our policy to originate for sale into the secondary market fixed-rate mortgage loans with maturities of 15 years or more and to originate for retention in our portfolio adjustable-rate mortgage loans and loans with balloon payments.  Purchased loans consist of participations in commercial real estate and commercial business loans originated by other financial institutions.  We usually obtain commitments prior to selling fixed-rate mortgage loans.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(In Thousands)

Total loans receivable at beginning of year	$184,991	$177,662	$156,731	$144,293	$127,855
Originations:
Real estate loans:
One- to four-family residential	72,109	38,717	30,104	25,708	31,551
Commercial and agricultural	9,163	23,038	8,897	10,808	16,826
Multi-family residential	—	—	—	1,862	5,076
Commercial and agricultural business loans	27,295	31,027	29,404	31,510	19,532
Consumer loans:
Home equity/home improvement	11,698	20,133	19,309	17,874	19,021
Automobile	4,017	4,188	3,777	4,336	3,697
Other	7,206	5,072	6,360	4,916	4,560
Total originations	131,488	122,175	97,851	97,014	100,263
Participation loans purchased	(2,113)	(11,569)	(6,231)	(3,736)	(4,634)
Transfer of mortgage loans to foreclosed real estate owned	(308)	(667)	(819)	(329)	(933)
Repayments	(75,542)	(95,671)	(72,176)	(71,422)	(66,258)
Loan sales to secondary market	66,700	30,077	10,156	16,561	21,268
Total loans receivable at end of year	$176,042	$184,991	$177,662	$156,731	$144,293

Loan Origination and Other Fees.  In addition to interest earned on loans, we may charge loan origination fees.  Our ability to charge loan origination fees is influenced by the demand for mortgage loans and competition from other lenders in our market area.  To the extent that loans are originated or acquired for our portfolio, accounting standards require that we defer loan origination fees and costs and amortize such amounts as an adjustment of yield over the life of the loan by use of the level yield method.  Fees deferred are recognized into income immediately upon the sale of the related loan.  At December 31, 2009, we had $158,000 of gross deferred loan fees.  Loan origination fees are a volatile source of income.  Such fees vary with the volume and type of loans and commitments made and purchased and with competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money.

In addition to loan origination fees, we also receive other fees that consist primarily of extension fees and late charges.  We recognized fees of $110,000, $54,000 and $93,000 for the years ended December 31, 2009, 2008, and 2007, respectively.

Loan Concentrations. With certain exceptions, an Illinois-chartered savings bank may not make a loan or exceed credit for secured and unsecured loans for business, commercial, corporate or agricultural purposes to a single borrower in excess of 25% of the Jacksonville Savings Bank’s total capital, as defined by regulation.  At December 31, 2009, our loans-to-one borrower limit was $6.0 million.  At December 31, 2009 we had no lending relationships in excess of our loans-to-one borrower limitation.  At December 31, 2009, we had 16 loans in excess of $1.0 million totaling in the aggregate $41.6 million or 23.6% of our total loan portfolio.

Delinquencies and Classified Assets

Our collection procedures provide that when a mortgage loan is either ten days (in the case of adjustable-rate mortgage and balloon loans) or 15 days (in the case of fixed-rate loans) past due, a computer-generated late charge notice is sent to the borrower requesting payment and assessing a late charge. If the mortgage loan remains delinquent, a telephone call is made or a letter is sent to the borrower stressing the importance of reinstating the loan and obtaining reasons for the delinquency. We also send a 30 day notice pursuant to Illinois law if a borrower’s primary residence is the collateral at issue.  When a loan continues in a delinquent status for 60 days or more, and a repayment schedule has not been made or kept by the borrower, a notice of intent to foreclose upon the underlying property is then sent to the borrower, giving 10 days to cure the delinquency.  If not cured, foreclosure proceedings are initiated.  Consumer loans receive a ten-day grace period before a late charge is assessed.  Collection efforts begin after the grace period expires.  At December 31, 2009, 2008, and 2007 the percentage of non-performing loans to total loans receivable were 1.11%, 0.64% and 0.61%, respectively. At December 31, 2009, 2008, and 2007, the percentage of non-performing assets to total assets was 0.81%, 0.68%, and 0.51%, respectively.

Non-performing Assets and Delinquent Loans.  Loans are reviewed on a regular basis and are placed on nonaccrual status when, in the opinion of management, the collection of additional interest is doubtful.  The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well secured and in the process of collection. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income.  Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on management’s assessment of the ultimate collectability of the loan.

Loans which were modified and not accounted for as troubled debt restructurings totaled $1.5 million during 2009.  These modifications were made to borrowers who were not experiencing financial difficulties.  Most of the modifications were made to reduce the interest rate of a loan to a competitive market rate in order to maintain the borrowing relationship.  These borrowers would qualify for the reduced rates in a new loan origination and would be able to obtain these rates from a competing financial institution.  We do collect both the principal and contractual interest due, including the interest accrued during any extension periods.  We would consider those extensions less than three months to be short-term.

Any changes or modifications made to loans are carefully reviewed to determine whether they are troubled debt restructurings.  Any loan modifications made due to financial difficulties of the borrower where a concession is made are reported as troubled debt restructurings.  Any other changes or modifications made for borrowers who are not experiencing financial difficulties are done on an infrequent basis and of an immaterial amount.

Management monitors all past due loans and non-performing assets.  Such loans are placed under close supervision with consideration given to the need for additions to the allowance for loan losses and (if appropriate) partial or full charge-off.  At December 31, 2009, we had $357,000 of loans 90 days or more delinquent that were still accruing interest. Non-performing assets increased by $368,000 to $2.3 million at December 31, 2009 as compared to $2.0 million at December 31, 2008.  The increase in the level of non-performing assets primarily reflected the delinquency of three impaired commercial borrowers totaling $719,000 as of December 31, 2009.

The first borrower had loans with an aggregate principal balance of $2.6 million at December 31, 2008 secured by commercial trailers and, to a lesser extent, commercial real estate. During 2009, the borrower’s business experienced a significant decline in financial condition and management determined that the value of the remaining collateral was not sufficient to secure the balance of the loans. We recognized charge-offs totaling $1.7 million on loans to this borrower during 2009.  Principal reductions of approximately $545,000 were received from this borrower during 2009, which reduced the outstanding principal balance to $400,000 at December 31, 2009.  The non-performing portion of this lending relationship was $144,000 at December 31, 2009. We have provided an additional $138,000 to the allowance for loan losses during 2009 after the charge-offs noted above for any additional probable losses on this lending relationship.

The second borrower had loans with an aggregate principal balance of $1.3 million at December 31, 2008 secured primarily by mobile homes. During 2009, the borrower’s business experienced a significant decline in financial condition and management determined that the value of the remaining collateral was not sufficient to secure the balance of the loans.  We recognized charge-offs totaling $224,000 on loans to this borrower during 2009.  Principal reductions of approximately $211,000 were received from this borrower during 2009, which reduced the outstanding principal balance to $901,000 as of December 31, 2009.  The non-performing portion of this lending relationship was $99,000 at December 31, 2009. We have provided an additional $242,000 to the allowance for loan losses during 2009 after the charge-offs noted above for any additional probable losses on this lending relationship.

The third borrower had loans with an aggregate balance of $526,000 at December 31, 2008 secured by the borrower’s personal residence and commercial real estate. Principal reductions of approximately $50,000 were received from this borrower during 2009, which reduced the outstanding principal balance to $476,000 as of December 31, 2009. The loans became non-performing in 2009.  The borrower has been involved in a business-related dispute with his former partner and has been forced to file for bankruptcy.  He is attempting to sell his personal residence and all of the commercial properties in order to cure this delinquency.  We have provided $29,000 during 2009 to the allowance for loan losses for probable losses related to this lending relationship.

Management believes the increase in non-performing assets can be partially attributed to unique borrower circumstances as well as the economy in general. We have an experienced chief lending officer and collections and loan review departments which monitor the loan portfolio and actively seek to prevent any deterioration of asset quality.

Real estate acquired through foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until such time as it is sold.  When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan, or its fair market value, less estimated selling expenses.  Any further write-down of real estate owned is charged against earnings.  At December 31, 2009, we owned $383,000 of property classified as real estate owned.

Non-Performing Assets.  The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.  At December 31, 2009, 2008, 2007, 2006 and 2005, we had troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates) of $1.3 million, $435,000, $323,000, $273,000 and $292,000, respectively.

	At December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$484	$445	$310	$435	$624
Commercial and agricultural	98	34	218	100	—
Multi-family residential	132	152	—	—	—
Commercial and agricultural business loans	416	48	82	704	290
Consumer loans:
Home equity/home improvement	407	318	89	100	222
Automobile	8	3	12	1	1
Other	52	5	12	8	20

Total non-accrual loans	1,597	1,005	723	1,348	1,157

Loans delinquent 90 days or greater and still accruing:
Real estate loans:
One- to four-family residential	349	163	203	—	2
Commercial and agricultural	—	—	156	—	—
Multi-family residential	—	—	—	—	—
Commercial and agricultural business loans	—	—	—	—	—
Consumer loans:
Home equity/home improvement	—	—	—	—	—
Automobile	3	18	—	—	17
Other	5	5	9	4	2

Total loans delinquent 90 days or greater and still accruing	357	186	368	4	21

Total non-performing loans	1,954	1,191	1,091	1,352	1,178

Other real estate owned and foreclosed assets:
Real estate loans:
One- to four-family residential	324	565	115	37	276
Commercial and agricultural	59	204	249	115	180
Multi-family residential	—	—	—	—	—
Commercial and agricultural business loans	—	—	—	—	—
Consumer loans:
Home equity/home improvement	—	—	—	—	—
Automobile	—	9	23	—	15
Other	—	—	—	—	—

Total other real estate owned and foreclosed assets	383	778	387	152	471

Total non-performing assets	$2,337	$1,969	$1,478	$1,504	$1,649

Ratios:
Non-performing loans to total loans	1.11%	0.64%	0.61%	0.86%	0.82%
Non-performing assets to total assets	0.81	0.68	0.51	0.56	0.65

For the year ended December 31, 2009, gross interest income that would have been recorded had our non-accruing loans and troubled debt restructurings been current in accordance with their original terms was $197,000.  Interest income recognized on such loans for the year ended December 31, 2009 was $70,000.

At December 31, 2009, we had no loans that were not currently classified as nonaccrual, 90 days past due or troubled debt restructurings but where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and that may result in disclosure as nonaccrual, 90 days past due or troubled debt restructurings.

The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	Loans Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2009
Real estate loans:
One- to four-family residential	6	$215	13	$907	19	$1,122
Commercial and agricultural	3	668	2	75	5	743
Multi-family residential	—	—	—	—	—	—
Commercial and agricultural business loans	1	14	2	109	3	123
Consumer loans:
Home equity/home improvement	4	43	11	203	15	246
Automobile	2	7	2	4	4	11
Other	3	1	7	31	10	32

Total loans	19	$948	37	$1,329	56	$2,277

At December 31, 2008
Real estate loans:
One- to four-family residential	4	$436	15	$695	19	$1,131
Commercial and agricultural	—	—	—	—	—	—
Multi-family residential	—	—	—	—	—	—
Commercial and agricultural business loans	—	—	—	—	—	—
Consumer loans:
Home equity/home improvement	7	102	9	188	16	290
Automobile	5	22	5	18	10	40
Other	9	32	7	6	16	38

Total loans	25	$592	36	$907	61	$1,499

At December 31, 2007
Real estate loans:
One- to four-family residential	1	$79	12	$610	13	$689
Commercial and agricultural	—	—	1	102	1	102
Multi-family residential	—	—	—	—	—	—
Commercial and agricultural business loans	—	—	2	115	2	115
Consumer loans:
Home equity/home improvement	5	76	4	78	9	154
Automobile	4	21	3	15	7	36
Other	3	23	4	6	7	29

Total loans	13	$199	26	$926	39	$1,125

	Loans Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2006
Real estate loans:
One- to four-family residential	9	$323	6	$270	15	$593
Commercial and agricultural	—	—	2	145	2	145
Multi-family residential	—	—	—	—	—	—
Commercial and agricultural business loans	—	—	1	659	1	659
Consumer loans:
Home equity/home improvement	7	146	5	191	12	337
Automobile	2	1	1	1	3	2
Other	2	7	2	7	4	14

Total loans	20	$477	17	$1,273	37	$1,750

At December 31, 2005
Real estate loans:
One- to four-family residential	6	$155	9	$465	15	$620
Commercial and agricultural	—	—	3	260	3	260
Multi-family residential	—	—	—	—	—	—
Commercial and agricultural business loans	2	5	—	—	2	5
Consumer loans:
Home equity/home improvement	6	134	5	213	11	347
Automobile	4	13	3	18	7	31
Other	3	12	3	30	6	42

Total loans	21	$319	23	$986	44	$1,305

Classified Assets.  Federal and state regulations require that each insured savings institution classify its assets on a regular basis.  In addition, in connection with examination of insured institutions, Federal examiners have authority to identify problem assets and, if appropriate, classify them.  There are three categories for classified assets:  “substandard,” “doubtful” and “loss.”  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected.  Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss.  An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted.  For assets classified “substandard” and “doubtful,” the institution is required to establish general loan loss allocations in accordance with accounting principles generally accepted in the United States of America.  Assets classified “loss” must be either completely written off or supported by a 100% specific allocation.  We also maintain a category designated “special mention” which is established and maintained for assets not considered classified but having potential weaknesses or risk characteristics that could result in future problems.  An institution is required to develop an in-house program to classify its assets, including investments in subsidiaries, on a regular basis and set aside appropriate loss allocations on the basis of such classification.  As part of the periodic exams of Jacksonville Savings Bank by the Federal Deposit Insurance Corporation and the Illinois Department of Financial and Professional Regulation, the staff of such agencies reviews our classifications and determine whether such classifications are adequate.  Such agencies have, in the past, and may in the future require us to classify certain assets which management has not otherwise classified or require a classification more severe than established by management.  At December 31, 2009, our classified assets totaled $4.9 million, all of which were classified as substandard.

The total amount of classified and special mention assets increased $1.6 million, or 16.4%, to $11.4 million at December 31, 2009 from $9.8 million at December 31, 2008.  The increase in classified and special mention assets during 2009 was primarily due to an increase of $2.5 million in substandard loans, partially offset by a decrease of $880,000 in special mention loans.  The decrease in special mention loans was primarily due to $2.4 million in loans that were downgraded to a substandard rating and $500,000 in principal reductions on these loans, partially offset by $2.1 million in additional loans rated as special mention during 2009.  The $2.5 million increase in substandard loans was primarily related to the downgrade of $2.4 million of loans from the special mention rating and $847,000 of additional loans rated as substandard during 2009, partially offset by charge-offs of $427,000 and principal reductions of $164,000. The following table shows the principal amount of potential problem loans at December 31, 2009 and December 31, 2008.

	12/31/09	12/31/08
	(In thousands)
Special Mention loans	$6,489	$7,369
Substandard loans	4,865	2,388
Total Special Mention and Substandard loans	$11,354	$9,757

Allowance for Loan Losses

The allowance for loan losses is maintained at a level that, in management’s judgment, is adequate to cover probable credit losses inherent in the loan portfolio at the balance sheet date.  The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial and agricultural loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, we do not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

The general component covers non-classified loans and is based on historical charge-off experience and expected loss given our internal risk rating process.  The loan portfolio is stratified into homogeneous groups of loans that possess similar loss characteristics and an appropriate loss ratio adjusted for other qualitative factors is applied to the homogeneous pools of loans to estimate the incurred losses in the loan portfolio.  The other qualitative factors considered by management include, but are not limited to, the following:

●	changes in lending policies and procedures, including underwriting standards and collection practices;
●	changes in national and local economic and business conditions and developments, including the condition of various market segments and changes in market interest rates;
●	changes in the nature and volume of the loan portfolio;
●	changes in the experience, ability and depth of management and the lending staff;
●	changes in the trend of the volume and severity of the past due, nonaccrual, and classified loans;
●	changes in the quality of our loan review system and the degree of oversight by the board of directors;
●	the existence of any concentrations of credit, and changes in the level of such concentrations; and
●	the effect of external factors, such as competition and legal and regulatory requirements on the level of estimated credit losses in our current portfolio.

Commercial and agricultural real estate loans generally have higher credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers.  In addition, payment experience on loans secured by income-producing properties typically depend on the successful operation of the related real estate project and this may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

Commercial and agricultural business loans involve a greater risk of default than one- to four-residential mortgage loans of like duration since their repayment generally depends on the successful operation of the borrower’s business and the sufficiency of collateral if any.  The repayment of agricultural loans can be greatly affected by weather conditions and commodity prices.

The allowance for loan losses increased $356,000, or 18.4%, to $2.3 million at December 31, 2009 from $1.9 million at December 31, 2008. The increase in the allowance for loan losses was due primarily to an increase in net charge-offs and an increase in non-performing assets during 2009.  Net charge-offs increased to $2.2 million during 2009 as compared to $142,000 during 2008.  The higher level of net charge-offs and the resulting increase to the allowance for loan losses primarily reflected the deterioration of two commercial loan relationships during 2009.

The first borrower had loans with an aggregate principal balance of $2.6 million at December 31, 2008 secured by commercial trailers and, to a lesser extent, commercial real estate. During 2009, the borrower’s business experienced a significant decline in financial condition and management determined that the value of the remaining collateral was not sufficient to secure the balance of the loans. We recognized charge-offs totaling $1.7 million on loans to this borrower during 2009.  Principal reductions of approximately $545,000 were received from this borrower during 2009, which reduced the outstanding principal balance to $400,000 at December 31, 2009.  The non-performing portion of this lending relationship was $144,000 at December 31, 2009.  We have provided an additional $138,000 to the allowance for loan losses during 2009 after the charge-offs noted above for any additional probable losses on this lending relationship.

The second borrower had loans with an aggregate principal balance of $1.3 million at December 31, 2008 secured primarily by mobile homes. During 2009, the borrower’s business experienced a significant decline in financial condition and management determined that the value of the remaining collateral was not sufficient to secure the balance of the loans.  We recognized charge-offs totaling $224,000 on loans to this borrower during 2009.  Principal reductions of approximately $211,000 were received from this borrower during 2009, which reduced the outstanding principal balance to $901,000 as of December 31, 2009.  The non-performing portion of this lending relationship was $99,000 at December 31, 2009.  We have provided an additional $242,000 to the allowance for loan losses during 2009 after the charge-offs noted above for any additional probable losses on this lending relationship.

The increase in the allowance for loan losses was also due to an increase in non-performing assets.  Non-performing assets increased $368,000 to $2.3 million at December 31, 2009, compared to $2.0 million at December 31, 2008.  The increase in non-performing assets was due to an increase of $763,000 in non-performing loans, partially offset by a decrease of $395,000 in foreclosed assets held at December 31, 2009 as compared to at December 31, 2008.  The allowance for loan losses to non-performing loans decreased to 117.20% at December 31, 2009 as compared to 162.47% at December 31, 2008. This decrease was primarily due to lower specific provisions associated with the non-performing loans at December 31, 2009.

Although we maintain our allowance for loan losses at a level which we consider to be adequate to provide for potential losses, there can be no assurance that such losses will not exceed the estimated amounts or that we will not be required to make additions to the allowance for loan losses in the future.  Future additions to our allowance for loan losses and changes in the related ratio of the allowance for loan losses to non-performing loans are dependent upon the economy, changes in real estate values and interest rates, the view of the regulatory authorities toward adequate loan loss allocation levels, and inflation.  Management will continue to review the entire loan portfolio to determine the extent, if any, to which further additional loan loss provisions may be deemed necessary.

Analysis of the Allowance for Loan Losses.  The following table summarizes changes in the allowance for loan losses by loan categories for each year indicated and additions to the allowance for loan losses, which have been charged to operations.  There were no charge-offs in multi-family residential real estate during the years presented.

	For the Years Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)

Balance at beginning of year	$1,934	$1,766	$1,864	$1,846	$1,888

Charge-offs:
One- to four-family residential	147	149	165	55	161
Commercial and agricultural real estate	112	—	38	30	53
Commercial and agricultural business	1,883	—	35	16	8
Home equity/home improvement	58	46	18	101	145
Automobile	20	8	—	2	30
Other consumer	23	3	45	14	36
Total charge-offs	2,243	206	301	218	433

Recoveries:
One- to four-family residential	1	14	5	78	14
Commercial and agricultural real estate	4	15	6	8	—
Commercial and agricultural business	—	16	—	—	—
Home equity/home improvement	4	4	3	34	98
Automobile	7	5	13	17	17
Other consumer	8	10	21	39	17
Total recoveries	24	64	48	176	146

Net loans charge-offs	2,219	142	253	42	287
Additions charged to operations	2,575	310	155	60	245

Balance at end of year	$2,290	$1,934	$1,766	$1,864	$1,846

Total loans outstanding	$176,042	$184,991	$177,662	$156,731	$144,293
Average net loans outstanding	$182,813	$177,963	$165,715	$149,238	$137,740

Allowance for loan losses as a percentage of total loans at end of year	1.30%	1.05%	0.99%	1.19%	1.28%
Net loans charged off as a percent of average net loans outstanding	1.21%	0.08%	0.15%	0.03%	0.21%
Allowance for loan losses to non-performing loans	117.20%	162.47%	161.90%	137.90%	156.75%
Allowance for loan losses to total non-performing assets at end of year	97.99%	98.22%	119.49%	123.94%	111.95%

The allowance for loan losses to non-performing loans decreased to 117.20% at December 31, 2009 from 162.47% at December 31, 2008.  This decrease was primarily due to the lower specific allocations associated with the non-performing loans at December 31, 2009.  Non-performing loans increased $763,000 during 2009.  The increase in non-performing loans primarily reflected the delinquency of three impaired commercial lending relationships totaling $719,000 as of December 31, 2009.  Two of these commercial lending relationships contributed $1.9 million of the $2.2 million in total charge-offs recognized during 2009.  The recognition of these charge-offs has reduced the required amount of specific allocations to the allowance for loan losses for non-performing loans. The circumstances surrounding these two borrowers were unique in that the losses resulted from poor management of the respective businesses in responding to changing economic conditions.  These specific losses and the economy in general were also considered in the qualitative factors affecting the calculation of our allowance for loan losses.  This level of charge-offs from 2009 is not expected to continue in 2010.  For a discussion of the two borrowers, please see “—Analysis of the Allowance for Loan Losses” above.

Allocation of Allowance for Loan Losses.  The following table sets forth the allocation of allowance for loan losses by loan category at the dates indicated. The table reflects the allowance for loan losses as a percentage of total loans receivable.  Management believes that the allowance can be allocated by category only on an approximate basis.  The allocation of the allowance by category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

	At December 31,
	2009		2008		2007
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
	(Dollars in Thousands)

One- to four-family residential	$392	21.9%	$510	25.3%	$595	28.4%
Commercial and agricultural real estate	739	32.2	537	30.6	346	24.8
Multi-family residential	73	2.5	12	2.4	28	2.7
Commercial and agricultural business	653	19.5	304	19.1	146	20.6
Home equity/home improvement	249	16.0	301	16.2	465	16.9
Automobile	26	3.5	33	3.2	74	3.0
Other consumer	62	4.4	52	3.2	112	3.6
Unallocated	96	—	185	—	—	—
Total	$2,290	100.0%	$1,934	100.0%	$1,766	100.0%

	At December 31,
	2006		2005
	Amount	Percent of Loans in Each Category to Total Loans	Amount	Percent of Loans in Each Category to Total Loans
	(Dollars in Thousands)

One- to four-family residential	$512	25.9%	$448	27.8%
Commercial and agricultural real estate	244	25.3	199	23.4
Multi-family residential	37	3.7	40	4.2
Commercial and agricultural business	275	21.0	129	19.9
Home equity/home improvement	561	17.3	785	18.3
Automobile	96	3.4	110	3.2
Other consumer	139	3.4	135	3.2
Total	$1,864	100.0%	$1,846	100.0%

Investment Activities

General. The asset/liability management committee, consisting of our Chairman of the Board, President, Senior Vice President, Vice President of Operations, Chief Financial Officer, and two outside directors from the board, has primary responsibility for establishing our investment policy and overseeing its implementation, subject to oversight by our entire board of directors.  Authority to make investments under approved guidelines is delegated to the Senior Vice President. The committee meets at least quarterly.  All investment transactions are reported to the board of directors for ratification quarterly.

The investment policy is reviewed at least annually by the full board of directors.  This policy dictates that investment decisions be made based on providing liquidity, meeting pledging requirements, generating a reasonable rate of return, minimizing our tax liability through the purchase of municipal securities, minimizing exposure to credit risk and ensuring consistency with our interest rate risk management strategy.

Our current investment policy permits us to invest in U.S. treasuries, federal agency securities, mortgage-backed securities, investment grade corporate bonds, municipal bonds, short-term instruments, and other securities.  Investments in municipal bonds will be correlated with Jacksonville Savings Bank’s current level of taxable income, the need for tax-exempt income, and investment in the community.  The investment policy also permits investments in certificates of deposit, securities purchased under an agreement to resell, bankers acceptances, commercial paper and federal funds.

Our current investment policy generally does not permit investment in stripped mortgage-backed securities, short sales, derivatives, or in other high-risk securities. Federal and Illinois state law generally limit our investment activities to those permissible for a national bank.

The accounting rules require that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent.  Securities available for sale are reported at fair value, while securities held to maturity are reported at amortized cost. We only maintain a securities available-for-sale portfolio.

The portfolio consists primarily of mortgage-backed securities, municipal bonds and U.S. government and agency securities all of which are classified as available for sale. Mortgage-backed securities totaled $41.0 million at December 31, 2009.  General obligation municipal bonds, most of which have been issued within the States of Illinois and Missouri totaled $28.1 million at December 31, 2009. Our portfolio of U.S. Government and agency securities totaled $9.1 million at December 31, 2009.  We expect the composition of our investment portfolio to continue to change based on liquidity needs associated with loan origination activities.  During the year ended December 31, 2009, we had no investment securities that were deemed to be other than temporarily impaired.

Under Federal regulations, we are required to maintain a minimum amount of liquid assets that may be invested in specified short-term securities and certain other investments.  Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management’s judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management’s projections as to the short-term demand for funds to be used in our loan originations and other activities.

Mortgage-Backed Securities.  We invest in mortgage-backed securities insured or guaranteed by the United States Government or government sponsored enterprises.  These securities, which consist of mortgage-backed securities issued by Ginnie Mae, Fannie Mae, and Freddie Mac, had an amortized cost of $40.4 million, $27.4 million and $15.5 million at December 31, 2009, 2008, and 2007, respectively.  The fair value of our mortgage-backed securities portfolio was $41.0 million, $27.8 million and $15.4 million at December 31, 2009, 2008, and 2007, respectively, and the weighted average rate as of December 31, 2009, 2008, and 2007 was 4.21%, 4.95% and 4.85%, respectively. At December 31, 2009, $37.9 million of the mortgage-backed securities in the investment portfolio had fixed-rates of interest and $3.1 million had variable rates of interest.

Mortgage-backed securities are created by pooling mortgages and issuing a security with an interest rate that is less than the interest rate on the underlying mortgages.  Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although we invest primarily in mortgage-backed securities backed by one- to four-family mortgages.  The issuers of such securities pool and resell the participation interests in the form of securities to investors such as Jacksonville Savings Bank.  Some securities pools are guaranteed as to payment of principal and interest to investors.  Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements.  However, mortgage-backed securities are more liquid than individual mortgage loans since there is an active trading market for such securities.  In addition, mortgage-backed securities may be used to collateralize our specific liabilities and obligations.  Finally, mortgage-backed securities are assigned lower risk weightings for purposes of calculating our risk-based capital level.

Investments in mortgage-backed securities involve a risk that actual payments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or acceleration of any discount relating to such interests, thereby affecting the net yield on our securities.  We periodically review current prepayment speeds to determine whether prepayment estimates require modification that could cause amortization or accretion adjustments.

Municipal Bonds. At December 31, 2009, we held municipal bonds with a fair value of $28.1 million. All of our municipal bonds are general obligation bonds with full taxing authority and ratings (when available) of A or above. Nearly all of our municipal bonds are issued in Illinois or Missouri.

U.S. Government and Agency Securities.  At December 31, 2009, we held U.S. Government and agency securities with a fair value of $9.1 million. These securities have an average expected life of 2.44 years. While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

Investment Securities Portfolio.  The following table sets forth the composition of our investment securities portfolio at the dates indicated. Investment securities do not include Federal Home Loan Bank of Chicago stock of $1.1 million.  All of such securities were classified as available for sale.

	At December 31,
	2009		2008		2007
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Mortgage-backed securities:
Fannie Mae	$10,646	$10,855	$14,422	$14,654	$7,439	$7,433
Freddie Mac	6,938	7,096	6,085	6,192	4,561	4,536
Ginnie Mae	22,844	23,034	6,877	6,949	3,495	3,446
Total mortgage-backed securities	40,428	40,985	27,384	27,795	15,495	15,415
U.S. government and agencies	9,037	9,080	19,472	19,834	50,107	49,962
Municipal bonds	27,661	28,116	30,067	29,805	14,796	14,933

Total	$77,126	$78,181	$76,923	$77,434	$80,398	$80,310

Portfolio Maturities and Yields.  The composition and maturities of the investment securities portfolio at December 31, 2009 are summarized in the following table.  Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. All of such securities were classified as available for sale.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)

Mortgage-backed securities:
Fannie Mae	$—	—%	$—	—%	$—	—%	$10,646	4.30%	$10,646	$10,855	4.30%
FreddieMac	—	—	—	—	—	—	6,938	4.34	6,938	7,096	4.34
Ginnie Mae	—	—	—	—	—	—	22,844	4.13	22,844	23,034	4.13
Total mortgage-backed securities	—	—	—	—	—	—	40,428	4.21	40,428	40,985	4.21
U.S. government and agencies	—	—	1,000	4.25	5,481	4.35	2,556	3.84	9,037	9,080	4.20
Municipal bonds(1)	270	3.31	2,627	3.30	13,137	3.56	11,627	4.16	27,661	28,116	3.80

Total	$270	3.31%	$3,627	3.59%	$18,618	3.79%	$54,611	4.18%	$77,126	$78,181	4.06%

(1)
We used an assumed 34% tax rate in computing tax equivalent adjustments. The tax equivalent yield of municipal bonds was 5.01% for maturities of one year or less, 5.00% for maturities of more than one year through five years, 5.40% for maturities for more than five years through ten years, 6.31% for maturities of more than 10 years and 5.76% for the total municipal bonds securities portfolio at December 31, 2009. The tax equivalent adjustments to interest income of municipal bonds was $5,000 for maturities of one year or less, $45,000 for maturities of more than one year through five years, $242,000 for maturities for more than five years through ten years, $250,000 for maturities of more than 10 years and $542,000 for the total municipal bonds securities portfolio for the year ended December 31, 2009.

Sources of Funds

General.  Deposits and borrowings are our major sources of funds for lending and other investment purposes.  In addition, we derive funds from the repayment and prepayment of loans and mortgage-backed securities, operations, sales of loans into the secondary market, and the sale, call, or maturity of investment securities.  Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions.  Other sources of funds include advances from the Federal Home Loan Bank.  For further information see “—Borrowings.”  Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

Deposits.  We attract consumer and commercial deposits principally from within our market areas through the offering of a broad selection of deposit instruments including interest-bearing checking accounts, noninterest-bearing checking accounts, savings accounts, money market accounts, term certificate accounts and individual retirement accounts.  We will accept deposits of $100,000 or more and may offer negotiated interest rates on such deposits. At December 31, 2009, we had deposits of $100,000 or more from public entities that totaled $25.0 million.  Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors.  We regularly evaluate our internal cost of funds, survey rates offered by competing institutions, review our cash flow requirements for lending and liquidity and execute rate changes when deemed appropriate.  We do not obtain funds through brokers, nor do we solicit funds outside our market area.

The following tables set forth the distribution of our average deposit accounts, by account type, for the years indicated.

	For the Years Ended December 31,
	2009			2008			2007
	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate	Average Balance	Percent	Weighted Average Rate
	(Dollars in thousands)

Deposit type:
Non-interest bearing checking	$19,791	7.8%	—%	$18,479	7.5%	—%	$16,214	6.8%	—%
Interest-bearing checking	29,009	11.4	0.32%	28,572	11.6	0.70%	25,820	10.9	1.17%
Savings accounts	24,849	9.8	0.88%	22,677	9.2	0.99%	22,774	9.6	1.00%
Money market deposits	4,616	1.8	0.86%	4,700	1.9	1.06%	4,957	2.1	1.41%
Money market savings	26,750	10.5	1.41%	24,442	9.9	2.39%	22,502	9.4	4.40%
Certificates of deposit	149,124	58.7	3.08%	147,891	59.9	4.13%	145,325	61.2	4.71%

Total deposits	$254,139	100.00%	2.09%	$246,761	100.00%	2.90%	$237,592	100.00%	3.55%

The following table sets forth certificates of deposit classified by interest rate as of the dates indicated.

	At December 31,
	2009	2008	2007
	(In thousands)

Interest Rate:
Less than 2.00%	$51,683	$1,006	$129
2.00% to 2.99%	40,734	36,001	5,618
3.00% to 3.99%	37,674	67,714	23,208
4.00% to 4.99%	6,677	17,269	40,876
5.00% to 5.99%	8,852	18,420	80,414
6.00% to 6.99%	—	86	88

Total	$145,620	$140,496	$150,333

The following table sets forth, by interest rate ranges and scheduled maturity, information concerning our certificates of deposit at December 31, 2009.

	At December 31, 2009
	Period to Maturity
	Less Than or Equal to One Year	More Than One to Two Years	More Than Two to Three Years	More Than Three Years	Total	Percent of Total
	(Dollars in thousands)

Interest Rate Range:
Less than 2.00%	$44,055	$7,622	$—	$6	$51,683	35.5%
2.00% to 2.99%	29,580	9,000	1,686	468	40,734	27.9
3.00% to 3.99%	24,513	5,624	1,825	5,712	37,674	25.9
4.00% to 4.99%	3,686	1,780	954	257	6,677	4.6
5.00% to 5.99%	6,265	1,633	526	428	8,852	6.1
6.00% to 6.99%	—	—	—	—	—	—

Total	$108,099	$25,659	$4,991	$6,871	$145,620	100.00%

As of December 31, 2009, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $58.1 million, of which $16.9 million were deposits from public entities.  The following table set forth the maturity of those certificates as of December 31, 2009.

At December 31, 2009
(In Thousands)

Three months or less	$11,961
Over three months through six months	12,937
Over six months through one year	21,889
Over one year to three years	7,677
Over three years	3,662

Total	$58,126

Borrowings. Deposits are our primary source of funds for lending and investment activities.  If the need arises, we may rely upon advances from the Federal Home Loan Bank to supplement our supply of available funds and to fund deposit withdrawals.  We typically secure advances from the Federal Home Loan Bank with one- to four-family residential mortgage loans, United States Government and agency securities and mortgage-backed securities.  The Federal Home Loan Bank functions as a central reserve bank providing credit for us and other member savings associations and financial institutions.  As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our home mortgages, provided certain standards related to creditworthiness have been met.  Advances are made pursuant to several different programs.  Each credit program has its own interest rate and range of maturities.  Depending on the program, limitations on the amount of advances are based either on a fixed percentage of a member institution’s stockholders’ equity or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness.  At December 31, 2009, we had no Federal Home Loan Bank advances outstanding.

Other borrowings consist of securities sold under agreements to repurchase which are swept daily from commercial deposit accounts.  We may be required to provide additional collateral based on the fair value of the underlying securities.

Our borrowings consist of advances from the Federal Home Loan Bank of Chicago and funds borrowed under repurchase agreements.  At December 31, 2009, we had access to additional Federal Home Loan Bank advances of up to $22.2 million.  The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.

	At or For the Years Ended December 31,
	2009	2008	2007
	(Dollars in thousands)

Balance at end of period	$—	$13,500	$10,000
Average balance during period	$5,349	$12,029	$8,629
Maximum outstanding at any month end	$10,000	$21,000	$18,000
Weighted average interest rate at end of period	—%	2.59%	4.98%
Average interest rate during period	1.94%	3.91%	5.02%

The following table sets forth information concerning balances and interest rates on our repurchase agreements at the dates and for the periods indicated.

	At or For the Years Ended December 31,
	2009	2008	2007
	(Dollars in thousands)

Balance at end of period	$3,789	$7,633	$4,936
Average balance during period	$5,160	$6,031	$4,665
Maximum outstanding at any month end	$6,920	$7,633	$5,838
Weighted average interest rate at end of period	0.24%	0.03%	2.89%
Average interest rate during period	0.19%	1.29%	4.26%

Trust Services

We operate a full-service trust department. We primarily manage farms and personal estates.  As of December 31, 2009, our trust department managed or administered 100 trust accounts and had $50.1 million in trust assets under management.  Trust fees collected in 2009 and 2008 totaled $166,000 and $221,000, respectively.  The decrease in fees is due to additional trust work performed during 2008.

Subsidiary Activities

Jacksonville Savings Bank has one wholly owned subsidiary, Financial Resources Group, Inc. (“Financial Resources”), an Illinois corporation.  Financial Resources operates an investment center engaged in the business of buying and selling stocks, bonds, annuities and mutual funds for its customers’ accounts.  In addition, Financial Resources is engaged in the business of originating commercial business loans and commercial real estate loans.  For the years ended December 31, 2009 and 2008, Financial Resources had gross revenues of $1.0 million and $1.2 million, respectively.

Properties

We conduct our business through our main office and two branch offices located in Jacksonville, and branch offices located in Virden, Litchfield, Chapin, and Concord, Illinois.  The following table sets forth certain information concerning the main office and each branch office at December 31, 2009.  At December 31, 2009, our premises and equipment had an aggregate net book value of approximately $5.8 million.  We believe that our branch facilities are adequate to meet the present and immediately foreseeable needs.  All facilities are owned.

		Net
		Book Value
	Year	at December 31,
Location	Occupied	2009
		(In Thousands)
Main Office
1211 West Morton Avenue
Jacksonville, Illinois	1994	$3,727

Branch Office (1)
211 West State Street
Jacksonville, Illinois	1961	603

Branch Office (1)
903 South Main
Jacksonville, Illinois	1989	184

Branch Office
501 North State Street
Litchfield, Illinois	1997	573

Branch Office
100 North Dye
Virden, Illinois	1986	185

Branch Office
510 Superior
Chapin, Illinois	2000	465

Branch Office (1)
202 State
Concord, Illinois	2000	29

(1)	Transaction facilities only.

Legal Proceedings

At December 31, 2009, we were not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which management believes are immaterial to our financial condition, our results of operations and our cash flows.

Personnel

As of December 31, 2009, we had 99 full-time employees and 19 part-time employees.  Our employees are not represented by any collective bargaining group.  Management believes that we have good relations with our employees.

SUPERVISION AND REGULATION

General

Jacksonville Bancorp-Federal and Jacksonville Bancorp, MHC are nondiversified savings and loan holding companies within the meaning of the Home Owners’ Loan Act.  As such, they are registered with the Office of Thrift Supervision and are subject to regulation by the Office of Thrift Supervision.  Jacksonville Savings Bank is an Illinois-chartered savings bank subject to extensive regulation by the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation.  Jacksonville Savings Bank’s deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation.  Jacksonville Savings Bank must file reports with the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers or acquisitions with other depository institutions.  There are periodic examinations of the Bank by the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation to review Jacksonville Savings Bank’s compliance with various regulatory requirements.  Jacksonville Savings Bank is also subject to certain reserve requirements established by the Board of Governors of the Federal Reserve.  This regulation and supervision establishes a comprehensive framework of activities in which a savings bank can engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation and depositors.  The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss allocations for regulatory purposes.  Any change in such regulation, whether by the Illinois Department of Financial and Professional Regulation, the Federal Deposit Insurance Corporation, or Congress could have a material impact on the operations of Jacksonville Savings Bank.

As a savings and loan holding company following the conversion, Jacksonville Bancorp-Maryland will be required to comply with the rules and regulations of the Office of Thrift Supervision, and will be required to file certain reports with and will be subject to examination by the Office of Thrift Supervision.  Jacksonville Bancorp-Maryland will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below is a brief description of certain regulatory requirements that are or will be applicable to Jacksonville Bancorp-Maryland and Jacksonville Savings Bank.  The description below is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Jacksonville Bancorp-Maryland and Jacksonville Savings Bank.

Proposed Federal Legislation

Legislation has been introduced in the United States Senate and House of Representatives that would implement sweeping changes to the current bank regulatory structure.  A bill passed by the House of Representatives would eliminate our current primary federal regulator, the Office of Thrift Supervision, by merging the Office of Thrift Supervision into the Comptroller of the Currency (the primary federal regulator for national banks). The House legislation would grant the Board of Governors of the Federal Reserve System exclusive authority to regulate all bank and thrift holding companies.  If the House bill is enacted, Jacksonville Bancorp-Maryland would become a holding company subject to supervision by the Federal Reserve Board as opposed to the Office of Thrift Supervision, and would become subject to the Federal Reserve’s regulations, including holding company capital requirements, that Jacksonville Bancorp-Maryland would not be subject to as a savings and loan holding company regulated by the Office of Thrift Supervision.

Under the Senate bill, the Office of Thrift Supervision would also be eliminated by merging it into the Office of the Comptroller of the Currency.  The Federal Reserve Board would be responsible for promulgating regulations for bank and savings and loan holding companies such as Jacksonville Bancorp-Maryland with the Federal Deposit Insurance Corporation being responsible for the application and enforcement of such regulations.

Both the House bill and the Senate proposal would establish new government entities to write consumer protection rules, and in certain cases, to conduct examinations and  to implement enforcement actions relating to consumer protection. Compliance with new regulations and being supervised by one or more new regulatory agencies would likely increase our operating expenses.

Illinois Savings Bank Regulation

As an Illinois-chartered savings bank, Jacksonville Savings Bank is subject to regulation and supervision by the Illinois Department of Financial and Professional Regulation.  The Illinois Department of Financial and Professional Regulation’s regulation of Jacksonville Savings Bank covers, among other things, Jacksonville Savings Bank’s internal organization (i.e., charter, bylaws, capital requirements, transactions with directors and officers, and composition of the board of directors), as well as supervision of permissible activities and mergers and acquisitions.  Jacksonville Savings Bank is required to file periodic reports with, and is subject to periodic examinations at least once within every 18-month period by the Illinois Department of Financial and Professional Regulation.  The lending and investment authority of Jacksonville Savings Bank is prescribed by Illinois law and regulations, as well as applicable Federal laws and regulations, and Jacksonville Savings Bank is prohibited from engaging in any activities not permitted by such laws and regulations.

Under Illinois law, savings banks are required to maintain a minimum core capital to total assets ratio of 3%.  The Illinois Department of Financial and Professional Regulation is authorized to require a savings bank to maintain a higher minimum capital level if the Illinois Department of Financial and Professional Regulation determines that the savings bank’s financial condition or history, management or earnings prospects are not adequate.  If a savings bank’s core capital ratio falls below the required level, the Illinois Department of Financial and Professional Regulation may direct the savings bank to adhere to a specific written plan established by the Illinois Department of Financial and Professional Regulation to correct the savings bank’s capital deficiency, as well as a number of other restrictions on the savings bank’s operations, including a prohibition on the declaration of dividends by the savings bank’s board of directors.

Under Illinois law, a savings bank may make both secured and unsecured loans.  However, loans for business, corporate, commercial or agricultural purposes, whether secured or unsecured, may not in the aggregate exceed 15% of a savings bank’s total assets unless authorized by the Illinois Department of Financial and Professional Regulation.  With the prior written consent of the Illinois Department of Financial and Professional Regulation, savings banks may also engage in real estate development activities, provided that the total investment in any one project may not exceed 15% of total capital, and the total investment in all projects may not exceed 50% of total capital.  The total loans and extensions of credit outstanding at one time, both direct and indirect, by a savings bank to any borrower may not exceed 25% of the savings bank’s total capital.  At December 31, 2009, Jacksonville Savings Bank did not have any loans-to-one borrower which exceeded these limitations.

Illinois-chartered savings banks generally have all lending, investment and other powers which are possessed by federal savings banks based in Illinois.  Recent federal and state legislative developments have reduced distinctions between commercial banks and savings institutions in Illinois with respect to lending and investment authority.  As federal law has expanded the authority of federally chartered savings institutions to engage in activities previously reserved for commercial banks, Illinois legislation and regulations (“parity legislation”) have given Illinois-chartered savings institutions, such as the Bank, the powers of federally chartered savings institutions.

The board of directors of a savings bank may declare dividends on its capital stock based upon the savings bank’s annualized net profits except (1) dividends may not be declared if the bank fails to meet its capital requirements, (2) dividends are limited to 100% of net income in that year and (3) if total capital is less than 6% of total assets, dividends are limited to 50% of net income without prior approval of the Illinois Department of Financial and Professional Regulation.

An Illinois-chartered savings bank may not make a loan to a person owning 10% or more of its stock, an affiliated person, an agent or an attorney of the savings bank, either individually or as an agent or partner of another, except under the rules of the Illinois Department of Financial and Professional Regulation and regulations of the Federal Deposit Insurance Corporation.  This restriction does not apply, however, to loans made (i) on the security of single-family residential property used by the borrower as his or her residence, and (ii) to a non-profit, religious, charitable or fraternal organization or a corporation in which the savings bank has been authorized to invest by the Illinois Department of Financial and Professional Regulation.  Furthermore, a savings bank may not purchase, lease or acquire a site for an office building or an interest in real estate from an officer, director, employee or the holder of more than 10% of the savings bank’s stock or certain affiliated persons as set forth in Illinois law, unless the prior written approval of the Illinois Department of Financial and Professional Regulation is obtained.

Illinois law provides that any depository institution may merge into a savings bank operating under the Illinois Savings Bank Act.  The board of directors of each merging institution must approve a plan of merger by resolution adopted by majority vote of all members of the respective boards.  After such approval, the plan of merger must be submitted to the Illinois Department of Financial and Professional Regulation for approval.  The Illinois Department of Financial and Professional Regulation may make an examination of the affairs of each merging institution (and their affiliates).  The Illinois Department of Financial and Professional Regulation shall not approve a merger agreement unless he finds that, among other things, (i) the resulting institution meets all requirements of the Illinois Savings Bank Act; (ii) the merger agreement is fair to all persons affected; and (iii) the resulting institution will be operated in a safe and sound manner.  If approved by the Illinois Department of Financial and Professional Regulation, the plan of merger must be submitted to stockholders of the depository institution for approval, and may be required to be submitted to members if a mutual savings bank is one of the constituent entities.  A two-thirds affirmative vote is required for approval of the plan of merger.

Branching and Interstate Banking. The establishment of branches by Jacksonville Savings Bank is subject to approval of the Illinois Department of Financial and Professional Regulation and Federal Deposit Insurance Corporation and geographic limits established by state laws. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the “Riegle-Neal Act”) facilitates the interstate expansion and consolidation of banking organizations by permitting, among other things, (i) bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home state regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks, subject to the right of individual states to “opt out” of this authority, and (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state.

Qualified Thrift Lender Test.  In order for Jacksonville Bancorp-Maryland to be regulated as a savings and loan holding company by the Office of Thrift Supervision (rather than as a bank holding company by the Board of Governors of the Federal Reserve System), Jacksonville Savings Bank must qualify as a “qualified thrift lender” under Office of Thrift Supervision regulations or satisfy the “domestic building and loan association” test under the Internal Revenue Code. Under the qualified thrift lender test, an institution is required to maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) goodwill and other intangible assets; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least nine out of each 12 month period.  Jacksonville Savings Bank currently maintains the majority of its portfolio assets in qualified thrift investments and has met the qualified thrift lender test in each of the last 12 months.

Transactions with Related Parties.  A savings bank’s authority to engage in transactions with its affiliates is limited by Sections 23A and 23B of the Federal Reserve Act and Regulation W promulgated by the Board of Governors of the Federal Reserve System.  An affiliate is generally a company that controls, is controlled by, or is under common control with an insured depository institution such as Jacksonville Savings Bank.  Jacksonville Bancorp-Federal is an affiliate of Jacksonville Savings Bank.  In general, transactions between an insured depository institution and its affiliates are subject to certain quantitative and collateral requirements.  In addition, applicable regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.  Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates.  Applicable regulators require savings banks to maintain detailed records of all transactions with affiliates.

Jacksonville Savings Bank’s authority to extend credit to its directors, executive officers and 10% or greater stockholders, as well as to entities controlled by such persons, is governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated by the Board of Governors of the Federal Reserve System.  Among other things, these provisions require that extensions of credit to insiders:

(i)
be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and

(ii)
not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Jacksonville Savings Bank’s capital.

In addition, extensions of credit in excess of certain limits must be approved in advance by Jacksonville Savings Bank’s board of directors.

Capital Maintenance.  Under Federal Deposit Insurance Corporation regulations, Jacksonville Savings Bank must maintain minimum levels of capital.  The regulations establish a minimum leverage capital requirement of not less than 3% core capital to total assets for banks in the strongest financial and managerial condition, with the highest supervisory rating of the federal regulators for banks.  For all other banks, the minimum leverage capital requirement is between 4% and 5% of total assets.  Core capital is composed of the sum of common stockholders’ equity, noncumulative perpetual preferred stock (including any related surplus) and minority interests in consolidated subsidiaries, minus all intangible assets (other than qualifying mortgage servicing rights and qualifying supervisory intangible core deposits), identified losses, investments in certain subsidiaries, and unrealized gains (losses) on investment securities.

The Federal Deposit Insurance Corporation also requires that savings banks meet a risk-based capital standard.  The risk-based capital standard requires the maintenance of total capital (which is defined as core capital and supplementary capital) to risk weighted assets of 8.0%.  In determining the amount of risk-weighted assets, all assets, including certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the federal regulators believe are inherent in the type of asset.  The components of core capital are equivalent to those discussed earlier under the 3% leverage requirement.  The components of supplementary capital currently include cumulative perpetual preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and allowance for loan and lease losses.  Allowance for loan and lease losses includible in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets.  Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital.  At December 31, 2009, Jacksonville Savings Bank exceeded its applicable capital requirements.

Insurance of Deposit Accounts. Jacksonville Savings Bank is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts at Jacksonville Savings Bank are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 for each separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. However, the Federal Deposit Insurance Corporation increased the deposit insurance available on all deposit accounts to $250,000, effective until December 31, 2013.  In addition, certain noninterest-bearing transaction accounts maintained with financial institutions participating in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program are fully insured regardless of the dollar amount until June 30, 2010.  Jacksonville Savings Bank has opted to participate in the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.  See “—Temporary Liquidity Guarantee Program.”

The Federal Deposit Insurance Corporation imposes an assessment against institutions for deposit insurance.  This assessment is based on the risk category of the institution and, prior to 2009, ranged from 5 to 43 basis points of the institution’s deposits.  On December 22, 2008, the Federal Deposit Insurance Corporation published a final rule that raised the current deposit insurance assessment rates uniformly for all institutions by 7 basis points (to a range from 12 to 50 basis points) effective for the first quarter of 2009.  On February 27, 2009, the Federal Deposit Insurance Corporation issued a final rule that altered the way the Federal Deposit Insurance Corporation calculates federal deposit insurance assessment rates beginning in the second quarter of 2009 and thereafter.

Under the rule, the Federal Deposit Insurance Corporation first establishes an institution’s initial base assessment rate.  This initial base assessment rate ranges, depending on the risk category of the institution, from 12 to 45 basis points.  The Federal Deposit Insurance Corporation then adjusts the initial base assessment (higher or lower) to obtain the total base assessment rate.  The adjustments to the initial base assessment rate are based upon an institution’s levels of unsecured debt, secured liabilities, and brokered deposits.  The total base assessment rate ranges from 7 to 77.5 basis points of the institution’s deposits. At December 31, 2009, our base assessment was 14.66 basis points.  Additionally, on May 22, 2009, the Federal Deposit Insurance Corporation issued a final rule that imposed a special 5 basis points assessment on each FDIC-insured depository institution’s assets, minus its Tier 1 capital on June 30, 2009, which was collected on September 30, 2009. The special assessment was capped at 10 basis points of an institution’s domestic deposits. Future special assessments could also be assessed. Based upon Jacksonville Savings Bank’s review of the Federal Deposit Insurance Corporation’s new rule, its Federal Deposit Insurance Corporation premium assessment for 2009 increased by approximately $508,000, including the special assessment.

The Federal Deposit Insurance Corporation has adopted a final rule pursuant to which all insured depository institutions will be required to prepay their estimated assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012.  Under the rule, this pre-payment was due on December 30, 2009.  The assessment rate for the fourth quarter of 2009 and for 2010 was based on each institution’s total base assessment rate for the third quarter of 2009, modified to assume that the assessment rate in effect on September 30, 2009 had been in effect for the entire third quarter, and the assessment rate for 2011 and 2012 was equal to the modified third quarter assessment rate plus an additional 3 basis points.  In addition, each institution’s base assessment rate for each period was calculated using its third quarter assessment base, adjusted quarterly for an estimated 5% annual growth rate in the assessment base through the end of 2012. Our prepayment amount was approximately $1.4 million.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

In addition to the Federal Deposit Insurance Corporation assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the Federal Deposit Insurance Corporation, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2009, the annualized FICO assessment was equal to 1.0 basis point for each $100 in domestic deposits maintained at an institution.

Temporary Liquidity Guarantee Program.  On October 14, 2008, the Federal Deposit Insurance Corporation announced a new program – the Temporary Liquidity Guarantee Program, which guarantees newly issued senior unsecured debt of a participating organization, up to certain limits established for each institution, issued between October 14, 2008 and June 30, 2009. The Federal Deposit Insurance Corporation will pay the unpaid principal and interest on FDIC-guaranteed debt instruments upon the uncured failure of the participating entity to make timely payments of principal or interest in accordance with the terms of the instrument.  The guarantee will remain in effect until June 30, 2012. In return for the Federal Deposit Insurance Corporation’s guarantee, participating institutions will pay the Federal Deposit Insurance Corporation a fee based on the amount and maturity of the debt.  We opted not to participate in this part of the Temporary Liquidity Guarantee Program.

The other part of the Temporary Liquidity Guarantee Program provides full federal deposit insurance coverage for noninterest-bearing transaction deposit accounts, regardless of dollar amount, until December 31, 2009. An annualized 10 basis point assessment on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed on a quarterly basis to insured depository institutions that have not opted out of this component of the Temporary Liquidity Guarantee Program.  We opted to participate in this component of the Temporary Liquidity Guarantee Program. On August 26, 2009, the Federal Deposit Insurance Corporation extended the program until June 30, 2010. Institutions had until November 2, 2009 to decide whether they would opt out of the extension which took effect on January 1, 2010. An annualized assessment rate between 15 and 25 basis points on balances in noninterest-bearing transaction accounts that exceed the existing deposit insurance limit of $250,000 will be assessed depending on the institution’s risk category. We opted into the extension.  On April 13, 2010, the Federal Deposit Insurance Corporation announced its intention to extend the program again until December 31, 2010 and retaining the discretion to further extend the program until December 31, 2011. Institutions must elect to opt out of the extension before it takes effect on July 1, 2010. The assessment rate remains the same from the prior extension. We anticipate opting into the extension.

U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program. The Emergency Economic Stabilization Act of 2008, which was enacted on October 3, 2008, provides the U.S. Secretary of the Treasury with broad authority to implement certain actions to help restore stability and liquidity to U.S. financial markets. One of the programs resulting from the legislation is the Troubled Asset Relief Program Capital Purchase Program (“CPP”), which provides direct equity investment by the U.S. Treasury Department in perpetual preferred stock of qualified financial institutions. The program is voluntary and requires an institution to comply with a number of restrictions and provisions, including limits on executive compensation, stock redemptions and declaration of dividends.  The CPP provides for a minimum investment of one percent of total risk-weighted assets and a maximum investment equal to the lesser of three percent of total risk-weighted assets or $25 billion. Participation in the program is not automatic and is subject to approval by the U.S. Treasury Department.  We opted not to participate in the CPP.

Community Reinvestment Act. Under the Community Reinvestment Act (“CRA”), as implemented by Federal Deposit Insurance Corporation regulations, a savings institution has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods.  The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA.  The CRA requires the Federal Deposit Insurance Corporation, in connection with its examination of a savings institution, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

Federal Home Loan Bank System.  Jacksonville Savings Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks.  The Federal Home Loan Bank System provides a central credit facility primarily for member institutions as well as other entities involved in home mortgage lending.  As a member of the Federal Home Loan Bank of Chicago, Jacksonville Savings Bank is required to acquire and hold shares of capital stock in the Federal Home Loan Bank.  As of December 31, 2009, Jacksonville Savings Bank was in compliance with this requirement.

Prompt Corrective Regulatory Action.  The Federal Deposit Insurance Corporation Improvement Act requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to institutions that do not meet minimum capital requirements. For these purposes, the statute establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

The Federal Deposit Insurance Corporation may order savings banks which have insufficient capital to take corrective actions. For example, a savings bank which is categorized as “undercapitalized” would be subject to growth limitations and would be required to submit a capital restoration plan, and a holding company that controls such a savings bank would be required to guarantee that the savings bank complies with the restoration plan. A “significantly undercapitalized” savings bank would be subject to additional restrictions. Savings banks deemed by the Federal Deposit Insurance Corporation to be “critically undercapitalized” would be subject to the appointment of a receiver or conservator.

At December 31, 2009, Jacksonville Savings Bank is “well capitalized” under the prompt corrective action rules.

Bank Owned Life Insurance.  The purchase of bank-owned life insurance is limited as outlined in the Interagency Statement on the Purchase and Risk Management of Life Insurance (“Statement”) dated December 7, 2004.  The Statement highlights five areas of guidance for use by institutions in the purchase and ongoing risk management of bank-owned life insurance (“BOLI”).  These areas include a comprehensive risk management process, effective senior management and board oversight, policies and procedures with risk limits, sound pre-purchase analysis, and an ongoing monitoring of BOLI risks.  The Statement also recommends limiting BOLI holdings to 25% or less of Tier 1 capital.  We performed a comprehensive pre-purchase analysis prior to the purchase of our BOLI assets.  Our Board has adopted policies and procedures which limit our BOLI holdings to 25% or less of Tier 1 capital and the value of policies from any one insurance carrier to 15% of Tier 1 capital.  As of December 31, 2009, we held $4.1 million in cash surrender value of life insurance, which totaled 19% of Tier 1 capital.  These policies are divided between four different insurance carriers.  We also conduct an annual risk assessment and monitor the performance of our insurance carriers on a regular basis.

Federal Reserve System

Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts.  At December 31, 2009, Jacksonville Savings Bank was in compliance with these reserve requirements.

Other Regulations

Interest and other charges collected or contracted for by Jacksonville Savings Bank are subject to state usury laws and federal laws concerning interest rates.  Jacksonville Savings Bank’s operations are also subject to federal and state laws applicable to credit transactions, such as the:

●	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

●
Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

●	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

●	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

●	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

●	Truth in Savings Act;

●	Illinois High Risk Home Loan Act, which protects borrowers who enter into high risk home loans;

●	Illinois Predatory Lending Database Program, which helps provide counseling for homebuyers in connection with certain loans; and

●	rules and regulations of the various federal and state agencies charged with the responsibility of implementing such laws.

The operations of Jacksonville Savings Bank also are subject to the:

●
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

●
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

●
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

●
The USA PATRIOT Act, which requires savings banks operating to, among other things, establish broadened anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

●
The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Holding Company Regulation

General.  Upon completion of the conversion, Jacksonville Bancorp-Maryland will be a non-diversified unitary savings and loan holding company within the meaning of the Home Owners’ Loan Act.  As such, Jacksonville Bancorp-Maryland will be registered with the Office of Thrift Supervision and subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements.  In addition, the Office of Thrift Supervision will have enforcement authority over Jacksonville Bancorp-Maryland and its subsidiaries.  Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.  Unlike bank holding companies, federal savings and loan holding companies are not subject to any regulatory capital requirements or to supervision by the Federal Reserve Board.

Permissible Activities. Under present law, the business activities of Jacksonville Bancorp-Maryland will be generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies.  A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity.  A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

Federal law prohibits a savings and loan holding company, including Jacksonville Bancorp-Maryland, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision.  It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured.  In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Federal Securities Laws

Jacksonville Bancorp-Maryland common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering.  Jacksonville Bancorp-Maryland will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in Jacksonville Bancorp-Maryland’s public offering does not cover the resale of those shares.  Shares of common stock purchased by persons who are not affiliates of Jacksonville Bancorp-Maryland may be resold without registration.  Shares purchased by an affiliate of Jacksonville Bancorp-Maryland will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933.  If Jacksonville Bancorp-Maryland meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Jacksonville Bancorp-Maryland that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Jacksonville Bancorp-Maryland, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Jacksonville Bancorp-Maryland may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. As directed by the Sarbanes-Oxley Act, our Chief Executive Officer and Chief Financial Officer will be required to certify that our quarterly and annual reports do not contain any untrue statement of a material fact. The rules adopted by the Securities and Exchange Commission under the Sarbanes-Oxley Act have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of our internal control over financial reporting; they have made certain disclosures to our auditors and the audit committee of the board of directors about our internal control over financial reporting; and they have included information in our quarterly and annual reports about their evaluation and whether there have been changes in our internal control over financial reporting or in other factors that could materially affect internal control over financial reporting.  We will be subject to further reporting and audit requirements beginning with the fiscal year ending December 31, 2010 under the requirements of the Sarbanes-Oxley Act.  We will prepare policies, procedures and systems designed to ensure compliance with these regulations.

TAXATION
Federal Taxation

General.  Jacksonville Bancorp-Federal and Jacksonville Savings Bank are, and Jacksonville Bancorp-Maryland will be, subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below.  The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Jacksonville Bancorp-Federal, Jacksonville Bancorp-Maryland or Jacksonville Savings Bank. Jacksonville Savings Bank’s federal income tax returns have not been audited by the Internal Revenue Service during the past five years.

Method of Accounting.  For federal income tax purposes, Jacksonville Bancorp-Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

Bad Debt Reserves.  Historically, Jacksonville Savings Bank has been subject to special provisions in the tax law regarding allowable tax bad debt deductions and related reserves.  Tax law changes were enacted in 1996, pursuant to the Small Business Protection Act of 1996 (the “1996 Act”), that repealed the percentage of taxable income method by qualifying savings institutions to determine deductions for bad debts.  This change was effective for taxable years beginning after 1995 and required the recapture of “applicable excess reserves” of a savings institution, of which Jacksonville Savings Bank is, into taxable income over a six year period.  The applicable excess reserve is generally the excess of its bad debt reserves as of the close of its last taxable year beginning before January 1, 1996 over the balance of such reserves as of the close of its last taxable year beginning before January 1, 1988.

Currently, Jacksonville Savings Bank utilizes the experience method to account for bad debt deductions for income tax purposes as defined in Internal Revenue Code Section 585.  Under this method, the annual deduction is the amount necessary to increase the balance of the reserve at the close of the taxable year to the greater of the amount which bears the same ratio to loans outstanding at the close of the taxable year as the total net charge offs sustained during the current and preceding five taxable years bear to the sum of the loans outstanding at the close of those six years or the lower of (i) the balance in the reserve account at the close of the base year,  (the last taxable year beginning before 1988), or (ii) if the amount of outstanding loans at the close of the taxable year is less than the amount of outstanding loans at the close of the base year, the amount which bears the same ratio to outstanding loans at the close of the taxable year as the balance of the reserve at the close of the base year bears to the amount of outstanding loans at the close of the base year.

Taxable Distributions and Recapture.  Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if Jacksonville Savings Bank failed to meet certain thrift asset and definitional tests.

At December 31, 2009, Jacksonville Savings Bank’s total federal pre-base year reserve was approximately $2.6 million.  However, under current law, base-year reserves remain subject to recapture if Jacksonville Savings Bank makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

Alternative Minimum Tax.  The Internal Revenue Code of 1986, as amended (the “Code”), imposes an alternative minimum tax (“AMT”) at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”).  The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax.  Net operating losses can offset no more than 90% of AMTI.  Certain payments of AMT may be used as credits against regular tax liabilities in future years.  Jacksonville Bancorp-Federal and Jacksonville Savings Bank have not been subject to the AMT and have no such amounts available as credits for carryover.

Net Operating Loss Carryovers.  Generally, a financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years.  However, as a result of recent legislation, subject to certain limitations, the carryback period for net operating losses incurred in 2008 or 2009 (but not both years) has been expanded to five years.  At December 31, 2009, Jacksonville Bancorp, MHC had a federal tax loss carryforward of approximately $400,000.  There is also a remaining Illinois carryforward of approximately $3.5 million at December 31, 2009, of which $3.3 million is attributable to Jacksonville Bancorp-Federal.

Corporate Dividends-Received Deduction.  Jacksonville Bancorp-Federal (and Jacksonville Bancorp-Maryland) may exclude from its federal taxable income 100% of dividends received from Jacksonville Savings Bank as a wholly owned subsidiary.  The corporate dividends-received deduction is 80% when the dividend is received from a corporation having at least 20% of its stock owned by the recipient corporation.  A 70% dividends-received deduction is available for dividends received from corporations owning less than 20% by the recipient corporation.

State Taxation

The State of Illinois imposes a tax on the Illinois taxable income of corporations, including savings banks, at the rate of 7.30%.  Illinois taxable income is generally similar to federal taxable income except that interest from state and municipal obligations is taxable and no deduction is allowed for state income taxes.  However, a deduction is allowed for certain U.S. Government and agency obligations.  Jacksonville Savings Bank’s state income tax returns have not been audited by Illinois tax authorities during the past five years.

As a Maryland business corporation, Jacksonville Bancorp-Maryland will be required to file annual returns and pay annual fees to the State of Maryland.

MANAGEMENT

Shared Management Structure

The directors of Jacksonville Bancorp-Maryland are the same persons who are the directors of Jacksonville Savings Bank.  In addition, certain executive officers of Jacksonville Bancorp-Maryland are also executive officers of Jacksonville Savings Bank.  Both Jacksonville Bancorp-Maryland and Jacksonville Savings Bank may choose to appoint additional or different persons as directors and executive officers in the future.  We expect that Jacksonville Bancorp-Maryland and Jacksonville Savings Bank will continue to have some common executive officers until there is a business reason to establish separate management structures.  To date, executive officers have been compensated only for their services to Jacksonville Savings Bank.  Our directors will receive additional compensation for their services to Jacksonville Bancorp-Maryland.

Executive Officers of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank

The following table sets forth information regarding the executive officers of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank.  Positions listed relate to offices of Jacksonville Bancorp-Federal and Jacksonville Bancorp-Maryland, unless otherwise stated. The executive officers of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank are elected annually. Ages are as of December 31, 2009.

Name	Age	Position

Andrew F. Applebee	60	Chairman of the Board of Directors
Richard A. Foss	59	President, Chief Executive Officer and Director
Diana S. Tone	41	Chief Financial Officer
John C. Williams	60	Senior Vice President, Trust Officer and Director
John D. Eilering	47	Vice President of Operations and Secretary
Laura A. Marks	51	Senior Vice President of Retail Banking
Chris A. Royal	54	Vice President and Chief Lending Officer

Directors of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank

Jacksonville Bancorp-Maryland has eight directors.  Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting.  Directors of Jacksonville Savings Bank will be elected by Jacksonville Bancorp-Maryland as its sole stockholder.  The following table states our directors’ names, their ages as of December 31, 2009, the years when they began serving as directors of Jacksonville Savings Bank and when their current term expires.

Name(1)	Position(s) Held With Jacksonville Bancorp- Maryland	Age	Director Since	Current Term Expires
Andrew F. Applebee	Chairman of the Board of Directors	60	1982	2013
Emily J. Osburn	Director	68	1982	2013
Dean H. Hess	Director	61	2000	2011
John C. Williams	Director, Senior Vice President and Trust Officer	60	2000	2011
Harmon B. Deal, III	Director	49	2003	2011
John L. Eyth	Director	58	2005	2012
Richard A. Foss	President, Chief Executive Officer and Director	59	1993	2012
John M. Buchanan	Director	58	2009	2012

(1)    The mailing address for each person listed is 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Each of the persons listed as a director is also a director of Jacksonville Savings Bank, as well as Jacksonville Bancorp, MHC.

Board Independence

The board of directors has determined that each of our directors, with the exception of Andrew F. Applebee, John C. Williams and Richard A. Foss is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Andrew F. Applebee, John C. Williams and Richard A. Foss are not independent because they are each executive officers of Jacksonville Savings Bank.   There were no transactions that the board of directors needed to review that are not required to be reported under “—Transactions With Certain Related Persons,” below that would bear in the determination of the independence of the directors listed above.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees.  During the year ended December 31, 2009, the boards of directors of Jacksonville Savings Bank and Jacksonville Bancorp-Federal each met 12 times.  Jacksonville Bancorp-Maryland did not exist in fiscal 2009.  The board of directors of Jacksonville Bancorp-Maryland has established the following standing committees:  the Compensation Committee, the Nominating Committee and the Audit Committee.  Each of these committees operates under a written charter, which governs its composition, responsibilities and operations.

The table below sets forth the directors of each of the standing committees as of December 31, 2009, and the number of meetings held by the comparable committee of Jacksonville Bancorp-Federal during fiscal 2009.  The members of each committee are independent directors as defined under the Nasdaq Stock Market listing standards.  Director John L. Eyth has been designated as an “Audit Committee Financial Expert” for the Audit Committee, as that term is defined by the rules and regulations of the Securities and Exchange Commission.

	Nominating		Compensation		Audit

Emily J. Osburn			X		X
Dean H. Hess	X	*	X		X
Harmon B. Deal, III	X		X	*
John L. Eyth	X		X		X	*
John M. Buchanan	X		X		X
Meetings in Fiscal 2009	1		1		4

*	Denotes committee chair as of December 31, 2009.

Audit Committee.  The committee oversees and monitors the financial reporting process and internal control system, reviews and evaluates the audit performed by the outside independent certified public accounting firm, and reports any substantive issues found during the audit to the board of directors.  The committee is directly responsible for the appointment, compensation and oversight of the work of the independent certified public accounting firm.  The committee will also review and approve transactions (other than loans, which are approved by the full board of directors) with affiliated parties.

Compensation Committee.  The committee provides advice and recommendation to the board of directors in the areas of employee salaries, benefit programs and general human resources policies and practices.

Nominating Committee.  The committee is responsible for nominating persons for election to the board of directors and also reviews whether stockholder nominations (if any) comply with the notice procedures set forth in our bylaws.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors:

Andrew F. Applebee was elected Chairman of the board of directors in January 1994.  In addition, Mr. Applebee acted as our Chief Executive Officer until January 2001.  Prior thereto, Mr. Applebee was our President.  Mr. Applebee has been employed by us since 1976.  Mr. Applebee is active in community and civic organizations.

Emily J. Osburn is retired.  Prior to her retirement she was the manager of radio stations WLDS and WEAI, which are located in Jacksonville, Illinois.  Her experience in managing a small business and her community involvement led to her appointment to the board in 1982.

Dean H. Hess is a grain and livestock farmer in Morgan County.  Prior to the merger of Chapin State Bank with us, Mr. Hess had served on the board of directors of Chapin State Bank since 1981.  He holds a bachelor’s degree in agricultural economics and currently serves on the board of Lincoln Land FS and several community organizations.

John C. Williams is our Senior Vice President and Trust Officer, and manages the Chapin branch facility.  Prior to our merger with Chapin State Bank, he was the Chairman of the Board, President and Trust Officer of Chapin State Bank and had been employed by such bank since 1972.  He currently serves as the treasurer of Tri-County Community Development Corporation and is a member of several community organizations.

Harmon B. Deal, III has been the President of Deal & Co., Inc., which is the general partner of Deal Partners, L.P., an investment partnership, located in Jacksonville, Illinois since 1997.  Prior to that time, he was a partner and principal in Rowe, Henry and Deal Investment Securities from 1986 to 1996.  He holds a bachelor’s degree in general business and currently serves as a trustee for Illinois College and  the Jacksonville Regional Economic Development Corporation.  His investment knowledge and community involvement led to his appointment to the board in 2003.

John L. Eyth is a certified public accountant.  He has been a principal in the accounting firm of Zumbahlen, Eyth, Surratt, Foote, & Flynn, Ltd., located in Jacksonville, Illinois, since 1980.  He holds a bachelor’s degree in accountancy and economics.  He has been a member of several professional organizations and community groups.  His accounting experience qualifies him to serve as our “audit committee financial expert” and as chairman of our Audit Committee, which led to his appointment to the board in 2005.

Richard A. Foss has been our President and Chief Executive Officer since 2001.  From 1994 until 2001 he served as our President and Chief Operating Officer.  From 1992 until his appointment as President, Mr. Foss was our Executive Vice President.  Mr. Foss joined Jacksonville Savings Bank in 1986 when he was named Vice President.  In addition, Mr. Foss is President of Financial Resources Group, Inc., our wholly owned subsidiary.  He is the past chairman of the Illinois League of Financial Institutions and has been active in local economic development groups.

John M. Buchanan is a certified funeral service practitioner.  He is the president of Buchanan & Cody Funeral Home and Crematory, Inc., located in Jacksonville, Illinois.  He holds a bachelor’s degree in business and economics.  He currently serves as the chairman of the local public building commission and public schools foundation and has served in many local community organizations.  His experience as a small business owner and community knowledge led to his appointment to the board in 2009.

Executive Officers Who are Not Directors

John D. Eilering has been our Vice President of Operations since July 2000.  He has also served as the Corporate Secretary and Human Resources Officer since July 2002.  From 1998 to 2000, he served as an Assistant Vice President of Information Systems.  He has been employed by us since 1987.

Diana S. Tone has been our Chief Financial Officer since July 2002.  She has also served as the Compliance Officer since June 2000.  Prior to this time, she spent ten years with the Federal Deposit Insurance Corporation as a federal bank examiner.

Laura A. Marks has been our Senior Vice President of Retail Banking since January 2005.  She has also served as Marketing Officer since February 2000.  Prior to this time, she spent 20 years in retail banking, human resources, and marketing with another financial institution.

Chris A. Royal has been our Vice President and Chief Lending Officer since March 2007.  From 2003 to 2007, Mr. Royal was a Middle Market Lending and Relationship Manager at JPMorgan Chase Bank, N.A., Springfield, Illinois.  Prior to this time, he spent 25 years with National City Bank, Springfield, Illinois in lending and retail banking.

Executive Compensation

Summary Compensation Table.  The following table shows the compensation of Richard A. Foss, our principal executive officer, and the two highest compensated executive officers who received total compensation of $100,000 for services to us or any of our subsidiaries during the year ended December 31, 2009.

Summary Compensation Table (3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in pension value and non-qualified deferred compensation earnings (1) ($)	All other compensation (2) ($)	Total ($)
Richard A. Foss, President and Chief Executive Officer	2009 2008	185,016 156,000	12,900 12,000	42,529 37,902	24,985 23,379	265,430 229,281

John C. Williams, Senior Vice President and Trust Officer	2009 2008	104,520 100,750	7,200 6,700	41,732 39,056	13,604 13,464	167,056 159,970

Chris A. Royal, Vice President and Chief Lending Officer	2009 2008	114,348 108,914	9,000 8,600	12,943 12,192	5,031 2,732	141,322 132,438

(1)
Amounts reported include an increase in the pension value of Messrs. Foss’, Williams’ and Royal’s accumulated benefit of $28,152, $32,251, and $12,943, respectively, for 2009 and $26,516, $30,378, and $12,192, respectively for 2008 under the Jacksonville Savings Bank Salary Continuation Plan 1.  Mr. Williams’ pension value of his accumulated benefit increased by $8,898 for 2009 and $8,216 for 2008 under his deferred compensation agreements with Chapin State Bank that were assumed by Jacksonville Bancorp-Federal in the acquisition of Chapin State Bank on July 3, 2000.  In addition, amounts reported for Messrs. Foss and Williams include above-market earnings of $14,377 and $583, respectively, for 2009 and $11,386 and $462, respectively, for 2008 on compensation deferred under the Jacksonville Savings Bank Long-Term Deferred Compensation Plan.

(2)
All other compensation in 2009 consisted of our matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by Jacksonville Bancorp-Federal.  This amounted to $9,134, $4,604, and $5,031 for Messrs. Foss, Williams and Royal, respectively.  All other compensation in 2009 for Messrs. Foss and Williams also included board fees from Jacksonville Bancorp-Federal totaling $10,500 and $9,000, respectively.  In addition, in  2009 Mr. Foss was reimbursed $5,351 to pay for family health insurance coverage.  All other compensation in 2008 consisted of our matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by Jacksonville Bancorp-Federal.  This amounted to $8,076, $4,464, and $2,732 for Mr. Foss, Mr. Williams and Mr. Royal, respectively.  All other compensation in 2008 for Messrs. Foss and Williams also included board fees from Jacksonville Bancorp-Federal totaling $10,500 and $9,000, respectively.  In addition, in 2008 Mr. Foss was reimbursed $4,803 to pay for family health insurance coverage.

(3)	During the year ended December 31, 2009 no stock or option awards were granted to the named executive officers in 2009.

Employment Agreements

Jacksonville Savings Bank has entered into separate amended and restated employment agreements with Andrew F. Applebee, the Chairman of the Board, and Mr. Foss, who is also a member of the board of directors (referred to below as the “executives” or “executive”) on March 17, 2009 and September 2, 2008, respectively.  The employment agreements ensure that Jacksonville Savings Bank maintains a stable and competent management base.  The continued success of Jacksonville Savings Bank depends on the skill and competence of the Chairman of the Board, and the President and Chief Executive Officer.

Each employment agreement provides for a three-year term.  Commencing on the anniversary date and continuing each anniversary date thereafter, the board of directors may extend each employment agreement for an additional year unless written notice of nonrenewal is given by the board of directors after conducting a performance evaluation of the executive.  The current base salary under the employment agreements is $42,016 and $190,554 for Messrs. Applebee and Foss, respectively.  Each executive’s base salary will be reviewed annually.  In addition to the base salary, each executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the board of directors.

Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) involuntary termination of employment for reasons other than cause, disability, or retirement, or (B) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)
the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Bancorp-Federal and Jacksonville Savings Bank, or for Mr. Applebee, the failure to elect or reelect the executive as the Chairman of the Board;

(2)
a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance or a material reduction in the benefits and perquisites being provided to the executive;

(3)	a relocation of the executive’s principal place of employment by more than 30 miles from his current location;

(4)
liquidation or dissolution of Jacksonville Bancorp-Federal or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(5)	any breach of the employment agreement.

In the event of the executive’s involuntary termination or resignation from employment following the occurrence of one of the circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date in an amount equal to the greater of (i) the payments due under the remaining term of the executive’s employment agreement or (ii) three times the average of the three preceding years’ base salary, including bonuses and other cash compensation paid to executive, and also the amount of any benefits received by the executive pursuant to any employee benefits plan maintained by Jacksonville Savings Bank.  Each executive will also be entitled to continuation of life, insurance and non-taxable medical and dental coverage during the remaining term of the agreement.  In the event the executive resigns without the occurrence of one of the circumstances identified above, the board of directors may choose to pay the executive a discretionary severance payment not to exceed the amounts described above.

In the event of the executive’s termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Savings Bank or Jacksonville Bancorp-Federal during the term of the agreement, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date in an amount equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation received over the five years preceding his termination date, which includes base salary, bonuses and any other compensation paid to the executive, and also the benefits received under any employee benefits plan maintained by Jacksonville Savings Bank   In addition, Jacksonville Savings Bank would continue each executive’s life insurance and non-taxable medical and dental coverage for the remaining term of his employment agreement.  In the event any severance payments or benefits provided to the executive constitute an “excess parachute payment” subject to excise taxes as defined in Section 280G of the Internal Revenue Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid excise taxes.

The employment agreements provide that for a period of one year following termination, other than following a change in control, each executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

In addition, Jacksonville Savings Bank has entered into an amended and restated employment agreement with John Williams, a Senior Vice President of Jacksonville Savings Bank, who is also a member of the board of directors.  The term of the employment agreement is for one year and will automatically be extended for an additional year unless notice of nonrenewal is provided to the executive.  The executive’s current base salary under the employment agreement is $107,668.  In addition to the base salary, the executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the board of directors.

The executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) involuntary termination of employment for reasons other than cause, disability, or retirement; (B) termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Bancorp-Federal or Jacksonville Savings Bank; or (C) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)	the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Savings Bank;

(2)	a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance;

(3)
liquidation or dissolution of Jacksonville Bancorp-Federal or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(4)	any breach of the employment agreement.

In the event of the executive’s termination as a result of one of the specified circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date in an amount equal to the greater of: (i) the payments due under the remaining term of his employment agreement, or (ii) one times his base salary earned during the preceding 12 months, including bonuses and any other cash compensation paid during such period, and also any benefits received by the executive under any employee benefit plan maintained by Jacksonville Savings Bank.  The executive will also be entitled to continuation of life insurance and non-taxable medical and dental coverage during the remaining term of the agreement. In the event any severance payments or benefits provided to the executive constitutes an excess parachute payment subject to excise taxes, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid excise taxes.

The employment agreements provide that for a period of one year following termination, other than following a change in control, the executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

Change in Control Agreements

Following the conversion, Jacksonville Savings Bank intends to enter into a change in control agreement with Diana Tone, Chief Financial Officer.  Commencing on the anniversary date of the effective date of the agreement and continuing each anniversary date thereafter, the board of directors may extend the agreement for an additional year such that remaining term of the agreement will always be for two years unless written notice of nonrenewal is given by the board of directors after conducting a performance evaluation of the executive.

In the event of a change in control of Jacksonville Bancorp-Maryland or Jacksonville Savings Bank, followed by the executive’s voluntary termination for “good reason” or involuntary termination, other than for cause, the executive will be entitled to the severance payments and benefits set forth below.  “Good reason” is defined as follows:

(1)	the failure to elect or reelect or appoint or reappoint the executive to her current position with Jacksonville Bancorp-Maryland and Jacksonville Savings Bank,

(2)
a material change in the executive’s position to become one of lesser responsibility or importance than the position the executive held immediately prior to the change in control, or a material reduction in the benefits and perquisites provided to the executive from those being provided immediately prior to the change in control;

(3)	a relocation of the executive’s principal place of employment by more than 30 miles from her current location,

(4)
liquidation or dissolution of Jacksonville Bancorp-Maryland or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(5)	any breach of the agreement by Jacksonville Savings Bank.

In the event of a change in control followed by the executive’s involuntary termination other than for cause or resignation from employment for “good reason” during the remaining term of the agreement, the executive will be entitled to a severance payment equal to two times the sum of: (i) the average annual base salary, bonus and any other cash compensation earned by the executive during the two years immediately prior to the year in which the executive’s date of termination occurs; and (ii) the average amount of benefits received by the executive pursuant to the employee benefit plans maintained by Jacksonville Savings Bank during the two years immediately prior to the year in which the executive’s date of termination occurs.  In addition, the executive will be entitled to receive continued life insurance coverage and non-taxable medical and dental insurance coverage for two years following her date of termination.  Any cash severance payment will be made in a lump sum within 30 days following the executive’s date of termination.  The agreement provides that in the event the severance payments and the benefits would include an excess parachute payment subject to excise taxes,  such benefits will be reduced accordingly to avoid excise taxes.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2009 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
Option awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration Date
Richard A. Foss, President and Chief Executive Officer	—	—	—	—	—

John C. Williams, Senior Vice President and Trust Officer	4,383	—	—	10.00	04/30/2011

Chris A. Royal, Vice President and Chief Lending Officer	—	—	—	—	—

(1)	Represents options granted under the Jacksonville Savings Bank 2001 Stock Option Plan.

Benefit Plans

Stock Option Plans.  Jacksonville Savings Bank adopted the 2001 Stock Option Plan (the “2001 Option Plan”), which authorized the issuance of up to 87,100 shares of common stock pursuant to grants of stock option awards to employees and outside directors.  A stock option award gives the recipient the right to purchase shares of common stock of Jacksonville Bancorp-Federal at a specified price at a specified period of time.  Awards may be granted as either incentive or nonstatutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common purchased upon exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient.  The 2001 Option Plan permits the grant of dividend equivalent rights and reload options.  During the year ended December 31, 2009, no additional stock option awards were granted to the named executive officers under the 2001 Option Plan. At December 31, 2009, 28,845 options under the 2001 Option Plan remain outstanding.

In addition, Jacksonville Savings Bank and Jacksonville Bancorp, MHC adopted the 1996 Stock Option Plan (the “1996 Option Plan”), which authorized the issuance of 55,750 shares (83,625 shares as adjusted for a 3 for 2 stock split in 1998) of common stock pursuant to grants of stock option awards to employees, outside directors, and directors emeritus.  All stock option awards were issued under the 1996 Option Plan. 4,500 forfeited stock option awards that were reissued in 2004 remain outstanding at December 31, 2009.

1996 Recognition and Retention Plan.  Jacksonville Savings Bank and Jacksonville Bancorp, MHC adopted the 1996 Recognition and Retention Plan (the “1996 Recognition Plan”).  The 1996 Recognition Plan authorized the issuance of up to 22,300 shares (33,450 shares as adjusted for a 3 for 2 stock split in 1998) of common stock of Jacksonville Bancorp-Federal pursuant to grants of restricted stock awards.  Employees, outside directors, and directors emeritus are eligible to receive awards under the 1996 Recognition Plan. All shares under the 1996 Recognition Plan have been awarded.

Supplemental Life Insurance Plan.  Effective January 1, 2008, Jacksonville Savings Bank adopted the Supplemental Life Insurance Plan for the benefit of certain executive officers who have been selected to participate in the plan.  The plan provides for a lump sum payment of $100,000 to the participant’s beneficiary in the event of his or her death while employed with Jacksonville Savings Bank.  If the participant dies after his or her termination of employment with Jacksonville Savings Bank, the participant’s beneficiary will not be entitled to any benefits under the plan.  The plan is funded by the purchase of single-premium bank-owned life insurance policies.  Messrs. Applebee, Foss, Williams and Royal are participants in the plan.

Salary Continuation Plan 1.  On September 2, 2008, Jacksonville Savings Bank adopted Salary Continuation Plan 1 for a select group of management and highly compensated employees, as determined by the board of directors.  The plan provides supplemental retirement benefits to a participant if he or she retires at age 65 or later, or dies while still employed with Jacksonville Savings Bank prior to attaining age 65, in an amount equal to the annual normal retirement benefit specified in the participant’s individual participation agreement.  Upon termination of employment on or after attaining age 55 with 5 years of service but prior to attaining age 65, the participant will be paid an annual early retirement benefit equal to his or her accrued benefit as of the last day of the month preceding termination.  Under the plan, the participant will be 100% vested in his or her annual early retirement benefit.  If the participant terminates employment due to disability, the participant will be entitled to his or her accrued benefit as of the date of termination.  In the event of a change in control followed by the participant’s termination of employment prior to attaining age 65, the participant will be entitled to the change in control benefit equal to the full annual normal retirement benefit, provided, however that such benefit is limited so that it will not constitute an “excess parachute payment” subject to excise taxes under Section 280G of the Internal Revenue Code.  All benefits under the plan will be paid in equal monthly installments for ten years, with the exception of the participant’s change in control benefit, which will be payable for fifteen years.  Notwithstanding the foregoing, in the event a participant is a “specified employee,” as defined under Section 409A of the Internal Revenue Code, all payments under the plan that are scheduled to be made during the first six months following the participant’s termination of employment for any reason other than death or disability will be accumulated and paid in a lump sum on the first day of the seventh month following such termination.  Messrs. Applebee, Foss, Williams and Royal are participants in the Salary Continuation Plan 1, and are eligible to receive a normal retirement benefit of $25,000, $35,000, $25,000, and $30,000, respectively, payable for 10 years.

Long-Term Deferred Compensation Plan.  Effective January 1, 1996, Jacksonville Savings Bank adopted the Long-Term Deferred Compensation Plan for a select group of management and highly compensated employee, as determined by the board of directors.  The plan was frozen, effective December 31, 2004, such that no contributions were made to the plan thereafter.  The plan allowed for a participant to elect to defer a portion of his or her base salary and bonus payable during the year into the plan.  In addition, Jacksonville Savings Bank made a mandatory annual contribution on behalf of each participant in an amount equal to the contribution amount specified in the participant’s individual participation agreement, and also reserved the right to make an additional discretionary contribution on behalf of each participant.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant, and will be payable to the participant following the earlier of his or her termination of employment, death, or disability in a lump sum or annual installments over a period not to exceed 15 years.

Deferred Compensation Agreements.  Mr. Williams entered into the deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp-Federal in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Williams is entitled to receive a retirement benefit of $117,316 and $108,360, respectively, under each agreement.  The retirement benefits under the agreements will commence upon Mr. Williams’ 65th birthday and will be payable in 120 monthly installments thereafter.  Mr. Williams’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Tax-Qualified Benefit Plans

401(k) Plan. Jacksonville Savings Bank maintains the Jacksonville Savings Bank 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements.  All eligible employees can begin participation in the 401(k) plan on the first entry date that coincides with or next follows the date the employee attains age 21 and has one year of service.  A participant may contribute up to 100% of his or her compensation to the 401(k) plan, on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2009 and 2010, the maximum salary deferral contribution was $16,500, provided, however that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan.  In addition to salary deferral contributions, Jacksonville Savings Bank will make matching contributions equal to a certain percentage (determined annually) of the participant’s salary deferral contributions for the plan year, and may also provide a discretionary employer contribution.  A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions.  All other employer discretionary contributions vest at a rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in any discretionary employer contributions received upon the participant’s death, disability, or attainment of age 65 while employed with Jacksonville Savings Bank.  Generally, unless the participant elects otherwise, the participant’s benefit under the 401(k) plan will be payable in the form of a lump sum payment by no later than the last day of the plan year immediately following the participant’s date of termination.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, which includes investing in the common stock of Jacksonville Bancorp-Federal.  In addition, participants in the 401(k) plan will be able to purchase shares of Jacksonville Bancorp-Maryland common stock through the 401(k) plan in connection with the conversion.  Upon the consummation of the conversion, all shares of Jacksonville Bancorp-Federal common stock currently held in the 401(k) plan will automatically be converted into shares of Jacksonville Bancorp-Maryland common stock pursuant to the exchange ratio.

Employee Stock Ownership Plan.  Jacksonville Savings Bank maintains the Jacksonville Savings Bank Restated Employee Stock Ownership Plan.  Employees who are at least 21 years old with at least one year of service are eligible to participate in the plan. The employee stock ownership plan borrowed funds from Jacksonville Bancorp-Federal and used those funds to purchase shares of common stock for the plan in connection with Jacksonville Savings Bank’s 1995 stock offering.  The loan was fully repaid in 1999, and all the common stock that was purchased with the loan has been fully allocated to the participants’ accounts.  In connection with the conversion, all shares of Jacksonville Bancorp-Federal common stock currently held by the employee stock ownership plan will automatically be converted into shares of Jacksonville Bancorp-Maryland common stock pursuant to the exchange ratio.

The employee stock ownership plan trustee is expected to purchase, on behalf of the employee stock ownership plan, 4% of the total number of shares of Jacksonville Bancorp-Maryland common stock sold in the offering.  When combined with the common stock purchased by the employee stock ownership plan in the 1995 stock offering of Jacksonville Savings Bank (and subsequently converted to Jacksonville Bancorp-Federal common stock) that are converted to shares of Jacksonville Bancorp-Maryland (pursuant to the exchange ratio), the total shares purchased by the plan will be not greater  than 8% of the shares of Jacksonville Bancorp-Maryland that will be outstanding following the conversion, as required by the Office of Thrift Supervision regulations. Assuming the maximum of the offering range, the most shares that could be purchased by the employee stock ownership plan in the offering would be approximately 112,442 shares.  We anticipate that the employee stock ownership plan will fund its stock purchase with a loan from Jacksonville Bancorp-Maryland equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Jacksonville Savings Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is expected to be an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter the interest rate will adjust annually.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid.  Shares released from the unallocated suspense account will be allocated to each eligible participant’s plan account based on the ratio of each participant’s compensation to the total compensation of all eligible participants.  Under the terms of the employee stock ownership plan, shares that are allocated to employees will be voted by the plan trustee based on directions received by the employee. Unallocated shares will be voted by the plan trustee in the same proportion as allocated shares pursuant to directions received by the employees.  Vested benefits are payable generally upon the participants’ termination of employment, and are paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

Under applicable accounting requirements, Jacksonville Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Jacksonville Bancorp-Maryland’s earnings.

Directors’ Compensation

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors for the fiscal year ended December 31, 2009.  Director compensation paid to directors who also are named executive officers is reflected above in the “Executive Compensation – Summary Compensation Table.”

Director Compensation(3)(4)
Name	Fees earned or paid in cash ($)	Change in pension value and non- qualified deferred compensation earnings (1) ($)	All other compensation (2) ($)	Total ($)
Andrew F. Applebee	10,500	48,916	52,952	112,368

John M. Buchanan	9,150	—	—	9,150

Harmon B. Deal, III	10,615	—	—	10,615

John L. Eyth	11,105	—	—	11,105

Dean H. Hess	10,775	8,576	—	19,351

Emily J. Osburn	9,725	—	—	9,725

(1)
Amounts reported in 2009 consisted of a $26,375 increase in the pension value of Mr. Applebee’s accumulated benefit under the Salary Continuation Plan 1 and $22,541 in above-market earnings on his deferred compensation under the Long-Term Deferred Compensation Plan.  In addition, the pension value of Mr. Hess’ accumulated benefit increased by $8,576  under his deferred compensation agreements with Chapin State Bank that were assumed by Jacksonville Bancorp-Federal in the acquisition of Chapin State Bank on July 3, 2000.

(2)
All other compensation for Mr. Applebee includes salary of $42,016 under his employment agreement, bonus of $3,200, matching contributions of $1,943 under our 401(k) Plan, health insurance premiums of $5,351 and life insurance premiums of $442.  Please see descriptions of the employment agreement and 401(k) Plan under the “Executive Compensation -Summary Compensation Table” for further details.

(3)	No stock awards, option grants or non-equity incentive plan compensation awards were made to the directors during 2009.
(4)	As of December 31, 2009, the directors have the following outstanding equity awards: Mr. Deal has 1,200 option awards and Ms. Osburn has 1,200 option awards.

Cash Compensation.  During the year ended December 31, 2009, members of the board of directors of Jacksonville Savings Bank each received a monthly fee of $750, with the exception of Mr. Eyth who received a monthly fee of $900 as a result of serving as Chairman of the Audit Committee.  In addition, members of the Audit Committee received $50 for each meeting attended and members of the Director Loan Committee received $35 for each meeting attended.  We paid a total of $81,370 in directors’ fees for the year ended December 31, 2009.

Other Compensation Arrangements.  Jacksonville Savings Bank entered into an amended and restated employment agreement with Mr. Applebee.  Please see the description of the employment agreement set forth above under the “Executive Compensation – Summary Compensation Table” for further details.  Mr. Applebee is also a participant in the Salary Continuation Plan 1 and the Long-Term Deferred Compensation Plan.  Please see the descriptions of each plan set forth above under the “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” for further details.

Mr. Hess entered into the deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp-Federal in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Hess is entitled to receive a retirement benefit of $105,492 and $95,400, respectively, under each agreement.  The retirement benefits under the agreements will commence upon Mr. Hess’ 65th birthday and will be payable in 120 monthly installments thereafter. Mr. Hess’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Benefits to be Considered Following Completion of the Conversion

Stock-Based Benefit plan.  Following the stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options.  The number of options granted under the plan may not exceed 10% of the shares sold in the stock offering if the stock-based benefit plan is adopted within one year after the stock offering, in accordance with Office of Thrift Supervision regulations and policy.

The stock-based benefit plan will not be established sooner than six months after the stock offering and if adopted within one year after the stock offering would require the approval by stockholders owning a majority of the outstanding shares of Jacksonville Bancorp-Maryland common stock eligible to be cast.  If the stock-based benefit plan is established after one year after the stock offering, it would require the approval of our stockholders by a majority of votes cast.   The following additional restrictions would apply to our stock-based benefit plan only if the plan is adopted within one year after the stock offering:

●	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

●	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

●	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

●
any tax-qualified employee stock benefit plans and management stock benefit plans, in the aggregate, may not hold more than 10% of the shares sold in the offering, unless Jacksonville Savings Bank has tangible capital of 10% or more, in which case any tax-qualified employee stock benefit plans and management stock benefit plans, may be increased to up to 12% of the shares sold in the offering;

●	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

●	accelerated vesting is not permitted except for death, disability or upon a change in control of Jacksonville Savings Bank or Jacksonville Bancorp-Maryland; and

●
our executive officers or directors must exercise or forfeit their options in the event that Jacksonville Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We currently anticipate that we will present the stock-based benefit plan for stockholder approval more than 12 months after the completion of the conversion.  If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion, the plan would not be subject to Office of Thrift Supervision restrictions described above, including limits on the total number of options or shares available for award under the plan, and we may elect to implement a stock-based benefit plan containing features that are different from those described above. The terms and conditions of such a stock-based benefit plan, including the number of shares available per award under the plan and the types of awards, have not been determined at this time. Shares underlying stock options may not be voted on corporate matters put to a stockholder vote.

In the event either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

Transactions With Certain Related Persons

We intend that all transactions between us and our executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms consistent with the provisions of federal and state regulation, which governs loans to directors and executive officers and will be approved by a majority of our independent outside directors not having any interest in the transaction.  At December 31, 2009, we had loans with an aggregate balance of $4.2 million outstanding to our executive officers and directors.  In addition, we had loans with an aggregate balance of $1.1 million to related parties of our executive officers and directors.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Jacksonville Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

There were no transactions or series of transactions since the beginning of our last fiscal year or any currently proposed transaction where we were or are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to us.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

Indemnification of Directors and Officers

The officers, directors, agents and employees of Jacksonville Bancorp-Maryland are indemnified with respect to certain actions pursuant to Jacksonville Bancorp-Maryland’s articles of incorporation and Maryland law.  Maryland law allows Jacksonville Bancorp-Maryland to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Jacksonville Bancorp-Maryland.  No such indemnification may be given (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated, or (iii) to the extent otherwise provided by Maryland law.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons by our bylaws or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides the beneficial ownership of our common stock held by our directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of our common stock as of May 10, 2010.  The business address of each director and executive officer is 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)		Percent of All Common Stock Outstanding

Directors:
Andrew F. Applebee	67,332	(2)	3.5%
Emily J. Osburn	11,600	(3)	*
Dean H. Hess	29,000	(4)	1.5%
John C. Williams	14,397	(5)	*
Harmon B. Deal, III	22,550	(6)	1.2%
John L. Eyth	4,011	(7)	*
Richard A. Foss	59,843	(8)	3.1%
John M. Buchanan	1,000	(9)	*

Executive Officers Other Than Directors:
John D. Eilering	11,835	(10)	*
Diana S. Tone	3,701	(11)	*
Laura A Marks	1,101	(12)	*
Chris A. Royal	—		—

All directors and executive officers as a group (12 persons)	226,369		11.8%

Jacksonville Bancorp, MHC 1211 West Morton Avenue, Jacksonville, Illinois 62650	1,038,738		54.1%

Jacksonville Bancorp, MHC and all directors and executive officers as a group	1,265,107		65.9%

(*)	Less than 1%.
(1)	Shares of common stock are held directly unless indicated otherwise.
(2)	Mr. Applebee has shared voting and investment power over 24,163 shares and sole voting and investment power over 43,169 shares; includes 5,100 shares awarded pursuant to our restricted stock plan.
(3)	Ms. Osburn has sole voting and investment power over 11,600 shares; includes 600 shares awarded pursuant to our restricted stock plan.
(4)	Mr. Hess has shared voting and investment power over 11,480 shares of common stock and sole voting power over 17,520 shares.
(5)	Mr. Williams has sole voting and investment power over 14,397 shares of common stock, including options to purchase 4,383 shares of common stock.
(6)	Mr. Deal has sole voting and investment power over 22,550 shares of common stock, including options to purchase 1,200 shares of common stock.
(7)	Mr. Eyth has sole voting and investment power over 4,011 shares of common stock.
(8)	Mr. Foss has shared voting and investment power over 16,600 shares and sole voting and investment power over 43,243 shares; includes 4,800 shares awarded pursuant to our restricted stock plan.
(9)	Mr. Buchanan has sole voting and investment power over 1,000 shares.
(10)	Mr. Eilering has sole voting and investment power over 11,835 shares of common stock, including options to purchase 3,000 shares of common stock.
(11)	Ms. Tone has sole voting and investment power over 3,701 shares of common stock, including options to purchase 1,100 shares of common stock.
(12)	Ms. Marks has sole voting and investment power over 1,101 shares of common stock.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of Jacksonville Bancorp-Maryland’s directors and executive officers and for all of the directors and executive officers as a group, the following information:

(i)	the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of Jacksonville Bancorp-Federal common stock as of May 10, 2010;

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total amount of Jacksonville Bancorp-Maryland common stock to be held upon consummation of the conversion.

In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See “The Conversion and Offering—Limitations on Common Stock Purchases.”  Regulations of the Office of Thrift Supervision prohibit our directors and officers from selling the shares they purchase in the offering for one year after the date of purchase. Subscriptions by management through our 401(k) plan will be counted as part of the maximum number of shares such individuals’ may subscribe for in the stock offering and own following the conversion.

		Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
Name of Beneficial Owner	Number of Exchange Shares to Be Held (2)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding (3)

Andrew F. Applebee	76,165	5,000	$50,000	81,165	3.7%
Emily J. Osburn	13,122	1,000	10,000	14,122	*
Dean H. Hess	32,805	25,000	250,000	57,805	2.7%
John C. Williams	16,286	15,000	150,000	31,286	1.4%
Harmon B. Deal, III	25,509	30,000	300,000	55,509	2.6%
John L. Eyth	4,537	2,000	20,000	6,537	*
Richard A. Foss	67,694	7,500	75,000	75,194	3.5%
John M. Buchanan	1,131	2,500	25,000	3,631	*
John D. Eilering	13,388	3,000	30,000	16,388	*
Diana S. Tone	4,187	2,000	20,000	6,187	*
Laura A Marks	1,245	5,000	50,000	6,245	*
Chris A. Royal	—	2,000	20,000	2,000	*

Total for Directors and Executive Officers	256,069	100,000	$1,000,000	356,069	16.4%

*	Less than 1%.
(1)	Includes proposed subscriptions, if any, by associates and proposed purchases to be made through the 401(k) plan.
(2)	Based on information presented in “Beneficial Ownership of Common Stock” assuming an exchange ratio of 1.1312 at the midpoint of the offering range.
(3)	Based upon 2,172,790 total shares outstanding at the midpoint of the offering range.

THE CONVERSION AND OFFERING

The boards of directors of Jacksonville Bancorp-Federal, Jacksonville Bancorp, MHC and Jacksonville Savings Bank have approved the plan of conversion and reorganization.  The plan of conversion and reorganization must also be approved by the members of Jacksonville Bancorp, MHC (depositors of Jacksonville Savings Bank) and the stockholders of Jacksonville Bancorp-Federal.  A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

General

The respective boards of directors of Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal and Jacksonville Savings Bank adopted the plan of conversion and reorganization on January 19, 2010 as amended on March 5, 2010.  Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the fully stock form.  Jacksonville Bancorp, MHC, the mutual holding company parent of Jacksonville Bancorp-Federal, will be merged into Jacksonville Bancorp-Federal, and Jacksonville Bancorp, MHC will no longer exist.  Jacksonville Bancorp-Federal, which owns 100% of Jacksonville Savings Bank, will be succeeded by a new Maryland corporation named Jacksonville Bancorp, Inc.  As part of the conversion, the ownership interest of Jacksonville Bancorp, MHC in Jacksonville Bancorp-Federal will be offered for sale in the stock offering.  When the conversion is completed, all of the outstanding common stock of Jacksonville Savings Bank will be owned by Jacksonville Bancorp-Maryland, and all of the outstanding common stock of Jacksonville Bancorp-Maryland will be owned by public stockholders.  A diagram of our corporate structure before and after the conversion is set forth in the Summary of this prospectus.

Under the plan of conversion and reorganization, at the conclusion of the conversion and offering, each share of Jacksonville Bancorp-Federal common stock owned by persons other than Jacksonville Bancorp, MHC will be converted automatically into the right to receive new shares of Jacksonville Bancorp-Maryland common stock determined pursuant to an exchange ratio.  The exchange ratio will ensure that immediately after the exchange of existing shares of Jacksonville Bancorp-Federal for new shares, the public stockholders will own the same aggregate percentage of shares of common stock of Jacksonville Bancorp-Maryland that they owned in Jacksonville Bancorp-Federal immediately prior to the conversion, excluding any shares they purchased in the offering and cash paid in lieu of fractional shares.

Jacksonville Bancorp-Maryland intends to retain between $4.0 million and $5.6 million of the net proceeds of the offering (excluding the loan to the employee stock ownership plan) and to invest the balance of the net proceeds in Jacksonville Savings Bank.   The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization.

The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including our 401(k) plan and employee stock ownership plan, supplemental eligible account holders and other depositors. If all shares are not subscribed for in the subscription offering, we may, at our discretion, offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)
Natural persons (including trusts of natural persons) and then other persons (including any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or political subdivision of a government) residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois; and

(ii)	Jacksonville Bancorp-Federal’s public stockholders as of May 10, 2010.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offering through a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc.  For a more complete description of the syndicated community offering, see “– Syndicated Community Offering” herein.

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Jacksonville Bancorp-Maryland.  All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock.  The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at each branch office of Jacksonville Savings Bank and at the Central Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to Jacksonville Bancorp, MHC’s application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See “Where You Can Find Additional Information.”

Reasons for the Conversion

We are converting to the fully public stock form of ownership and conducting the offering at this time in order to increase our capital to enhance our capacity to grow and to respond to changing regulatory and market conditions, as well as greater flexibility to effect acquisitions of banks and other financial institutions.  We believe that our conversion to a fully public company and the capital we will raise from the sale of our common stock will facilitate our continued growth and the successful implementation of our business strategy:

●	to increase our capital to support internal growth through lending in the communities we serve;

●	to enhance existing products and services and support the development of new products and services;

●	to facilitate growth through branch and whole bank acquisitions, as opportunities arise;

●	to improve our overall competitive position; and

●	to improve the liquidity of our shares of common stock and enhance stockholder returns through more flexible capital management strategies.

As a fully converted stock holding company, we will have greater flexibility in structuring future mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition.  Our current mutual holding company structure and our relatively small asset size limit our ability to offer shares of our common stock as consideration for a merger or acquisition since Jacksonville Bancorp, MHC is required to own a majority of our shares of common stock.  Potential sellers often want stock for at least part of the purchase price.  Our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise.  We do not currently have any agreement or understanding as to any specific acquisition.

We also are undertaking the conversion at this time to ensure that current stockholders of Jacksonville Bancorp-Federal do not have the value of their investment diluted by potential changes in applicable statutes and regulations affecting mutual holding companies.  Recent legislative proposals would eliminate our primary federal regulator, the Office of Thrift Supervision, and make the Board of Governors of the Federal Reserve System the exclusive regulator of mutual holding companies.  If Jacksonville Bancorp, MHC were to convert to a stock holding company under current Federal Reserve policy regarding second-step conversions, the value of dividends waived by Jacksonville Bancorp, MHC over the years would be considered in determining the percentage of Jacksonville Bancorp-Maryland that the existing stockholders of Jacksonville Bancorp-Federal would receive in the conversion.  As a result, existing stockholders would receive less value for their shares of Jacksonville Bancorp-Federal common stock in the second-step conversion.

Approvals Required

The affirmative vote of a majority of the total eligible votes of the members of Jacksonville Bancorp, MHC is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of Jacksonville Bancorp, MHC will also be approving the merger of Jacksonville Bancorp, MHC into Jacksonville Bancorp-Federal.  The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Jacksonville Bancorp-Federal and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Jacksonville Bancorp-Federal held by the public stockholders of Jacksonville Bancorp-Federal are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.

Share Exchange Ratio for Current Stockholders

Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable.  On the effective date of the conversion, each publicly held share of Jacksonville Bancorp-Federal common stock will be automatically converted into the right to receive a number of shares of Jacksonville Bancorp-Maryland common stock.  The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Jacksonville Bancorp-Maryland after the conversion as they held in Jacksonville Bancorp-Federal immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering or their receipt of cash in lieu of fractional exchange shares. The exchange ratio is not dependent on the market value of Jacksonville Bancorp-Maryland common stock.  The exchange ratio is based on the percentage of Jacksonville Bancorp-Federal common stock held by the public, the independent valuation of Jacksonville Bancorp-Maryland prepared by RP Financial, LC. and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from approximately 0.9615 exchange shares for each publicly held share of Jacksonville Bancorp-Federal at the minimum of the offering range to 1.4960 exchange shares for each publicly held share of Jacksonville Bancorp-Federal at the adjusted maximum of the offering range.

If you are currently a stockholder of Jacksonville Bancorp-Federal, your existing shares will be canceled and exchanged for shares of Jacksonville Bancorp-Maryland.  The number of shares you receive will be based on the final exchange ratio determined as of the closing of the conversion.

The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering.  The table also shows how many shares of Jacksonville Bancorp-Maryland a hypothetical owner of Jacksonville Bancorp-Federal common stock would receive in the exchange for 100 shares of Jacksonville Bancorp-Federal common stock owned at the consummation of the conversion, depending on the number of shares issued in the offering.

	Shares to be Sold in This Offering		Shares of Jacksonville Bancorp- Maryland to be Issued for Shares of Jacksonville Bancorp- Federal		Total Shares of Common Stock to be Issued in Conversion and Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Current Market Price (1)	Shares to be Received for 100 Existing Shares
	Amount	Percent	Amount	Percent

Minimum	998,750	54.08%	848,122	45.92%	1,846,872	0.9615	$9.62	96
Midpoint	1,175,000	54.08	997,790	45.92	2,172,790	1.1312	11.31	113
Maximum	1,351,250	54.08	1,147,459	45.92	2,498,709	1.3009	13.01	130
15% above Maximum	1,553,938	54.08	1,319,578	45.92	2,873,515	1.4960	14.96	149

(1)
Represents the value of shares of Jacksonville Bancorp-Maryland common stock received in the conversion by a holder of one share of Jacksonville Bancorp-Federal, at the exchange ratio, assuming the market price of $10.00 per share.

Options to purchase shares of Jacksonville Bancorp-Federal common stock which are outstanding immediately prior to the consummation of the conversion will be converted into options to purchase shares of Jacksonville Bancorp-Maryland common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio.  The aggregate exercise price, term and vesting period of the options will remain unchanged.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Jacksonville Bancorp-Federal common stock into the right to receive shares of Jacksonville Bancorp-Maryland common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, our exchange agent will send a transmittal form to each public stockholder of Jacksonville Bancorp-Federal who holds stock certificates.  The transmittal forms will contain instructions on how to exchange stock certificates of Jacksonville Bancorp-Federal common stock for stock certificates of Jacksonville Bancorp-Maryland common stock.  We expect that stock certificates evidencing shares of Jacksonville Bancorp-Maryland common stock will be distributed within five business days after we receive properly executed transmittal forms, Jacksonville Bancorp-Federal stock certificates and other required documents.  Shares held by public stockholders in street name (such as in a brokerage account) will be exchanged automatically upon the effective date of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Jacksonville Bancorp-Maryland common stock will be issued to any public stockholder of Jacksonville Bancorp-Federal when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered Jacksonville Bancorp-Federal stock certificates.  If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares.

You should not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions.  After the conversion, stockholders will not receive shares of Jacksonville Bancorp-Maryland common stock and will not be paid dividends on the shares of Jacksonville Bancorp-Maryland common stock until existing certificates representing shares of Jacksonville Bancorp-Federal common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of Jacksonville Bancorp-Federal common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Jacksonville Bancorp-Maryland common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Jacksonville Bancorp-Federal common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

All shares of Jacksonville Bancorp-Maryland common stock that we issue in exchange for existing shares of Jacksonville Bancorp-Federal common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

Effects of Conversion on Depositors, Borrowers and Members

Continuity. While the conversion is being accomplished, the normal business of Jacksonville Savings Bank of accepting deposits and making loans will continue without interruption. Jacksonville Savings Bank will continue to be an Illinois-chartered savings bank and will continue to be regulated by the Illinois Department of Financial and Professional Regulation and the Federal Deposit Insurance Corporation. After the conversion, Jacksonville Savings Bank will continue to offer existing services to depositors, borrowers and other customers.  The directors serving Jacksonville Bancorp-Federal at the time of the conversion will be the directors of Jacksonville Bancorp-Maryland after the conversion.

Effect on Deposit Accounts. Pursuant to the plan of conversion and reorganization, each depositor of Jacksonville Savings Bank at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Jacksonville Savings Bank will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

Effect on Voting Rights of Members. At present, all depositors of Jacksonville Savings Bank are members of, and have voting rights in, Jacksonville Bancorp, MHC as to all matters requiring membership action. Upon completion of the conversion, Jacksonville Bancorp, MHC will cease to exist and depositors will no longer have voting rights. Upon completion of the conversion, all voting rights in Jacksonville Savings Bank will be vested in Jacksonville Bancorp-Maryland as the sole stockholder of Jacksonville Savings Bank.   The stockholders of Jacksonville Bancorp-Maryland will possess exclusive voting rights with respect to Jacksonville Bancorp-Maryland common stock.

Tax Effects. We will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, the public stockholders of Jacksonville Bancorp-Federal, members of Jacksonville Bancorp, MHC, eligible account holders, supplemental eligible account holders, or Jacksonville Savings Bank.  See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Jacksonville Savings Bank has both a deposit account in Jacksonville Savings Bank and a pro rata ownership interest in the net worth of Jacksonville Bancorp, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of Jacksonville Bancorp, MHC and Jacksonville Savings Bank.  Any depositor who opens a deposit account obtains a pro rata ownership interest in Jacksonville Bancorp, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Jacksonville Bancorp, MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that Jacksonville Bancorp, MHC and Jacksonville Savings Bank are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Jacksonville Bancorp, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion and reorganization, however, certain depositors will receive rights in liquidation accounts maintained by Jacksonville Bancorp-Maryland and Jacksonville Savings Bank representing the amount of (i) Jacksonville Bancorp, MHC’s ownership interest in Jacksonville Bancorp-Federal’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Jacksonville Bancorp, MHC as of the date of the latest statement of financial condition of Jacksonville Bancorp, MHC prior to the consummation of the conversion (excluding its ownership of Jacksonville Bancorp-Federal). Jacksonville Bancorp-Maryland and Jacksonville Savings Bank shall continue to hold the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposits in Jacksonville Savings Bank.  The liquidation accounts are also designed to provide payments to depositors of their liquidation interests in the event of a liquidation of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank or of Jacksonville Savings Bank alone. The liquidation account in Jacksonville Savings Bank would be used only in the event that Jacksonville Bancorp-Maryland does not have sufficient capital to fund its obligations under its liquidation account.  The total obligation of Jacksonville Savings Bank and Jacksonville Bancorp-Maryland under their respective liquidation accounts will never exceed the dollar amount of the Jacksonville Bancorp-Maryland liquidation account. See “—Liquidation Rights.”

Stock Pricing and Number of Shares to be Issued

The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. Jacksonville Savings Bank and Jacksonville Bancorp-Federal have retained RP Financial, LC. to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial, LC. will receive a fee of $25,000 and $10,000 for expenses and an additional $5,000 for each valuation update, as necessary. Jacksonville Savings Bank and Jacksonville Bancorp-Federal have agreed to indemnify RP Financial, LC. and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by RP Financial, LC. to account for differences between Jacksonville Bancorp-Federal and the peer group. RP Financial, LC. placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value.

The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in this prospectus, including the consolidated financial statements of Jacksonville Bancorp-Federal. RP Financial, LC. also considered the following factors, among others:

●	the present results and financial condition of Jacksonville Bancorp-Federal and the projected results and financial condition of Jacksonville Bancorp-Maryland;

●	the economic and demographic conditions in Jacksonville Bancorp-Federal’s existing market area;

●	certain historical, financial and other information relating to Jacksonville Bancorp-Federal;

●
a comparative evaluation of the operating and financial characteristics of Jacksonville Bancorp-Federal with those of other similarly situated publicly traded savings institutions located in Illinois and other states in the Midwestern United States;

●	the aggregate size of the offering of the shares of common stock;

●	the impact of the conversion and offering on Jacksonville Bancorp-Federal’s stockholders’ equity and earnings potential;

●	the proposed dividend policy of Jacksonville Bancorp-Maryland; and

●	the trading market for securities of comparable institutions and general conditions in the market for such securities.

Included in RP Financial, LC.’s independent valuation were certain assumptions as to the pro forma earnings of Jacksonville Bancorp-Maryland after the conversion that were utilized in determining the appraised value.  These assumptions included estimated expenses, an assumed after-tax rate of return of 2.02% for the twelve months ended December 31, 2009 on the net offering proceeds. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

The independent valuation states that as of February 19, 2010, the estimated pro forma market value, or valuation range, of Jacksonville Bancorp-Maryland ranged from a minimum of $18.5 million to a maximum of $25.0 million, with a midpoint of $21.7 million.  The board of directors of Jacksonville Bancorp-Maryland decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Jacksonville Bancorp-Federal common stock owned by Jacksonville Bancorp, MHC.  The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Jacksonville Bancorp-Federal common stock owned by Jacksonville Bancorp, MHC and the $10.00 price per share, the minimum of the offering range will be 998,750 shares, the midpoint of the offering range will be 1,175,000 shares and the maximum of the offering range will be 1,351,250 shares.

The board of directors of Jacksonville Bancorp-Maryland reviewed the independent valuation and, in particular, considered the following:

●	Jacksonville Bancorp-Federal’s financial condition and results of operations;

●	comparison of financial performance ratios of Jacksonville Bancorp-Federal to those of other financial institutions of similar size;

●	market conditions generally and in particular for financial institutions; and

●	the historical trading price of the publicly held shares of Jacksonville Bancorp-Federal common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of Jacksonville Bancorp-Federal or Jacksonville Savings Bank or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of Jacksonville Bancorp-Maryland to less than $18.5 million or more than $28.7 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to Jacksonville Bancorp-Maryland’s registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial, LC. did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial, LC. independently value our assets or liabilities. The independent valuation considers Jacksonville Savings Bank as a going concern and should not be considered as an indication of the liquidation value of Jacksonville Savings Bank.  Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the offering will thereafter be able to sell their shares at prices at or above the $10.00 price per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $28.7 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,553,938 shares, to reflect changes in the market and financial conditions or demand for the shares.  We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers.  The subscription price of $10.00 per share will remain fixed.  See “—Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,553,938 shares.

If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $28.7 million and a corresponding increase in the offering range to more than 1,553,938 shares, or a decrease in the minimum of the valuation range to less than $18.5 million and a corresponding decrease in the offering range to fewer than 998,750 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received with interest at Jacksonville Savings Bank’s statement savings rate of interest.  Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take other actions as permitted by the Office of Thrift Supervision in order to complete the offering.  In the event that we extend the offering and conduct a resolicitation, purchasers would have the opportunity to maintain, change or cancel their stock orders within a specified period.  If a purchaser does not respond during the period, his or her stock order will be canceled and payment will be returned promptly, with interest at Jacksonville Savings Bank’s statement savings rate, and deposit account withdrawal authorizations will be canceled.  Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond June 29, 2012, which is two years after the special meeting of members to vote on the conversion. An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Jacksonville Bancorp-Maryland’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma earnings and stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber’s ownership interest and Jacksonville Bancorp-Maryland’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing pro forma earnings and stockholders’ equity on an aggregate basis. For a presentation of the effects of these changes, see “Pro Forma Data.”

Copies of the independent valuation appraisal report of RP Financial, LC. and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the main office of Jacksonville Savings Bank and as specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority.  The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having priority rights in the subscription offering and to the maximum, minimum and overall purchase and ownership limitations set forth in the plan of conversion and reorganization and as described below under “—Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each Jacksonville Savings Bank depositor with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on December 31, 2008 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders, subject to the overall purchase limitations.  See “—Limitations on Common Stock Purchases.”  If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on December 31, 2008.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Jacksonville Bancorp-Federal or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding December 31, 2008.

Priority 2: Tax-Qualified Plans.  Our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the offering. Our employee stock ownership plan intends to purchase up to 4% of the shares of common stock sold in the offering with the remaining shares in this purchase priority allocated to our 401(k) plan. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion.

Priority 3: Supplemental Eligible Account Holders.  To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and our tax-qualified employee stock benefit plans, each Jacksonville Savings Bank depositor with a Qualifying Deposit at the close of business on March 31, 2010 who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock, 0.10% of the total number of shares of common stock issued in the offering, or 15 times the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she had an ownership interest at March 31, 2010.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Depositors. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, our tax-qualified employee stock benefit plans, and Supplemental Eligible Account Holders, each depositor of Jacksonville Savings Bank as of the close of business on May 10, 2010 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Depositors”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock or 0.10% of the total number of shares of common stock issued in the offering, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Depositor to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed.  Thereafter, available shares will be allocated in the proportion that the amount of the subscription of each Other Depositor bears to the total amount of the subscriptions of all Other Depositors whose subscriptions remain unsatisfied. To ensure proper allocation of common stock, each Other Depositor must list on the stock order form all deposit accounts in which he or she had an ownership interest at May 10, 2010.  In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 12:00 noon, Central Time, on June 15, 2010, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor can be located.  We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock have been sold in the offering.  If at least 998,750 shares have not been sold in the offering within 45 days after June 15, 2010 and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at Jacksonville Savings Bank’s statement savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond July 30, 2010 is granted by the Office of Thrift Supervision, we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Depositors, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering.  Shares may be offered with the following preferences:

(i)
Natural persons (including trusts of natural persons) and then other persons (including any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, or government or political subdivision of a government) residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois;

(ii)	Jacksonville Bancorp-Federal’s public stockholders as of May 10, 2010; and

(iii)	Other members of the general public.

Subscribers in the community offering may purchase up to 25,000 shares of common stock, subject to the overall purchase limitations. See “—Limitations on Common Stock Purchases.” The minimum purchase is 25 shares. The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated on an equal number of shares basis per order. If oversubscription occurs due to the orders of public stockholders of Jacksonville Bancorp-Federal as of May 10, 2010 or to other members of the general public, the allocation procedures described above will apply to the stock orders of such persons. Unallocated shares will be allocated in the community offering to fill those orders that remain unsatisfied up to a maximum of 2% of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order.

The term “residing” or “resident” as used in this prospectus means any person who occupies a dwelling within the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature.  We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date.  The community offering, if any, may begin during or after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. Jacksonville Bancorp-Maryland may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond July 30, 2010, in which event we will resolicit purchasers in the offering as described under “—Procedure for Purchasing Shares—Expiration Date.”

Syndicated Community Offering

As a final step in the conversion, the plan of conversion and reorganization provides that, if feasible, all shares of common stock not purchased in the subscription offering and community offering, if any, may be offered for sale to selected members of the general public in a syndicated community offering through a syndicate of registered broker-dealers managed by Keefe, Bruyette & Woods, Inc. as agent of Jacksonville Bancorp-Maryland.  We call this the syndicated community offering.  We expect that the syndicated community offering will begin as soon as practicable after termination of the subscription offering and the community offering, if any.  We, in our sole discretion, have the right to reject orders in whole or in part received in the syndicated community offering.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. The syndicated community offering would terminate no later than July 30, 2010, unless extended by us, with approval of the Office of Thrift Supervision.

The price at which common stock is sold in the syndicated community offering will be the same price at which shares are offered and sold in the subscription offering and community offering.  No person may purchase more than $250,000 (25,000 shares) of common stock in the syndicated community offering, subject to the maximum purchase limitations.  See “– Limitations on Common Stock Purchases.” Unless the Office of Thrift Supervision permits otherwise, accepted orders for Jacksonville Bancorp-Maryland common stock in the syndicated community offering will first be filled up to a maximum of two percent (2%) of the shares sold in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole book running manager.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers who are Financial Industry Regulatory Authority member firms.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering.  The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings.  Under these rules, Keefe, Bruyette & Woods, Inc. or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date which will only occur if the minimum of the offering range is met.  Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering. Customers without brokerage accounts will not be able to participate in the syndicated community offering. Institutional investors will pay Keefe, Bruyette & Woods, Inc., in its capacity as sole book running manager, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Jacksonville Bancorp-Federal, Jacksonville Bancorp-Maryland, Jacksonville Bancorp, MHC and Jacksonville Savings Bank on one hand and Keefe, Bruyette & Woods, Inc. on the other hand.  If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering, less fees and commissions payable by us, will be delivered promptly to us.  If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after closing, without interest.  If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor.  Normal customer ticketing will be used for order placement.  In the syndicated community offering, order forms will not be used.

The syndicated community offering will be completed within 45 days after the termination of the subscription offering, unless extended by Jacksonville Savings Bank with the approval of the Office of Thrift Supervision.

If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

Limitations on Common Stock Purchases

The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

(i)	No person may purchase fewer than 25 shares of common stock or more than 25,000 shares ($250,000);

(ii)
Tax qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%;

(iii)
Except for the employee stock ownership plan and 401(k) plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) in all categories of the offering combined;

(iv)
Current stockholders of Jacksonville Bancorp-Federal are subject to an ownership limitation.  As previously described, current stockholders of Jacksonville Bancorp-Federal will receive shares of Jacksonville Bancorp-Maryland common stock in exchange for their existing shares of Jacksonville Bancorp-Federal common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Jacksonville Bancorp-Federal common stock, may not exceed 5% of the shares of common stock of Jacksonville Bancorp-Maryland to be issued and outstanding at the completion of the conversion; and

(v)
The maximum number of shares of common stock that may be purchased in all categories of the offering by senior officers and directors of Jacksonville Savings Bank and their associates, in the aggregate, when combined with shares of common stock issued in exchange for existing shares, may not exceed 30% of the shares issued in the conversion.

Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of Jacksonville Bancorp, MHC, may decrease or increase the purchase and ownership limitations.  If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be given, the opportunity to increase their subscriptions up to the then applicable limit.  The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.  In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for Jacksonville Bancorp-Maryland common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

In the event of an increase in the offering range of up to 1,553,938 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

(i)	to fill the subscriptions of our tax-qualified employee benefit plans, including the employee stock ownership plan, for up to 10% of the total number of shares of common stock issued in the offering;

(ii)
in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Depositor levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(iii)
to fill unfilled subscriptions in the community offering, with preference given first to natural persons residing in the counties of Cass, Greene, Macoupin, Montgomery, Morgan, Pike, Sangamon and Scott, Illinois, then to Jacksonville Bancorp-Federal’s public stockholders as of May 10, 2010 and then to members of the general public.

The term “associate” of a person means:

(i)
any corporation or organization, other than Jacksonville Bancorp-Federal, Jacksonville Savings Bank or a majority-owned subsidiary of Jacksonville Savings Bank,  of which the person is a senior officer, partner or 10% beneficial stockholder;

(ii)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Jacksonville Bancorp-Federal or Jacksonville Savings Bank.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”  Persons having the same address, and persons exercising subscription rights through qualifying deposits registered at the same address will be deemed to be acting in concert unless we determine otherwise.

Our directors are not treated as associates of each other solely because of their membership on the board of directors. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of Jacksonville Bancorp-Maryland or Jacksonville Savings Bank and except as described below.  Any purchases made by any associate of Jacksonville Bancorp-Maryland or Jacksonville Savings Bank for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution.  In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.  For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after Conversion” and “Restrictions on Acquisition of Jacksonville Bancorp-Maryland.”

Plan of Distribution; Selling Agent Compensation

Offering materials have been initially distributed to certain persons by mail, with additional copies made available through our Stock Information Center.

We have engaged Keefe, Bruyette & Woods, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, as a selling agent in connection with the offering of our common stock.  In its role as selling agent, Keefe, Bruyette & Woods, Inc., will:

●	provide advice on the financial and securities market implications of the plan of conversion and reorganization and related corporate documents, including our business plan;

●	assist in structuring our stock offering, including developing and assisting in implementing a market strategy for the stock offering;

●	review all offering documents, including this prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

●	assist us in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;

●	assist us in analyzing proposals from outside vendors retained in connection with the stock offering, including printers, transfer agents and appraisal firms;

●	assist us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

●	meet with the board of directors and management to discuss any of these services; and

●	provide such other financial advisory and investment banking services in connection with the stock offering as may be agreed upon by Keefe, Bruyette & Woods, Inc. and us.

For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $30,000, payable in four consecutive monthly installments commencing January 2010, which will be credited against the success fees in the subscription and community offerings. A success fee of 1.5% of the aggregate dollar amount of the common stock sold in the subscription offering and a success fee of 2.5% of the aggregate dollar amount of the common stock sold in the community offering will be paid to Keefe, Bruyette & Woods, Inc., each if the conversion is consummated, excluding shares purchased by our directors, officers and employees and members of their immediate families, our employee stock ownership plan and our tax-qualified or stock-based compensation or similar plans (except individual retirement accounts). In addition, Keefe, Bruyette & Woods, Inc. will not receive any fees for the exchange shares issued to current stockholders of Jacksonville Bancorp-Federal as part of the conversion.

The plan of conversion and reorganization provides that, if necessary, all shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering to be managed by Keefe, Bruyette & Woods, Inc.  In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other broker-dealers.  Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering.  If there is a syndicated community offering, Keefe, Bruyette & Woods, Inc. will receive a management fee not to exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.  Of this amount, Keefe, Bruyette & Woods, Inc. will pass on to selected broker-dealers, who assist in the syndicated community offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment not to exceed 3.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its marketing effort up to a maximum of $7,500, which may be increased up to $15,000 only in the case of a syndicated community offering.  In addition, we will reimburse Keefe, Bruyette & Woods, Inc. for fees and expenses of its counsel not to exceed $50,000.  If the plan of conversion and reorganization is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will only receive reimbursement of its reasonable out-of-pocket expenses and the portion of the management fee payable and will return any amounts paid or advanced by us in excess of these amounts. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our selling agent and performance of services as our selling agent.

For information regarding compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering to determine the estimated offering expenses, see “Pro Forma Data..”

We have also engaged Keefe, Bruyette & Woods, Inc. to act as our conversion agent in connection with the stock offering. In its role as conversion agent, Keefe, Bruyette & Woods, Inc. will, among other things:

●	consolidate accounts and develop a central file;

●	prepare proxy forms and proxy materials;

●	tabulate proxies and ballots;

●	act as inspector of election at the special meeting of members;

●	assist us in establishing and managing the Stock Information Center;

●	assist our financial printer with labeling of stock offering materials;

●	process stock order forms and certification forms and produce daily reports and analysis;

●	assist our transfer agent with the generation and mailing of stock certificates;

●	advise us on interest and refund calculations; and

●	create tax forms for interest reporting.

For these services, Keefe, Bruyette & Woods, Inc. will receive a fee of $25,000, and we have made an advance payment of $10,000 to Keefe, Bruyette & Woods, Inc. with respect to this fee.  We also will reimburse Keefe, Bruyette & Woods, Inc. for its reasonable out-of-pocket expenses associated with its acting as conversion agent not to exceed $2,500.  If the plan of conversion and reorganization is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agreement, Keefe, Bruyette & Woods, Inc. will be entitled to the advance payment and also receive reimbursement of its reasonable out-of-pocket expenses. We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses (including legal fees) related to or arising out of Keefe, Bruyette & Woods, Inc.’s engagement as our conversion agent and performance of services as our conversion agent.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Jacksonville Savings Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction.  No offers or sales may be made by tellers or at the teller counters.  Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock.  We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

Prospectus Delivery

To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver any later than two days prior to the expiration date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will only be distributed with or preceded by a prospectus.

In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares

Expiration Date. The subscription and community offerings will expire at 12:00 noon, Central Time, on June 15, 2010, unless we extend it for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond July 30, 2010 would require the Office of Thrift Supervision’s approval.  If the offering is so extended, or if the offering range is decreased or is increased above the adjusted maximum of the offering range, we will be required to resolicit purchasers before proceeding with the offering.

We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest at Jacksonville Savings Bank’s statement savings rate from the date of processing.

Use of Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock in the subscription and community offerings, you must complete a stock order form and remit full payment.  We are not required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 12:00 noon, Central Time, on June 15, 2010. We are not required to accept order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms.  We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.  You may submit your order form and payment either by mail using the stock order return envelope provided, by overnight delivery to the indicated address on the order form or by delivering your order form in person at any of Jacksonville Savings Bank’s branch offices.  Once tendered, an order form cannot be modified or revoked without our consent.  We reserve the right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.  If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.  We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.  Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Jacksonville Savings Bank or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

(i)	personal check, bank check or money order, made payable to Jacksonville Bancorp, Inc.; or

(ii)	authorizing us to withdraw funds from Jacksonville Savings Bank savings and certificate of deposit accounts (not checking accounts) designated on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Jacksonville Savings Bank are provided on the order form. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current savings rate subsequent to the withdrawal.  In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at Jacksonville Savings Bank and will earn interest at Jacksonville Savings Bank’s statement savings rate from the date payment is processed until the offering is completed or terminated.

You may not remit cash, Jacksonville Savings Bank line of credit checks, and third-party checks (including those payable to you and endorsed over to Jacksonville Bancorp, Inc.). Additionally, you may not designate a direct withdrawal from Jacksonville Savings Bank accounts with check-writing privileges.  Please provide a check instead.  If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account. If permitted by the Office of Thrift Supervision, in the event we resolicit large purchasers, as described above in “Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by July 30, 2010, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Regulations prohibit Jacksonville Savings Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

We shall have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the conversion.  This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the offering, it will not be required to pay for such shares until consummation of the offering, provided that there is a loan commitment from an unrelated financial institution or Jacksonville Bancorp-Maryland to lend to the employee stock ownership plan the necessary amount to fund the purchase.

Using IRA Funds

If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account, such as a brokerage firm individual retirement account.  By regulation, Jacksonville Savings Bank’s individual retirement accounts are not self-directed, so they cannot be invested in our shares of common stock.  Therefore, if you wish to use funds that are currently in a Jacksonville Savings Bank individual retirement account, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to a brokerage account.  If you do not have such an account, you will need to establish one before placing a stock order.  An annual administrative fee may be payable to the independent trustee or custodian.  There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account, whether at Jacksonville Savings Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks prior to the June 15, 2010 offering deadline, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Stock Certificates. Certificates representing shares of common stock sold in the subscription and community offerings will be mailed to the persons entitled thereto at the certificate registration address noted by them on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of common stock which they ordered, even though the common stock will have begun trading.

Other Restrictions. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished.  In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a State of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state; (ii) the issuance of subscription rights or the offer or sale of shares of common stock to such persons would require us, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in such state; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Office of Thrift Supervision regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion and reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account.  When registering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify only in a lower purchase priority than you do.  Doing so may jeopardize your subscription rights.  Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering.  If you have any questions regarding the conversion or offering, please call our Stock Information Center, Monday through Friday between 9:00 a.m. and 5:00 p.m., Central Time.  The Stock Information Center will be closed on weekends and bank holidays.  The toll-free phone number is (877) 860-2070. In addition, a representative of Keefe, Bruyette and Woods, Inc. will be available to meet with you in person between 9:00 a.m. and 5:00 p.m. on June 10, 11, 14 and 15, 2010, at Jacksonville Savings Bank’s main office at 1211 W. Morton Avenue, Jacksonville, Illinois.

Liquidation Rights

Prior to the Conversion.  In the unlikely event that Jacksonville Bancorp, MHC is liquidated prior to the conversion, all claims of creditors of Jacksonville Bancorp, MHC would be paid first. Thereafter, if there were any assets of Jacksonville Bancorp, MHC remaining, these assets would first be distributed to certain depositors of Jacksonville Savings Bank under such depositor’s liquidation rights.  The amount received by such depositors would be equal to their pro rata interest in the remaining value of Jacksonville Bancorp, MHC remaining after claims of creditors, based on the relative size of their deposit accounts.

After the Conversion.  The plan of conversion and reorganization provides for the establishment, upon completion of the conversion, of a liquidation account by Jacksonville Bancorp-Maryland for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Jacksonville Bancorp, MHC’s ownership interest in Jacksonville Bancorp-Federal’s total stockholders’ equity as of the date of the latest statement of financial condition used in this prospectus plus (ii) the value of the net assets of Jacksonville Bancorp, MHC as of the date of the latest statement of financial condition of Jacksonville Bancorp, MHC prior to the consummation of the conversion (excluding its ownership of Jacksonville Bancorp-Federal). The plan of conversion and reorganization also provides for the establishment of a parallel liquidation account in Jacksonville Savings Bank to support the Jacksonville Bancorp-Maryland liquidation account in the event Jacksonville Bancorp-Maryland does not have sufficient capital resources to fund its obligations under the Jacksonville Bancorp-Maryland liquidation account.

In the unlikely event that Jacksonville Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first.  However, except with respect to the liquidation account to be established in Jacksonville Bancorp-Maryland and the liquidation account to be established in Jacksonville Savings Bank, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors would not have an interest in the value of the assets of Jacksonville Savings Bank or Jacksonville Bancorp-Maryland above that amount.

The liquidation account established by Jacksonville Bancorp-Maryland is designed to provide depositors a liquidation interest (received in exchange for the liquidation interests in Jacksonville Bancorp, MHC) after the conversion in the event of a liquidation of Jacksonville Bancorp-Maryland and Jacksonville Savings Bank or a liquidation solely of Jacksonville Savings Bank.  Specifically, in the unlikely event that either (i) Jacksonville Savings Bank or (ii) Jacksonville Bancorp-Maryland and Jacksonville Savings Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of December 31, 2008 and March 31, 2010 of their interests in the liquidation account maintained by Jacksonville Bancorp-Maryland.  Also, in a complete liquidation of both entities, or of just Jacksonville Savings Bank, when Jacksonville Bancorp-Maryland has insufficient assets (other than the stock of Jacksonville Savings Bank) to fund the liquidation account obligations due to Eligible Account Holders and Supplemental Eligible Account Holders and Jacksonville Savings Bank has positive net worth, Jacksonville Savings Bank shall immediately make a distribution to fund Jacksonville Bancorp-Maryland’s remaining obligations under the liquidation account which will not be subject to the claims of Jacksonville Bancorp-Maryland’s creditors. In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Jacksonville Bancorp-Maryland. If Jacksonville Bancorp-Maryland is completely liquidated or sold apart from a sale or liquidation of Jacksonville Savings Bank, then the Jacksonville Bancorp-Maryland liquidation account will cease to exist and Eligible Account Holders and Supplemental Eligible Account Holders will receive an equivalent interest in the Jacksonville Savings Bank liquidation account, subject to the same rights and terms as the liquidation account at Jacksonville Bancorp-Maryland.

Pursuant to the plan of conversion and reorganization, after two years from the date of completion of the conversion and upon the written request of the Office of Thrift Supervision, Jacksonville Bancorp-Maryland will eliminate the liquidation account or transfer the liquidation account and the depositors’ interests in such account to Jacksonville Savings Bank, and the liquidation account shall thereupon become the liquidation account of Jacksonville Savings Bank and will not be subject to the claims of Jacksonville Bancorp-Maryland’s creditors.

Under the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Jacksonville Bancorp-Maryland or Jacksonville Savings Bank is not the surviving institution would not be considered a liquidation.  In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Jacksonville Savings Bank on December 31, 2008 or March 31, 2010, equal to the proportion that the balance of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s deposit account on December 31, 2008 or March 31, 2010, respectively, bears to the balance of all Eligible Account Holders and Supplemental Eligible Account Holders in Jacksonville Savings Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2008 or March 31, 2010 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income tax consequences of the conversion to Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, Jacksonville Bancorp-Maryland, Jacksonville Savings Bank,  Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors of Jacksonville Savings Bank.  Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that Jacksonville Bancorp-Maryland or Jacksonville Savings Bank would prevail in a judicial proceeding.

Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, Jacksonville Savings Bank and Jacksonville Bancorp-Maryland have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

1.	The merger of Jacksonville Bancorp, MHC with and into Jacksonville Bancorp-Federal will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Jacksonville Bancorp, MHC for liquidation interests in Jacksonville Bancorp-Federal will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, Eligible Account Holders nor Supplemental Eligible Account Holders, will recognize any gain or loss on the transfer of the assets of Jacksonville Bancorp, MHC to Jacksonville Bancorp-Federal in constructive exchange for liquidation interests in Jacksonville Bancorp-Federal.

4.
The basis of the assets of Jacksonville Bancorp, MHC and the holding period of such assets to be received by Jacksonville Bancorp-Federal will be the same as the basis and holding period of such assets in Jacksonville Bancorp, MHC immediately before the exchange.

5.
The merger of Jacksonville Bancorp-Federal with and into Jacksonville Bancorp-Maryland will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Neither Jacksonville Bancorp-Federal nor Jacksonville Bancorp-Maryland will recognize gain or loss as a result of such merger.

6.
The basis of the assets of Jacksonville Bancorp-Federal and the holding period of such assets to be received by Jacksonville Bancorp-Maryland will be the same as the basis and holding period of such assets in Jacksonville Bancorp-Federal immediately before the exchange.

7.
Current stockholders of Jacksonville Bancorp-Federal will not recognize any gain or loss upon their exchange of Jacksonville Bancorp-Federal common stock for Jacksonville Bancorp-Maryland common stock.

8.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the exchange of their liquidation interests in Jacksonville Bancorp-Federal that they constructively received for interests in the liquidation account in Jacksonville Bancorp-Maryland.

9.
The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests in Jacksonville Bancorp-Federal that they constructively received for interests in the liquidation account established in Jacksonville Bancorp-Maryland will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

10.
Each stockholder’s aggregate basis in shares of Jacksonville Bancorp-Maryland common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of Jacksonville Bancorp-Federal common stock surrendered in the exchange.

11.
Each stockholder’s holding period in his or her Jacksonville Bancorp-Maryland common stock received in the exchange will include the period during which the Jacksonville Bancorp-Federal common stock surrendered was held, provided that the Jacksonville Bancorp-Federal common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

12.
Cash received by any current stockholder of Jacksonville Bancorp-Federal in lieu of a fractional share interest in shares of Jacksonville Bancorp-Maryland common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Jacksonville Bancorp-Maryland common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.
It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Jacksonville Bancorp-Maryland common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Jacksonville Bancorp-Maryland common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of Jacksonville Savings Bank supporting the payment of the Jacksonville Bancorp-Maryland liquidation account in the event Jacksonville Bancorp-Maryland lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Jacksonville Savings Bank liquidation account as of the effective date of the merger of Jacksonville Bancorp-Federal with and into Jacksonville Bancorp-Maryland.

15.
It is more likely than not that the basis of the shares of Jacksonville Bancorp-Maryland common stock purchased in the offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Jacksonville Bancorp-Maryland common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.	No gain or loss will be recognized by Jacksonville Bancorp-Maryland on the receipt of money in exchange for Jacksonville Bancorp-Maryland common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Jacksonville Bancorp, MHC, Jacksonville Bancorp-Federal, Jacksonville Savings Bank, Jacksonville Bancorp-Maryland and persons receiving subscription rights and stockholders of Jacksonville Bancorp-Federal.  With respect to items 8 and 13 above, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial, LC. has issued a letter that the subscription rights have no ascertainable fair market value.  The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on a distribution. Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

The opinion as to item 14 above is based on the position that:  (i) no holder of an interest in a liquidation account has ever received a payment attributable to a liquidation account; (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Jacksonville Savings Bank are reduced; and (iv) the Jacksonville Savings Bank liquidation account payment obligation arises only if Jacksonville Bancorp-Maryland lacks sufficient assets to fund the liquidation account.

In addition, we have received a letter from RP Financial, LC. stating its belief that the benefit provided by the Jacksonville Savings Bank liquidation account supporting the payment of the liquidation account in the event Jacksonville Bancorp-Maryland lacks sufficient net assets does not have any economic value at the time of the conversion.  Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes it is more likely than not that such rights in the Jacksonville Savings Bank liquidation account have no value.  If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.

The opinion of Luse Gorman Pomerenk & Schick, P.C., unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed.  We do not plan to apply for a letter ruling concerning the transactions described herein.

The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to Jacksonville Bancorp-Maryland’s registration statement.  Advice regarding the Illinois state income tax consequences consistent with the federal tax opinion has been issued by BKD, LLP, tax advisors to Jacksonville Bancorp, MHC and Jacksonville Bancorp-Federal.

Certain Restrictions on Purchase or Transfer of Our Shares after Conversion

All shares of common stock purchased in the offering by a director or an executive officer of Jacksonville Savings Bank generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Jacksonville Bancorp-Maryland also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans.

Office of Thrift Supervision regulations prohibit Jacksonville Bancorp-Maryland from repurchasing its shares of common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF
JACKSONVILLE BANCORP-FEDERAL

General. As a result of the conversion, existing stockholders of Jacksonville Bancorp-Federal will become stockholders of Jacksonville Bancorp-Maryland.  There are differences in the rights of stockholders of Jacksonville Bancorp-Federal and stockholders of Jacksonville Bancorp-Maryland caused by differences between federal and Maryland law and regulations and differences in Jacksonville Bancorp-Federal’s federal stock charter and bylaws and Jacksonville Bancorp-Maryland’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Jacksonville Bancorp-Maryland’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Jacksonville Bancorp-Federal consists of 20,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

The authorized capital stock of Jacksonville Bancorp-Maryland consists of 25,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Under the Maryland General Corporation Law and Jacksonville Bancorp-Maryland’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval.  Stockholder approval is required to increase or decrease the number of authorized shares of Jacksonville Bancorp-Federal.

Jacksonville Bancorp-Federal’s charter and Jacksonville Bancorp-Maryland’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control.  We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Jacksonville Bancorp, MHC is required to own not less than a majority of the outstanding shares of Jacksonville Bancorp-Federal common stock. Jacksonville Bancorp, MHC will no longer exist following consummation of the conversion.

Jacksonville Bancorp-Maryland’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Jacksonville Bancorp-Federal’s stock charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by the stockholders. However, stock-based compensation plans, such as stock option plans, would have to be submitted for approval by Jacksonville Bancorp-Maryland stockholders due to requirements of the Nasdaq Stock Market and in order to qualify stock options for favorable federal income tax treatment.

Voting Rights. Neither Jacksonville Bancorp-Federal’s stock charter or bylaws nor Jacksonville Bancorp-Maryland’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends.  Jacksonville Bancorp-Federal’s ability to pay dividends depends, to a large extent, upon Jacksonville Savings Bank’s ability to pay dividends to Jacksonville Bancorp-Federal, and the ability of Jacksonville Savings Bank to pay dividends to Jacksonville Bancorp-Federal is restricted by Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation regulations and by income tax considerations related to Illinois state savings banks.

The same restrictions will apply to Jacksonville Savings Bank’s payment of dividends to Jacksonville Bancorp-Maryland.  In addition, Maryland law generally provides that Jacksonville Bancorp-Maryland is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make it insolvent.

Board of Directors. Jacksonville Bancorp-Federal’s bylaws and Jacksonville Bancorp-Maryland’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Jacksonville Bancorp-Federal’s bylaws, any vacancies on the board of directors of Jacksonville Bancorp-Federal may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Jacksonville Bancorp-Federal to fill vacancies may only serve until the next election of directors by stockholders. Under Jacksonville Bancorp-Maryland’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by an affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Under Jacksonville Bancorp-Federal’s bylaws, any director may be removed for cause by the holders of a majority of the outstanding voting shares.  Jacksonville Bancorp-Maryland’s articles of incorporation also provide that any director may be removed for cause by the holders of at least a majority of the outstanding voting shares of Jacksonville Bancorp-Maryland.

Limitations on Liability. The charter and bylaws of Jacksonville Bancorp-Federal do not limit the personal liability of directors or officers.

Jacksonville Bancorp-Maryland’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to Jacksonville Bancorp-Maryland for certain actions as directors or officers, except for (i) receipt of an improper personal benefit from their positions as directors or officers, (ii) actions or omissions that are determined to have involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit Jacksonville Bancorp-Maryland.

Indemnification of Directors, Officers, Employees and Agents.  Under current Office of Thrift Supervision regulations, Jacksonville Bancorp-Federal shall indemnify its directors, officers and employees for any costs incurred in connection with any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Jacksonville Bancorp-Federal or its stockholders. Jacksonville Bancorp-Federal also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Jacksonville Bancorp-Federal is required to notify the Office of Thrift Supervision of its intention, and such payment cannot be made if the Office of Thrift Supervision objects to such payment.

The articles of incorporation of Jacksonville Bancorp-Maryland provide that it shall indemnify its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses. Maryland law allows Jacksonville Bancorp-Maryland to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Jacksonville Bancorp-Maryland.  No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled.  The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Jacksonville Bancorp-Federal’s bylaws provide that special meetings of Jacksonville Bancorp-Federal’s stockholders may be called by the Chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock of Jacksonville Bancorp-Federal entitled to vote at the meeting. Jacksonville Bancorp-Maryland’s bylaws provide that special meetings of the stockholders of Jacksonville Bancorp-Maryland may be called by the president, by a majority vote of the total authorized directors, or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

Stockholder Nominations and Proposals. Jacksonville Bancorp-Federal’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Jacksonville Bancorp-Federal at least five days before the date of any such meeting.

Jacksonville Bancorp-Maryland’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Jacksonville Bancorp-Maryland at least 80 days prior and not earlier than 90 days prior to such meeting.  However, if less than 90 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice must be submitted by a stockholder not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

Management believes that it is in the best interests of Jacksonville Bancorp-Maryland and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.  In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are in their best interests.

Stockholder Action Without a Meeting. The bylaws of Jacksonville Bancorp-Federal provide that any action to be taken or which may be taken at any annual or special meeting of stockholders may be taken if a consent in writing, setting forth the actions so taken, is given by the holders of all outstanding shares entitled to vote with respect to the subject matter. The bylaws of Jacksonville Bancorp-Maryland do not provide for action to be taken by stockholders without a meeting. Under Maryland law, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Jacksonville Bancorp-Federal, provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, hold at least 5% of the company’s total shares, have the right to inspect a company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Jacksonville Bancorp-Maryland’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit unless a purchase of shares is approved by a majority of unaffiliated directors prior to the acquisition of such shares.  Jacksonville Bancorp-Federal’s charter no longer provides such a limit on voting common stock.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting alone or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Jacksonville Bancorp-Maryland’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of Jacksonville Bancorp-Maryland’s equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Mergers, Consolidations and Sales of Assets. A federal regulation applicable to Jacksonville Bancorp-Federal generally requires the approval of two-thirds of the board of directors of Jacksonville Bancorp-Federal and the holders of two-thirds of the outstanding stock of Jacksonville Bancorp-Federal entitled to vote thereon for mergers, consolidations and sales of all or substantially all of Jacksonville Bancorp-Federal’s assets. Such regulation permits Jacksonville Bancorp-Federal to merge with another corporation without obtaining the approval of its stockholders if:

(i)	it does not involve an interim savings institution;

(ii)	Jacksonville Bancorp-Federal’s federal stock charter is not changed;

(iii)
each share of Jacksonville Bancorp-Federal’s stock outstanding immediately prior to the effective date of the transaction will be an identical outstanding share or a treasury share of Jacksonville Bancorp-Federal after such effective date; and

(iv)	either:

(a)	no shares of voting stock of Jacksonville Bancorp-Federal and no securities convertible into such stock are to be issued or delivered under the plan of combination; or

(b)
the authorized but unissued shares or the treasury shares of voting stock of Jacksonville Bancorp-Federal to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Jacksonville Bancorp-Federal outstanding immediately prior to the effective date of the transaction.

Under Maryland law, as may be made applicable by the board of directors of Jacksonville Bancorp-Maryland, “business combinations” between Jacksonville Bancorp-Maryland and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Jacksonville Bancorp-Maryland’s voting stock after the date on which Jacksonville Bancorp-Maryland had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Jacksonville Bancorp-Maryland at any time after the date on which Jacksonville Bancorp-Maryland had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Jacksonville Bancorp-Maryland.  A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Jacksonville Bancorp-Maryland and an interested stockholder generally must be recommended by the board of directors of Jacksonville Bancorp-Maryland and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Jacksonville Bancorp-Maryland, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Jacksonville Bancorp-Maryland other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Jacksonville Bancorp-Maryland’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Evaluation of Offers.  The articles of incorporation of Jacksonville Bancorp-Maryland provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Jacksonville Bancorp-Maryland (whether by purchases of its securities, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Jacksonville Bancorp-Maryland and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

●	the economic effect, both immediate and long-term, upon Jacksonville Bancorp-Maryland’s stockholders, including stockholders, if any, who do not participate in the transaction;

●
the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Jacksonville Bancorp-Maryland and its subsidiaries and on the communities in which Jacksonville Bancorp-Maryland and its subsidiaries operate or are located;

●	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Jacksonville Bancorp-Maryland;

●	whether a more favorable price could be obtained for Jacksonville Bancorp-Maryland’s stock or other securities in the future;

●
the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Jacksonville Bancorp-Maryland and its subsidiaries;

●	the future value of the stock or any other securities of Jacksonville Bancorp-Maryland or the other entity to be involved in the proposed transaction;

●	any antitrust or other legal and regulatory issues that are raised by the proposal;

●
the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

●
the ability of Jacksonville Bancorp-Maryland to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Jacksonville Bancorp-Federal’s charter and bylaws do not contain a similar provision.

Dissenters’ Rights of Appraisal. Office of Thrift Supervision regulations generally provide that a stockholder of a federally chartered corporation that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the corporation, subject to specified procedural requirements.   The regulations also provide, however, that a stockholder of a federally chartered corporation whose shares are listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the stockholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation that at the effective date of the merger will be listed on a national securities exchange, or any combination of such shares of stock and cash.

Under Maryland law, stockholders of Jacksonville Bancorp-Maryland will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Jacksonville Bancorp-Maryland is a party as long as the common stock of Jacksonville Bancorp-Maryland trades on a national securities exchange.

Amendment of Governing Instruments. No amendment of Jacksonville Bancorp-Federal’s stock charter may be made unless it is first proposed by the board of directors of Jacksonville Bancorp-Federal, then approved by the holders of a majority of the total votes eligible to be cast at a legal meeting unless a higher vote is otherwise required and either preapproved or approved by the Office of Thrift Supervision.

Jacksonville Bancorp-Maryland’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	The division of the board of directors into three staggered classes;

(iii)	The ability of the board of directors to fill vacancies on the board;

(iv)	The requirement that directors may only be removed for cause and by the affirmative vote of at least a majority of the votes eligible to be cast by stockholders;

(v)	The ability of the board of directors to amend and repeal the bylaws;

(vi)	The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Jacksonville Bancorp-Maryland;

(vii)	The authority of the board of directors to provide for the issuance of preferred stock;

(viii)	The validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	The number of stockholders constituting a quorum or required for stockholder consent;

(x)	The indemnification of current and former directors and officers, as well as employees and other agents, by Jacksonville Bancorp-Maryland;

(xi)	The limitation of liability of officers and directors to Jacksonville Bancorp-Maryland for money damages;

(xii)	The inability of stockholders to cumulate their votes in the election of directors;

(xiii)      The advance notice requirements for stockholder proposals and nominations; and

(xiv)
The provisions of the articles of incorporation relating to amendments and requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiii) of this list.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of our directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock.

RESTRICTIONS ON ACQUISITION OF JACKSONVILLE BANCORP-MARYLAND

Although the board of directors of Jacksonville Bancorp-Maryland is not aware of any effort that might be made to obtain control of Jacksonville Bancorp-Maryland after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of Jacksonville Bancorp-Maryland’s articles of incorporation to protect the interests of Jacksonville Bancorp-Maryland and its stockholders from takeovers which our board of directors might conclude are not in the best interests of Jacksonville Savings Bank, Jacksonville Bancorp-Maryland or Jacksonville Bancorp-Maryland’s stockholders.

The following discussion is a general summary of the material provisions of Jacksonville Bancorp-Maryland’s articles of incorporation and bylaws, Jacksonville Savings Bank’s charter and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and is not intended to be a complete description of the document or regulatory provision in question.  Jacksonville Bancorp-Maryland’s articles of incorporation and bylaws are included as part of Jacksonville Bancorp, MHC’s application for conversion filed with the Office of Thrift Supervision and Jacksonville Bancorp-Maryland’s registration statement filed with the Securities and Exchange Commission.  See “Where You Can Find Additional Information.”

Articles of Incorporation and Bylaws of Jacksonville Bancorp-Maryland

Jacksonville Bancorp-Maryland’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts.  As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Jacksonville Bancorp-Maryland more difficult.

Directors. The board of directors will be divided into three classes.  The members of each class will be elected for a term of three years and only one class of directors will be elected annually.  Thus, it would take at least two annual elections to replace a majority of our board of directors.  Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

Restrictions on Call of Special Meetings.  The bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting.  The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights.   The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit unless a purchase of shares is approved by a majority of unaffiliated directors prior to the acquisition of such shares.  This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office.  The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights.”).

Authorized but Unissued Shares.  After the conversion, Jacksonville Bancorp-Maryland will have authorized but unissued shares of common and preferred stock.  See “Description of Capital Stock of Jacksonville Bancorp-Maryland Following the Conversion.”  The articles of incorporation authorize 10,000,000 shares of serial preferred stock.  Jacksonville Bancorp-Maryland is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class).  In the event of a proposed merger, tender offer or other attempt to gain control of Jacksonville Bancorp-Maryland that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction.  An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Jacksonville Bancorp-Maryland.  The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws.  Amendments to the articles of incorporation must be approved by our board of directors and also by at least a majority of the outstanding shares of our voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.  A list of these provisions is provided under “Comparison of Stockholders’ Rights For Existing Stockholders of Jacksonville Bancorp-Federal—Amendment of Governing Instruments” above.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Jacksonville Bancorp-Maryland’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.  Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting shares.

The provisions requiring the affirmative vote of 80% of outstanding shares for certain stockholder actions have been included in the articles of incorporation of Jacksonville Bancorp-Maryland in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law.  Section 2-104(b)(4) permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Jacksonville Bancorp-Maryland and an “interested stockholder.”  See “Comparison of Stockholder Rights for Existing Stockholders of Jacksonville Bancorp-Federal—Mergers, Consolidations and Sales of Assets,” above.

Evaluation of Offers.  The articles of incorporation of Jacksonville Bancorp-Maryland provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Jacksonville Bancorp-Maryland (whether by purchases of its securities, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Jacksonville Bancorp-Maryland and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors.  For a list of enumerated factors, see “Comparison of Stockholder Rights for Existing Stockholders of Jacksonville Bancorp-Federal—Evaluation of Offers” above.

Purpose and Anti-Takeover Effects of Jacksonville Bancorp-Maryland’s Articles of Incorporation and Bylaws.  Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. Our board of directors believes these provisions are in the best interests of Jacksonville Bancorp-Maryland and our stockholders. Our board of directors believes that it will be in the best position to determine the true value of Jacksonville Bancorp-Maryland and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Jacksonville Bancorp-Maryland and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Jacksonville Bancorp-Maryland and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value of Jacksonville Bancorp-Maryland for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of Jacksonville Bancorp-Maryland’s assets. Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company.  As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Jacksonville Bancorp-Maryland’s articles of incorporation and bylaws, these provisions may also have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Charter of Jacksonville Savings Bank

Jacksonville Savings Bank’s charter will provide that for a period of five years from the closing of the conversion and offering, no person other than Jacksonville Bancorp-Maryland may offer directly or indirectly to acquire the beneficial ownership of more than 10% of any class of equity security of Jacksonville Savings Bank.  This provision will not apply to any tax-qualified employee benefit plan of Jacksonville Savings Bank or Jacksonville Bancorp-Maryland or to an underwriter or member of an underwriting or selling group involving the public sale or resale of securities of Jacksonville Bancorp-Maryland or any of its subsidiaries, so long as after the sale or resale, no underwriter or member of the selling group is a beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of Jacksonville Savings Bank.  In addition, during this five-year period, all shares owned over the 10% limit may not be voted on any matter submitted to stockholders for a vote.

Conversion Regulations

Office of Thrift Supervision and Illinois Department of Financial and Professional Regulation regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision and the Illinois Department of Financial and Professional Regulation, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision and the Illinois Department of Financial and Professional Regulation have defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.  However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. A person who is found to have violated these restrictions may face prosecution or other legal action.

Change in Control Regulations

Under the Change in Bank Control Act, no person may acquire control of a savings and loan holding company unless the Office of Thrift Supervision has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings and loan holding company without the prior approval of the Office of Thrift Supervision. Also, under the Illinois Savings Bank Act and regulations issued by the Illinois Department of Financial and Professional Regulation, no person or entity may acquire control of a savings bank without the prior approval of the Illinois Department of Financial and Professional Regulation.

Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the institution’s directors, or a determination by the Office of Thrift Supervision that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution.  Under state law, control is defined to mean the ability of any person or entity, acting individually or in concert, to own, hold, direct with power to vote, or hold proxies representing 10% or more of the voting shares or rights of an institution, the ability to achieve in any manner the election or appointment of a majority of directors of an institution, or the power to direct or exercise significant influence over the management or policies of an institution.

Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock, if the acquirer is also subject to any one of eight “control factors,” constitutes a rebuttable determination of control under Office of Thrift Supervision regulations. Such control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies that acquire beneficial ownership exceeding 10% or more of any class of a savings and loan holding company’s stock who do not intend to participate in or seek to exercise control over a savings and loan holding company’s management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group “acting in concert” exists, including presumed action in concert among members of an “immediate family.”

The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

●	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or

●	the acquisition would have an adverse effect on the Deposit Insurance Fund.

DESCRIPTION OF CAPITAL STOCK OF JACKSONVILLE BANCORP-MARYLAND
FOLLOWING THE CONVERSION

General

Jacksonville Bancorp-Maryland is authorized to issue 25,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Jacksonville Bancorp-Maryland currently expects to issue in the offering and exchange up to 2,498,709 shares of common stock, subject to adjustment up to 2,873,515 shares.  Jacksonville Bancorp-Maryland will not issue shares of preferred stock in the conversion. Each share of Jacksonville Bancorp-Maryland common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

The shares of common stock of Jacksonville Bancorp-Maryland will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

Dividends. Jacksonville Bancorp-Maryland may pay dividends to an amount equal to the excess of our capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make us insolvent, as and when declared by our board of directors. The payment of dividends by Jacksonville Bancorp-Maryland is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce Jacksonville Bancorp-Maryland’s capital below the then adjusted balance of its liquidation account. The holders of common stock of Jacksonville Bancorp-Maryland will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Jacksonville Bancorp-Maryland issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the conversion, the holders of common stock of Jacksonville Bancorp-Maryland will have exclusive voting rights in Jacksonville Bancorp-Maryland.  They will elect Jacksonville Bancorp-Maryland’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors.  Any person who beneficially owns more than 10% of the then-outstanding shares of Jacksonville Bancorp-Maryland’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit unless a purchase of shares is approved by a majority of unaffiliated directors prior to the acquisition of such shares.  If Jacksonville Bancorp-Maryland issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require the approval of 80% of our outstanding common stock.  As an Illinois chartered stock savings bank, corporate powers and control of Jacksonville Savings Bank are vested in its board of directors, who elect the officers of Jacksonville Savings Bank and who fill any vacancies on the board of directors. Voting rights of Jacksonville Savings Bank are vested exclusively in the owners of the shares of capital stock of Jacksonville Savings Bank, which will be Jacksonville Bancorp-Maryland, and voted at the direction of Jacksonville Bancorp-Maryland’s board of directors.  Consequently, the holders of the common stock of Jacksonville Bancorp-Maryland will not have direct control of Jacksonville Savings Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of Jacksonville Savings Bank, Jacksonville Bancorp-Maryland, as the holder of 100% of Jacksonville Savings Bank’s capital stock, would be entitled to receive all assets of Jacksonville Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Jacksonville Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the event of liquidation, dissolution or winding up of Jacksonville Bancorp-Maryland, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to the liquidation account of Jacksonville Bancorp-Maryland), all of the assets of Jacksonville Bancorp-Maryland available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Jacksonville Bancorp-Maryland will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of the shares of Jacksonville Bancorp-Maryland’s authorized preferred stock will be issued as part of the offering or the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Jacksonville Bancorp-Maryland’s common stock is Hickory Point Bank & Trust, FSB.

EXPERTS

The consolidated financial statements of Jacksonville Bancorp-Federal as of December 31, 2009 and 2008 and for the years then ended appearing in this prospectus and elsewhere in the registration statement have been audited by BKD, LLP, independent registered public accountants, as stated in their reports with respect thereto, and are included herein in reliance on their reports given upon the authority of said firm as experts in accounting and auditing.

RP Financial, LC. has consented to the publication herein of the summary of its report to Jacksonville Bancorp-Maryland setting forth its opinion as to the estimated pro forma market value of the shares of common stock upon completion of the conversion and offering and its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to Jacksonville Bancorp-Maryland, Jacksonville Bancorp-Federal, Jacksonville Bancorp, MHC and Jacksonville Savings Bank, will issue to Jacksonville Bancorp-Maryland its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion.  A member of Luse Gorman Pomerenk & Schick, P.C. may be deemed to have an interest by virtue of a family member having subscription rights in the offering.  Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Patton Boggs LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Jacksonville Bancorp-Maryland has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement.  Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates.  The Securities and Exchange Commission telephone number is 1-800-SEC-0330.  In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Jacksonville Bancorp-Maryland.  The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Jacksonville Bancorp, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Central Regional Office of the Office of Thrift Supervision, 1 South Wacker Drive, Suite 2000, Chicago, Illinois 60606.  Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.

In connection with the offering, Jacksonville Bancorp-Maryland will register its common stock under Section 12(b) of the Securities Exchange Act of 1934 and, upon such registration, Jacksonville Bancorp-Maryland and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934.  Under the plan of conversion and reorganization, Jacksonville Bancorp-Maryland has undertaken that it will not terminate such registration for a period of at least three years following the offering.

Contents

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements

Balance Sheets	F-3

Statements of Income	F-5

Statements of Stockholders’ Equity	F-7

Statements of Cash Flows	F-9

Notes to Financial Statements	F-11

***

Separate financial statements for Jacksonville Bancorp – Maryland have not been included in this prospectus because Jacksonville Bancorp – Maryland has not engaged in any significant activities, has no significant assets, and has no contingent liabilities, revenue or expenses.

All financial statement schedules have been omitted as the required information either is not applicable or is included in the financial statements or related notes.

Pursuant to Securities and Exchange Commission regulations, Jacksonville Bancorp – Maryland is a smaller reporting company as it will have a public float of less than $75 million.

225 N. Water Street, Suite 400
P.O. Box 1580
Decatur, IL 62525-1580
217.429.2411 Fax 217.429.6109 www.bkd.com

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors, and Stockholders
Jacksonville Bancorp, Inc.
Jacksonville, Illinois

We have audited the accompanying consolidated balance sheets of Jacksonville Bancorp, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits include consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Our audits also include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jacksonville Bancorp, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, llp
Decatur, Illinois
March 12, 2010

Jacksonville Bancorp, Inc.
Consolidated Balance Sheets
December 31, 2009 and 2008

Assets

	2009	2008

Cash and due from banks	$4,412,988	$6,292,590
Federal funds sold	9,925,855	460,194
Interest-bearing demand deposits in banks	1,357,631	392,504

Cash and cash equivalents	15,696,474	7,145,288

Available-for-sale securities:
Investment securities	37,196,298	49,638,933
Mortgage-backed securities	40,984,395	27,795,119
Other investments	149,902	240,321
Loans held for sale	814,074	1,388,284
Loans, net of allowance for loan losses of $2,290,001 and $1,934,072 at December 31, 2009 and 2008	173,683,310	182,948,292
Premises and equipment	5,766,858	6,106,746
Federal Home Loan Bank stock	1,108,606	1,108,606
Foreclosed assets held for sale, net	382,879	769,467
Cash surrender value of life insurance	4,094,663	3,907,339
Interest receivable	1,988,394	2,344,502
Deferred income taxes	724,139	891,731
Mortgage servicing rights, net of valuation allowance of $156,442 and $428,030 as of December 31, 2009 and 2008	850,313	545,494
Goodwill	2,726,567	2,726,567
Other assets	2,679,600	718,645

Total assets	$288,846,472	$288,275,334

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Balance Sheets
December 31, 2009 and 2008

Liabilities and Stockholders’ Equity

	2009	2008
Liabilities
Deposits
Demand	$20,668,169	$19,526,137
Savings, NOW and money market	88,412,078	78,129,554
Time	145,619,976	140,495,537

Total deposits	254,700,223	238,151,228

Short-term borrowings	3,789,453	7,633,079
Federal Home Loan Bank advances	—	13,500,000
Deferred compensation	2,826,227	2,576,290
Advances from borrowers for taxes and insurance	508,356	445,077
Interest payable	734,903	925,661
Other liabilities	1,023,890	784,559

Total liabilities	263,583,052	264,015,894
Commitments and contingencies	—	—

Stockholders’ Equity
Preferred stock, $.01 par value, authorized 10,000,000 shares; none issued and outstanding	—	—
Common stock, $.01 par value; authorized 20,000,000 shares; issued 1,987,904 shares	19,879	19,879
Additional paid-in capital	6,634,591	6,634,108
Retained earnings – substantially restricted	18,399,506	17,268,043
Accumulated other comprehensive income	695,825	337,410

Treasury stock, at cost Common; 2009 – 67,087 shares	(486,381)	—

Total stockholders’ equity	25,263,420	24,259,440

Total liabilities and stockholders’ equity	$288,846,472	$288,275,334

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Income
Years Ended December 31, 2009 and 2008

	2009	2008
Interest and Fee Income
Loans, including fees	$11,591,716	$12,026,500
Debt securities
Taxable	503,211	1,094,248
Tax-exempt	1,050,667	977,332
Mortgage-backed securities	1,262,357	1,579,923
Other	11,966	230,333

Total interest income	14,419,917	15,908,336

Interest Expense
Deposits	5,315,273	7,168,601
Short-term borrowings	12,452	78,045
Federal Home Loan Bank advances	103,803	469,771

Total interest expense	5,431,528	7,716,417

Net Interest Income	8,988,389	8,191,919

Provision for Loan Losses	2,575,000	310,000

Net Interest Income After Provision for Loan Losses	6,413,389	7,881,919

Noninterest Income
Fiduciary activities	166,138	220,542
Commission income	869,368	1,021,228
Service charges on deposit accounts	895,264	792,940
Mortgage banking operations, net	736,681	195,743
Net realized gains on sales of available-for-sale securities	588,959	33,324
Loan servicing fees	359,813	352,477
Increase in cash surrender value of life insurance	178,676	162,827
Other	414,195	381,842

Total noninterest income	4,209,094	3,160,923

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Income
Years Ended December 31, 2009 and 2008

	2009	2008
Noninterest Expense
Salaries and employee benefits	$5,579,322	$5,525,628
Occupancy and equipment	1,075,728	1,101,671
Data processing	356,666	427,838
Professional	230,699	179,517
Marketing	112,273	124,321
Postage and office supplies	287,671	310,119
Deposit insurance premium	555,223	46,943
Impairment (recovery) on mortgage servicing rights asset	(122,790)	428,030
Other	1,050,935	1,076,670

Total noninterest expense	9,125,727	9,220,737

Income Before Income Taxes	1,496,756	1,822,105

Provision for Income Taxes	100,589	304,183

Net Income	$1,396,167	$1,517,922

Basic Earnings Per Share	$0.72	$0.76

Diluted Earnings Per Share	$0.72	$0.76

Cash Dividends Per Share	$0.30	$0.30

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2009 and 2008

			Additional
	Issued Common Stock		Paid-in
	Shares	Amount	Capital

Balance, January 1, 2008	1,986,804	$19,868	$6,621,359

Comprehensive income
Net income	—	—	—
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	—	—

Total comprehensive income

Stock option compensation expense	—	—	1,760
Dividends on common stock, $.30 per share	—	—	—
Stock options exercised	1,100	11	10,989

Balance, December 31, 2008	1,987,904	19,879	6,634,108

Comprehensive income
Net income	—	—	—
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	—	—

Total comprehensive income

Purchase of treasury stock (67,087 shares)	—	—	—
Stock option compensation expense	—	—	483
Dividends on common stock, $.30 per share	—	—	—

Balance, December 31, 2009	1,987,904	$19,879	$6,634,591

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Stockholders’ Equity
Years Ended December 31, 2009 and 2008

		Accumulated
		Other
	Retained	Comprehensive	Treasury
	Earnings	Income (Loss)	Stock	Total

Balance, January 1, 2008	$16,034,800	$(58,136)	$—	$22,617,891

Comprehensive income
Net income	1,517,922	—	—	1,517,922
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	395,546	—	395,546

Total comprehensive income				1,913,468

Stock option compensation expense	—	—	—	1,760
Dividends on common stock, $.30 per share	(284,679)	—	—	(284,679)
Stock options exercised	—	—	—	11,000

Balance, December 31, 2008	17,268,043	337,410	—	24,259,440

Comprehensive income
Net income	1,396,167	—	—	1,396,167
Change in unrealized appreciation on available-for-sale securities, net of taxes	—	358,415	—	358,415

Total comprehensive income				1,754,582

Purchase of treasury stock (67,087 shares)	—	—	(486,381)	(486,381)
Stock option compensation expense	—	—	—	483
Dividends on common stock, $.30 per share	(264,704)	—	—	(264,704)

Balance, December 31, 2009	$18,399,506	$695,825	$(486,381)	$25,263,420

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2009 and 2008

	2009	2008
Operating Activities
Net income	$1,396,167	$1,517,922
Items not requiring (providing) cash
Depreciation and amortization	406,469	431,697
Provision for loan losses	2,575,000	310,000
Amortization of premiums and discounts on securities	955,364	83,720
Amortization of core deposit intangibles	—	39,862
Deferred income taxes	(17,047)	(290,430)
Net realized gains on available-for-sale securities	(588,959)	(33,324)
Amortization of mortgage servicing rights	507,313	196,403
Impairment (recovery) of mortgage servicing rights asset	(122,790)	428,030
Increase in cash surrender value of life insurance	(187,324)	(171,476)
Gains on sales of foreclosed assets	(11,701)	(18,242)
Gain on sale of premises and equipment	—	(6,517)
Stock option compensation expense	483	1,760
Tax benefit relating to stock options exercised	—	—
Changes in
Interest receivable	356,108	(239,408)
Other assets	(1,990,045)	(354,574)
Interest payable	(190,758)	(322,685)
Other liabilities	523,316	(212,431)
Origination of loans held for sale	(66,814,834)	(29,807,986)
Proceeds from sales of loans held for sale	66,699,701	30,076,869

Net cash provided by operating activities	3,496,463	1,629,190

Investing Activities
Purchases of available-for-sale securities	(101,825,114)	(69,456,634)
Proceeds from maturities of available-for-sale securities	43,966,667	50,922,663
Proceeds from the sales of available-for-sale investments and other investments	57,378,873	22,009,669
Net change in loans	6,600,703	(7,901,707)
Purchase of premises and equipment	(66,581)	(295,828)
Proceeds from sales of premises and equipment	—	32,795
Proceeds from the sale of foreclosed assets	487,568	201,880
Purchase of bank-owned life insurance	—	(549,635)

Net cash provided by (used in) investing activities	6,542,116	(5,036,797)

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Consolidated Statements of Cash Flows
Years Ended December 31, 2009 and 2008

	2009	2008

Financing Activities
Net increase in demand deposits, money market, NOW and savings accounts	$11,424,556	$2,267,974
Net increase (decrease) in certificates of deposit	5,124,439	(9,837,497)
Net increase (decrease) in short-term borrowings	(3,843,626)	2,697,045
Proceeds from Federal Home Loan Bank advances	—	8,500,000
Repayment of Federal Home Loan Bank advances	(13,500,000)	(5,000,000)
Net increase in advances from borrowers for taxes and insurance	63,279	23,588
Proceeds from stock options exercised	—	11,000
Purchase and retirement of common stock	—	—
Purchase of treasury stock	(486,381)	—
Dividends paid	(269,660)	(284,679)

Net cash provided by (used in) financing activities	(1,487,393)	(1,622,569)

Increase (Decrease) in Cash and Cash Equivalents	8,551,186	(5,030,176)

Cash and Cash Equivalents, Beginning of Year	7,145,288	12,175,464

Cash and Cash Equivalents, End of Year	$15,696,474	$7,145,288

Supplemental Cash Flows Information

Interest paid	$5,622,286	$8,039,102

Income taxes paid	$559,000	$551,600

Sale and financing of foreclosed assets	$218,636	$156,890

Real estate acquired in settlement of loans	$307,915	$666,822

Dividends declared not paid	$66,157	$71,113

Loans held for sale transferred to loans	$—	$—

See Notes to Consolidated Financial Statements

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Jacksonville Bancorp, Inc. (the “Company”) was incorporated under Federal law on May 3, 2002.  The Company is a savings and loan holding company and its sole business activity is the 100% ownership of Jacksonville Savings Bank (the “Bank”).  As part of our reorganization into the two-tier mutual holding company form of ownership, the shareholder interests in the Bank were converted into interests of the Company.  The Bank was founded in 1916 as an Illinois-chartered savings and loan association and converted to an Illinois-chartered savings bank in 1992.  The Bank is headquartered in Jacksonville, Illinois and operates six branches in addition to its main office.  The Bank’s deposits have been federally insured since 1945 by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has been a member of the Federal Home Loan Bank (“FHLB”) System since 1932.

On April 20, 1995, the Bank reorganized into the mutual holding company form of ownership, pursuant to which the Bank amended its charter from an Illinois-chartered mutual savings bank into an Illinois-chartered mutual holding company (“MHC”), Jacksonville Bancorp, MHC.  On December 28, 2000, Jacksonville Bancorp, MHC, converted from an Illinois-chartered mutual holding company to a federally-chartered mutual holding company.

The Bank is a community-oriented savings bank engaged primarily in the business of attracting retail deposits from the general public in the Bank’s market area and using such funds together with borrowings and funds from other sources to originate consumer loans and mortgage loans secured by one- to four-family residential real estate.  The Bank also originates commercial real estate loans, multi-family real estate loans, commercial business loans, and agricultural loans.  When possible, the Bank emphasizes the origination of mortgage loans with adjustable interest rates (“ARM”), as well as fixed-rate balloon loans with terms ranging from three to five years, consumer loans, which are primarily home equity loans secured by second mortgages, commercial business loans, and agricultural loans.  The Bank also offers trust and investment services.  The investment center, Berthel Fisher and Company Financial Services, Inc., is operated through the Bank’s wholly-owned subsidiary, Financial Resources Group, Inc.

The Company is subject to competition from other financial institutions and nonfinancial institutions providing financial products.  Additionally, the Company is subject to the regulations of certain regulatory agencies and undergoes periodic examinations by those regulatory agencies.

The significant accounting and reporting policies of the Company and its subsidiary follow:

Principles of Consolidation and Financial Statement Presentation

The consolidated financial statements include the accounts of the Company, the Bank and the Bank’s wholly owned subsidiary, Financial Resources Group, Inc.  Significant intercompany accounts and transactions have been eliminated in consolidation.  Based on the Company’s approach to decision making, it has decided that its business is comprised of a single segment.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to predominate practice within the banking industry.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, fair value of securities, Federal Home Loan Bank stock impairment, valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of loan servicing rights, valuation of deferred tax assets and goodwill impairment.

Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.  At December 31, 2009 and 2008, cash equivalents consisted primarily of federal funds sold and interest-earning demand deposits in banks.

The financial institutions holding the Company’s cash accounts is participating in the FDIC’s Transaction Account Guarantee Program.  Under that program, through June 30, 2010, all noninterest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account.

Effective October 3, 2008, the FDIC’s insurance limits increased to $250,000.  The increase in federally insured limits is currently set to expire December 31, 2013, at which time deposit insurance limits will be reduced to $100,000.  At December 31, 2009, the Company’s interest-bearing cash accounts did not exceed federally insured limits.

Securities

Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value.  Unrealized gains and losses are recorded, net of related income tax effects, in other comprehensive income.

Amortization of premiums and accretion of discounts are recorded as interest income from securities.  Realized gains and losses are recorded as net security gains (losses).  Gains and losses on sales of securities are determined on the specific-identification method.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Other Investments

Other investments at December 31, 2009 and 2008 include local municipal bonds and equity investments in local community development organizations.  The municipal bonds mature ratably through the year 2020.  These securities have no readily ascertainable market value and are carried at cost.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income.  Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, as well as premiums and discounts, are deferred and amortized as a level yield adjustment over the respective term of the loan.

The accrual of interest on loans is generally discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past due status is passed on contractual terms of the loan.  In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes collectibility of the principal is unlikely.  Subsequent recoveries, if any, are credited to the allowance.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process.  Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Groups of loans with similar risk characteristics are collectively evaluated for impairment based on the group’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Equipment	3-5 years

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system.  The required investment in the common stock is based on a predetermined formula.

The Company owns $1,108,606 of Federal Home Loan Bank stock as of December 31, 2009 and 2008.  The Federal Home Loan Bank of Chicago (FHLB) is operating under a Cease and Desist Order from their regulator, the Federal Housing Finance Board.  The order prohibits capital stock repurchases and redemptions until a time to be determined by the Federal Housing Finance Board.  The FHLB will continue to provide liquidity and funding through advances.  With regard to dividends, the FHLB will continue to assess their dividend capacity each quarter and make appropriate request for approval.  The FHLB did not pay a dividend during 2009 or 2008.  Management performed an analysis and deemed the cost method investment in FHLB stock is ultimately recoverable and therefore not impaired.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in income or expense from foreclosed assets.

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at the estimated cash surrender value.  Changes in the cash surrender value are reflected in noninterest income in the consolidated statements of income.

Goodwill

Goodwill is tested annually for impairment.  If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value.  Subsequent increases in goodwill value are not recognized in the financial statements.  The goodwill was not deemed impaired as of December 31, 2009 or 2008.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Intangible Assets

Intangible assets are being amortized on the straight-line basis over periods up to eight years.  Such assets are periodically evaluated as to the recoverability of their carrying value.  The intangibles were fully amortized during 2008.

Mortgage Servicing Rights

Mortgage servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets.  Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing rights resulting from the sale or securitization of loans originated by the Company are initially measured at fair value at the date of transfer.  Fair value is based on market prices for comparable mortgage servicing contracts, when available, or alternatively, is based on a valuation model that calculates the present value of estimated future net servicing income.  The valuation model incorporates assumptions that market participants would use in estimating future net servicing income, such as the cost to service, the discount rate, the custodial earnings rate, an inflation rate, ancillary income, prepayment speeds and default rates and losses.  These variables change from quarter to quarter as market conditions and projected interest rates change.

The Company subsequently measures each class of servicing asset using either the fair value or the amortization method.  The Company has elected to subsequently measure the mortgage servicing rights under the amortization method.  Under the amortization method, servicing rights are amortized in proportion to and over the period of estimated net servicing income.  The amortized assets are assessed for impairment or increased obligation based on fair value at each reporting date.  Each class of separately recognized servicing assets subsequently measured using the amortization method are evaluated and measured for impairment.  Impairment is determined by stratifying rights into tranches based on predominant characteristics, such as interest rate, loan type and investor type.  Impairment is recognized through a valuation allowance for an individual tranche, to the extent that fair value is less than the carrying amount of the servicing assets for that tranche.  The valuation allowance is adjusted to reflect changes in the measurement of impairment after the initial measurement of impairment.  Changes in valuation allowances are reported as a separate line item in noninterest expense on the income statement.  Fair value in excess of the carrying amount of servicing assets for that stratum is not recognized.

Servicing fee income is recorded for fees earned for servicing loans.  The fees are based on a contractual percentage of the outstanding principal and are recorded as income when earned in loan servicing fees in non-interest income.  The amortization of mortgage servicing rights is netted from the gains on sale of loans, both cash gains as well as the capitalized gains, and is included in mortgage banking operations, net in non-interest income.

Treasury Stock

Common stock shares repurchased are recorded at cost.  Cost of shares retired or reissued is determined using the first-in, first-out method.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Stock Options

At December 31, 2009 and 2008, the Company has a stock-based employee compensation plan, which is described more fully in Note 15.

Income Taxes

The Company accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes).  The income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to the management’s judgment.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

The Company files consolidated income tax returns with its subsidiary.  The Company and its subsidiary entered into a Tax Allocation Agreement on May 3, 2002, in order to allocate the consolidated tax liability between the entities.  For each taxable period, each entity shall compute its separate tax liability as if it had filed a separate tax return and shall pay such amounts to the Company.  These payments shall include estimated tax installments which shall be paid no later than the due date required by law.  To the extent that the separate tax liability of any entity shall include any losses or tax credits, any refunds or reductions shall be retained by such entity.  No deferred tax liability may be transferred or exchanged between entities.  This agreement shall apply to all subsequent tax periods until such time that each entity shall agree to terminate the agreement.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Earnings Per Share

Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during each period.  Diluted earnings per share reflects additional potential common shares that would have been outstanding if dilutive potential common shares had been issued.  Potential common shares that may be issued by the Company relate solely to outstanding stock options and are determined using the treasury stock method.

Treasury stock shares are not deemed outstanding for earnings per share calculations.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes.  Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities.

Trust Assets

Assets held in fiduciary or agency capacities are not included in the consolidated balance sheets since such items are not assets of the Company.  Fees from trust activities are recorded as revenue over the period in which the service is provided.  Fees are a function of the market value of assets managed and administered, the volume of transactions, and fees for other services rendered, as set forth in the underlying client agreement with the Trust Department.  This revenue recognition involves the use of estimates and assumptions, including components that are calculated based on estimated asset valuations and transaction volumes.  Generally, the actual trust fee is charged to each account on a quarterly basis.  Any out of pocket expenses or services not typically covered by the fee schedule for trust activities are charged directly to the trust account on a gross basis as trust revenue is incurred. The Company managed or administered 100 and 106 trust accounts with assets totaling approximately $50.1million and $48.9 million at December 31, 2009 and 2008, respectively.

Reclassifications

Certain reclassifications have been made to the 2008 financial statements to conform to the 2009 financial statement presentation.  These reclassifications had no effect on net income or stockholders’ equity.

Recent and Future Accounting Requirements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 168, “The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162.”  Effective for financial statements issued for interim and annual periods ending after September 15, 2009, the FASB Accounting Standards Codification TM (“ASC”) is now the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  The ASC superseded all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the ASC became non-authoritative.  Following this Statement, the FASB will no longer issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force Abstracts.  Instead, it will issue Accounting Standards Updates.  The FASB will not consider Accounting Standards Updates as authoritative in their own right.  Accounting Standards Updates will serve only to update the ASC, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the ASC.  This SFAS was codified within ASC 105.  The impact of adoption was not material.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or  Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which was codified into ASC 820.  This FSP provides additional guidance for estimating fair value in accordance with SFAS No. 157, “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased.  This FSP also includes guidance on identifying circumstances that indicate a transaction is not orderly.

In April 2009, the FASB issued FSP FAS 115-2 and FSP FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” which were codified into ASC 320.  This FSP amends the other-than-temporary-impairment (“OTTI”) guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of OTTI on debt and equity securities in the financial statements.  This FSP does not amend existing recognition and measurement guidance related to OTTI of equity securities.  FSP FAS 115-2 and 124-2 was effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009 if FSP FAS 157-4 was adopted early as well.  The Company adopted FSP FAS 115-2 and 124-2 and FSP FAS 157-4 during 2009 and there was no material impact to the financial statements.

In April 2009, the FASB issued FSP FAS 141(R)-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies” which was codified into ASC 805.  This FSP amends and clarifies SFAS No. 141(R), “Business Combinations,” to address application issues raised by preparers, auditors, and members of the legal profession on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination.  This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  There has been no impact during 2009 from adoption of FSP FAS 141(R)-1 on January 1, 2009.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Newly Issued But Not Yet Effective Accounting Standards

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” which was codified into ASC Topic 860.  Topic 860 seeks to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets.  Topic 860 addresses (1) practices that have developed since the issuance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.  This standard must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This standard must be applied to transfers occurring on or after the effective date.  The impact of adoption is not expected to be material.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”, which was codified into ASC Topic 810.  Topic 810 seeks to improve financial reporting by enterprises involved with variable interest entities by addressing (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in SFAS No. 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The impact of adoption is not expected to be material.

Note 2:	Restriction on Cash and Due From Banks

The Company is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank.  The reserve required at December 31, 2009 and 2008, was $1,160,000 and $1,054,000, respectively.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 3:	Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale Securities
December 31, 2009:
U.S. Government and agencies	$9,036,752	$70,820	$(27,556)	$9,080,016
Mortgage-backed securities (Government-sponsored enterprises - residential)	40,428,279	610,634	(54,518)	40,984,395
Municipal bonds	27,661,381	531,363	(76,462)	28,116,282

	$77,126,412	$1,212,817	$(158,536)	$78,180,693

December 31, 2008:
U.S. Government and agencies	$19,472,065	$361,545	$—	$19,833,610
Mortgage-backed securities (Government-sponsored enterprises - residential)	27,384,188	410,931	—	27,795,119
Municipal bonds	30,066,572	283,150	(544,399)	29,805,323

	$76,922,825	$1,055,626	$(544,399)	$77,434,052

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The amortized cost and fair value of available-for-sale securities at December 31, 2009, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-sale
	Amortized Cost	Fair Value

Within one year	$270,508	$271,451
One to five years	3,627,155	3,758,162
Five to ten years	18,617,963	18,862,007
After ten years	14,182,507	14,304,678
	36,698,133	37,196,298
Mortgage-backed securities	40,428,279	40,984,395

Totals	$77,126,412	$78,180,693

The carrying value of securities pledged as collateral, to secure public deposits and for other purposes, was $31,178,386 at December 31, 2009 and $43,048,336 at December 31, 2008.

The book value of securities sold under agreements to repurchase amounted to $3,789,453 and $7,633,079 at December 31, 2009 and 2008, respectively.

Gross gains of $588,959 and $48,226 and gross losses of $0 and $14,902 resulting from sales of available-for-sale securities were realized for 2009 and 2008, respectively.  The tax provision applicable to these net realized gains amounted to $200,246 and $11,330, respectively.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost.  Total fair value of these investments at December 31, 2009 and 2008, was $17,438,959 and $13,971,751, which is approximately 22% and 18%, respectively, of the Company’s available-for-sale investment portfolio.  The declines primarily resulted from recent changes in market interest rates.

Management believes the declines in fair value for these securities are temporary.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The following table shows the Company’s investments’ gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2009 and 2008:

	December 31, 2009
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-sale Securities

U.S. Government and agencies	$2,477,539	$(27,556)	$—	$—	$2,477,539	$(27,556)
Mortgage-backed securities (Government-sponsored enterprises - residential)	7,435,781	(54,518)	—	—	7,435,781	(54,518)
Municipal bonds	7,525,639	(76,462)	—	—	7,525,639	(76,462)

Total temporarily impaired securities	$17,438,959	$(158,536)	$—	$—	$17,438,959	$(158,536)

	December 31, 2008
	Less than 12 Months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-sale Securities

U.S. Government and agencies	$—	$—	$—	$—	$—	$—
Mortgage-backed securities (Government-sponsored enterprises - residential)	—	—	—	—	—	—
Municipal bonds	13,971,751	(544,399)	—	—	13,971,751	(544,399)

Total temporarily impaired securities	$13,971,751	$(544,399)	$—	$—	$13,971,751	$(544,399)

As of December 31, 2009 and 2008, there were no securities with an unrealized loss of more than 12 consecutive months.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 4:	Loans and Allowance for Loan Losses

Categories of loans at December 31, include:

	2009	2008

Mortgage loans on real estate
Residential 1-4 family	$38,580,967	$46,806,391
Commercial and agricultural	60,993,795	61,034,537
Second mortgages	28,119,373	30,001,775
Total mortgage loans on real estate	127,694,135	137,842,703

Commercial loans, including agricultural	34,393,456	35,356,098
Consumer	6,117,802	5,841,659
Other	7,836,674	5,950,391
	176,042,067	184,990,851

Less
Net deferred loan fees	68,756	108,487
Allowance for loan losses	2,290,001	1,934,072

Net loans	$173,683,310	$182,948,292

Activity in the allowance for loan losses was as follows:

	2009	2008

Balance, beginning of year	$1,934,072	$1,766,229
Provision charged to expense	2,575,000	310,000
Losses charged off, net of recoveries of $24,042 for 2009 and $64,025 for 2008	(2,219,071)	(142,157)

Balance, end of year	$2,290,001	$1,934,072

The increase in charge-off amounts in 2009 was mainly due to the deterioration of two large commercial relationships.  Losses totaling $1,886,820 were recognized during the year on these two credits.  As of December 31, 2009, the amount related to these relationships which remains in impaired loans totaled $1,160,850, net of a specific allocation of $379,662.

The loan portfolio includes a concentration of loans to agricultural and agricultural-related industries amounting to $35,065,164 and $32,357,258 as of December 31, 2009 and 2008, respectively.  Generally, those loans are collateralized by assets of the borrower.  The loans are expected to be repaid from cash flows or from proceeds of sale of selected assets of the borrowers.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

At December 31, 2009 and 2008, the Company held a concentration in commercial real estate loans amounting to $34,773,390 and $35,356,098, respectively.  Included in the commercial loans and commercial real estate amounts are loan participations purchased collateralized by properties from an area out of the Company’s normal lending area totaling $11,080,199 and $7,938,535 as of December 31, 2009 and 2008, respectively.

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Company will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.  Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties.  These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

Included in the impaired loans at December 31, 2009 and 2008 are commercial real estate loans in the amount of $1,073,629 and $0, respectively that are  troubled debt restructurings.  The Company does not have any additional troubled debt restructurings that were performing in accordance with their modified terms as of December 31, 2009 and 2008.  The weighted average interest rate of the troubled debt restructured loans pre-restructuring was 7.17% and post-restructuring the rate at December 31, 2009 was 5.34%.

The following table presents the Company’s impaired and nonaccrual loans as well as loans past due 90 days or more and accruing at December 31, 2009 and 2008.

	2009	2008

Impaired loans without a valuation allowance	$—	$206,446
Impaired loans with a valuation allowance	3,713,484	1,147,702
Total impaired loans	$3,713,484	$1,354,148

Valuation allowance related to impaired loans	$559,481	$174,905

Total nonaccrual loans	$1,597,027	$1,004,881

Total loans past due 90 days or more and still accruing	$356,534	$185,502

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

	2009	2008

Average investment in impaired loans	$5,205,308	$489,211

Interest income recognized on impaired loans	$226,821	$114,520

Interest income recognized on a cash basis on impaired loans	$219,969	$96,459

Note 5:	Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

	2009	2008

Land	$983,276	$983,276
Buildings and improvements	7,542,073	7,522,011
Equipment	4,440,594	4,401,113
	12,965,943	12,906,400
Less accumulated depreciation	(7,199,085)	(6,799,654)

Net premises and equipment	$5,766,858	$6,106,746

Note 6:	Loan Servicing

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets.  The risks inherent in mortgage servicing assets relate primarily to changes in prepayments that result from shifts in mortgage interest rates.  The unpaid principal balance of mortgage loans serviced for others was $147,962,049 and $132,100,020 at December 31, 2009 and 2008, respectively.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The following summarized the activity pertaining to mortgage servicing rights measured using the amortization method, along with the aggregate activity in related valuation allowances:

	2009	2008
Mortgage servicing rights
Balance, beginning of year	$973,524	$965,679
Additions	391,746	204,248
Amortization	(358,515)	(196,403)
Balance at end of year	1,006,755	973,524

Valuation allowances
Balance at beginning of year	428,030	—
Additions	—	428,030
Reduction due to increases in market value	(122,790)	—
Reduction due to payoff of loans	(148,798)	—
Balances at end of year	156,442	428,030

Mortgage servicing assets, net	$850,313	$545,494

Fair value disclosures
Fair value as of the beginning of the period	$545,494	$1,040,899
Fair value as of the end of the period	$1,083,576	$545,494

During 2008, a valuation allowance of $428,030 was necessary to adjust the aggregate cost basis of the mortgage servicing right asset to fair market value.  The valuation allowance was reduced during 2009 due to both payments received on the related loans as well as an increase in the estimated market value on the mortgage servicing rights asset.

Comparable market values and a valuation model that calculates the present value of future cash flows were used to estimate fair value.  For purposes of measuring impairment, risk characteristics including product type, investor type, and interest rates, were used to stratify the originated mortgage servicing rights.

Note 7:	Deposits

Interest-bearing deposits in denominations of $100,000 or more totaled $89,917,806 at December 31, 2009 and $87,908,417 at December 31, 2008.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The following table represents deposit interest expense by deposit type:

	December 31,
	2009	2008

Savings, NOW and Money Market	$729,009	$1,056,335
Certificates of deposit	4,586,264	6,112,266

Total deposit interest expense	$5,315,273	$7,168,601

At December 31, 2009, the scheduled maturities of time deposits are as follows:

2010	$108,098,457
2011	25,659,323
2012	4,990,759
2013	2,171,590
2014	4,684,766
Thereafter	15,081

$145,619,976

Note 8:	Short-term Borrowings

Short-term borrowings consist of securities sold under agreements to repurchase totaling $3,789,453 and $7,633,079 at December 31, 2009 and 2008, respectively.

Securities sold under agreements to repurchase consist of obligations of the Company to other parties.  The obligations are secured by investments and such collateral is held by the Company.  The maximum amount of outstanding agreements at any month end during 2009 and 2008 totaled $6,919,503 and $7,633,079, respectively, and the monthly average of such agreements totaled $5,160,416 and $6,031,389 for 2009 and 2008, respectively.  The agreements at December 31, 2009, are all overnight agreements.

Note 9:	Federal Home Loan Bank Advances

The Federal Home Loan Bank advances totaled $0 and $13,500,000 as of December 31, 2009 and 2008, respectively.  The advances at December 31, 2008 were secured by mortgage loans totaling $44,039,000.  The advances, at interest rates of 0.52% to 5.09%, were subject to restrictions or penalties in the event of prepayment.  The advances outstanding at December 31, 2008 matured in 2009.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 10:	Income Taxes

The Company and its subsidiary file income tax returns in the U.S. federal and state of Illinois jurisdictions.  With a few exceptions, the Company is no longer subject to U.S. federal and Illinois  income tax examinations by tax authorities for years before 2006.  During the years ended December 31, 2009 and 2008, the Company did not recognize expense for interest or penalties.

The provision for income taxes includes these components:

	2009	2008

Taxes currently payable
Federal	$117,636	$594,613
State	—	—
Deferred income taxes	(17,047)	(290,430)

Income tax expense	$100,589	$304,183

A reconciliation of income tax expense at the statutory rate to the Company’s actual income tax expense is shown below:

	2009	2008

Computed at the statutory rate (34%)	$508,897	$619,515
Increase (decrease) resulting from
Tax exempt interest	(354,497)	(283,936)
Graduated tax rates	(14,968)	(18,221)
State income taxes, net	58,345	58,144
Increase in cash surrender value	(60,750)	(55,361)
Other	(36,438)	(15,958)

Actual tax expense	$100,589	$304,183

Tax expense as a percentage of pre-tax income	6.72%	16.69%

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The tax effects of temporary differences related to deferred taxes shown on the balance sheets were:

	2009	2008
Deferred tax assets
Allowance for loan losses	$763,554	$625,389
Deferred compensation	1,097,085	1,000,064
State net operating loss carryforward	160,488	220,325
	2,021,127	1,845,778

Deferred tax liabilities
Unrealized gains on available-for-sale securities	(358,456)	(173,817)
Depreciation	(360,916)	(337,862)
Federal Home Loan Bank stock dividends	(146,736)	(146,736)
Prepaid expenses	(68,875)	(46,695)
Mortgage servicing rights	(330,075)	(211,750)
Other	(31,930)	(37,187)
	(1,296,988)	(954,047)

Net deferred tax asset	$724,139	$891,731

At December 31, 2009 and 2008, the Company had Illinois net operating loss carryforwards totaling approximately $3,331,005 and $4,572,947, respectively, which will expire in varying amounts between 2015 and 2019.  Management believes the Company will produce taxable earnings in the future which will enable the net operating loss carryforwards to be utilized prior to expiration.  Based on management’s analysis, no valuation allowance was required as of December 31, 2009 or 2008.

Retained earnings at December 31, 2009 and 2008, include approximately $2,600,000, for which no deferred federal income tax liability has been recognized.  These amounts represent an allocation of income to bad debt deductions for tax purposes only.  Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate.  The deferred income tax liabilities on the preceding amounts that would have been recorded if they were expected to reverse into taxable income in the foreseeable future were approximately $1,000,000 at December 31, 2009 and 2008.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 11:	Comprehensive Income

Other comprehensive income components and related taxes were as follows:

	2009	2008

Net unrealized gain (loss) on available-for-sale securities	$1,132,013	$632,636
Less reclassification adjustment for realized gains included in income	588,959	33,324
Other comprehensive income, before tax effect	543,054	599,312
Less tax expense	184,639	203,766

Other comprehensive income	$358,415	$395,546

The components of accumulated other comprehensive income (loss), included in stockholders’ equity, are as follows:

	2009	2008

Net unrealized gain (loss) on securities available-for-sale	$1,054,281	$511,227

Tax effect	(358,456)	(173,817)

Net-of-tax amount	$695,825	$337,410

Note 12:	Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital to average assets (as defined).  Management believes, as of December 31, 2009 and 2008, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2009, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts (in thousands) and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2009
Total risk-based capital (to risk-weighted assets)	$23,891	11.83%	$16,146	8.0%	$20,183	10.0%

Tier I capital (to risk-weighted assets)	21,601	10.70	8,073	4.0	12,110	6.0

Tier I capital (to average assets)	21,601	7.44	11,611	4.0	14,514	5.0

Tangible capital (to adjusted tangible assets)	21,601	7.44	4,354	1.5	—	N/A

As of December 31, 2008
Total risk-based capital (to risk-weighted assets)	$22,816	10.94%	$16,677	8.0%	$20,846	10.0%

Tier I capital (to risk-weighted assets)	20,882	10.02	8,338	4.0	12,508	6.0

Tier I capital (to average assets)	20,882	7.30	11,436	4.0	14,295	5.0

Tangible capital (to adjusted tangible assets)	20,882	7.30	4,289	1.5	—	N/A

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The following is a reconciliation of the Bank equity amount included in the consolidated balance sheets to the amounts (in thousands) reflected above for regulatory capital purposes as of December 31:

	2009	2008

Bank equity	$25,024	$24,001
Less net unrealized gain	696	337
Less disallowed goodwill	2,727	2,727
Less disallowed servicing amounts	—	55

Tier 1 capital	21,601	20,882

Plus allowance for loan losses	2,290	1,934

Total risked-based capital	$23,891	$22,816

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval.  As of December 31, 2009, the Bank has $2,300,000 available for the payment of dividends without prior regulatory approval.

Although the Company’s regulators approved the mutual holding company’s waiver of dividends, the amounts declared but not paid on the shares owned by the mutual holding company are considered a restriction on the Company’s retained earnings.  The Company’s mutual holding company waived its share of dividends declared by the Company as follows:

Year ended December 31, 2000	$77,905
Year ended December 31, 2001	311,621
Year ended December 31, 2002	311,622
Year ended December 31, 2003	311,621
Year ended December 31, 2004	311,622
Year ended December 31, 2005	311,621
Year ended December 31, 2006	311,622
Year ended December 31, 2007	311,621
Year ended December 31, 2008	311,622
Year ended December 31, 2009	311,621

$2,882,498

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 13:	Related Party Transactions

At December 31, 2009 and 2008, the Company had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties) in the amount of $4,175,892 and $979,776, respectively.

Annual activity consisted of the following:

	2009	2008

Balance beginning of year	$979,776	$944,569
Additions	2,657,615	2,402,371
Repayments	(1,855,537)	(2,311,845)
Change in related parties	2,394,038	(55,319)

Balance, end of year	$4,175,892	$979,776

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Deposits from related parties held by the Company at December 31, 2009 and 2008 totaled approximately $2,036,000 and $2,247,000, respectively.

Note 14:	Employee Benefits

401(k) Plan — The Company maintains a 401(k) savings plan for eligible employees.  The Company’s contributions to this plan were $143,770 and $140,087 for the years ended December 31, 2009 and 2008, respectively.  The plan invests its assets in deposit accounts at the Company which earned interest at a rate of 3.15% to 3.75% for the year ended December 31, 2009 and 4.00% to 4.5% for the year ended December 31, 2008.

Deferred Compensation Plan — The Company maintains a deferred compensation plan for certain key officers and employees.  Contributions are determined annually by the Company’s Board of Directors.  Effective in 2005, the Company froze this plan and no contributions to this plan were made for the years ended December 31, 2009 or 2008.  The plan accrues interest at a variable rate which fluctuates based on Moody’s Corporate Bond Average Index.  The amount recorded on the balance sheets as deferred compensation was $2,166,147 and $2,091,900 as of December 31, 2009 and 2008, respectively.  Compensation expense related to the plan was $168,394 and $167,079 for the years ended December 31, 2009 and 2008, respectively.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The Company has also entered into deferred compensation agreements with certain key officers and employees.  The agreements provide for monthly payments at retirement or death.  The charge to expense for this plan reflects the accrual using the principal and interest method over the vesting period of the present value of benefits due each participant on the full eligibility date using a 6 to 8% discount rate.  The amount recorded on the balance sheets as deferred compensation was $660,080 and $484,390 as of December 31, 2009 and 2008, respectively.  Compensation expense related to the plans was $181,578 and $164,956 for the years ended December 31, 2009 and 2008, respectively.

Employee Stock Ownership Plan — The ESOP is a noncontributory defined contribution plan which covers substantially all employees.  The Company may contribute to the Plan, at its discretion, an amount determined by the Board of Directors.  The Company has made no contributions in 2009 or 2008.

At December 31, 2009 and 2008, all 53,273 shares held by the ESOP had been allocated.  The fair value of shares held by the ESOP is $479,457 as of December 31, 2009.

In the event a terminated Plan participant desires to sell his or her shares of the Company’s stock, the Company’s stock includes a put option, which is a right to demand that the Company buy any shares of its stock distributed to participants at fair market value.

Note 15:	Stock Options Plan

The Jacksonville Savings Bank and Jacksonville Bancorp, MHC 1996 Stock Option Plan was adopted on April 23, 1996 and is administered by the Board of Directors.  A total of 83,625 shares of common stock were reserved and awarded under the Plan.  Awards expire ten years after the grant date and are exercisable at a price of $8.83 per share.  In 2004, 5,600 shares related to this plan were reissued at a price of $14.00 per share.  The Jacksonville Savings Bank 2001 Stock Option Plan was adopted on April 30, 2001 and is administered by the Stock Benefits Committee.  A total of 87,100 shares of common stock were reserved and awarded under the Plan during 2001 that expire ten years after the grant date and are exercisable at a price of $10.00 per share.  No shares were granted during 2009 or 2008.

The fair value of each option award is estimated on the date of grant using a binomial option valuation model that uses the assumptions noted in the following table.  Expected volatility is based on historical volatility of the Company’s stock and other factors.  The Company uses historical data to estimate option exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes.  The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding; the range given below results from certain groups of employees exhibiting different behavior.  The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

A summary of option activity under the Plan as of December 31, 2009 and 2008, and changes during the years then ended, is presented below:

	2009
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, beginning of year	34,445	$10.65
Granted	—	—
Exercised	—	—
Forfeited or expired	(1,100)	14.00

Outstanding, end of year	33,345	$10.54	2.40	$0

Exercisable, end of year	33,345	$10.54	2.40	$0

The aggregate intrinsic value of options outstanding and exercisable at the end of the year 2009 excludes 28,845 and 4,500 shares that are exercisable at prices of $10.00 and $14.00 per share and were antidilutive.

	2008
	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding, beginning of year	35,545	$10.63
Granted	—	—
Exercised	(1,100)	10.00
Forfeited or expired	—	—

Outstanding, end of year	34,445	$10.65	3.49	$0

Exercisable, end of year	34,205	$10.63	3.46	$0

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The aggregate intrinsic value of options outstanding at the end of the year 2008 excludes 28,845 and 5,600 shares that are exercisable at prices of $10.00 and $14.00 per share and were antidilutive.

The aggregate intrinsic value of options exercisable at the end of the year 2008 excludes 28,845 and 5,360 shares that are exercisable at prices of $10.00 and $14.00 per share and were antidilutive.

The total intrinsic value of options exercised during the years ended December 31, 2008 was $0.  There were no shares exercised during 2009.

As of December 31, 2009, there was $0 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan.  The total fair value of shares vested during the years ended December 31, 2009 and 2008, was $972 and $1,863, respectively.

Note 16:	Earnings Per Share

Earnings per share (EPS) were computed as follows:

	Year Ended December 31, 2009
	Income	Weighted- Average Shares	Per Share Amount

Net income	$1,396,167

Basic earnings per share
Income available to common stockholders		1,927,250	$0.72

Effect of dilutive securities
Stock options	—	—

Diluted earnings per share
Income available to common stockholders	$1,396,167	1,927,250	$0.72

Options to purchases 28,845 and 4,500 shares of common stock at $10.00 and $14.00 per share were outstanding at December 31, 2009, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

	Year Ended December 31, 2008
	Income	Weighted- Average Shares	Per Share Amount

Net income	$1,517,922

Basic earnings per share		1,987,712
Income available to common stockholders			$.76

Effect of dilutive securities
Stock options	—	—

Diluted earnings per share
Income available to common stockholders	$1,517,922	1,987,712	$.76

Options to purchases 28,845 and 5,600 shares of common stock at $10.00 and $14.00 per share were outstanding at December 31, 2008, but were not included in the computation of diluted EPS because the options’ exercise price was greater than the average market price of the common shares.

Note 17:	Disclosures about Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Topic 820 also specifies a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Available-for-sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  The Company has no Level 1 securities.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows.  Level 2 securities include U.S. Government and agencies, mortgage-backed securities (Government-sponsored enterprises – residential) and municipal bonds.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.  The Company did not have securities considered Level 3 as of December 31, 2009.

The following table presents the fair value measurements of assets and liabilities recognized in the accompanying balance sheets measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2009 and 2008:

		2009
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

U.S. Government and agencies	$9,080,016	$—	$9,080,016	$—
Mortgage-backed securities (Government-sponsored enterprises - residential)	40,984,395	—	40,984,395	—
Municipal bonds	28,116,282	—	28,116,282	—

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

		2008
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

U.S. Government and agencies	$19,833,610	$—	$19,833,610	$—
Mortgage-backed securities (Government-sponsored enterprises -residential)	27,795,119	—	27,795,119	—
Municipal bonds	29,805,323	—	29,805,323	—

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment.  Allowable methods for determining the amount of impairment include estimating fair value using the fair value of the collateral for collateral dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized.  This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value.

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Mortgage Servicing Rights

The fair value used to determine the valuation allowance is estimated using discounted cash flow models.  Due to the nature of the valuation inputs, mortgage servicing rights are classified within Level 3 of the hierarchy.

Foreclosed Assets

Foreclosed assets consist primarily of other real estate owned.  Other real estate acquired through loan foreclosure is initially recorded at fair value less costs to sell when acquired, establishing a new cost basis.  The adjustment at the time of foreclosure is recorded through the allowance for loan losses.  Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate and are classified within Level 3 of the fair value hierarchy.  If it is determined the fair value declines subsequent to foreclosure, a valuation allowance is recorded through non-interest expense.  Operating costs associated with the assets after acquisition are also recorded as non-interest expense.  Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other non-interest expense.

The following table presents the fair value measurement of assets and liabilities measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2009 and 2008:

		2009
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans (collateral dependent)	$3,154,003	$—	$—	$3,154,003
Mortgage servicing rights	850,313	—	—	850,313
Foreclosed assets	382,879	—	—	382,879

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

		2008
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans (collateral dependent)	$972,797	$—	$—	$972,797
Mortgage servicing rights	545,494	—	—	545,494
Foreclosed assets	769,467	—	—	769,467

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents and Federal Home Loan Bank Stock

The carrying amount approximates fair value.

Other investments

The carrying amount approximates fair value.

Loans Held for Sale

For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

Loans

The fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for purposes of the calculations.  The carrying amount of accrued interest approximates its fair value.

Deposits

Deposits include demand deposits, savings accounts, NOW accounts and certain money market deposits.  The carrying amount approximates fair value.  The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.

Short-term Borrowings, Interest Payable and Advances From Borrowers for Taxes and Insurance

The carrying amount approximates fair value.

Federal Home Loan Bank Advances

Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate the fair value of existing debt.  Fair value of long-term debt is based on quoted market prices or dealer quotes for the identical liability when traded as an asset in an active market.  If a quoted market price is not available, an expected present value technique is used to estimate fair value.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Commitments to Originate Loans, Letters of Credit and Lines of Credit

The fair value of commitments to originate loans is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

The following table presents estimated fair values of the Company’s financial instruments at December 31, 2009 and 2008:

	December 31, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$15,696,474	$15,696,474	$7,145,288	$7,145,288
Available-for-sale securities	78,180,693	78,180,693	77,434,052	77,434,052
Other investments	149,902	149,902	240,321	240,321
Loans held for sale	814,074	814,074	1,388,284	1,388,284
Loans, net of allowance for loan losses	173,683,310	171,479,887	182,948,292	181,308,061
Federal Home Loan Bank stock	1,108,606	1,108,606	1,108,606	1,108,606
Interest receivable	1,988,394	1,988,394	2,344,502	2,344,502

Financial liabilities
Deposits	254,700,223	257,948,804	238,151,228	240,721,801
Short-term borrowings	3,789,453	3,789,453	7,633,079	7,633,079
Federal Home Loan Bank advances	—	—	13,500,000	13,593,469
Advances from borrowers for taxes and insurance	508,356	508,356	445,077	445,077
Interest payable	734,903	734,903	925,661	925,661

Unrecognized financial instruments (net of contract amount)
Commitments to originate loans	—	—	—	—
Letters of credit	—	—	—	—
Lines of credit	—	—	—	—

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 18:	Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations.  Estimates related to the allowance for loan losses are reflected in the footnote regarding loans.  Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.  Other significant estimates and concentrations not discussed in those footnotes include:

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including severe volatility in the valuation of real estate and other collateral supporting loans.

At December 31, 2009 and 2008, the Company held $8,844,759 and $9,035,596 in agricultural production loans and $26,220,405 and $23,321,662, respectively in agricultural real estate loans in the Company’s geographic area.  During 2009, prices for corn, beans and livestock remained lower than previous years and due to weather patterns in Illinois, crops were late in being harvested.  These issues could affect the repayment ability for many agricultural loan customers.

At December 31, 2009 and 2008, the Company held $34,773,390 and $35,356,098 in commercial real estate, respectively, including $11,080,199 and $7,938,535 that are outside of the Company’s normal lending area.  Due to national, state and local economic conditions, values for commercial and development real estate have declined significantly, and the market for these properties is depressed.

The accompanying financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company ’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Goodwill

As discussed in Note 1, the Company annually tests its goodwill for impairment.  At the most recent testing date, the fair value of the banking  reporting unit exceeded its carrying value.  Estimated fair value of the banking reporting unit was based principally on forecasts of future income.  Due to the volatility of the current economic environment, coupled with the Company’s recent loan loss experience, management’s forecasts of future income are subject to significantly more uncertainty than during more stable environments.  Management believes it has applied reasonable judgment in developing its estimates; however, unforeseen negative changes in the national, state or local economic environment may negatively impact those estimates in the near term.

Note 19:	Commitments and Credit Risk

The Company grants agribusiness, commercial and residential loans to customers in Cass, Morgan, Macoupin, Montgomery and surrounding counties in Illinois.  The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.  Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent upon economic conditions and the agricultural economy in these counties.  The Company also purchases participation loans from out of territory areas, as more fully described above in Note 4.

Commitments to Originate Loans

Commitments to originate loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  Each customer’s creditworthiness is evaluated on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty.  Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

At December 31, 2009 and 2008, the Company had outstanding commitments to originate loans aggregating approximately $3,028,415 and $15,869,326, respectively.  The commitments extended over varying periods of time with the majority being disbursed within a one-year period.  Loan commitments at fixed rates of interest amounted to $2,968,415 and $14,869,326 at December 31, 2009 and 2008, respectively, with the remainder at floating market rates.  The range of fixed rates was 4.375% to 10.90% as of December 31, 2009.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Standby Letters of Credit

Standby letters of credit are irrevocable conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Financial standby letters of credit are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.  Performance standby letters of credit are issued to guarantee performance of certain customers under non-financial contractual obligations.  The credit risk involved in issuing standby letters of credit is essentially the same as that involved in extending loans to customers.  Should the Company be obliged to perform under the standby letters of credit, the Company may seek recourse from the customer for reimbursement of amounts paid.

The Company had total outstanding standby letters of credit amounting to $488,388 and $773,700 at December 31, 2009 and 2008, respectively, with terms of one year or less.  At December 31, 2009 and 2008, the Company’s deferred revenue under standby letters of credit agreements was nominal.

Lines of Credit

Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Lines of credit generally have fixed expiration dates.  Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements.  Each customer’s creditworthiness is evaluated on a case-by-case basis.  The amount of collateral obtained, if deemed necessary, is based on management’s credit evaluation of the counterparty.  Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.  Management uses the same credit policies in granting lines of credit as it does for on-balance-sheet instruments.

At December 31, 2009, the Company had granted unused lines of credit to borrowers aggregating approximately $22,936,541 and $10,980,694 for commercial lines and open-end consumer lines, respectively.  At December 31, 2008, unused lines of credit to borrowers aggregated approximately $23,531,125 for commercial lines and $11,322,483 for open-end consumer lines.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 20:	Plan of Conversion

On January 19, 2010, the Company’s Board of Directors approved a plan of conversion (the “Plan”).  Jacksonville Bancorp, Inc., a newly formed Maryland corporation (“Jacksonville Bancorp-Maryland”), is offering shares of common stock for sale in connection with the “second step” conversion of Jacksonville Bancorp, MHC from the mutual to the stock form of organization.  Upon completion of the conversion, Jacksonville Bancorp-Maryland will become the holding company of Jacksonville Savings Bank and will succeed to all of the business and operations of Jacksonville Bancorp, Inc. (“Jacksonville Bancorp-Federal”), now owned by Jacksonville Bancorp, MHC, and each of Jacksonville Bancorp-Federal and Jacksonville Bancorp, MHC will cease to exist.  The Plan is subject to approval by the Office of Thrift Supervision (OTS) and includes the filing of a registration statement with the Securities and Exchange Commission.

The Plan calls for the common stock of the holding company to be offered to various parties in a subscription offering at a price based on an independent appraisal of the Company.  It is anticipated that any shares not purchased in the subscription offering will be offered in a community offering.  The Company may not declare or pay a cash dividend if the effect thereof would cause its net worth to be reduced below either the amount required for the liquidation account discussed below or the regulatory capital requirements imposed by the OTS.

At the time of conversion, the Company will establish a liquidation account in an amount equal to the Company’s stockholders equity as reflected in the latest statement of financial condition contained in the final conversion prospectus.  The liquidation account will be maintained for the benefit of eligible account holders who continue to maintain their deposit accounts in the Company after conversion.  In the event of a complete liquidation of the Bank and Holding Company (and only in such event), following all liquidation payments to creditors, eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to the Company’s capital stock.

Total expenses related to the conversion were $14,184 at December 31, 2009 and have been paid by Jacksonville Bancorp, MHC.  These costs are being capitalized and will be offset against proceeds from the offering, should the conversion be successful.  If the conversion is not successful, these costs will immediately be recorded as an expense in the income statement.

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 21:	Quarterly Results of Operations (Unaudited)

	Year Ended December 31, 2009
	Three Months Ended
	December 31	September 30	June 30	March 31

Interest income	$3,387,087	$3,649,444	$3,609,769	$3,773,617
Interest expense	1,204,502	1,314,222	1,421,744	1,491,060
Net interest income	2,182,585	2,335,222	2,188,025	2,282,557
Provision for loan losses	425,000	250,000	1,550,000	350,000
Net interest income after provision for loan losses	1,757,585	2,085,222	638,025	1,932,557
Other income	1,184,528	871,823	1,247,162	905,581
Other expense	2,419,836	2,270,706	2,219,603	2,215,582
Income before income taxes	522,277	686,339	(334,416)	622,556
Income tax expense (benefit)	91,752	149,123	(261,592)	121,306

Net income (loss)	$430,525	$537,216	$(72,824)	$501,250

Basic earnings (loss) per share	$0.22	$0.28	$(0.04)	$0.26
Diluted earnings (loss) per share	$0.22	$0.28	$(0.04)	$0.26

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

	Year Ended December 31, 2008
	Three Months Ended
	December 31	September 30	June 30	March 31

Interest income	$3,946,895	$3,972,057	$3,933,463	$4,055,921
Interest expense	1,615,858	1,856,923	2,023,898	2,219,738
Net interest income	2,331,037	2,115,134	1,909,565	1,836,183
Provision for loan losses	145,000	105,000	30,000	30,000
Net interest income after provision for loan losses	2,186,037	2,010,134	1,879,565	1,806,183
Other income	718,730	844,964	800,069	797,160
Other expense	2,713,605	2,206,700	2,160,897	2,139,535
Income before income taxes	191,162	648,398	518,737	463,808
Income tax expense (benefit)	(40,813)	149,601	94,956	100,439

Net income	$231,975	$498,797	$423,781	$363,369

Basic earnings per share	$0.12	$0.25	$0.21	$0.18
Diluted earnings per share	$0.12	$0.25	$0.21	$0.18

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Note 22:	Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

Condensed Balance Sheets

	December 31,
	2009	2008
Assets
Cash and due from banks	$146,663	$203,417
Investment in common stock of subsidiary	25,023,244	24,000,219
Other assets	190,588	149,388

Total assets	$25,360,495	$24,353,024

Liabilities
Other liabilities	$97,075	$93,584

Total liabilities	97,075	93,584

Stockholders’ Equity	25,263,420	24,259,440

Total liabilities and stockholders’ equity	$25,360,495	$24,353,024

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Condensed Statements of Income

	Year Ending December 31,
	2009	2008
Income
Dividends from subsidiary	$864,624	$384,749
Other income	746	854

Total income	865,370	385,603

Expenses
Other expenses	218,720	151,222

Total expenses	218,720	151,222

Income Before Income Tax and Equity in Undistributed Income of Subsidiary	646,650	234,381

Income Tax Benefit	(84,908)	(58,702)

Income Before Equity in Undistributed Income of Subsidiary	731,558	293,083

Equity in Undistributed Income of Subsidiary	664,609	1,224,839

Net Income	$1,396,167	$1,517,922

Jacksonville Bancorp, Inc.
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

Condensed Statements of Cash Flows

	Year Ending December 31,
	2009	2008
Operating Activities
Net income	$1,396,167	$1,517,922
Items not providing cash, net	(664,126)	(1,223,081)
Change in other assets and liabilities, net	(37,710)	(7,439)

Net cash provided by operating activities	694,331	287,402

Financing Activities
Dividends paid	(264,704)	(284,679)
Purchase and retirement of common stock	—	—
Purchase of treasury stock	(486,381)	—
Exercise of stock options	—	11,000

Net cash used in financing activities	(751,085)	(273,679)

Net Change in Cash and Cash Equivalents	(56,754)	13,723

Cash and Cash Equivalents at Beginning of Year	203,417	189,694

Cash and Cash Equivalents at End of Year	$146,663	$203,417

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Jacksonville Bancorp, Inc. or Jacksonville Savings Bank.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,351,250 Shares
(Subject to increase to up to 1,553,938 shares)

(Proposed Holding Company for
Jacksonville Savings Bank)

COMMON STOCK
par value $0.01 per share

PROSPECTUS

Keefe, Bruyette & Woods

May 14, 2010

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until June 15, 2010 or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.